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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CIFC LLC
(Name of Registrant as Specified In Its Charter)
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October 17, 2016

Dear CIFC LLC Shareholder:

        On behalf of the board of directors of CIFC LLC (the "Board"), you are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of CIFC LLC ("CIFC"), which will be held at the offices of CIFC, 250 Park Avenue, 4th Floor, New York, NY 10177 on November 16, 2016 at 10:00 a.m., local time. Enclosed you will find the notice of meeting, proxy statement and proxy card.

        As CIFC previously announced, on August 19, 2016, CIFC entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with F.A.B. Holdings I LP, a limited partnership organized and existing under the laws of Delaware ("Parent") and CIFC Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("Merger Sub"). If the transactions contemplated by the Merger Agreement are completed, you will be entitled to receive $11.36 in cash, without interest and subject to any withholding of taxes required by applicable law, for each common share, par value $0.001 (the "Common Shares"), of CIFC you own (unless you have properly exercised your appraisal rights with respect to such shares). Under the Merger Agreement, Merger Sub will merge with and into CIFC (the "Merger") with CIFC surviving as a direct wholly owned subsidiary of Parent.

        After careful consideration of, and based upon, the recommendation of a committee of the Board formed to consider strategic alternatives (the "Strategic Committee"), the Board (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, CIFC and its shareholders, (ii) approved the execution, delivery and performance by CIFC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and (iii) resolved that the Merger Agreement and the related certificate of merger be submitted to the holders of Common Shares for authorization, adoption and approval and recommended that the holders of Common Shares authorize, approve and adopt the Merger Agreement, the related certificate of merger and the transactions contemplated thereby, including the Merger.

        At the Annual Meeting, you will be asked to adopt the Merger Agreement, to vote on the election of Company directors and to vote on other merger-related and Annual Meeting matters. The Board recommends that CIFC LLC shareholders vote "FOR" the adoption of the Merger Agreement and "FOR" each of the other proposals described in the accompanying proxy statement.

        The enclosed proxy statement describes the Merger, the Merger Agreement and related agreements and the other business to be conducted at the Annual Meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to, and you should, read the entire proxy statement carefully, including the annexes and the documents incorporated by reference therein, as it sets forth the details of the Merger Agreement and other important information related to the Merger.

        Your vote is very important. The Merger cannot be completed unless holders of a majority of the outstanding Common Shares vote in favor of the proposal to authorize, approve and adopt the Merger Agreement. If you fail to vote in favor of the authorization, approval and adoption of the Merger Agreement, the effect will be the same as a vote "AGAINST" the authorization, approval and adoption of the Merger Agreement.

        On August 19, 2016, concurrent with and as a condition to Parent entering into the Merger Agreement, DFR Holdings, LLC entered into a Voting Agreement with Parent and CIFC in its capacity as a holder of 18,822,175 Common Shares, representing approximately 80% of the Common Shares outstanding as of the date hereof, pursuant to which DFR Holdings, LLC agrees, inter alia, to vote in favor of the Merger and the approval of the Merger Agreement, subject to certain exceptions. As such, CIFC LLC expects to obtain the required vote of shareholders necessary to approve the Merger.

        It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings or whether or not you plan to attend the Annual Meeting. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope to ensure your shares will be represented or vote over the internet or via the toll-free telephone number, as described in the attached proxy statement and proxy card. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Your vote is very important. We urge you to vote your proxy as soon as possible.

        If you have any questions or need assistance in voting your shares, or if you need to obtain copies of the accompanying proxy statement, proxy cards, election forms or other documents incorporated by reference in the proxy statement, please contact American Stock Transfer & Trust Company, LLC.

        Thank you for your continued support.

Sincerely,

Stephen J. Vaccaro Co-President	Oliver Wriedt Co-President

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The attached proxy statement is dated October 17, 2016, and is first being mailed to shareholders of CIFC on or about October 17, 2016.

CIFC LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

November 16, 2016
10:00 a.m., Eastern Time

To the Shareholders of CIFC LLC:

        NOTICE IS HEREBY GIVEN that the annual meeting of the Shareholders (the "Annual Meeting") of CIFC LLC (the "CIFC," "we," "our" or "us") will be held at the offices of CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177 on November 16, 2016, beginning at 10:00 a.m., Eastern time, unless postponed or adjourned to a later date. This Annual Meeting will be held to consider and vote on the following matters:

  1.
  to authorize, approve and adopt the Agreement and Plan of Merger, dated as of August 19, 2016 (as it may be amended from time to time, the "Merger Agreement"), by and among CIFC LLC, F.A.B. Holdings I LP and CIFC Acquisition, LLC;

  2.
  to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger contemplated by the Merger Agreement (the "Merger");

  3.
  to approve the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement;

  4.
  to elect ten (10) members of the CIFC LLC board of directors (the "Board") named in, and for the term described in, this proxy statement;

  5.
  to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

  6.
  to approve the CIFC LLC Amended and Restated Share Option and Incentive Plan; and

  7.
  to transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The holders of record of our common shares, $0.001 par value per share (the "Common Shares"), at the close of business on October 12, 2016, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. All such shareholders are cordially invited to attend the Annual Meeting in person.

        After careful consideration of, and based upon, the recommendation of the Strategic Committee, the Board (i) determined that the Merger Agreement with F.A.B. Holdings I LP and CIFC Acquisition, LLC and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, CIFC and its shareholders, (ii) approved the execution, delivery and performance by CIFC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and (iii) resolved that the Merger Agreement and the related certificate of merger be submitted to the holders of Common Shares for authorization, adoption and approval and recommended that the holders of Common Shares authorize, approve and adopt the Merger Agreement, the related certificate of merger and the transactions contemplated thereby, including the Merger.

        The Board recommends that shareholders vote "FOR" the proposal to authorize, approve and adopt the Merger Agreement, "FOR" the election of each of the director nominees named in Proposal 4 and "FOR" each of the other proposals listed above and described in more detail in the accompanying proxy statement.

        Under Delaware law applicable to CIFC, holders of record of Common Shares who do not vote in favor of adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Common Shares if the Merger is completed, but only if they follow the procedures and satisfy the conditions prescribed by applicable Delaware law. To exercise appraisal rights, holders of record of Common Shares must strictly follow the procedures and satisfy the conditions prescribed by applicable Delaware law, including, among other things, submitting a written demand for appraisal to CIFC before the vote is taken on the adoption of the Merger Agreement and not voting in favor of adoption of the Merger Agreement. These procedures are summarized in this proxy statement in the section entitled "Appraisal Rights" beginning on page 133, and the text of the applicable provisions of Delaware law is included as Annex C to this proxy statement.

        Your vote is important, regardless of the number of Common Shares you own. The authorization, approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, requires the affirmative vote of holders of a majority of the outstanding Common Shares and is a condition to the consummation of the Merger. The election of the director nominees requires the affirmative vote of a plurality of the votes cast on such proposal at the Annual Meeting. In addition, (i) the advisory (non-binding) proposal to approve compensation that will or may become payable to our named executive officers in connection with the Merger, (ii) the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger, (iii) the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as well as (iv) the approval of the CIFC LLC Amended and Restated Share Option and Incentive Plan, each require the affirmative vote of holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote on such proposal at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we request that you complete, sign, date and return the enclosed proxy card or vote your Common Shares by telephone or over the internet to ensure that your Common Shares will be represented at the Annual Meeting if you are unable to attend. A failure to vote your Common Shares or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to authorize, approve and adopt the Merger Agreement.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of (i) the proposal to authorize, approve and adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger, (ii) the advisory (non-binding) proposal to approve compensation that will or may become payable to our named executive officers in connection with the Merger, (iii) the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement, (iv) the election of ten (10) members of the Board, (v) the advisory (non-binding) proposal to approve the compensation of our named executive officers and (vi) the proposal to approve the CIFC LLC Amended and Restated Share Option and Incentive Plan.

        If however you fail to attend and vote by ballot at the Annual Meeting in person or submit your proxy, your shares will not be counted for purposes of determining whether a quorum is present at the Annual Meeting and will have the same effect as a vote "AGAINST" the proposal to authorize, approve and adopt of the Merger Agreement but will not have any effect on (i) the advisory (non-binding) vote to approve compensation that will or may become payable to our named executive officers in connection with the Merger, (ii) the vote regarding the adjournment of the Annual Meeting, if necessary or appropriate to, among other things, solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement, (iii) the election of the ten (10) members of the Board, (iv) the advisory (non-binding) vote to approve the compensation of our named executive officers or (v) the proposal to approve the CIFC LLC Amended and Restated Share Option and Incentive Plan.

        You may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by following the procedures described in the accompanying proxy statement.

By order of the Board,

Julian Weldon
 General Counsel, Chief Compliance Officer and Secretary

Dated October 17, 2016

i

SUMMARY

        This summary highlights selected information contained elsewhere in this proxy statement, and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents incorporated by reference herein. The items in this summary include page references directing you to a more complete description of that topic in this proxy statement.

        Unless stated otherwise or the context otherwise requires, in this proxy statement all references to:

  •
  the "Company," "we," "our," "us," or "CIFC" refer to CIFC LLC, a limited liability company incorporated in the State of Delaware;

  •
  the "Merger Agreement" refers to the Agreement and Plan of Merger, dated as of August 19, 2016, as it may be amended from time to time, by and among CIFC, F.A.B. Holdings I LP and CIFC Acquisition, LLC, a copy of which is included as Annex A to this proxy statement; and

  •
  the "Merger" refers to the merger of Merger Sub with and into CIFC, with CIFC continuing as the surviving company in the merger (the "Surviving Company").

The Parties to the Merger Agreement (Page 21)

CIFC LLC

        We are a private debt manager specializing in secured U.S. corporate loan strategies. Our primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of investors around the world. Additional information about us is contained in our public filings with the Securities and Exchange Commission ("SEC"). See "Where You Can Find Additional Information."

        Our Common Shares are currently traded on the NASDAQ Capital Market ("NASDAQ") under the symbol "CIFC."

F.A.B. Holdings I LP and CIFC Acquisition, LLC

        F.A.B. Holdings I LP ("Parent") is a limited partnership organized and existing under the laws of Delaware and an affiliate of F.A.B. Partners, a global alternative investment platform that focuses on originating, structuring and actively managing investments across geographies and asset classes. CIFC Acquisition, LLC ("Merger Sub") is a Delaware limited liability company and a direct wholly owned subsidiary of Parent. Both Parent and Merger Sub were formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Neither Parent nor Merger Sub has engaged in any business except for activities incidental to their formation and as contemplated by the Merger Agreement. See "The Parties to the Merger Agreement—F.A.B. Holdings I LP and CIFC Acquisition, LLC."

The Annual Meeting (Page 22)

        The annual meeting of CIFC LLC's shareholders (the "Annual Meeting") will be held at the offices of CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177, on November 16, 2016, beginning at 10:00 a.m. Eastern time.

Proposals to be Voted on at the Annual Meeting (Page 22)

        At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

  •
  to authorize, approve and adopt the Merger Agreement;

  •
  to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the Merger;

  •
  to approve the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement;

  •
  to elect ten (10) members of the CIFC LLC board of directors (the "Board") named, and for the term described, in this proxy statement;

  •
  to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

  •
  to approve the CIFC LLC Amended and Restated Share Option and Incentive Plan (the "Amended and Restated Plan"); and

  •
  to transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Merger Agreement (Page 69 and Annex A)

        The Merger Agreement provides that at the effective time of the Merger (the "Effective Time"), Merger Sub will be merged with and into CIFC, with CIFC surviving as a direct wholly owned subsidiary of Parent. At the Effective Time, each outstanding common share, $0.001 par value ("Common Shares"), other than (1) Common Shares held by Parent, Merger Sub or CIFC or any of their respective direct or indirect wholly owned subsidiaries, (2) Common Shares held by a holder who has properly exercised dissenters' rights with respect to such Common Shares in accordance with Section 262 of the General Corporation Law of the State of Delaware and (3) the Rollover Shares (as defined below), will be converted into the right to receive $11.36 in cash (the "Merger Consideration"), without interest and subject to any withholding of taxes required by applicable law, and each common share of Merger Sub will be converted into one common share of the Surviving Company. As a result, following the Merger we will be a privately-held company, wholly owned by Parent, and our Common Shares will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The terms and conditions of the Merger are contained in the Merger Agreement, and any discussion of the Merger and the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated herein by reference. The Merger Agreement should be read in its entirety as it is the legal document that governs the Merger.

Record Date and Quorum (Page 25)

        You are entitled to receive notice of, and to vote at, the Annual Meeting if you owned Common Shares as of the close of business on October 12, 2016 (the "Record Date" for determining those shareholders entitled to notice of and to vote at the Annual Meeting). You will have one vote for each Common Share that you owned on the Record Date. As of the Record Date, there were 23,641,036 Common Shares outstanding.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Shares outstanding and entitled to vote generally in the election of directors to the Board as of the close of business on the Record Date will constitute a quorum.

Required Vote (Page 22)

        In accordance with our Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"), in order for the Merger Agreement to be approved, shareholders holding at least a majority of the voting power of the Common Shares outstanding as of the close of business on the Record Date must vote "FOR" the proposal to authorize, approve and adopt the Merger Agreement. In addition, under the Merger Agreement, the receipt of this vote is a condition to the consummation of the Merger. A failure to vote your Common Shares or an abstention from voting your Common Shares will have the same effect as a vote "AGAINST" the proposal to authorize, approve and adopt the Merger Agreement.

        The (1) proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the Merger, (2) proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement, (3) advisory (non-binding) vote to approve the compensation of our named executive officers and (4) proposal to approve the Amended and Restated Plan, each requires the affirmative vote of holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote on such proposal at the Annual Meeting.

        The proposal to elect ten (10) members of the Board requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. The individuals who receive the largest number of "FOR" votes cast are elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting. Accordingly, the ten (10) director nominees who receive the most "FOR" votes will be elected as directors.

Conditions to the Completion of the Merger (Page 85)

        The obligations of Parent, Merger Sub and CIFC to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) of each of the following conditions:

  •
  the Merger Agreement shall have been duly authorized, adopted and approved by the affirmative vote or consent of holders of the majority of the outstanding Common Shares entitled to vote thereon in accordance with the laws of the State of Delaware;

  •
  any applicable waiting period (and any extension thereof) under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") relating to the Merger will have expired or been terminated, which was satisfied as there is no filing required under the HSR Act in connection with the Merger; and

  •
  no governmental entity having jurisdiction over any party to the Merger Agreement shall have enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement.

        The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the closing date of each of the following conditions:

  •
  our representations and warranties in the Merger Agreement are true and correct when made at and as of the closing date, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct has not had, or would not reasonably be expected to have, a Company Material Adverse

    Effect (as defined in the Merger Agreement), or in some cases, are true and correct in all respects (except with respect to certain representations and warranties relating to our capitalization, subsidiaries, affiliate transactions, relationship with brokers and state takeover statutes, which must be true and correct in all but de mininis respects) when made at and as of the closing date, as if made at and as of such time;

  •
  we will have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by us under the Merger Agreement at or prior to the closing date;

  •
  since August 19, 2016, there shall not have been any Company Material Adverse Effect;

  •
  we shall have delivered to Parent a certificate signed by our Co-Presidents and Chief Financial Officer certifying that the three conditions immediately above have been satisfied;

  •
  our junior subordinated notes due October 30, 2035 issued by CIFC Corp. in the aggregate principal amount of $95,000,000 and the junior subordinated notes due October 30, 2035 issued by CIFC Corp. in the aggregate principal amount of $25,000,000 remain outstanding as of the closing; and

  •
  we shall have obtained consents from clients to whom we provide investment advisory services representing the required percentage of base aggregate management fees. See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 86.

        Our obligation to consummate the Merger is also subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of each of the following conditions:

  •
  all of Parent's and Merger Sub's representations and warranties in the Merger Agreement are true and correct both when made and as of the closing date, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date), except where the failure of such representations and warranties to be so true and correct has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect, or in some cases, are true and correct in all material respects or all respects both when made and as of the closing date, as if made at and as of such time;

  •
  Parent and Merger Sub shall have each performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed by or complied with by it under the Merger Agreement on or prior to the closing date; and

  •
  Parent shall have delivered to us a certificate signed by an executive officer of Parent certifying that the two conditions immediately above have been satisfied.

        Neither we nor Parent may rely on the failure of any condition set forth above to be satisfied to excuse such party's obligation to effect the Merger if such failure was caused primarily by such party's failure to comply with its obligations set forth in the Merger Agreement to consummate and make effective the transactions provided for therein.

Closing and Effective Time of the Merger (Page 70)

        We anticipate completing the Merger in the fourth quarter of 2016, subject to the authorization, approval and adoption of the Merger Agreement by our shareholders as specified herein and the satisfaction or waiver of the other closing conditions.

Voting Agreement (Page 59 and Annex E)

        Concurrent with and as a condition to Parent entering into the Merger Agreement and incurring the obligations set forth therein, DFR Holdings, LLC ("DFR Holdings") entered into the Voting Agreement with Parent and CIFC (the "Voting Agreement") with respect to all Common Shares beneficially owned by DFR Holdings, together with any other Common Shares or voting securities of CIFC and any securities convertible into or exercisable or exchangeable for Common Shares or other voting securities of CIFC in each case that are acquired prior to termination of the Voting Agreement, pursuant to which DFR Holdings has agreed to vote in favor of the Merger and the approval of the Merger Agreement and against any takeover proposals with a party other than Parent, and against other actions or proposals that would reasonably be expected to result in a breach of the Merger Agreement or impede the timely consummation of the Merger. DFR Holdings beneficially owns approximately 80% of the outstanding Common Shares as of the date hereof.

        The Voting Agreement will terminate on the earliest to occur of (i) the closing and (ii) the date of termination of the Merger Agreement in accordance with its terms. In the event that there is any amendment to the Merger Agreement which (i) reduces the Merger Consideration or (ii) materially adversely effects the holders of the Common Shares, DFR Holdings shall have no obligation to vote any of its Common Shares in favor of the Merger or with respect to the Merger Agreement as so amended. See "Approval of the Merger and the Merger Agreement (Proposal 1)—Voting Agreement."

Recommendation of CIFC's Strategic Committee and Board (Pages 46 and 47)

        After careful consideration of, and based upon, the recommendation of a committee of the Board consisting of directors formed to consider strategic alternatives for CIFC (the "Strategic Committee"), the Board (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, CIFC and its shareholders, (ii) approved the execution, delivery and performance by CIFC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and (iii) resolved, that the Merger Agreement and the related certificate of merger be submitted to the holders of Common Shares for authorization, adoption and approval and recommended that the holders of Common Shares authorize, approve and adopt the Merger Agreement, the related certificate of merger and the transactions contemplated thereby, including the Merger. The Board recommends that shareholders vote "FOR" the authorization, approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, "FOR" the proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the Merger and "FOR" the proposal to approve the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement.

        For a description of the reasons considered by our directors in deciding to recommend authorization, approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by our shareholders, see "Approval of the Merger and the Merger Agreement (Proposal 1)—Reasons for the Merger."

Opinion of the Board's Financial Advisor (Page 47 and Annex B)

        In connection with the Merger, on August 19, 2016, at a meeting of the Board, the Board's financial advisor, J.P. Morgan Securities LLC ("JPMorgan"), rendered an oral opinion, confirmed by delivery of a written opinion dated August 19, 2016, to the Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger

Consideration to be received by holders of Common Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        The full text of JPMorgan's opinion, which is attached as Annex B to this proxy statement and is incorporated herein by reference, describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by JPMorgan. JPMorgan's opinion was provided for the use and benefit of the Board (in its capacity as such) in their evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. The opinion did not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to CIFC, nor did it address the underlying business decision by CIFC to engage in the Merger. JPMorgan's opinion does not constitute a recommendation as to how any shareholder should vote or act in connection with the Merger or any other matter. The summary of JPMorgan's opinion set forth below is qualified in its entirety by reference to the full text of JPMorgan's opinion.

Treatment of Our Equity-Based Awards (Page 72)

        Share Options.    Each share option to purchase Common Shares that is outstanding immediately prior to the Effective Time, that has not been forfeited (or if previously forfeited, is required to be reinstated if a change in control event or sale event occurs within a specified period following such forfeiture), will become fully vested to the extent then unvested and be canceled in exchange for the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Common Shares subject to the share option as of the Effective Time and (ii) the amount by which the Merger Consideration exceeds the exercise price per share of Common Shares underlying the share option (but if the foregoing equals or is less than zero, such share option will be canceled and forfeited without payment).

        Time-Based Vesting Restricted Share Units.    Each time-based vesting restricted share unit award ("Company RSU") that is outstanding prior to the Effective Time (other than certain specified Company RSUs and any Company RSU subject to a Rollover Agreement), that has not been forfeited (or if previously forfeited, is required to be reinstated if a change in control event or sale event occurs within a specified period following such forfeiture), will be fully vested and be canceled in exchange for the right to receive an amount in cash determined by multiplying (i) the Merger Consideration by (ii) the total number of Common Shares subject to such Company RSU as of the Effective Time. In addition, certain Company RSUs that are entitled to receive dividend equivalents will be paid any accrued dividend equivalents at the Effective Time.

        Performance-Based Vesting Restricted Share Units.    Each performance-based vesting restricted share unit award ("Company PSU") that is outstanding immediately prior to the Effective Time (other than any Company PSU subject to a Rollover Agreement), that has not been forfeited (or if previously forfeited, is required to be reinstated if a change in control event or sale event occurs within a specified period following such forfeiture), will be fully vested and be canceled and the holder will be entitled to receive an amount in cash, without interest, equal to the amount determined by multiplying (i) the Merger Consideration and (ii) the total number of Common Shares subject to any such Company PSU (assuming such aggregate number of Common Shares shall be determined assuming the maximum level of performance for such Company PSU except for those Company PSUs that become earned based on the Merger Consideration, in which case the total number of Common Shares subject to any such Company PSU shall be based on the amount of the Merger Consideration). In addition, certain Company PSUs that are entitled to receive dividend equivalents will be paid any accrued dividend equivalents at the Effective Time.

        Warrant.    CIFC currently has one warrant to acquire Common Shares ("Company Warrant") outstanding. At the Effective Time, CIFC Warrant will be canceled in exchange for the right to receive pursuant to the terms of the Company Warrant (i) an amount in cash, without interest, equal to the product of (x) the aggregate number of Common Shares for which such Company Warrant is exercisable into as of the Effective Time and (y) the amount by which the Merger Consideration exceeds the exercise price per share of the Common Shares underlying the Company Warrant and (ii) the product of the aggregate number of Common Shares for which such Company Warrant is exercisable, and the sum of the amount of dividends declared since the date of issuance of the Company Warrant prior to the date of the Merger Agreement (which shall be an amount equal to $1.59) plus any dividends paid after the date of the Merger Agreement and prior to the closing.

Interests of our Directors and Executive Officers in the Merger (Page 60)

        In considering the recommendation of the Board with respect to the proposal to authorize, approve and adopt the Merger Agreement, you should be aware that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. Interests of our executive officers and directors that may be different from or in addition to the interests of our shareholders include, among others:

  •
  The entry into the Rollover Agreements by certain of the executive officers whereby they will each forego cash that would have been payable to them in the future upon vesting dates following the Merger in respect of certain of their Company RSUs and Company PSUs in exchange for interests in Parent, subject to vesting;

  •
  Accelerated vesting and cancellation of all other equity-based awards in exchange for a payment in cash calculated based on the Merger Consideration;

  •
  Certain of the executive officers and one director are party to employment or severance agreements pursuant to which payments and other benefits may become payable in the event of terminations of employment under certain conditions (whether such terminations occur on, before or following the consummation of the Merger). If each such executive officer and director experiences a termination of employment under certain specified circumstances, whether before, on or following the Effective Time, the aggregate value of cash severance and other benefits to be received by the executive officers and director is estimated to be approximately $5.9 million;

  •
  The Merger Agreement provides that Parent shall provide our employees, including our executive officers, certain levels of compensation and benefits during the 12-month period commencing at the Effective Time;

  •
  Certain of the Company RSUs and Company PSUs held by CIFC's named executive officers are not entitled to dividend/distribution equivalent rights in accordance with their terms, and the share options held by a director of CIFC and CIFC's named executive officers are not entitled to dividend/distribution equivalent rights or adjustments to the exercise price as a result of dividends/distributions in accordance with their terms (such Company RSUs, Company PSUs and share options, collectively, the "Non-Participating Equity Equivalents"). Contemporaneously with the signing of the Merger Agreement, the Company announced that, as permitted by the Merger Agreement, the Board declared a cash distribution of $0.10 per Common Share (the "Distribution"), which was the highest distribution allowable under the Merger Agreement. The Distribution was paid on September 12, 2016 to shareholders of record as of the close of business on August 31, 2016. However, the Non-Participating Equity Equivalents held by CIFC's named executive officers and the director did not receive the benefit of the Distribution;

  •
  Parent has agreed that certain of the executive officers will each be entitled to a 2016 bonus that is no less favorable than his respective bonus for 2015, with the percentage of the 2016 bonus payable in cash to be no less than such percentage for 2015;

  •
  Executive officers and directors are entitled to continued indemnification and insurance coverage following consummation of the Merger under our organizational documents and the Merger Agreement; and

  •
  Jeffrey S. Serota received a fee in the amount of $255,000 for serving as the chairperson of the Strategic Committee.

        If the proposal to authorize, approve and adopt the Merger Agreement is approved and adopted by our shareholders, the Common Shares held by our directors and executive officers will be treated in the same manner as outstanding Common Shares held by all other shareholders of CIFC entitled to receive the Merger Consideration.

        These interests are discussed in more detail in the section entitled "Approval of the Merger and the Merger Agreement (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger." The Board and Strategic Committee were aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the Merger Agreement and the transactions contemplated thereby, including the Merger.

Financing (Page 58)

        Parent estimates that the total amount of funds required to consummate the Merger and related transactions and pay related fees and expenses will be approximately $355 million. Parent expects this amount to be funded through a combination of the following:

  •
  a cash equity investment of up to $340 million by Supreme Universal Holdings Limited (the "Sponsor") pursuant to an equity commitment letter (the "Commitment Letter") by the Sponsor in favor of Parent;

  •
  the rollover of 100,000 Common Shares and 1,126,000 Common Shares underlying restricted share unit awards of held by Messrs. Vaccaro, Wriedt and Sokolowski (collectively, the "Rollover Holders") that have agreed to contribute such Common Shares to Parent and/or have Parent assume certain time-based vesting restricted share unit awards or performance-based vesting restricted share unit awards (such Common Shares, time-based vesting restricted share unit awards and performance-based vesting restricted share unit awards, collectively, the "Rollover Shares") immediately prior to the Merger, the equivalent of an investment of approximately $13,927,360 based upon the Merger Consideration;

  •
  Parent's available cash on hand at closing; and

  •
  Company's available cash on hand at closing.

        The consummation of the Merger is not subject to a financing condition. We believe the amount committed under the Commitment Letter will be sufficient to complete the Merger, but we cannot assure you of that.

Limited Guarantee (Page 59)

        Concurrently with the execution of the Merger Agreement, Supreme Universal Holdings Limited (in addition to its capacity as the Sponsor under the Commitment Letter, the "Guarantor") executed and delivered a limited guarantee in favor of CIFC (the "Guarantee"), pursuant to which the Guarantor has absolutely, unconditionally and irrevocably guaranteed (each, an "Obligation"):

  •
  any and all payment obligations of Parent and Merger Sub pursuant to and in accordance with the Merger Agreement (other than any payment obligations arising from the enforcement of specific performance) and any and all liabilities and damages payable by Parent or Merger Sub arising under or in connection with the Merger Agreement up to an amount not exceeding $340 million; or

  •
  the obligation of Parent to fund an amount equal to $340 million or such lesser amount which, when aggregated with any other cash that may be available to Parent to satisfy its obligations under the Merger Agreement, in the aggregate is sufficient to fund the aggregate Merger Consideration, the other amounts payable by Parent pursuant to the terms of the Merger Agreement and related fees and expenses described therein.

        The Guarantee will terminate upon the earliest to occur of:

  •
  the closing;

  •
  the date that is ninety (90) days following the date upon which the Merger Agreement is terminated, except in the event a claim for payment is asserted in writing against the Guarantor prior to such date;

  •
  the time at which either Obligation is performed or satisfied pursuant to the terms of the Guarantee; and

  •
  any time when CIFC or any Company Party asserts in writing in any litigation or other proceeding that the provisions of the Guarantee limiting the Guarantor's aggregate liability, the continuing guarantee or the no recourse clause are illegal, invalid or unenforceable in whole or in part, or asserts that the Guarantor is liable in excess of the cap, or asserts any theory of liability whatsoever against the Guarantor or any other non-party under or in connection with the Guarantee, the Merger Agreement, the Commitment Letter or any of the transactions contemplated thereby other than a claim (x) against the Guarantor for payment under the Guarantee or (y) against Parent or Merger Sub pursuant to the Merger Agreement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 66)

        For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under "Approval of the Merger and the Merger Agreement (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 66) in exchange for such U.S. Holder's Common Shares in the Merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between (i) the sum of the cash such U.S. Holder receives in the Merger and such U.S. Holder's pro rata share of the indebtedness, if any, of CIFC LLC and (ii) such U.S. Holder's adjusted tax basis in the Common Shares surrendered in the Merger (including such U.S. Holder's pro rata share of the indebtedness, if any, of CIFC LLC). Shareholders (including Non-U.S. Holders (as defined under "Approval of the Merger and the Merger Agreement (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 66) should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any U.S. state or local or non-U.S. taxing jurisdiction. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under "Approval of the Merger and the Merger Agreement (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 66.

Regulatory Approvals (Page 69)

        There is no filing required under the HSR Act in connection with the Merger, and therefore, the condition related to the HSR Act has been satisfied.

Acquisition Proposals (Page 78)

        We have agreed to, and to cause each of our subsidiaries to, direct their and our respective affiliates, directors, officers, employees, representatives or other intermediaries to:

  •
  cease any and all existing activities, discussions or negotiations with any parties conducted prior to signing the Merger Agreement with respect to an Acquisition Proposal (as defined in "The Merger Agreement—Acquisition Proposals") and terminate online data room access to all such parties and their representatives; and

  •
  not, directly or indirectly, (i) solicit, initiate, or knowingly facilitate any inquiry, proposal or offer with respect to any Acquisition Proposal; (ii) enter into any agreement (x) to consummate any Acquisition Proposal, (y) to approve any Acquisition Proposal or (z) requiring us to abandon, terminate or fail to consummate the Merger; (iii) enter into or participate in any discussions or negotiations in connection with any Acquisition Proposal or inquiry with respect to any Acquisition Proposal, or furnish any non-public information with respect to our business, properties or assets in connection with any Acquisition Proposal; (iv) waive, terminate, modify or release any person (other than Parent, Merger Sub and their respective Affiliates) from any provision, of or grant any permission, waiver or request under any "standstill" or similar agreement or obligation, unless the Board has determined in good faith after consultation with outside legal counsel that failure to take such action would be inconsistent with our fiduciary duties under applicable law; and (v) agree to resolve to take, or take, any of the actions prohibited by clause (i), (ii), (iii) or (iv) of this sentence.

        Notwithstanding these restrictions, we, directly or indirectly through our affiliates, directors, officers, employees, representatives or other intermediaries, may, prior to the adoption of the Merger Agreement by the affirmative vote or consent of the holders of a majority of our outstanding Common Shares:

  •
  engage in negotiations or discussions with any person (and its representatives and intermediaries) that has made an unsolicited bona fide written Acquisition Proposal not resulting from or arising out of a breach of our non-solicitation obligations under the Merger Agreement; and/or

  •
  furnish to such person information relating to us or any of our subsidiaries pursuant to an Acceptable Confidentiality Agreement (as defined in "The Merger Agreement—Acquisition Proposals") and to the extent nonpublic information that has not been made available to Parent is made available to such person, make available or furnish such nonpublic information to Parent promptly (and in any event within 24 hours) following the time it is provided to such person.

        In the case of each scenario listed above, we may only take such action, if, and only if, prior to taking such particular action, the Board has determined in good faith after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal constitutes or would reasonably be expected to lead to, a Superior Proposal (as defined in "The Merger Agreement—Acquisition Proposals"), and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Change of Recommendation

        Subject to our compliance with our obligations under the Merger Agreement, including providing Parent with advance notice and giving Parent an opportunity to make revisions to the Merger Agreement, at any time prior to the authorization, approval and adoption of the Merger Agreement by our shareholders, the Board may under certain circumstances, including that the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law:

  •
  withdraw, modify or amend in any manner adverse to Parent its approval or recommendation of the Merger Agreement or the Merger or recommend an Acquisition Proposal, or enter into a Company Acquisition Agreement (as defined below) or resolve or agree to take any of the foregoing actions (we refer to any of the foregoing actions as a "Company Adverse Recommendation Change"); or

  •
  in the case of an Acquisition Proposal that is a Superior Proposal, terminate the Merger Agreement to enter into a definitive acquisition agreement with respect to such Acquisition Proposal if we pay the applicable termination fee to Parent substantially concurrently with such termination, as further described in "The Merger Agreement—Termination of the Merger Agreement" and "The Merger Agreement—Termination Fee."

Termination of the Merger Agreement (Page 87)

        The Merger Agreement may be terminated by mutual written consent of CIFC and Parent at any time before the Effective Time. In addition, at any time prior to the Effective Time (regardless of whether our shareholders have previously approved and adopted the Merger Agreement) either CIFC or Parent may terminate the Merger Agreement under certain circumstances, including, if:

  •
  the Merger shall not have been consummated on or before January 31, 2017; provided that this right will not be available to any party whose material breach (including in the case of Parent a material breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been a principal cause of, or principally resulted in, the failure of the Merger to be consummated on or before January 31, 2017;

  •
  any statute, rule, regulation or other applicable law shall have been adopted or promulgated after the date of the Merger Agreement, or any restraining order, injunction or other order has been issued after the date hereof by a court or other governmental entity of competent jurisdiction, having the effect of making the Merger illegal or permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such statute, rule, regulation, other law, restraining order, injunction or other order shall have become final and nonappealable; provided that this right will not be available to any party whose material breach (including in the case of Parent a material breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been a principal cause of, or principally resulted in, the adoption, promulgation or issuance of any such statute, rule, regulation, other law, restraining order, injunction or other order;

  •
  the meeting of shareholders to authorize, approve and adopt the Merger Agreement has been held and completed, and the holders of the outstanding Common Shares failed to authorize, adopt and approve the Merger Agreement; or

  •
  the other party has breached any of its representations, warranties, covenants or agreements in the Merger Agreement such that the conditions to close the Merger (as set forth in "The Merger Agreement—Conditions to the Completion of the Merger") would not be satisfied and such breach has not been cured to the extent permitted and by the date provided for in the Merger Agreement.

        In addition, we may terminate the Merger Agreement if:

  •
  prior to the authorization, approval and adoption of the Merger Agreement by our shareholders, the Board authorizes CIFC, in compliance with the applicable terms of the Merger Agreement to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal and concurrently with, and as a condition to, such termination, CIFC shall have paid to Parent the termination fee required to be paid as described in "The Merger Agreement—Termination Fee."

        And Parent may terminate the Merger Agreement if:

  •
  prior to the authorization, approval and adoption of the Merger Agreement by our shareholders, the Board makes a Company Adverse Recommendation Change; or

  •
  there is a tender offer or exchange offer relating to the Common Shares commenced by a third party unaffiliated with Parent and we have not sent to our shareholders, pursuant to Rule 14e-2 under the Securities Act, a statement reaffirming the Board's recommendation of the Merger and recommending that our shareholders reject such tender or exchange offer.

Termination Fee (Page 88)

        The Merger Agreement provides that the amount of the termination fee payable by us is $13,332,000 (the "Termination Fee") in the event: we terminate the Merger Agreement to accept an Acquisition Proposal that is a Superior Proposal or, Parent terminates the Merger Agreement following a Company Adverse Recommendation Change or we fail to send to our shareholders a statement reaffirming the Board's recommendation of the Merger and recommending that our shareholders reject such tender or exchange offer following a tender or exchange offer commenced by a third party unaffiliated with Parent, or in certain other circumstances all as described more fully under "The Merger Agreement—Termination Fee."

Appraisal Rights (Page 133)

        CIFC LLC shareholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold their Common Shares through the Effective Time and who otherwise comply precisely with the applicable provisions of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") will be entitled to seek appraisal of the fair value of their Common Shares, as determined by the Delaware Court of Chancery, if the Merger is completed. The "fair value" of your Common Shares as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the Merger Consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement.

        CIFC LLC shareholders who wish to exercise the right to seek an appraisal of their Common Shares must so advise us by submitting a written demand for appraisal in the form described in this proxy statement prior to the vote to adopt the Merger Agreement and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in Common Shares held of record in the name of another person, such as a nominee or intermediary, must act promptly to cause the record holder to follow the steps summarized in this proxy statement and in a timely manner to perfect appraisal rights.

        The text of Section 262 of the DGCL is included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising appraisal rights, CIFC LLC shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel and their financial advisors. Failure to strictly comply with these provisions may result in the loss of appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

        The following questions and answers address briefly some commonly asked questions regarding the Annual Meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference herein.

Q:
Why am I receiving this proxy statement?

A:
We are sending you this proxy statement and the accompanying materials in connection with the solicitation of proxies by the Board and to help you decide how to vote your Common Shares with respect to the proposed Merger and the other matters to be considered at the Annual Meeting.

  On August 19, 2016, CIFC entered into the Merger Agreement providing for the Merger of Merger Sub, a wholly owned subsidiary of Parent, with and into CIFC, with CIFC surviving the Merger as a wholly owned subsidiary of Parent. The Merger cannot be completed unless holders of a majority of the outstanding Common Shares vote in favor of the proposal to authorize, approve and adopt the Merger Agreement.

Q:
What will I receive in the Merger?

A:
If the Merger is completed you will be entitled to receive $11.36 in cash, without interest and subject to any withholding of taxes required by applicable law, for each Common Share that you own. You will not be entitled to receive shares in the Surviving Company or in Parent, unless you are a Rollover Holder.

Q:
What was the market price of our shares at the time we entered into the Merger Agreement as compared to the Merger Consideration agreed upon by the parties in the Merger Agreement?

A:
On August 19, 2016, the date on which we entered into the Merger Agreement, the closing price for our common shares was $6.95 per share, as compared to the merger consideration of $11.36 per share agreed to by the parties in the Merger Agreement.

Q:
How will our directors and executive officers vote on the proposal to authorize, approve and adopt the Merger Agreement?

A:
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote in favor of the proposal to authorize, approve and adopt the Merger Agreement.

  As of the Record Date, our directors and executive officers owned, in the aggregate, 4.52% of our outstanding Common Shares.

  In addition, on August 19, 2016, DFR Holdings entered into the Voting Agreement in its capacity as a holder of 18,822,175 Common Shares representing approximately 80% of the Common Shares outstanding as of the date hereof, pursuant to which DFR Holdings agreed, inter alia, to vote in favor of the Merger and the approval of the Merger Agreement. As such, CIFC expects to obtain the required vote of shareholders necessary to approve the Merger.

Q:
Do any of our directors or executive officers have interests in the Merger that may differ from, or be in addition to, my interests as a shareholder?

A:
Yes. In considering the recommendation of the Board with respect to the proposal to authorize, approve and adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. The Board and the Strategic Committee were aware of, and considered, these differing interests, among other matters, in evaluating and negotiating the Merger Agreement, and the Board recommended that the Merger Agreement be approved and adopted by our shareholders. See "Approval of the Merger and the Merger Agreement (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger."

Q:
What is a quorum?

A:
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if holders of a majority of the Common Shares outstanding as of the close of business on the Record Date are present in person or represented by proxy at the Annual Meeting. In the absence of a quorum at the Annual Meeting, the Annual Meeting will be adjourned to the next business day at the same time and place or to such other day, time and place as the Board may determine.

  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.

  If your shares are held in "street name" by your broker, bank or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Q:
What happens if the Merger is not consummated?

A:
If the Merger Agreement is not authorized, approved and adopted by our shareholders, or if the Merger is not consummated for any other reason, our shareholders will not receive any payment for their Common Shares. Instead, we will remain a public company and our Common Shares will continue to be listed and traded on NASDAQ, and we will continue to file periodic reports with the SEC.

  Under specified circumstances, we may be required to pay Parent a Termination Fee upon or following the termination of the Merger Agreement. See "The Merger Agreement—Termination Fee."

Q:
What will happen if shareholders do not approve the advisory (non-binding) proposal on executive compensation that will or may become payable to our named executive officers in connection with the Merger?

A:
The approval of this proposal is not a condition to the completion of the Merger. SEC rules require us to seek approval on an advisory (non-binding) basis of certain payments that will or may become payable to our named executive officers in connection with the Merger. The vote on this proposal is an advisory vote and will not be binding on us or on Parent. If the Merger Agreement is authorized, approved and adopted by our shareholders and the Merger is completed, the Merger-related compensation may be paid to our named executive officers even if shareholders fail to approve this proposal.

Q:
What am I being asked to vote on at the Annual Meeting?

A.
You are being asked to (1) approve the Merger and the Merger Agreement, (2) approve on an advisory (non-binding) basis the compensation that will or may become payable to our named executive officers in connection with the consummation of the Merger, (3) approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement,

  (4) elect ten (10) members of our Board, (5) approve, on an advisory (non-binding) basis, the compensation of our named executive officers, (6) approve the Amended and Restated Plan, and (7) transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:
Are there any other matters to be addressed at the Annual Meeting?

A
At this time, we do not know of any other matters to be brought before the Annual Meeting, but if other matters are properly brought before such meeting or at any adjournment or postponement of such meeting, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:
When and where is the Annual Meeting?

A:
The Annual Meeting will be held on November 16, 2016 at 10:00 a.m., Eastern time, at the offices of CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177.

Q:
Who can vote and attend the Annual Meeting?

A:
All holders of record of Common Shares as of the Record Date are entitled to receive notice of, attend and vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Our official Common Share ownership records will conclusively determine whether a shareholder is a "holder of record" as of the Record Date. If you hold your Common Shares through a broker, bank or other nominee and wish to vote in person at the Annual Meeting, you must obtain a "legal proxy," executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:
How many votes do I have?

A:
Each shareholder is entitled to one vote on each matter properly brought before the Annual Meeting for each Common Share held of record as of the Record Date. As of the Record Date, there were 23,641,036 Common Shares outstanding, held by 477 holders of record.

Q
How does the Board recommend that I vote at the Annual Meeting?

A:
The Board recommends that shareholders vote "FOR" the adoption of the Merger and the Merger Agreement, "FOR" each of the director nominees and "FOR" each of the other proposals described in this proxy statement.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents incorporated by reference herein, and to consider how the Merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid envelope or submit your proxy electronically over the internet or by telephone, so that your shares can be voted at the Annual Meeting. If you hold your shares in "street name," please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your share certificates with your proxy card. Your vote is important. A failure to vote your Common Shares will have the same effect as a vote "AGAINST" the proposal to authorize, approve and adopt the Merger Agreement.

Q:
How do I vote my Common Shares?

A:
If you are a shareholder of record (that is, if your Common Shares are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

•
by completing, dating, signing and returning the enclosed proxy card by mail using the accompanying postage-paid envelope;

•
by calling the toll-free number (within U.S. or Canada) listed on your proxy card;

•
by submitting a proxy over the internet, at the address provided on your proxy card; or

•
by attending the Annual Meeting and voting in person.

  If you hold your shares in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the proposal to authorize, approve and adopt the Merger Agreement.

Q:
What should I do if I want to attend the Annual Meeting and vote in person?

A:
All holders of Common Shares as of the close of business on the Record Date for the Annual Meeting, including shareholders of record and beneficial owners of Common Shares registered in the "street name" of a bank, broker or other nominee, are invited to attend the Annual Meeting. If you are a shareholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

  Even if you plan to attend the Annual Meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card or vote electronically over the internet or via telephone to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in "street name," because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid "legal" proxy from your bank, broker or other nominee.

Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by notifying our Secretary in writing to Julian Weldon, Secretary, c/o CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177, or by submitting a new proxy by telephone, the internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Annual Meeting and voting in person (simply attending the Annual Meeting will not cause your proxy to be revoked). Please note that if you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Q:
What happens if I do not vote?

A:
The vote required to authorize, approve and adopt the Merger Agreement is based on the total number of Common Shares outstanding as of the close of business on the Record Date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote "AGAINST" the proposal to authorize, approve and adopt the Merger Agreement.

  If the Merger is completed, whether or not you voted at the Annual Meeting, you will be entitled to receive the Merger Consideration for your Common Shares upon completion of the Merger (unless you have properly exercised your appraisal rights with respect to such shares).

Q:
If my shares are held in "street name" by my broker, bank or other nominee, will my broker, banker or other nominee vote my shares for me?

A:
Your broker will not vote your shares on your behalf unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the authorization, approval and adoption of the Merger Agreement, but will not have any effect on (1) the advisory (non-binding) vote to approve compensation that will or may become payable to our named executive officers in connection with the Merger, (2) the vote regarding the adjournment of the Annual Meeting, if necessary or appropriate to, among other things, solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement, (3) the election of the ten (10) members of the Board, (4) the advisory (non-binding) vote to approve the compensation of our named executive officers or (5) the proposal to approve the Amended and Restated Plan.

Q:
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Common Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Common Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What happens if I sell my Common Shares before completion of the Merger?

A:
If you transfer your Common Shares before completion of the Merger, you will have transferred your right to receive the Merger Consideration in connection with the Merger. In order to receive the Merger Consideration, you must hold your Common Shares through completion of the Merger.

  The Record Date for shareholders entitled to vote at the Annual Meeting is earlier than the date on which the Merger will be consummated. Consequently, if you transfer your Common Shares after the Record Date but before the Annual Meeting, you will have transferred your right to receive the Merger Consideration in the Merger, but retained the right to vote at the Annual Meeting.

Q:
Should I send in my share certificates or other evidence of ownership now? How will I receive Merger Consideration for my shares?

A:
No, do not send in your certificates now. After the Merger is completed, if you hold shares represented by certificates, you will receive a letter of transmittal from the paying agent for the Merger with detailed written instructions for exchanging your Common Shares for the Merger Consideration and if you hold book-entry shares you will receive a check or wire transfer for the Merger Consideration with respect to such shares. If your Common Shares are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the Merger Consideration.

Q:
I do not know where my share certificate is—how will I get the Merger Consideration for my shares?

A:
If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your share certificate. This will include an affidavit that you will need to sign attesting to the loss of your share certificate. You may also be required to provide a customary indemnity agreement in order to cover any potential loss.

Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my Common Shares?

A:
Yes. Shareholders are entitled to appraisal rights under Section 262 of the DGCL, provided they follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see the section entitled "Appraisal Rights" beginning on page 133. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

  Dissenters' rights will not apply if the proposed Merger is not consummated for any reason.

  The foregoing disclosure does not constitute legal advice to any shareholder and is not to be construed or relied upon as such. In particular, CIFC and its directors and officers assume no responsibility to any shareholder for the accuracy or completeness of the foregoing summary. Shareholders should, at their own expense, seek independent legal advice as to their rights.

Q:
What are the U.S. federal income tax consequences of exchanging my Common Shares of CIFC LLC pursuant to the Merger?

A:
If you are a U.S. Holder (as defined under "Approval of the Merger and the Merger Agreement (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 66), the exchange of Common Shares for cash in the Merger generally will result in the recognition of gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and such U.S. Holder's pro rata share of the indebtedness, if any, of CIFC LLC and (ii) such U.S. Holder's adjusted tax basis in the Common Shares surrendered in the Merger (including such U.S. Holder's pro rata share of the indebtedness, if any, of CIFC LLC). Shareholders (including Non-U.S. Holders (as defined under "Approval of the Merger and the Merger Agreement (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 66)) should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any U.S. state or local or non-U.S. taxing jurisdiction. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under "Approval of the Merger and the Merger Agreement (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 66.

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares are voted.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two (2) or more shareholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Common Shares held through brokerage firms. If your family has multiple accounts holding Common Shares, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Who can help answer my other questions?

A:
If you have any questions about the Annual Meeting or the Merger, would like additional copies of the proxy statement or need assistance with voting your shares, please call CIFC at (646) 367-6633 or contact our investor relations department by email at Investor@cifc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents incorporated by reference herein, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and which could cause the actual results to differ materially from such forward-looking statements. In some cases, you can identify forward-looking statements by words such as "believe," "expect," "may," "could," "should," "plan," "project," "anticipate," "intend," "estimate," "will," "contemplate," "would" and the negative of these terms and other similar expressions that contemplate future events. Such forward-looking statements include statements about the expected completion and timing of the Merger and other information relating to the Merger. Although we believe that the expectations reflected in forward-looking statements contained in or incorporated by reference into this proxy statement are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations. The forward-looking statements contained in or incorporated by reference into this proxy statement speak only as of the date on which such statements were made, and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those indicated by any forward-looking statements contained in or incorporated by reference in this proxy statement include:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

  •
  the inability to consummate the proposed Merger due to the failure to obtain shareholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger;

  •
  the failure to obtain the necessary financing arrangements as set forth in the Commitment Letter delivered pursuant to the Merger Agreement, or the failure of the proposed Merger to close for any other reason;

  •
  risks related to disruption of management's attention from CIFC's ongoing business operations due to the proposed transaction;

  •
  the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against CIFC and others relating to the Merger Agreement;

  •
  the risk that the pendency of the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger;

  •
  the effect of the announcement of the proposed Merger on CIFC's relationships with its clients, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the proposed Merger;

  •
  changes in general economic conditions or the economic conditions of the industries and markets within which we operate;

  •
  declines in our share price which may occur if the Merger is not completed within the expected time frame or at all;

  •
  the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the Merger Agreement;

  •
  certain of our executive officers and directors have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally, which could have influenced their decision to support or approve the Merger;

  •
  the Merger Agreement contains provisions that could discourage a potential acquiror of CIFC from seeking to acquire CIFC or could result in a competing proposal being offered at a lower price than it might otherwise be;

  •
  the Merger Agreement contains provisions that grant the Board the ability to terminate the Merger Agreement in certain circumstances based on the exercise of the directors' duties;

  •
  the fact that receipt of the all-cash Merger Consideration would be taxable to our shareholders that are treated as U.S. persons for U.S. federal income tax purposes; and

  •
  other risks detailed in our filings with the SEC, including those discussed in the sections titled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in our most recent filings on Forms 10-K and 10-Q.

        Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, you should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

        Forward-looking statements should not be relied upon as predictions of actual results. Subject to any continuing obligations under applicable law, we expressly disclaim any obligation to disseminate, after the date of this proxy statement, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

THE PARTIES TO THE MERGER AGREEMENT

CIFC LLC

        CIFC LLC is a Delaware limited liability company with principal executive offices located at 250 Park Avenue, 4th Floor, New York, New York 10177. We are a private debt manager specializing in secured U.S. corporate loan strategies. Our primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of investors around the world. A detailed description of our business is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this proxy statement. See "Where You Can Find Additional Information."

F.A.B. Holdings I LP and CIFC Acquisition, LLC

        F.A.B. Holdings I LP, or Parent, is a limited partnership organized and existing under the laws of Delaware and an affiliate of F.A.B. Partners, a global alternative investment platform that focuses on originating, structuring and actively managing investments across geographies and asset classes. CIFC Acquisition, LLC, or Merger Sub, is a Delaware limited liability company and a direct wholly owned subsidiary of Parent. Both Parent and Merger Sub were formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Neither Parent nor Merger Sub has engaged in any business except for activities incidental to their formation and as contemplated by the Merger Agreement. The principal executive offices of both Parent and Merger Sub are located at 13 Castle Street, St. Helier, Jersey JE4 5UT.

 THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

        This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the Annual Meeting to be held at the offices of CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177 on November 16, 2016, beginning at 10:00 a.m., Eastern time, or at any adjournment or postponement thereof.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is for you to consider and vote on the following matters:

  1.
  to authorize, approve and adopt the Agreement and Plan of Merger, dated as of August 19, 2016 (as it may be amended from time to time, the "Merger Agreement"), by and among CIFC LLC, F.A.B. Holdings I LP and CIFC Acquisition, LLC;

  2.
  to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger contemplated by the Merger Agreement (the "Merger");

  3.
  to approve the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement;

  4.
  to elect ten (10) members of the CIFC LLC board of directors (the "Board") named in, and for the term described in, this proxy statement;

  5.
  to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

  6.
  to approve the Amended and Restated Plan; and

  7.
  to transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

        We are not aware of any other business to be acted upon at the Annual Meeting or any postponements or adjournments thereof. If, however, other matters are properly brought before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxies on the enclosed proxy card will vote on those matters in their discretion.

        The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote thereon as of the close of business on the record date for the Annual Meeting is required to approve the Merger Agreement and for the Merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Required Vote

        It is very important that ALL of our shareholders vote their Common Shares, so please promptly authorize your proxy by either completing and returning the enclosed proxy card in the postage-paid envelope as promptly as possible or submitting your proxy or voting instructions by telephone or over the internet. As of the record date, there were approximately 23,641,036 Common Shares outstanding. The votes required to approve each proposal are as follows:

  •
  Proposal 1 (Approval of the Merger and the Merger Agreement).  The approval of the Merger and the Merger Agreement requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding Common Shares entitled to vote thereon as of the close of business on the Record Date. Each holder of Common Shares entitled to vote at the Annual Meeting is entitled to cast one vote on each matter presented at the Annual Meeting for each Common Share owned by such shareholder on the Record Date. Because the required vote for this proposal is based on the number of votes our shareholders are entitled to cast rather than on the number of votes cast, failure to vote your Common Shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting "AGAINST" the proposal to approve the Merger and the Merger Agreement. Approval of this proposal is a condition to the completion of the Merger. In the event this proposal is not approved, the Merger cannot be completed.

  •
  Proposal 2 (Merger-Related Compensation Proposal).  The approval, on an advisory (non-binding) basis, of the Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. If a shareholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. As a non-binding advisory vote, the result of this proposal will not be binding on us, our Board or our compensation committee.

  •
  Proposal 3 (Adjournment Proposal).  The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting. If a shareholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

  •
  Proposal 4 (Election of Directors).  The election of a nominee to the Board requires the affirmative vote of a plurality of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual Meeting. If a shareholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

  •
  Proposal 5 (Advisory (Non-Binding) Vote on Named Executive Officer Compensation).  The approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the proposal. If a shareholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal. As a non-binding advisory vote, the result of this proposal will not be binding on us, our Board or our compensation committee.

  •
  Proposal 6 (Approval of the Amended and Restated Plan).  The approval of the Amended and Restated Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal. If a shareholder fails to cast a vote on this proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of this proposal. In addition, abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.

  •
  Other Business.  Approval of any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

        Brokers normally have discretion to vote on routine matters, but not on non-routine matters, such as approval of the Merger and the Merger Agreement, the merger-related compensation proposal, the adjournment proposal, election of directors and executive compensation proposals. A "broker non-vote" occurs when a broker does not have discretionary voting authority on a non-routine matter because the broker has not received instructions from its client as to how to vote on a particular proposal. Your broker does not have discretionary authority to vote on the approval of the proposals to be considered at the Annual Meeting, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The failure by the holders of Common Shares to attend the Annual Meeting and vote or authorize a proxy to vote their Common Shares at the Annual Meeting will have the same effect as a vote "AGAINST" the proposal to approve the Merger and the Merger Agreement, as will abstentions. If you properly sign, date and return a proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board recommended (i.e., "FOR" the proposal to approve the Merger and the Merger Agreement and the other proposals recommended by the Board).

        Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by us to act as inspector of election for the Annual Meeting. The inspector of election will also determine whether a quorum is present at the Annual Meeting.

Determinations and Recommendation of the Board

        After careful consideration of, and based upon, the recommendation of the Strategic Committee, the Board:

            (i)  determined the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, CIFC and its shareholders;

           (ii)  approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, by CIFC; and

          (iii)  resolved, that the Merger Agreement and the related certificate of merger be submitted to the holders of Common Shares for authorization, adoption and approval and recommended that the holders of Common Shares authorize, approve and adopt the Merger Agreement, the related certificate of merger and the transactions contemplated thereby, including the Merger.

        Certain factors considered by the Board in reaching its decision to approve the Merger and to authorize, approve and adopt the Merger Agreement can be found in the section entitled "Approval of the Merger and the Merger Agreement (Proposal 1)—Reasons for the Merger."

        The Board recommends that shareholders vote "FOR" authorization, approval and adoption the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger, "FOR" the proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the Merger, "FOR" the proposal to approve the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement, "FOR" the proposal to elect ten (10) members of the CIFC LLC board of directors, "FOR" the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers and "FOR" the approval of the Amended and Restated Plan.

Record Date and Quorum

        The holders of record of our Common Shares as of the Record Date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, 23,641,036 Common Shares were outstanding.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of Common Shares outstanding as of the close of business on the Record Date will constitute a quorum, permitting us to conduct business at the Annual Meeting.

        Once a share is present, either in person or by proxy, at the Annual Meeting, it will be counted for the purpose of determining a quorum at the Annual Meeting and any adjournment or postponement of the Annual Meeting. However, if a new Record Date for the Annual Meeting is set by the Board, then a new quorum will have to be established. Proxies received, but marked as abstentions, will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Voting by CIFC's Directors and Executive Officers

        As of the Record Date, our directors and executive officers were entitled to vote 1,069,392 Common Shares, or approximately 4.52% of the Common Shares outstanding on the Record Date. We currently expect our directors and executive officers will vote their shares in favor of each of the proposals to be considered at the Annual Meeting, although none of them are obligated to do so.

        In addition, on August 19, 2016, DFR Holdings entered into the Voting Agreement in its capacity as a holder of 18,822,175 Common Shares representing approximately 80% of the Common Shares outstanding as of the date hereof to adopt the Merger Agreement. As such, CIFC expects to obtain the required vote of shareholders necessary to approve the Merger.

Voting; Proxies; Revocation

Attendance

        All holders of Common Shares as of the close of business on the Record Date, including shareholders of record and beneficial owners of Common Shares registered in the "street name" of a bank, broker or other nominee, are invited to attend the Annual Meeting. If you are a shareholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

        Shareholders of record will be able to vote in person at the Annual Meeting. If you are not a shareholder of record, but instead hold your shares in "street name" through a bank, broker or other nominee, you must provide a "legal" proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the Annual Meeting.

Submitting a Proxy or Providing Voting Instructions

        To ensure that your shares are voted at the Annual Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Annual Meeting in person.

        Shares Held by Record Holder.    If you are a shareholder of record, you may provide voting instructions by proxy using one of the methods described below.

  •
  Submit a Proxy by Telephone or via the Internet.  This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the internet by accessing the internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

  •
  Submit a Proxy Card.  If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Annual Meeting, your shares will be voted in the manner directed by you on your proxy card.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of (i) the proposal to authorize, approve and adopt the Merger Agreement, (ii) the proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the Merger, (iii) the proposal to approve the proposal to adjourn of the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement, (iv) the proposal to elect ten (10) directors, (v) the proposal to approve, on an advisory (non-binding) basis, the compensation of our named executive officers and (vi) the proposal to approve the Amended and Restated Plan.

        If you fail to return your proxy card, unless you attend the Annual Meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Annual Meeting and will have the same effect as a vote "AGAINST" the proposal to authorize, approve and adopt the Merger Agreement but will not have any effect on (1) the advisory (non-binding) vote to approve compensation that will or may become payable to our named executive officers in connection with the Merger, (2) the vote regarding the adjournment of the Annual Meeting, if necessary or appropriate to, among other things, solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement, (3) the election of the ten (10) members of the Board, (4) the advisory (non-binding) vote to approve the compensation of our named executive officers or (5) the proposal to approve the Amended and Restated Plan.

        Shares Held in Street Name.    If your shares are held by a bank, broker or other nominee on your behalf in "street name," your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the internet, in addition to providing voting instructions by proxy card.

        In accordance with the applicable rules, banks, brokers and other nominees who hold Common Shares in "street name" for their customers do not have discretionary authority to vote the shares with respect to any of the proposals to be acted on at the Annual Meeting. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote, and each broker non-vote will count as a vote "AGAINST" the proposal to authorize, approve and adopt the Merger Agreement, but will not affect the vote on the proposal to approve, on an advisory basis, the compensation that will or may become payable to our named executive officers in connection with the Merger or the proposal to adjourn the Annual Meeting, if necessary or appropriate to, among other things, solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a shareholder of record, you may revoke your proxy at any time before the vote is taken at the Annual Meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail;

  •
  attending the Annual Meeting and voting in person; or

  •
  delivering a written notice of revocation to Julian Weldon, Secretary, c/o CIFC LLC, 250 Park Avenue, 4th Floor, New York, NY 10177.

        Please note, however, that only your last-dated proxy will count unless validly revoked. Attending the Annual Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to CIFC or by sending a written notice of revocation, you should insure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by us before the Annual Meeting.

        If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

        An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Common Shares represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to authorize, approve and adopt the Merger Agreement, but it will not affect (1) the advisory (non-binding) vote to approve compensation that will or may become payable to our named executive officers in connection with the Merger, (2) the vote regarding the adjournment of the Annual Meeting, if necessary or appropriate to, among other things, solicit additional proxies in favor of the authorization, approval and adoption of the Merger Agreement, (3) the election of the ten (10) members of the Board, (4) the advisory (non-binding) vote to approve the compensation of our named executive officers or (5) the proposal to approve the Amended and Restated Plan.

Adjournments and Postponements

        Our shareholders are being asked to approve a proposal to adjourn the Annual Meeting, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement. If this proposal is authorized, approved and adopted by our shareholders, the Annual Meeting could be adjourned to any date for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting, or any adjournment thereof, to adopt the Merger Agreement.

        Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Proxy Solicitation and Tabulation of Votes

        CIFC will pay all costs it incurs in connection with the solicitation of proxies from its shareholders on behalf of the Board. Our directors, officers and employees and our subsidiaries may solicit proxies from our shareholders in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement by us for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Shares held of record by such persons, and we will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Other Information

        You should not return your share certificate or send documents representing Common Shares with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your Common Shares for the Merger Consideration.

APPROVAL OF THE MERGER AND THE MERGER AGREEMENT
(PROPOSAL 1)

        The discussion in this proxy statement of the Merger and the terms and conditions of the Merger Agreement are subject to, and are qualified in their entirety by reference to, the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated herein by reference. We encourage you to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Certain Effects of the Merger

        If the Merger Agreement is authorized, approved and adopted by our shareholders and the other conditions to the closing of the Merger specified in the Merger Agreement are either satisfied or waived (to the extent permitted by applicable law), Merger Sub will be merged with and into CIFC with CIFC continuing as the Surviving Company in the Merger.

        Upon the consummation of the Merger, each Common Share issued and outstanding immediately prior to the Effective Time, other than (1) Common Shares held by Parent, Merger Sub or CIFC or any of their respective direct or indirect wholly owned subsidiaries, (2) Common Shares held by a holder who has properly exercised dissenters' rights with respect to such Common Shares in accordance with Section 262 of the General Corporation Law of the State of Delaware and (3) the Rollover Shares, will be converted into the right to receive $11.36 in cash, without interest, and subject to any withholding of taxes required by applicable law.

        Our Common Shares are currently registered under the Exchange Act and are quoted on NASDAQ under the symbol "CIFC." As a result of the Merger, we will cease to be a publicly traded company and will be wholly owned by Parent. Following the consummation of the Merger, the registration of our Common Shares and our reporting obligations under the Exchange Act will be terminated. In addition, upon the consummation of the Merger, our Common Shares will no longer be listed on any stock exchange or quotation system, including NASDAQ.

Background of the Merger

        Our Board, working closely with management, regularly reviews CIFC's performance and prospects in light of its business and developments in the investment management industry. These reviews have included consideration, from time to time, of potential strategic transactions to enhance shareholder value, including review of potential opportunities involving the sale of CIFC.

        In November 2015, Stephen J. Vaccaro and Oliver Wriedt, the Co-Presidents of CIFC, discussed with four members of our Board (Jason Epstein, Marco Musetti, Andrew Intrater and Paolo Amato) each of whom is affiliated with our largest shareholder, DFR Holdings, CIFC's strategy and business plan in light of the current economic cycle. In particular Messrs. Vaccaro and Wriedt shared their view that CIFC would need additional capital to further diversify its business if CIFC was to be strongly positioned to attract investment capital during any future economic downturn. In that light, Messrs. Vaccaro and Wriedt and such members of our Board also discussed a recently announced merger and acquisition transaction in the investment management industry and whether it might be an opportune time for CIFC to explore its strategic alternatives.

        After discussion with all the other members of the Board, a consensus emerged, and Messrs. Vaccaro and Wriedt were asked to arrange meetings with suitable investment banks to discuss potential strategic alternatives for CIFC. Each potential financial advisor was provided background materials about CIFC and had a call with senior management to get a preliminary understanding of CIFC. Each investment bank then met with members of the Board and senior management and made a proposal. These meetings took place during November and early December 2015, and in each case included Messrs. Vaccaro and Wriedt along with Messrs. Epstein, Musetti, Intrater and Amato from the Board and at one such meeting, Jeffrey S. Serota, the Chairman of CIFC's Board.

        At a Board meeting held on December 16, 2015, the Board discussed the relative merits of the potential financial advisors that had made proposals to CIFC to assist CIFC in its exploration of strategic alternatives and authorized Messrs. Epstein, Musetti and Serota to work with senior management to select a financial advisor from among those that had made a proposal, negotiate and execute an engagement letter with such advisor and work with such financial advisor to initiate a process to explore CIFC's strategic alternatives. At the end of December 2015, after further discussions, Messrs. Epstein, Musetti and Serota, with the consultation and agreement of Messrs. Intrater and Amato, determined that JPMorgan was best suited to act as financial advisor to CIFC in its evaluation of strategic alternatives due to JPMorgan's reputation and stature in the investment banking business, its familiarity with the investment management industry and its expertise in facilitating strategic transactions in the industry.

        On January 25, 2016, Messrs. Epstein, Musetti and Serota, together with members of senior management met with representatives of JPMorgan to discuss the process to explore CIFC's strategic alternatives, including preliminary strategic and financial information for distribution to potential counterparties and a preliminary list of approximately 82 potential strategic and financial counterparties to approach. JPMorgan also discussed with such members of the Board and management the current market for investment management mergers and acquisitions and the timing of a potential process. Finally, Messrs. Epstein, Musetti and Serota, after discussing with members of senior management, authorized management to publicly disclose CIFC's engagement of JPMorgan to assist CIFC in exploring strategic alternatives and authorized JPMorgan to begin contacting the identified potentially interested counterparties once the public announcement had been made.

        On January 28, 2016, CIFC announced publicly that it had engaged JPMorgan to assist the Board and management in exploring a range of strategic alternatives to enhance shareholder value and to capitalize on its industry-leading platform. CIFC announced that those alternatives may include a sale of CIFC or the sale of a stake in CIFC to a strategic investor with the objective of accelerating CIFC's existing growth and diversification initiatives.

        Following such announcement and through the remainder of January and February 2016, JPMorgan contacted more than 140 parties (including the 82 on the preliminary list shared with Messrs. Epstein, Musetti and Serota, and members of senior management) about exploring a strategic transaction with CIFC. Ultimately CIFC executed confidentiality agreements with 63 parties and, in connection with soliciting indications of interest, provided each of them with a confidential information memorandum regarding CIFC which contained 5-year financial projections (as updated on or around March 15, 2016. See "—Projected Financial Information." The financial projections reflected CIFC's potential financial performance under new ownership, including new capital to support growth, expansion of existing product set and support to achieve CIFC's fundraising targets, among other factors. It was determined that presenting CIFC on the basis of what it could achieve under new ownership would be more likely to maximize shareholder value in the sale process. Parties were instructed to submit their proposals by March 11, 2016. The confidentiality agreements signed by such parties contained a customary standstill provision that prohibited such parties from making any proposal regarding a strategic transaction with, or acquisition of, CIFC other than by means of a proposal to the Board on a confidential basis.

        On February 9, 2016, our Board held a meeting with members of senior management and representatives of JPMorgan. The representatives of JPMorgan reviewed with the Board, as previously discussed with Messrs. Epstein, Musetti and Serota, its process to assist CIFC in exploring its strategic alternatives, including the list of parties being approached. After the representatives from JPMorgan left the meeting, the Board discussed extending and formalizing the delegation of authority to Messrs. Epstein, Musetti and Serota with respect to the strategic alternatives process by establishing them as a committee of the Board to direct the strategic alternatives process on behalf of the Board to ensure that the process was run efficiently and effectively with Board oversight. The Board then approved the formation of the Strategic Committee, consisting of Messrs. Epstein, Musetti and Serota, and empowered the Strategic Committee to exercise all power and authority of the Board in evaluating the merits of any strategic alternatives relating to CIFC. In particular, the Board delegated to the Strategic Committee the power and authority of the Board, among other things, to (i) establish, modify, monitor and direct the process and activities relating to the review, evaluation and negotiation of any strategic transaction, (ii) respond to inquiries and proposals relating to any strategic transaction, (iii) recommend to the Board what action, if any, should be taken in connection with any strategic transaction, and (iv) review and consider on behalf of CIFC the forms of all requisite documentation or agreements in connection with any strategic transaction.

        On or around March 11, 2016 CIFC received initial indications of interest from 15 of the parties (5 financial buyers and 10 strategic buyers) that had executed confidentiality agreements with CIFC. Fourteen of the proposals were all cash bids for 100% of CIFC at a valuation range of $5.79 to $9.47 per share (pro forma valuation range based on the updated capitalization table upon which the March 31, 2016 bids were based) on a fully diluted basis and one bid proposed a merger with CIFC with holders of Common Shares to receive a combination of cash and shares of the counterparty based on the tangible book value of the two companies.

        On March 15, 2016, the Strategic Committee met telephonically with members of senior management and representatives of JPMorgan to review and discuss the terms of the initial indications of interest. After discussion the Strategic Committee instructed JPMorgan to invite all 15 of the parties that had submitted a proposal to refresh their initial indications of interest after having access to additional due diligence information. Shortly thereafter, at the direction of the Strategic Committee, JPMorgan contacted each of the 15 parties that had previously bid and asked them to refresh their bid. In connection with such "refresh" bid CIFC made available to the remaining bidders additional diligence, including balance sheet investments details, business segment profitability, expense detail and updated financial projections (updated to reflect that a legacy collateralized loan obligation ("CLO") had been called, and improved projected net investment income reflecting the improved market conditions since the initial projections). JPMorgan also contacted a select handful of additional strategic parties that had previously declined to participate in the process. All such additional strategic parties again declined to participate. Shortly thereafter a principal of a financial buyer (that had not previously participated in the process) contacted Mr. Wriedt, with whom the principal had a previous working relationship, to inquire about the strategic process. Mr. Wriedt directed the principal to

JPMorgan, who subsequently invited the financial buyer to submit a bid by March 31, 2016. The new potential financial buyer executed a confidentiality agreement substantially similar to those executed by the earlier bidders.

        On March 31, 2016, six of the 15 bidders invited to refresh their bid submitted revised bids, seven confirmed their initial bids and two had previously withdrawn from the process (stating that they were unable to move on price and declined to receive the additional information). In addition, the one new financial buyer referenced above also submitted a bid. The 13 "refreshed" bids and one new bid reflected a valuation range of $5.79 to $9.92 per share on a fully diluted basis.

        On April 5, 2016 the Strategic Committee met with members of senior management and representatives of JPMorgan to review the 14 bids, and then directed JPMorgan to communicate to such parties that a minimum bid of $10.00 per diluted share would be required in the second round of the bidding process and that CIFC would provide access to additional diligence materials to assist bidders in the second round. Five bidders (two financial and three strategic) confirmed that they were prepared to engage in more extensive legal and financial due diligence to enable them to meet the value expectations of the Strategic Committee, and the other 9 bidders dropped out of the process indicating they did not believe they would be able to meet the $10.00 per share requirement. The five remaining parties were given access to an online data room containing due diligence information and attended management presentations in late April and early May 2016.

        On or around May 6, 2016, drafts of the Merger Agreement and the Voting Agreement (prepared by Dechert LLP ("Dechert"), counsel to CIFC, and Latham & Watkins LLP ("Latham"), counsel to CIFC and DFR Holdings, and reflecting review and comments from the Strategic Committee) and a customary process letter for the second round were posted to the online data room. The draft Merger Agreement proposed a termination fee equal to 2% of the equity value of CIFC in the transaction and permitted CIFC to continue to pay its customary quarterly dividend of $0.10 per share, plus a special dividend to reimburse shareholders for incremental tax liability related to pass through income of CIFC—so called 'Permitted Dividends' under the terminology of the draft Merger Agreement. Finally, to ensure that standstill provisions contained in confidentiality agreements of participants in the sale process did not preclude or interfere with the ability of such parties to submit competing Acquisition Proposals for CIFC after execution of the Merger Agreement, the draft Merger Agreement contained a provision permitting CIFC to waive the provisions of a standstill (which was agreed in the final Merger Agreement) if the failure to do so would be inconsistent with the Board's fiduciary duties. See "The Merger Agreement—Acquisition Proposals." The draft Voting Agreement provided that DFR Holdings would vote in favor of the adoption of the merger described in the Merger Agreement and that the Voting Agreement would terminate when the Merger Agreement terminated in accordance with its terms, including if the Board terminated the Merger Agreement to accept a Superior Proposal. The process letter requested all second round bids by May 24, 2016.

        On May 19, 2016, on his way to a meeting at JPMorgan to discuss opportunities in the asset management sector for F.A.B. Partners, L.P. ("FAB"), Nizar Al-Bassam, one of FAB's co-founders, met Mr. Wriedt, who he had met some years prior, on the street. During a brief conversation, Mr. Wriedt described his current position at CIFC and that, as previously publicly disclosed, a strategic process was underway. After proceeding to his scheduled meeting at JPMorgan, Mr. Al-Bassam mentioned his chance meeting with Mr. Wriedt on the street to representatives at JPMorgan. The representatives at JPMorgan acknowledged that they were involved in CIFC's strategic process, but informed Mr. Al-Bassam that given the state of the strategic process, FAB would not have time to make a bid on the anticipated timeline of the process.

        On May 24 and 25, 2016, updated bids were received from two of the remaining five bidders that had participated in the April and May due diligence processes. The other three bidders indicated that they would not be able to reach the valuation expectations set by the Board and accordingly did not submit updated bids. The updated bids indicated a valuation range of $6.26 to $8.48 per fully diluted share.

        On May 31, 2016, one strategic buyer (Party A) that had submitted a bid in the first round of the process (but that had subsequently dropped out because it had indicated it felt it could not be competitive with the Strategic Committee's valuation expectation of $10.00 per share in the second round) submitted an indication of interest of $10.50 per fully diluted share and following a management presentation and access to the online data room submitted a revised indication of interest on June 6, 2016, maintaining its bid of $10.50 per fully diluted share.

        On June 2, 2016, a representative from a potential strategic buyer (Party B) reached out to Mr. Wriedt regarding participation in the strategic process, and Mr. Wriedt directed the representative to contact JPMorgan. Shortly thereafter, Party B executed a confidentiality agreement substantially similar to those executed by the earlier bidders.

        On June 9, on a call with representatives of JPMorgan, representatives of FAB again enquired about CIFC (as well as other potential targets). Representatives of JPMorgan repeated that the process for CIFC was advanced and entering the process at the current time would be challenging. However, JPMorgan agreed to raise FAB's interest in participating in the process with CIFC. On June 13, 2016, FAB entered the process for the first time and executed a confidentiality agreement substantially similar to those executed by the earlier bidders.

        In early to mid-June 2016 each of Party B and FAB attended management presentations, were provided access to the online data room and, along with Party A, were instructed to submit proposals by June 21, 2016, including a mark-up of the draft Merger Agreement and Voting Agreement. From this time until August 18, 2016, FAB and its representatives conducted due diligence on CIFC.

        On June 17, 2016, Party A submitted a revised bid, confirming its previous cash purchase price of $10.50 per fully diluted share and providing additional details of its equity and debt financing sources, which included requiring CIFC to undertake an asset sale to finance a redemption of the senior notes and pay a portion of the purchase price via a special dividend to stockholders. Party A requested 30 days of exclusivity to proceed.

        On June 19, 2016, representatives of FAB contacted representatives of Weil, Gotshal & Manges LLP ("Weil") regarding an engagement in connection with a potential acquisition by FAB of CIFC. On June 20, 2016, representatives of Weil and FAB received a bid process letter and a draft merger agreement from CIFC.

        On June 21, 2016, Party B submitted an all cash bid of $8.60 per fully diluted share that did not require any third party financing. Party B's proposal assumed that other than dividends already reflected in Company projections for the second and third fiscal quarter of 2016 (CIFC's projections showed 2016 annual dividends of $0.72, implying dividends of $0.18 for each of Q2 and Q3), no dividends would be paid, retention agreements would be executed with key management, the reserve for the pending shareholder appraisal actions was reasonable and Party B would be granted 45 days of exclusivity in order to proceed. Party B's proposal also provided several additional conditions to closing, including the approval of certain regulatory bodies that govern the business of Party B.

        On June 22, 2016, FAB submitted an all cash bid range of $9.75 to $10.25 per fully diluted share, fully financed by its "founding investors" and did not contemplate any debt financing. FAB's proposal assumed that CIFC's second quarter dividend would not exceed $0.45 (no mention was made regarding a third quarter dividend) and that key management would be retained pursuant to extended employment agreements. To that end FAB indicated that it anticipated discussing compensation with key management prior to signing a definitive agreement. Finally FAB's proposal assumed it would be granted exclusivity during diligence expected to last 4-5 weeks.

        On June 22, 2016, the Strategic Committee met, together with members of senior management and representatives of JPMorgan, to review the bids and then instructed JPMorgan to communicate to each of Party B and FAB that a mark-up of the Merger Agreement was required if it was to continue in the process and to communicate to FAB that more details regarding FAB's proposed financing, including a letter from its equity sponsor, were needed before its bid could be fully evaluated. At this meeting the Strategic Committee determined not to actively solicit further proposals at that time from the two bidders who had submitted updated bids on May 24 and May 25, 2016 because they were not competitive with the valuations represented by the proposals of Party A, Party B and FAB.

        On June 22, 2016, representatives of JPMorgan spoke with representatives of Party B and then with representatives of FAB, in each case as instructed by the Strategic Committee.

        On June 23, 2016, representatives of Party A provided a summary financial model on their transaction structure to representatives of JPMorgan.

        On June 28, 2016, representatives of CIFC and Dechert spoke with representatives of Party B to better understand the risks related to Party B's condition to closing that approval be received from certain regulatory bodies that govern the business of Party B.

        On June 30, 2016, FAB submitted a revised bid for CIFC of $10.00 per fully diluted share, together with an equity commitment letter from FAB's equity sponsor, Al Mirqab Capital ("Al Mirqab"). FAB's proposal further assumed that any dividends paid by CIFC after the first quarter would be consistent in amount and frequency with the term Permitted Dividends in the draft merger agreement. FAB also submitted a memorandum from its counsel, Weil, detailing FAB's principal comments to the draft of the Merger Agreement. Notably, Weil's memorandum included the addition of the following closing conditions (1) a requirement that CIFC's 8.5% senior notes due 2025 remain outstanding following closing, (2) a requirement to obtain consents under CIFC's asset management agreements of (x) at least 90% of the net present value of all management fee revenue based on assets under management ("AUM") and (y) at least 80% of the net present value of management fee revenue based on non-CLO/CDO and legacy AUM, (3) a requirement that CIFC comply in all but de minimis respects with its operating covenants between signing and closing and (4) that there be no pending action brought by a governmental authority against CIFC or any member of senior management, which, if adversely determined, could reasonably be expected to have a material adverse impact on CIFC. Weil's memorandum indicated that the termination or "break-up" fee would be 5% of the equity value of the transaction.

        On July 1, 2016, Party B submitted a full mark-up of the Merger Agreement to accompany its June 21sr bid. Party B's mark-up of the Merger Agreement provided additional color to the assumptions set forth in its bid letter, which included the following closing conditions: (1) that the holder of the senior notes waive the change of control put contained in the indenture governing the senior notes; (2) that 100% of counterparties under investment advisory agreements consent to the transaction prior to Closing; (3) approval of certain regulatory bodies that govern the business of Party B; and (4) a specified net tangible asset value at Closing. Party B's mark-up also indicated a break-up fee of 3% of the purchase price, plus included a provision requiring the reimbursement of Party B's expenses in the event of termination of the definitive Merger Agreement under certain circumstances.

        On July 3, 2016, the Strategic Committee held a telephonic meeting to discuss the bids submitted by Party A, Party B and FAB. Members of senior management as well as representatives of JPMorgan, Latham and Dechert were also present on this call. After discussing the relative merits of the proposals, the Strategic Committee concluded that, although Party A's stated price was higher, it believed Party A's proposal was less attractive because it was contingent on financing, including debt financing, equity financing from third parties and the proceeds from a sale of certain CIFC assets prior to Closing, while the proposals of Party B and FAB each had no financing contingency. The Strategic Committee then discussed the proposals made by Party B and FAB in detail. After such discussions, the

Strategic Committee directed JPMorgan to contact Party B to communicate that while Party B's price was competitive, it was not the highest bid and, in addition to seeing if they had room to improve their bid, seek clarification of certain key deal terms, including the net tangible asset value closing condition and the percentage threshold consent required under investment advisory agreements, and other terms that impacted closing certainty. The Strategic Committee also instructed JPMorgan to contact FAB once it had spoken to Party B to see, based upon whether or not Party B improved its price and terms, whether there was any room for FAB to improve its proposal, both on price and key deal terms, including, the amount of the break-up fee, the length of any exclusivity period, the percentage threshold consent required under investment advisory agreements, and other terms that impacted closing certainty.

        On July 3, representatives of JPMorgan spoke with representatives of Party B, and informed them that while their price was competitive it was not the highest and sought clarification of, and gave guidance with respect to, certain of the deal terms that were creating concern and/or were not competitive, including the net tangible asset test and the consent threshold under investment advisory agreements.

        On July 5, 2016, Party B, through its financial advisor, raised its bid to $10.00 per fully diluted share, less any dividends paid prior to signing. The representatives of Party B's financial advisor also indicated that Party B expected the definitive documentation for the transaction to have a closing condition related to the maintenance of a certain minimum net tangible asset value of CIFC and a closing condition that there be no ratings downgrade between signing and closing. JPMorgan informed Party B that its revised proposal still was not the highest bid and that the highest bid was in double digits (i.e., at least $10.00), exclusive of dividends. Party B did not indicate it would, or could, further improve its bid.

        Also on July 5, 2016, representatives of Party A reached out to representatives of JPMorgan to inquire as to the status of its proposal. Representatives of JPMorgan said that they would need to get back to them.

        On July 6, 2016, representatives of one of the financial bidders that had submitted an updated bid on May 24, 2016 (Party C) called to check-in. Representatives of JPMorgan informed them that Party C's price was not competitive and that Party C's proposal package was incomplete in that it had submitted an issues list, but not a full mark-up of the draft Merger Agreement.

        On July 6, 2016, representatives of JPMorgan spoke to representatives of FAB and its financial advisor Moelis & Company ("Moelis"), informed them of the competitive situation and gave them guidance on certain of the deal terms that were either creating concern or were not competitive, including, their proposed condition to closing that the senior notes not be redeemed, the relatively high consent threshold for the investment advisory agreements and the relatively high termination fee. Representatives of JPMorgan also asked them to clarify that a dividend could be paid in the third quarter, and that the equity sponsor would be providing a 100% guarantee. Finally representatives of JPMorgan explained that CIFC needed comfort that the assets underlying the guarantee and enforcement thereof would be in the US, or another acceptable jurisdiction for CIFC.

        Later in the day on July 6, representatives of FAB informed representatives of JPMorgan that FAB was increasing its bid to $10.25 per share with a cap on dividends that CIFC would be allowed to pay in the second quarter and third quarter of 2016 of $0.45 per share per quarter. Representatives of FAB also confirmed that its equity sponsor would provide a guarantee of 100% of the purchase price, and that recourse under the guaranty and to the underlying assets would be in a jurisdiction that would be acceptable to CIFC. FAB also reduced its consent threshold for the investment advisory agreements from 80% to 70% of the net present value of management fee revenue based on non-CLO/CDO and legacy AUM and reduced the termination fee to 3% from its prior proposal of 5%. Representatives of FAB noted that this bid was conditioned on obtaining 45 days of exclusivity, although they offered that if FAB failed to reconfirm its bid after 30 days, the exclusivity would drop away. Finally, they asked for expense reimbursement if FAB proceeded in good faith and was ready to execute definitive documentation on the agreed terms and CIFC did not enter into the definitive documentation. FAB also it reiterated its need to, prior to signing, agree to key terms with the senior management for extended employment agreements. No details of such terms were discussed at this time.

        On July 7, 2016, representatives of Party C contacted JPMorgan to inform JPMorgan that Party C would not be improving its proposal at the current time.

        Later in the day on July 7, 2016, the Strategic Committee held a telephonic meeting to discuss the revised proposals from FAB and Party B. Members of senior management as well as representatives of JPMorgan, Latham and Dechert were also present on this call. Representatives of JPMorgan summarized the history and terms of the revised proposals of FAB and Party B for the Strategic Committee. The Strategic Committee noted its belief that FAB's proposal in its revised form had materially less conditionality and provided greater value to shareholders. The Strategic Committee also discussed FAB's requirement for exclusivity and request to be reimbursed for expenses in the event that FAB proceeded in good faith and was ready to execute definitive documentation on the agreed terms and CIFC did not enter into the definitive documentation. After taking into consideration the sale process to date, the premium being proposed by FAB, and the risk that FAB would cease discussions if not provided with exclusivity and the expense reimbursement, the Strategic Committee concluded that it was in the best interests of CIFC's shareholders for CIFC to enter into an exclusivity agreement with FAB and authorized management to negotiate and enter into exclusivity and, if necessary, reimbursement agreement with FAB and to proceed to provide due diligence materials and negotiate definitive documentation to effect the terms of the FAB proposal.

        Promptly following conclusion of the Strategic Committee meeting representatives of JPMorgan called representatives of Moelis to inform them that the Board had authorized CIFC to enter into an exclusivity arrangement with FAB and work towards reaching definitive documentation on the terms proposed by FAB.

        Early on July 8, 2016, representatives of Party B's financial advisor called representatives of JPMorgan to ask for an update on the status. After being informed that CIFC was moving forward with another party, the representative of Party B informed JPMorgan that if it was a matter of an additional $0.25 per share, maybe there was something Party B could do. Representatives of JPMorgan informed Party B that they were not optimistic that an additional $0.25 per share would be sufficient.

        Early afternoon on July 8, 2016, representatives of Party B's financial advisor called representatives of JPMorgan again and asked what price Party B would need to propose to get exclusivity. The representative of JPMorgan told the representative of Party B's financial advisor that CIFC was already moving forward with another party, so there could be no guarantees and any response would have to be fast, but to get the Board's attention he thought it would need to exceed $11.00 per share, inclusive of dividends.

        Later on July 8, 2016, representatives of Party B's financial advisor called representatives of JPMorgan and raised its bid to $11.50 per fully diluted share, less any dividends paid prior to signing the Merger Agreement. Party B reiterated that it would require several additional closing conditions, including a minimum net tangible asset condition, no exercise of the senior notes change of control put, and approval by the regulatory body that governs its business. In addition, Party B said that it would need confirmation prior to signing that the transaction would not result in a downgrade of Party B's credit rating and requested exclusivity through August 8, 2016.

        Later on July 8, 2016, after representatives of JPMorgan updated the Strategic Committee on the revised bid from Party B, at the direction of the Strategic Committee, representatives of JPMorgan spoke with representatives of Party B to try to clarify and improve the terms of Party B's proposal.

Representatives of Party B confirmed that Party B would be willing to (1) drop its condition that there has been no exercise of the senior notes change of control put, (2) reduce the required consent threshold for the investment advisory agreements to 90% of assets under management, and (3) agree to a reverse break fee (size to be determined) in the event that the regulatory body governing Party B's business did not approve the transaction. However, Party B indicated its proposal remained subject to a net tangible asset closing condition and confirmation prior to signing that the transaction would not result in a downgrade of Party B's credit rating.

        On the evening of July 8, the Strategic Committee met telephonically with representatives of JPMorgan and senior management to discuss the revised proposal from Party B and the proposal from FAB. The Strategic Committee noted that while Party B now had the more favorable price, the Strategic Committee believed that the terms of the FAB proposal remained more favorable from the standpoint of certainty of closing. The Strategic Committee discussed whether to go back to Party B and FAB to give them both an opportunity for another last and final bid. After discussion, including in particular the risk that CIFC would lose any remaining credibility with FAB (who had already been told it was the winning bidder for exclusivity purposes) and would decline to participate or cease discussions if presented with another request for a "last and final bid", the Strategic Committee instructed representatives of JPMorgan to contact FAB to tell them that an unsolicited revised bid was received which was higher than FAB's, and that given FAB's good faith, constructive negotiations to date, FAB would have a "last look" opportunity to improve its proposal.

        Late in the evening of July 8, representatives of JPMorgan informed representatives of Moelis that another party had increased its bid on an unsolicited basis. Representatives of Moelis requested a call the following day, after they had a chance to speak with FAB.

        Early on July 9, 2016, representatives of JPMorgan spoke with representatives of FAB and Moelis and informed them that another party had increased its bid on an unsolicited basis to more than $11.00 per share, inclusive of dividends, and that given FAB's good faith, constructive negotiations to date, FAB would have a "last look" opportunity to improve its proposal. Representatives of FAB requested a couple of hours to go back to its equity sponsors as they believed, provided this was indeed a last look opportunity, FAB would be able to make a compelling counter offer. They also requested that CIFC deliver to them the draft exclusivity agreement so that FAB could respond with both a counter and an exclusivity agreement ready to be executed.

        Shortly thereafter on July 9, 2016, representatives of JPMorgan delivered a draft of the exclusivity agreement to representatives of FAB.

        In the evening of July 9, 2016, representatives of FAB provided a "best and final proposal" of $11.65 per fully diluted share, less any dividends paid with respect to CIFC's second or third fiscal quarter. In connection with the raised price the FAB proposal also increased the termination fee from 3% to 4%. The proposal also included a mark-up of the exclusivity letter that contained an expense reimbursement (up to $1 million) provision if FAB was ready to proceed with a transaction on the agreed terms and CIFC did not execute such an agreement with FAB and the proposal contained a deadline of 5 p.m. Eastern Daylight Time on July 10 to sign the exclusivity letter.

        On the morning of July 10, 2016, the Strategic Committee held a telephonic meeting. Members of senior management and representatives of JPMorgan, Latham and Dechert were present. Representatives of JPMorgan and Dechert summarized the terms of the final proposals of FAB and Party B, including the price, conditions, timing and requirement of exclusivity, as well as the history that led to such proposals. The Strategic Committee after discussion determined that the FAB proposal was more favorable from both a financial point of view and a certainty of closing point of view, and that it was in the best interests of CIFC's stockholders for CIFC to enter into an exclusivity agreement with FAB and authorize management to negotiate definitive documentation to effect the terms of the revised FAB proposal. Members of the Strategic Committee instructed management and its representatives that the requested expense reimbursement should only be payable if at the end of the exclusivity period CIFC was not willing to execute definitive documentation reflecting the proposed terms. The Strategic Committee also asked that any extension of FAB's exclusivity period beyond July 25, 2016 to August 11, 2016, be predicated upon FAB and its advisors having proceeded in good faith with confirmatory due diligence and negotiation of definitive documentation and upon the receipt of a letter that FAB remained prepared to continue to finalize documentation on the proposed terms. The Strategic Committee then discussed the FAB requirement that it have discussed compensation with key management to obtain comfort on their retention post-closing and authorized those discussions to proceed but only with a representative of JPMorgan present who would report back to the Strategic Committee. In addition, the Strategic Committee required that the extension of the exclusivity beyond July 25, 2016 would be subject to FAB engaging in such discussions prior to July 25, 2016, and confirmation that such discussions were progressing productively. The members of the Strategic Committee noted that this would provide the Strategic Committee a higher degree of confidence that discussions between management and FAB would not delay execution of the Merger Agreement. Finally, the Strategic Committee instructed its representatives to seek a reduction of the termination fee to 3% of the equity value of the transaction. A meeting of the full Board was then held telephonically. Members of senior management and representatives of JPMorgan, Latham and Dechert were present. At the Board meeting the Strategic Committee updated the Board on the status of negotiations and the final bids and its determinations and the Board concurred and authorized the execution of the exclusivity agreement subject to the satisfactory resolution of the previously discussed matters. Representatives of JPMorgan were then instructed to communicate CIFC's positions to FAB.

        During the afternoon of July 10, 2016, representatives of JPMorgan had a call with representatives of Party B to understand the no ratings downgrade condition to signing.

        Also during the afternoon of July 10, 2016, representatives of CIFC's and FAB's legal advisors negotiated the exclusivity agreement including the language surrounding the expense reimbursement trigger. Representatives of FAB's advisors also made clear that, given FAB's increased proposal price, FAB would not proceed with a termination fee lower than 4% of the equity value.

        On the evening of July 10, 2016, CIFC, following input and confirmation from the members of the Strategic Committee, executed the exclusivity agreement with FAB which: (1) provided that the exclusivity would terminate on July 25, 2016 unless FAB confirmed on such date that it remained prepared to proceed on the agreed terms and had previously provided an updated equity commitment letter from FAB's equity sponsor, Al Mirqab, in which case the exclusivity would be extended to August 11, 2016; (2) provided that FAB would be entitled to expense reimbursement of up to $1 million in the event that at the termination of the extended exclusivity period FAB remained ready to execute definitive documentation on the agreed terms and no such documentation was executed; and (3) set forth the "agreed terms", including: $11.65 per share (on the basis of a specified fully diluted share number) less dividends paid in Q2 and Q3 of 2016; a guaranty from Al Mirqab supporting the full purchase price and all other monetary obligations of the acquiring entity; no debt financing; conditions to closing to be limited to those in the draft of the merger agreement as adjusted by a subset of comments set forth in the Weil memo; and a termination fee of 4%.

        On July 11, 2016, in response to an inbound call from representatives of Party B, representatives of JPMorgan informed Party B that CIFC was proceeding with another bidder. Party B made no further proposals to CIFC.

        Also on July 11, 2016, representatives of Party A emailed representatives of JPMorgan, noting the passage of time and that they therefore assumed their bid was not competitive and were withdrawing from the process.

        On July 13, 2016, CIFC received the updated letter from FAB's equity sponsor, Al Mirqab, addressed to FAB in which Al Mirqab confirmed that it had readily available funds of not less than

$340 million to commit to financing the acquisition of CIFC by FAB, which amount was higher than the previous letter from Al Mirqab and sufficient based on the proposed price of $11.65 per share, less any dividends paid.

        During the weeks of July 11, 2016 and July 18, 2016, representatives of FAB and its advisors conducted further due diligence on the business, operations and financial prospects of CIFC, which included diligence calls with members of senior management of CIFC and representatives of its advisors.

        On July 14, 2016, the three co-founders of FAB, Mr. Al-Bassam, Dalinc Ariburnu and Michele Faissola, together with a representative from Moelis met telephonically with Messrs. Vaccaro, Wriedt and Julian Weldon, CIFC's General Counsel, Chief Compliance Officer and Secretary, and a representative of JPMorgan (who was present on behalf of, and to provide updates to the Strategic Committee) to hold initial discussions regarding the post-closing management compensation structure for CIFC. During this call representatives of FAB indicated they would require certain members of senior management to make a meaningful investment or equity rollover to demonstrate their commitment to CIFC and its business plan going forward.

        On July 18, 2016, there was a business due diligence session attended by Mr. Ariburnu of FAB and Messrs. Wriedt and Weldon of CIFC, with representatives of JPMorgan also present.

        On July 19, 2016, Messrs. Wriedt and Weldon met with Mr. Ariburnu and the chief investment officer of FAB's equity sponsor, Al Mirqab, to discuss CIFC's business and financial performance and prospects. Representatives of JPMorgan also attended this meeting.

        On July 21, 2016, Weil provided to Latham and Dechert a revised draft of the Merger Agreement and Voting Agreement. Among other things, Weil's revised draft of the Merger Agreement included (i) a closing condition that CIFC have a specified minimum amount of cash on its balance sheet at closing, (ii) a closing condition that there could be no pending actions by any person seeking to enjoin the consummation of the transaction, (iii) a modification increasing the length of the tail period (six months to twelve months) during which a termination fee is payable if the Merger Agreement is terminated under certain circumstances and then CIFC consummates a strategic transaction with a third party during such post-termination tail period, (iv) a provision that the termination fee would not be the sole recourse of FAB in the event of a willful and material breach and (v) a revised definition of Material Adverse Effect that removed the carve-out to what constitutes a Material Adverse Effect for effects related to the announcement and pendency of the Merger Agreement. Weil also requested an updated capitalization information.

        On July 25, 2016, FAB delivered the required confirmation letter to extend exclusivity until August 11, 2016.

        On July 26, 2016, the Strategic Committee held a telephonic meeting at which time representatives from Latham and Dechert outlined the principal issues raised by Weil's draft of the Merger Agreement and Voting Agreement. Based on input from this call and subsequent discussions with Weil on July 26, Dechert sent a revised draft Merger Agreement to Weil on July 30, 2016, which, among other things, (i) removed the specified minimum amount of balance sheet cash closing condition, (ii) removed the condition that there be no pending actions seeking to enjoin consummation of the transaction, (iii) provided that payment of the termination fee would be the sole recourse of FAB in the event of a willful and material breach and (v) revised the definition of Material Adverse Effect to include a carve-out for effects related to the announcement or pendency of the Merger Agreement.

        On July 27, 2016, Mr. Faissola of FAB held discussions with Messrs. Vaccaro, Wriedt and Weldon regarding an update on CIFC's business and financial prospects, FAB's proposals for post-closing management compensation and the parties' plans for communication strategy following the announcement of the execution of definitive documentation for a transaction. Representatives of Moelis and JPMorgan (who was present on behalf of, and to provide updates to the Strategic Committee) attended this meeting.

        On August 3, 2016, representatives of Moelis sent to representatives of JPMorgan a draft term sheet outlining FAB's proposal for post-closing compensation and equity rollover participation for certain members of senior management, including notably that: senior management would receive the same base salaries and substantially similar benefits and bonus compensation as currently being received; senior management would be eligible to participate in an incentive equity plan of Parent subject to performance vesting; and Messrs. Vaccaro and Wriedt and Mr. Stan Sokolowski would each be required to rollover into shares of Parent the lesser of (1) all of the Common Shares, RSUs and options in CIFC held by such individual that can be rolled on a tax free basis, and (2) 50% of the gross proceeds that such individual would have otherwise received in connection with the consummation of the transaction.

        On August 3, 2016, Mr. Ariburnu and other representatives of FAB held a call with Messrs. Wriedt, Vaccaro and Weldon to further discuss the communications strategy for the announcement of the transaction.

        On August 4, 2016, representatives of Weil sent a revised draft Merger Agreement to Latham and Dechert, which, among other things: (i) reinserted a closing condition that CIFC have a specified minimum amount of cash on its balance sheet at closing; (ii) inserted a closing condition that there could be no pending actions brought by any governmental authority which if adversely determined could have a Material Adverse Effect on CIFC; and (iii) revised the definition of Material Adverse Effect to remove the carve-out to what constitutes a Material Adverse Effect for effects related to the announcement and pendency of the Merger Agreement.

        On August 5, 2016, representatives of Latham sent to Weil a revised draft of the Voting Agreement.

        On August 6, 2016, Mr. Weldon, representatives of Dechert and representatives of Latham had a call with representatives of Weil to discuss the outstanding issues in the Merger Agreement.

        On August 8, 2016, representatives of Weil provided an initial draft of the Commitment Letter and Guarantee to Latham and Dechert. The Guarantee provided, among other things, a guarantee to CIFC from Supreme Universal Holdings Limited, a Cayman Islands exempted company ("Sponsor"), of any and all payment obligations of Parent and Merger Sub under the terms of the Merger Agreement up to a cap of $340 million.

        Later on August 8, 2016, Messrs. Ariburnu and Faissola of FAB had a call with Messrs. Wriedt, Vaccaro and Weldon to discuss management's counterproposal (which was subsequently delivered to FAB on August 9th) on post-closing compensation and the equity rollover. Representatives of JPMorgan (who was present on behalf of, and to update the Strategic Committee) and Moelis were present during this call.

        On August 9, 2016, members of CIFC's executive management and representatives of Katzke & Morgenbesser LLP, management's independent counsel, sent to Weil a revised draft term sheet with management's counter-proposal, as discussed on August 8, 2016, with respect to post-closing compensation and equity rollover. Management's revised term sheet provided, notably: that only 50% of the incentive units issued pursuant to the post-closing incentive equity plan of Parent be subject to performance based vesting with the other 50% be subject only to time based vesting, and that the equity rollover of Messrs. Vaccaro, Wriedt and Sokolowski would consist only of their unvested RSUs, which would remain subject to their existing vesting schedule.

        On August 10, 2016, representatives of Dechert sent a revised draft Merger Agreement to Weil, which, among other things, (i) removed the specified minimum amount of balance sheet cash closing condition, (ii) modified the closing condition that there could be no pending actions brought by a governmental authority to require not only that the action would have to have a material adverse effect if determined adversely to CIFC, but also to require that such action would reasonably be expected to be adversely determined, and (iii) revised the definition of Material Adverse Effect to include a carve-out for effects related to the announcement or pendency of the Merger Agreement.

        Also on August 10, 2016, representatives of Weil sent to Latham and Dechert financial information regarding the Sponsor. After execution of appropriate confidentiality agreements, this information was also provided to CIFC and JPMorgan, and representatives of JPMorgan had a confirmatory diligence call regarding such financials with representatives of the Sponsor.

        On August 11, 2016, at the direction of the Strategic Committee CIFC signed a letter agreement with FAB extending the exclusivity period under the exclusivity agreement to 5:00 p.m. Eastern Daylight Time on August 15, 2016.

        On August 12, 2016, representatives of Weil sent a revised draft Merger Agreement to Latham and Dechert, which, among other things, (i) revised the proposal of CIFC with respect to the closing condition regarding pending actions by any governmental authority to include a presumption that any such action would be adversely determined against CIFC unless CIFC could demonstrate by a preponderance of the evidence that such action would not be adversely determined against CIFC; (ii) accepted CIFC's revised version of the definition of Material Adverse Effect, which reinserted as a carve-out to the definition of a Material Adverse Effect, effects related to the announcement and pendency of the Merger Agreement; and (iii) introduced the concept that CIFC would be required to pay at least a $0.50 dividend for the second quarter of 2016 and at least a $0.20 dividend for the third quarter of 2016, which would have the effect of reducing the aggregate consideration payable in connection with the transaction because (i) at a merger consideration price of $10.95 ($11.65, less the $0.70 of dividends) certain incentive RSUs owned by management that would only vest if the transaction price was $11.00 per share or greater would not vest, and (ii) the $0.70 of dividends would not be payable with respect to Non-Participating Equity Equivalents and outstanding share options. For further discussion see "—Interests of Our Directors and Executive Officers in the Merger." Weil noted that they would not be able to confirm the final purchase price until they had seen the updated capitalization information.

        On August 13 and 14, 2016, members of senior management of CIFC and their independent counsel, on the one hand, and Weil, on the other hand, exchanged drafts of the FAB proposal for post-closing compensation and equity rollover. The principal areas of negotiation revolved around the amount of the equity rollover by Messrs. Vaccaro, Wriedt and Sokolowski, Managing Director, Senior Portfolio Manager, Head of Corporate Credit Funds of CIFC. In addition, the parties agreed to the vesting schedule for the rollover equity.

        On August 14 and 15, 2016, representatives from Latham, Dechert and Weil discussed and resolved the remaining open legal points in the Merger Agreement, the Guarantee, the Commitment Letter and the Voting Agreement. On August 15 in the evening, representatives of Weil sent to Latham and Dechert revised drafts of each such document as well as a formal term sheet outlining FAB's proposal for the equity rollover and post-closing compensation. The term sheet provided, among other things, that Messrs. Vaccaro, Wriedt and Sokolowski would rollover 465,000, 465,000 and 196,000 RSUs, respectively, and in addition that Mr. Wriedt would rollover an additional 100,000 Common Shares. The drafts of the Merger Agreement, Guarantee and Commitment letter resolved the principal remaining legal issues, but did not resolve the open business point of the final merger consideration to be paid to shareholders and the amount of dividends, if any, CIFC would be required to pay in the second and third quarters of 2016, which Weil indicated required receipt by FAB of the final capitalization information.

        On August 16, 2016, in connection with resolving the remaining business issues, CIFC provided to FAB and its advisors the final capitalization numbers, including the amount of dividend catch-up owed with respect to CIFC's sole outstanding warrant pursuant to its terms ($3,180,000), which RSUs were entitled to participate in dividends, and that 119,800 of the RSUs held by management had a vesting condition that the final consideration payable in a change of control transaction be at least $11.00 per share.

        On August 17, 2016, representatives of Latham, Dechert and Weil discussed, exchanged and agreed on the disclosure schedules to the Merger Agreement.

        Also on August 17, 2016, members of senior management of CIFC and their independent counsel spoke regarding FAB's proposal for post-closing compensation and the equity rollover terms. Later that day, independent counsel to CIFC management, on the one hand, and Weil, on the other hand, had further discussions regarding various legal issues associated with FAB's proposal for post-closing compensation and equity rollover.

        Over the course of August 18, 2016, representatives of Moelis and FAB discussed with representatives of JPMorgan and CIFC a reduction of the purchase price because FAB's proposal had not accounted for the fact that the warrant was entitled to receive a dividend catch-up and that CIFC intended to pay less than $0.70 of dividends in the second and third quarter combined.

        Very early on the morning of August 19, 2016, representatives of Moelis and FAB delivered to JPMorgan its final proposal of $11.46 per share—$11.36 per share in the Merger, and a $0.10 dividend.

        Early on the morning of August 19, 2016, our Board held a special meeting, with members of senior management and representatives of JPMorgan, Latham and Dechert participating. Representatives of JPMorgan provided an update on the status of negotiations with FAB. Representatives of JPMorgan then reviewed with the Board JPMorgan's financial analyses of the consideration to be received by holders of Common Shares pursuant to the Merger Agreement and rendered to the Board an oral opinion, which was confirmed by delivery of a written opinion on August 19, 2016 to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations described in its opinion, the proposed purchase price of $11.36 per share to be paid to holders of Common Shares pursuant to the Merger was fair, from a financial point of view, to such holders.

        After the representatives of JPMorgan were excused, representatives of Latham and Dechert led the Board in a review of its fiduciary duties in connection with its consideration of the proposed Merger Agreement, and the material terms of the Merger Agreement, with particular emphasis on deal protection and deal certainty. Representatives of Latham and Dechert discussed the current draft of the Merger Agreement and Voting Agreement in detail and discussed FAB's terms for management compensation following closing including the terms of the equity rollover by senior management. The members of the Strategic Committee then provided to the remaining members of the Board an overview of the negotiations with FAB. The Strategic Committee then unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, CIFC and its shareholders, and (ii) recommended that the Board adopt, approve and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, and that the Board recommend that CIFC's shareholders vote for the authorization, adoption and approval of the Merger Agreement.

        The Board then deliberated and, among other things, considered the conditions to the consummation of the Merger, the process by which the Merger would be consummated, the restrictions on CIFC's ability to solicit other offers combined with the "fiduciary out" to allow the Board to consider unsolicited proposals if certain requirements are satisfied. The Board also discussed and considered the reduction in the purchase price proposed by FAB from the $11.65 (less any dividends paid prior to closing) offer set forth in the Exclusivity Letter, that FAB had indicated that its offer in the Exclusivity letter had not taken into consideration the warrant's contractual right to a dividend catch-up (which was $3,180,000) and was based on FAB's assumption that CIFC would pay $0.70 cents of dividend, in the aggregate, in the second and third quarter, and that accordingly FAB was unwilling to proceed on the basis of $11.65 with no dividends. In addition, in considering the revised proposal of $11.46 per share—$11.36 per share in the Merger, and a $0.10 dividend—the Board considered the impact of the $0.10 dividend including that management did not participate in dividends with respect to their share options and Non-Participating Equity Equivalents. The Board also discussed and considered the opportunities and risks of continuing to operate as an independent public company, including after considering the projected financial results previously prepared by management and reviewed by the Board. See "—Projected Financial Information."

        Our Board discussed with its advisors all of these matters, including review and consideration of the factors described under "—Reasons for Recommendation." After further discussion, our Board determined that the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement were advisable and fair to and, in the best interests of, CIFC and our shareholders. The Board resolved that the Merger Agreement, the Guarantee, the Voting Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, CIFC and its shareholders and recommended that the holders of Common Shares authorize, approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

        In addition, in accordance with the terms of the Merger Agreement, our Board declared a quarterly dividend from the surplus of CIFC, payable on September 12, 2016 to the holders of record of all the issued and outstanding Company Common Shares as of the close of business on August 31, 2016, in the amount of $0.10 per Common Share.

Reasons for the Merger

Recommendation of the Strategic Committee

        The Strategic Committee was formed to, among other things, to (i) establish, modify, monitor and direct the process and activities relating to the review, evaluation and negotiation of any strategic transaction, (ii) respond to inquiries and proposals relating to any strategic transaction, (iii) recommend to the Board what action, if any, should be taken in connection with any strategic transaction, and (iv) review and consider on behalf of CIFC the forms of all requisite documentation or agreements in connection with any strategic transaction, all as described more fully in "—Background of the Merger" beginning on page 28 of this proxy statement. The Board retained Dechert and Latham & Watkins as its legal advisors and JPMorgan as its financial advisor.

        On August 19, 2016, the Strategic Committee evaluated the Merger and the Merger Agreement in consultation with the Board's legal and financial advisors, and unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, CIFC and its shareholders, and (ii) recommended that the Board adopt, approve and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, and that the Board recommend that CIFC's shareholders vote for the authorization, adoption and approval of the Merger Agreement.

        In the course of making the determinations described above, the Strategic Committee considered the following factors relating to CIFC, its business, and prospects, and the risks and challenges facing it, and the potential benefits of the Merger Agreement and the transactions contemplated thereby, including the Merger, which factors the Strategic Committee believed supported its decision, but which factors are not intended to be exhaustive and are not presented in any relative order of importance:

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  its understanding, as a result of its discussions with our management, of CIFC's business, financial condition, results of operations, competitive position, business strategy, strategic options, and projected financial results as an independent public company, as well as the risks and uncertainty involved in achieving those prospects and projections;

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  its belief, after a review of potential strategic alternatives available to CIFC, including continuing to operate on a stand-alone basis in accordance with its existing business plan, that in light of the considerable risks of other alternatives, the Merger represents CIFC's best reasonably available prospect for maximizing shareholder value;

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  the recent and historical market price of the Common Shares and recent trading activity, including the fact that the Merger Consideration represents a premium of more than 63% to the closing price of Common Shares on August 19, 2016 (the last trading day before the Merger Agreement was publicly announced), and a premium of approximately 159% over the January 27, 2016 closing price of the Common Shares, the day prior to CIFC's announcement of its pursuit of strategic alternatives to accelerate growth;

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  the fact that the Merger Consideration consists of all cash, which provides certainty and immediate value to CIFC's shareholders and allows CIFC's shareholders to avoid the risks of continuing to hold Common Shares or receiving other publicly-traded securities in the Merger;

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  the financial presentation and opinion of JPMorgan delivered on August 19, 2016 to the Board to the effect that, as of such date and based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by holders of Common Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption "—Opinion of the Strategic Committee's Financial Advisor;"

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  the terms of the Merger Agreement, including:

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  the Board's right to consider, respond to, and negotiate an unsolicited takeover proposal received from a third party prior to the time that shareholders approve the proposal to adopt the Merger Agreement if the Board determines in good faith after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal is superior to the Merger or would reasonably be expected to lead to a proposal superior to the Merger;

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  the right of the Board to withdraw or change its recommendation in favor of the Merger Agreement, and our right to terminate the Merger Agreement to accept an Acquisition Proposal that is a Superior Proposal, subject to compliance with the terms of the Merger Agreement; and

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  the fact that CIFC is permitted under the terms of the Merger Agreement to continue to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, subject only to limitations and restrictions on the taking of certain prescribed actions;

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  the terms and conditions of the Voting Agreement and the fact that the Voting Agreement will terminate in connection with the termination of the Merger Agreement in the case of a Superior Proposal;

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  its belief that the termination fees and other limitations applicable to alternative acquisition proposals agreed to in the Merger Agreement were reasonable and customary and would not preclude a serious and financially capable potential acquirer;

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  the likelihood that the Merger will be consummated, which is supported by the fact that Parent has obtained an equity financing commitment for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and certain related fees and expenses;

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  the absence of any financing condition;

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  the fact that conditions to closing the Merger are limited to customary conditions for a transaction of this type, that can be expected to be fulfilled;

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  the likelihood of obtaining the required regulatory approvals;

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  the fact that the payment obligations of Parent under the Merger Agreement have been guaranteed by the Guarantor, up to an amount not to exceed $340 million;

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  CIFC's ability to seek specific performance to cause the Guarantor to fund the equity commitment to Parent and to cause Parent to consummate the Merger;

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  the ability of CIFC's shareholders to exercise appraisal rights under Delaware law (which amount could be more than, the same as or less than the amount a shareholder would be entitled to receive under the terms of the Merger Agreement) and to receive payment based on that valuation in lieu of receiving the Merger Consideration, as more fully described under "Appraisal Rights" beginning on page 133 of this proxy statement; and

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  the efforts of the Strategic Committee, with the assistance of the Board's legal and financial advisors acting at the direction of the Strategic Committee, to negotiate and execute a Merger Agreement favorable to CIFC and its shareholders.

        In the course of making the determinations described above, the Strategic Committee also considered the following procedural safeguards involved in the negotiation of the Merger Agreement (which factors the Strategic Committee believed supported its decision, but which factors are not intended to be exhaustive and are not presented in any relative order of importance):

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  the fact that the consideration and negotiation of the Merger Agreement was conducted through arm's-length negotiations under the oversight of the Strategic Committee;

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  the fact that the Strategic Committee met regularly and utilized legal and financial advisors, each internationally recognized firms with extensive relevant experience, to assist the Strategic Committee in evaluating and negotiating the legal and financial terms of the Merger Agreement;

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  the fact that, from the Strategic Committee's formation on February 9, 2016 through its recommendation of the Merger Agreement to the Board on August 19, 2016, the Strategic Committee held 14 formal meetings and was involved in extensive discussions and deliberations prior to CIFC's execution of the Merger Agreement; and

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  the fact that the Strategic Committee:

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  was granted authority by the Board to review CIFC's strategic alternatives, including to evaluate the advisability of a business combination, to negotiate or reject the terms of any business combination and to recommend to the Board what (if any) action should be taken in respect of any potential business combination;

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    was aware that it had no obligation to recommend the Merger or any other business combination or strategic transaction to the Board and could reject the Merger or any other business combination or strategic transaction; and

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    the fact that the Merger Consideration and other terms and conditions of the Merger Agreement were the product of extensive negotiations between the Strategic Committee, with the assistance of the Board's legal and financial advisors acting at the direction of the Strategic Committee, and Parent, Sponsor and their legal and financial advisors.

        In the course of making the determinations described above, the Strategic Committee considered the following potentially negative factors relating to the Merger Agreement and the transactions contemplated thereby, including the Merger (which factors are not intended to be exhaustive and are not presented in any relative order of importance):

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  the fact that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the Merger will be satisfied or waived, and, as a result, it is possible that the Merger might not be completed even if the Merger Agreement is approved by CIFC's shareholders;

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  the risks during the pendency of the Merger related to:

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  the disruption of management's attention to CIFC's ongoing business operations due to the transaction;

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  the effect of the announcement of the proposed Merger on CIFC's relationships with its employees and clients;

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  adverse effects on CIFC's operating results, including as a result of costs incurred in connection with the Merger; and

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  CIFC's ability to attract and retain key personnel;

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  the fact that, subsequent to completion of the Merger, CIFC would no longer exist as an independent public company and its shareholders would no longer participate in its future earnings and growth, if any, or benefit from increases, if any, in the value of the common shares, and will not participate in any potential future sale of CIFC to a third party;

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  the requirement that, if the Merger Agreement is terminated under specified circumstances, CIFC must pay a Termination Fee of $13,332,000;

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  the receipt of the Merger Consideration by CIFC's shareholders who are U.S. persons will generally be subject to U.S. federal income tax;

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  the fact that if the Merger does not close, management will have expended significant time and effort in connection with the Merger, and there will have been a significant disruption in management's attention to CIFC's ongoing business operations;

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  the restrictions on the conduct of CIFC's business prior to the completion of the Merger which prevent the taking of specified actions without the prior consent of Parent, which actions CIFC might otherwise take in the absence of the pending Merger;

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  we have incurred and continue to incur significant legal, accounting, and other fees and expenses related to the transaction that CIFC will be required to pay regardless of whether the Merger is consummated; and

  •
  certain directors and executive officers of CIFC have interests in the Merger that may be different from, or in addition to, those of CIFC's shareholders, as described under "—Interests of Our Directors and Executive Officers in the Merger" beginning on page 60 of this proxy statement.

        The foregoing discussion of the information and factors considered by the Strategic Committee is not intended to be exhaustive but includes the material factors considered by the Strategic Committee. In view of the variety of factors considered in connection with its evaluation of the Merger, the Strategic Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Strategic Committee may have given different weights to different factors. While the Strategic Committee considered potentially positive and potentially negative factors, the Strategic Committee concluded that, based on the totality of the information presented, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Strategic Committee recommended to the Board the Merger Agreement and the Merger based upon the totality of the information it considered.

Determinations and Recommendation of the Board

        On August 19, 2016, the Board, with the recommendation of the Strategic Committee, (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, CIFC and its shareholders, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved, that the Merger Agreement be submitted to the holders of Common Shares for authorization, adoption and approval and recommended that the holders of Common Shares authorize, approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

        In the course of making such determinations, the Board considered the following factors (which factors are not intended to be exhaustive and are not presented in any relative order of importance):

  •
  the Strategic Committee's analyses, conclusions and unanimous determination, after its review and based upon the factors discussed above under "—Recommendation of the Strategic Committee", which the Board adopted, that it is advisable, fair and in the best interests of CIFC and our shareholders to enter into the Merger Agreement with Parent and Merger Sub, and the Strategic Committee's unanimous recommendation that the Board should approve the execution, delivery, and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and recommend the authorization, adoption, and approval of the Merger Agreement by the shareholders of CIFC; and

  •
  the financial presentation and opinion of JPMorgan delivered on August 19, 2016 to the Board to the effect that, as of such date and based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by holders of Common Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption "—Opinion of the Board's Financial Advisor."

        The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board made its recommendation based upon the totality of the information it considered.

The Board recommends that the shareholders of CIFC vote "FOR" the proposal to authorize, approve and adopt the Merger Agreement.

Recommendation of the Strategic Committee

        After careful consideration, and after evaluating the Merger and the Merger Agreement with the Board's legal and financial advisors, the Strategic Committee unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, CIFC and its shareholders, (ii) recommended that the Board adopt and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, and that the Board recommend that CIFC's shareholders vote for the authorization, adoption and approval of the Merger Agreement.

Determinations and Recommendation of the Board

        After careful consideration of, and based upon, the recommendation of the Strategic Committee, the Board (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, CIFC and its shareholders, (ii) approved the execution, delivery and performance by CIFC of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and (iii) resolved that the Merger Agreement and the related certificate of merger be submitted to the holders of Common Shares for authorization, adoption and approval and recommended that the holders of Common Shares authorize, approve and adopt the Merger Agreement, the related certificate of merger and the transactions contemplated thereby, including the Merger.

The Board recommends that our shareholders vote "FOR" the proposal to authorize, approve and adopt the Merger Agreement.

Opinion of the Board's Financial Advisor

        Pursuant to an engagement letter dated January 25, 2016, CIFC retained JPMorgan as its financial advisor in connection with the proposed Merger.

        At the meeting of the Board on August 19, 2016, JPMorgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of Common Shares in the proposed Merger was fair, from a financial point of view, to such shareholders. JPMorgan confirmed its August 19, 2016 oral opinion by delivering its written opinion to the Board, dated August 19, 2016, that, as of such date, the Merger Consideration to be paid to the holders of Common Shares in the proposed Merger was fair, from a financial point of view, to such shareholders. No limitations were imposed by the Board upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinion.

        The full text of the written opinion of JPMorgan dated August 19, 2016, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. CIFC's shareholders are urged to read the opinion in its entirety. JPMorgan's written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Merger Consideration to be paid in the Merger and did not address any other aspect of the Merger. JPMorgan expressed no opinion as to the fairness of the Merger Consideration to the holders of any other class of securities, creditors or other constituencies of CIFC or as to the underlying decision by CIFC to engage in the proposed Merger. The issuance of JPMorgan's opinion was approved by a fairness committee of JPMorgan. The opinion does not constitute a recommendation to any shareholder of CIFC as to how such shareholder should vote with respect to the proposed Merger or any other matter.

        In arriving at its opinion, JPMorgan, among other things:

  •
  reviewed a draft dated August 19, 2016 of the Merger Agreement;

  •
  reviewed certain publicly available business and financial information concerning CIFC and the industries in which it operates;

  •
  compared the financial and operating performance of CIFC with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of the Common Shares and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of CIFC relating to its business; and

  •
  performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

        In addition, JPMorgan held discussions with certain members of the management of CIFC with respect to certain aspects of the Merger, the past and current business operations of CIFC, the financial condition and future prospects and operations of CIFC, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

        In giving its opinion, JPMorgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by CIFC or otherwise reviewed by or for JPMorgan, and JPMorgan did not independently verify any such information or its accuracy or completeness and, pursuant to JPMorgan's engagement letter with CIFC, JPMorgan did not assume any obligation to undertake any such independent verification. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of CIFC, Parent or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to JPMorgan or derived therefrom, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of CIFC to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will have the tax consequences described in discussions with, and materials furnished to JPMorgan by, representatives of CIFC and that the definitive Merger Agreement would not differ in any material respects from the draft thereof furnished to JPMorgan. JPMorgan also assumed that the representations and warranties made by CIFC, Parent and Merger Sub in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. JPMorgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to CIFC with respect to such issues. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on CIFC or on the contemplated benefits of the Merger.

        JPMorgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of such opinion. JPMorgan's opinion noted that subsequent developments may affect JPMorgan's opinion, and that JPMorgan does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan's opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of

Common Shares in the proposed Merger, and JPMorgan has expressed no opinion as to the fairness of any Merger Consideration to the holders of any other class of securities, creditors or other constituencies of CIFC or the underlying decision by CIFC to engage in the Merger. Furthermore, JPMorgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of the Common Shares in the Merger or with respect to the fairness of any such compensation.

        The terms of the Merger Agreement were determined through arm's length negotiations between CIFC, Parent and Merger Sub, and the decision to enter into the Merger Agreement was solely that of the Board. JPMorgan's opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or management with respect to the proposed Merger or the Merger Consideration.

        In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methodology in rendering its opinion to the Board on August 19, 2016 and contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses used by JPMorgan in connection with providing its opinion and does not purport to be a complete description of the analyses performed by JPMorgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by JPMorgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of JPMorgan's analyses.

Comparable Company Analyses.

        Using publicly available information, JPMorgan conducted a general public trading multiples analysis and a sum-of-the-parts public trading multiples analysis (each as further described below) by comparing selected financial data of CIFC with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to CIFC, or in the case of the sum-of-the-parts trading multiple analysis, certain earnings streams of CIFC. These companies were selected, among other reasons, because they operate businesses that are in the same or similar industry and, in certain cases, share certain operational and financial characteristics with CIFC. However, none of the companies selected is identical or directly comparable to CIFC, and certain of the companies may have characteristics that are materially different from those of CIFC. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the selected companies compared to CIFC and other factors that could affect the public trading value of the selected companies and CIFC.

Public Trading Multiples Analysis

        For purposes of this analysis, the companies selected by JPMorgan are grouped into two categories: (i) the general alternative asset managers composed of the Blackstone Group L.P., KKR & Co. L.P., Apollo Global Management, LLC, Oaktree Capital Management, L.P., Carlyle Investment Management L.L.C. and Ares Management LLC; and (ii) the specialized alternative asset managers composed of Och-Ziff Capital Management Group LLC, Fortress Investment Group LLC, Fifth Street Asset Management Inc. and Medley Management Inc.

        For each of the selected general alternative asset managers and selected specialized alternative asset managers, JPMorgan calculated the multiple of the closing stock price of common equity on August 18, 2016 to the estimated economic net income, post-tax ("ENI") per share for calendar year 2017 (the "2017E P/ENI Multiple") . For the purposes of this analysis, JPMorgan used the median of the 2017E P/ENI Multiple for the selected general alternative asset managers, as this group consists of larger and more diversified managers. The following table represents the results of this analysis:

Selected Companies	2017E P/ENI Multiple
Median of general alternative asset managers	8.6x
Och-Ziff Capital Management Group LLC	6.0x
Fortress Investment Group LLC	5.1x
Fifth Street Asset Management Inc.	8.8x
Medley Management Inc.	NM
CIFC LLC	5.3x

        Based on the results of this analysis, JPMorgan selected a 2017E P/ENI Multiple reference range of 5.0x to 8.5x. These multiples were then applied to the estimated ENI per share of CIFC for calendar year 2017, on a stand-alone basis, as provided by the management, yielding (as adjusted to reflect certain liabilities associated with certain dissenting shares of CIFC, as noted in Note 10 of Form 10-Q filed for CIFC for the period ending June 30, 2016, and the accrued and unpaid dividends on the Company Warrant, see "The Merger Agreement—Treatment of Our Equity-Based Awards—Warrant") a range of implied trading values of approximately $6.10 to $10.10 per Common Share (in each case rounded to the nearest $0.10), compared to (1) the Merger Consideration of $11.36 per Common Share, (2) the closing share price on January 27, 2016 (the day prior to CIFC's announcement of its intent to undertake a strategic process) (the "Unaffected Trading Price") of $4.39 per Common Share and (3) the closing share price on August 18, 2016 of $6.92 per Common Share.

Sum-of-the-Parts Public Trading Multiples Analysis

        JPMorgan also performed a sum-of-the-parts public trading multiples analysis of CIFC. The analysis separated CIFC's estimated ENI for the calendar year 2017, on a stand-alone basis, into two distinct earning streams composed of fee related earnings ("FRE") and performance related earnings ("PRE"), and separately ascribed a value to the remaining net assets of CIFC ("Implied NAV"). Implied NAV was calculated by applying a multiple of 0.95x (which multiple was selected based on a review of the multiples to net asset values of selected business development companies as implied from their respective stock prices and the valuation multiples for alternative asset managers commonly used by wall street equity analysts) to the book value of CIFC as of June 30, 2016 (as provided by the management) of (A) the balance sheet investments, plus (B) cash and less (C) debt and debt-like obligations.

        For purposes of valuing PRE and FRE, JPMorgan compared the selected financial data of CIFC with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to the respective earning streams of CIFC.

        Using publicly available information and for purposes of valuing FRE, JPMorgan calculated, for each of certain selected traditional asset managers that derive a majority of their earnings from FRE, the multiple of the closing share price on August 18, 2016 to the estimated earnings of such company for calendar year 2017 (the "2017E P/E Multiple"). The following table represents the results of this analysis:

Selected Companies	2017E P/E Multiple
BlackRock, Inc.	16.6x
Invesco Inc.	11.4x
T. Rowe Price Group, Inc.	14.3x
Franklin Templeton Investments	13.4x
Legg Mason Inc.	13.8x
Affiliated Managers Group, Inc.	9.5x
AllianceBernstein L.P.	11.5x
Federated Investors, Inc.	15.6x
Eaton Vance Corp.	16.5x
Old Mutual Asset Management plc.	9.9x
Janus Capital Group, Inc.	14.1x
Artisan Partners Asset Management Inc.	12.4x
Waddell & Reed, Inc.	10.3x
Cohen & Steers, Inc.	18.7x
Virtus Investment Partners LLC	14.8x
GAMCO Investors, Inc.	11.4x
Manning & Napier, Inc.	10.7x
Pzena Investment Management, Inc.	15.7x
Calamos Asset Management, Inc.	NM

        Based on the results of this analysis, JPMorgan selected a 2017E P/E Multiple reference range of 10.0x to 18.5x. These multiples were then applied to the estimated FRE of CIFC for calendar year 2017, on a stand-alone basis, (calculated as ENI (excluding NII and net of interest expense) less PRE (as defined below), in each case, based on projections provided by management), yielding a range of implied values of approximately $100.9 million to $186.6 million for CIFC's FRE.

        Using publicly available information and for purposes of calculating PRE, JPMorgan also calculated, for each selected general alternative asset manager which derives their income from both FRE and PRE, the implied PRE multiple to the estimated PRE of such company for calendar year 2017 (the "2017E Implied PRE Multiple"). The selected general alternative asset managers are composed of the Blackstone Group L.P., Apollo Global Management, LLC, Oaktree Capital Management, L.P., Carlyle Investment Management L.L.C. and Ares Management LLC. For each such selected company, JPMorgan calculated such implied multiple by dividing (i) the amount of (A) the implied equity value of such company based on the closing stock price of such company on August 18, 2016 less (B) the implied value of the FRE of such company, calculated by applying a multiple of 14.0x (which multiple was selected based on the median of the 2017E P/E Multiples described in the preceding paragraph) to such company's estimated FRE for calendar year 2017 less (C) the sum of the net cash and balance sheet investments, calculated by applying a multiple of 0.95x (which multiple was selected based on a review of the multiples to net asset values of selected business development companies as implied from their respective stock prices and the valuation multiples for alternative asset managers commonly used by equity analysts) to the book value of such assets and less (D) the book value of net unrealized carry, calculated by applying a multiple of 0.95x (which multiple was selected based on common equity analyst methodology reflecting potential that asset value volatility impacts ability to realize carry) by (ii) the estimated PRE of such company for calendar year 2017. The following table represents the results of this analysis:

Selected Companies	2017E Implied PRE Multiple
Mean	6.1x
Median	7.2x

        Based on the results of this analysis and a review of valuation multiples used by wall street equity analysts for alternative asset managers, JPMorgan selected a 2017E Implied PRE multiple reference range of 5.0x to 7.0x. These multiples were then applied to the estimated PRE of CIFC for calendar year 2017, on a stand-alone basis, as provided by the management, yielding a range of implied values of approximately $23.9 million to $33.5 million for CIFC's PRE. PRE was calculated as incentive fees less incentive fee-related compensation based on projections provided by management.

        JPMorgan then calculated the range of implied equity values of CIFC by adding (i) the implied value of CIFC's estimated FRE for calendar year 2017, on a stand-alone basis, (ii) the implied value of CIFC's estimated PRE for calendar year 2017, on a stand-alone basis, and (iii) the Implied NAV, yielding a range of implied trading values of approximately $6.50 to $9.60 per Common Share (in each case rounded to the nearest $0.10), compared to (1) the Merger Consideration of $11.36 per Common Share, (2) the Unaffected Trading Price of $4.39 per Common Share and (3) the closing share price on August 18, 2016 of $6.92 per Common Share.

Dividend Discount Analysis

        JPMorgan conducted a dividend discount analysis for the purpose of determining the range of implied equity values per Common Share.

        A dividend discount analysis is a method of evaluating the equity value of a company using estimates of future dividends to shareholders generated by such company. Here the impact of risk retention was also incorporated in the dividend discount analysis to capture the capital requirements and investment returns derived from compliance with the risk retention rules CIFC will be subjected to for future CLO issuances after December 24, 2016. In performing this analysis, JPMorgan relied on financial projections provided by the management of CIFC for calendar years 2016 through 2025, on a stand-alone basis.

        In order to calculate the terminal value of CIFC's dividends after 2025, on a stand-alone basis, JPMorgan calculated a range of terminal values by applying a terminal growth rate of 1.75% to 2.25% to CIFC's estimated dividend for the calendar year 2025, on a stand-alone basis. The range of terminal values and all projected future dividend payments (which reflect the impact of risk retention cash flows) were then discounted to present values as of June 30, 2016 using a range of discount rates of 12.0% to 14.0%, which were chosen by JPMorgan based upon an analysis of the cost of equity of CIFC. JPMorgan then calculated the range of implied equity values of CIFC by adding (i) the present value of the range of terminal values and all projected future dividend payments (which reflect the impact of risk retention cash flows) and (ii) the Implied NAV.

        Based on the results of this analysis, JPMorgan arrived at a range of implied trading values for the Common Shares of approximately $7.50 to $9.80 per Common Share (in each case rounded to the nearest $0.10), compared to (1) the Merger Consideration of $11.36 per Common Share, (2) the Unaffected Trading Price of $4.39 per Common Share and (3) the closing share price on August 18, 2016 of $6.92 per Common Share.

Miscellaneous

        The foregoing summary of the material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of JPMorgan with respect to the actual value of CIFC. The order of analyses described does not represent the relative importance or weight given to those analyses by JPMorgan. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion.

        Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to CIFC. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan's analysis, may be considered similar to those of CIFC. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to CIFC.

        As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. JPMorgan was selected to advise CIFC with respect to the proposed Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with CIFC and the industries in which it operates.

        JPMorgan received a one-time fee of $1.50 million from CIFC, payable at the time that JPMorgan delivered the written opinion on August 19, 2016. For services rendered in connection with the proposed Merger, CIFC has agreed to pay JPMorgan an additional one-time fee of $2.99 million upon the closing of the Merger. In addition, CIFC has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities arising out of JPMorgan's engagement. During the two years preceding the date of JPMorgan's opinion, JPMorgan and its affiliates have not had any other material financial advisory or other material commercial or investment banking relationships with CIFC, Parent or Merger Sub. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of CIFC for their own accounts or for the accounts of customers and, accordingly, JPMorgan may at any time hold long or short positions in such securities or other financial instruments.

Projected Financial Information

        CIFC does not as a matter of course publicly disclose detailed financial forecasts or projections, and it generally does not disclose forecasts for extended periods due to the difficulty of predicting economic and market conditions and its results. However, financial forecasts and projections prepared by management were made available to the Strategic Committee and the Board. One set of those financial forecasts and projections assumed CIFC remained a stand-alone entity and another assumed CIFC was acquired. JPMorgan was provided the financial forecasts and projections that assumed CIFC remained a stand-alone entity for its use and reliance in connection with its financial analyses and opinion, and the forecasts and projections that assumed CIFC was acquired were made available to bidders, including representatives of Parent.

        Because such financial projections and forecasts were made available to the Strategic Committee and the Board and JPMorgan, and, in certain instances, to bidders, including representatives of Parent, they are being included in this proxy statement. However, the inclusion of this information should not be regarded as an indication that CIFC, the Strategic Committee or the Board considered, or now considers, such financial projections or forecasts to be a reliable prediction of future results or to support or fail to support your decision whether to vote for or against the proposal to adopt the Merger Agreement. No person has made or makes any representation or warranty to any shareholder regarding the information included in these financial projections or forecasts.

        CIFC did not prepare the projections with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Furthermore, the projections do not purport to present operations in accordance with U.S. generally accepted accounting principles, or "GAAP," and our independent auditors have not examined, compiled or otherwise applied procedures to the projections and accordingly assume no responsibility for them. Our internal financial forecasts (upon which these projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments. The projections may differ from publicized analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger.

        The projections also reflect numerous assumptions made by the management of CIFC, including assumptions with respect to industry performance, the market for our existing and new CLOs, credit funds and other loan-based products and asset management services, our ability to successfully negotiate acquisitions, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections, or that any of the projections, will be realized whether or not the Merger is consummated.

        It is expected that there will be differences between actual and projected results, and actual results may be materially greater or lesser than those contained in the projections due to numerous risks and uncertainties, including, but not limited to risks and uncertainties described in reports filed by CIFC with the SEC under the Exchange Act, including without limitation under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015.

        All projections are forward-looking statements. These and other forward-looking statements in this proxy statement or otherwise issued by CIFC are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016. Any provisions of the Private Securities Litigation Reform Act of 1995 that may be referenced in our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and

June 30, 2016 are not applicable to any forward-looking statements made in connection with the Merger.

        The inclusion of the projections in this proxy statement should not be regarded as an indication that any of the Sponsor, Parent, CIFC or their respective affiliates, advisors or other representatives considered or consider the projections to be necessarily predictive of actual future events, and the projections should not be relied upon as such. None of the Sponsor, Parent, CIFC or any of their respective affiliates, advisors or other representatives has made or makes any representation to any person regarding the ultimate performance of CIFC compared to the information contained in the projections, and, except as required by law, neither CIFC nor its affiliates undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date such projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

        For the foregoing reasons, shareholders are cautioned not to place reliance on the projections included in this proxy statement.

CIFC Stand-Alone Unaudited Financial Forecasts

        The following tables summarize the unaudited financial forecasts related to CIFC on a stand-alone basis without giving effect to the Merger, prepared by CIFC's management as described above, used by the Strategic Committee and the Board for purposes of its consideration of the Merger and by JPMorgan for purposes of its financial analysis and opinion. The following projections for the years ending December 31, 2016, December 31, 2017, December 31, 2018, December 31, 2019, December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024 and December 31, 2025 are management's projections for such years.

        The following tables show projected information relating to our fee earning AUM, which refers to the principal balance, net asset value or value of assets managed by us on which we earn management and/or incentive fees. Our AUM is primarily composed of CLOs. In addition, we manage credit funds and other loan-based products.

	AUM Build (standalone)
($mm)	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
CLO	$11,436	$12,105	$12,799	$12,149	$11,639	$11,439	$11,339	$11,339	$11,339	$11,339
Corporate credit	942	1,342	1,879	2,520	3,290	3,665	3,915	4,103	4,290	4,478
Structured credit	728	1,065	1,790	2,136	3,016	3,206	3,336	3,436	3,536	3,636

Total AUM	$13,106	$14,512	$16,468	$16,806	$17,945	$18,310	$18,590	$18,878	$19,165	$19,453

	P&L (standalone)
($mm)	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
Management fees	$58.0	$60.3	$67.4	$72.7	$75.9	$79.8	$82.2	$84.1	$85.9	$87.7
Incentive fees	29.3	11.8	7.4	14.5	11.0	14.9	15.8	16.4	16.9	17.4
Net investment income (NII)	23.2	29.4	33.2	36.1	41.5	46.9	51.9	56.9	61.8	67.1

Total revenue	110.5	101.5	107.9	123.3	128.4	141.6	149.8	157.3	164.6	172.2
Operating expenses	(56.8)	(55.4)	(56.2)	(62.2)	(64.6)	(70.4)	(72.8)	(74.6)	(76.4)	(78.1)

EBITDA	53.7	46.1	51.7	61.1	63.9	71.2	77.1	82.7	88.3	94.1
D&A and interest	(9.9)	(10.5)	(11.0)	(11.0)	(11.1)	(11.0)	(11.3)	(11.5)	(11.7)	(11.9)

Economic Net Income (ENI), pre-tax	43.8	35.6	40.7	50.1	52.8	60.2	65.8	71.2	76.6	82.2
Taxes	$(2.0)	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$(5.5)	$(5.6)

ENI, post-tax	$41.9	$35.6	$40.7	$50.1	$52.8	$60.2	$65.8	$71.2	$71.1	$76.5

        The following is a reconciliation of EBITDA, ENI, pre-tax and ENI, post-tax to GAAP Net Income (loss) attributable to CIFC:

($mm)	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E
EBITDA	$53.7	$46.1	$51.7	$61.1	$63.9	$71.2	$77.1	$82.7	$88.3	$94.1
D&A and interest	(9.9)	(10.5)	(11.0)	(11.0)	(11.1)	(11.0)	(11.3)	(11.5)	(11.7)	(11.9)
ENI, pre-tax	$43.8	$35.6	$40.7	$50.1	$52.8	$60.2	$65.8	$71.2	$76.6	$82.2
Income tax expense—current	(2.0)	—	—	—	—	—	—	—	(5.5)	(5.6)

ENI, post-tax	$41.9	$35.6	$40.7	$50.1	$52.8	$60.2	$65.8	$71.2	$71.1	$76.5
Amortization and impairment of intangibles	(3.4)	(2.2)	(0.6)	(0.5)	(0.2)	—	—	—	—	—
Management fee sharing arrangements(1)	6.5	4.0	—	—	—	—	—	—	—	—
Net (gain)/loss on contingent liabilities and other	(0.6)	(0.2)	—	—	—	—	—	—	—	—
Employee compensation costs(2)	(1.5)	—	—	—	—	—	—	—	—	—
Management fee attributable to non-core funds	0.5	0.4	0.3	0.2	0.1	0.1	0.1	0.1	0.1	—
Other(3)	(6.0)	—	—	—	—	—	—	—	—	—

Total reconciling items	(12.1)	(2.6)	(4.6)	(6.8)	(5.8)	(6.3)	(6.6)	(6.7)	(6.8)	(7.0)
GAAP Net income (loss) attributable to CIFC LLC	$29.8	$33.0	$36.1	$43.2	$47.0	$53.9	$59.2	$64.5	$64.2	$69.5

Explanatory Notes:

(1)
CIFC shares management fees on certain of the acquired CLOs it manages with the party that sold the funds to CIFC, or an affiliate thereof. Management fees are presented on a gross basis for GAAP and on a net basis for ENI.

(2)
Employee compensation and benefits has been adjusted for the sharing of incentive fees with certain former employees in connection with the Company's acquisition of certain CLOs from Columbus Nova Credit Investments Management, LLC.

(3)
In 2016, Other primarily represents estimated professional service expenses incurred in relation to the strategic process announced in January 2016.

CIFC Acquisition Unaudited Projections

        In connection with the exploration of a strategic alternative, CIFC provided bidders, including representatives of Parent, with unaudited prospective financial information of CIFC assuming CIFC was acquired. The following projections for the years ending December 31, 2016, December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020 are management's projections for such years, prepared as described above. In principal, these financial projections remove public company costs, director fees, consulting fees paid to DFR Holdings, compensation paid to Peter Gleysteen and assume an increased growth rate for AUM for the first five years that reflects the access to additional capital and client relationships of a new owner.

	AUM Build (acquisition)
($mm)	2016E	2017E	2018E	2019E	2020E
CLO	$11,736	$12,905	$14,099	$13,949	$13,939
Corporate credit	1,479	2,579	4,229	6,145	8,353
Structured credit	1,073	1,860	3,310	4,006	5,786

Total AUM	$14,288	$17,345	$21,638	$24,101	$28,078

	P&L (acquisition)
($mm)	2016E	2017E	2018E	2019E	2020E
Management fees	$61.5	$70.2	$87.7	$107.1	$125.8
Incentive fees	31.0	18.1	19.5	34.4	38.5
NII	24.2	31.7	39.1	45.4	53.9

Total revenue	116.6	120.0	146.3	186.8	218.3
Operating expenses	(49.0)	(48.4)	(53.4)	(57.7)	(62.2)

EBITDA	67.6	71.6	92.9	129.1	156.1
D&A and interest	(9.9)	(10.5)	(11.0)	(11.0)	(11.1)

ENI, pre-tax	57.8	61.1	81.9	118.0	145.0
Taxes	(6.1)	(4.7)	(9.4)	(19.8)	(26.3)

ENI, post-tax	$51.6	$56.4	$72.6	$98.2	$118.8

        The following is a reconciliation of EBITDA, ENI, pre-tax and ENI, post-tax to GAAP Net Income (loss) attributable to CIFC:

($mm)	2016E	2017E	2018E	2019E	2020E
EBITDA	$67.6	$71.6	$92.9	$129.1	$156.1
D&A and interest	(9.9)	(10.5)	(11.0)	(11.0)	(11.1)

ENI, pre-tax	$57.8	$61.1	$81.9	$118.0	$145.0
Income tax expense—current	(6.1)	(4.7)	(9.4)	(19.8)	(26.3)
ENI, post-tax	$51.6	$56.4	$72.6	$98.2	$118.8

Income tax expense—deferred	(5.5)	(7.6)	(6.7)	(6.7)	(6.8)
Amortization and impairment of intangibles	(3.4)	(2.2)	(0.6)	(0.5)	(0.2)

Management fee sharing arrangements(1)	6.5	4.0	—	—	—
Net (gain)/loss on contingent liabilities and other	(0.6)	(0.2)	—	—	—

Employee compensation costs(2)	(1.5)	—	—	—	—
Management fee attributable to non-core funds	0.5	0.4	0.3	0.2	0.1
Other(3)	(6.0)	—	—	—	—

Total reconciling items	1.7	6.7	9.1	19.5	26.2
GAAP Net income (loss) attributable to CIFC LLC, pre-tax	$53.3	$63.1	$81.6	$117.7	$144.9

Taxes	11.6	12.3	16.1	26.6	33.1

GAAP Net income (loss) attributable to CIFC LLC	$41.7	$50.9	$65.5	$91.2	$111.9

Explanatory Notes:

(1)
CIFC shares management fees on certain of the acquired CLOs it manages with the party that sold the funds to CIFC, or an affiliate thereof. Management fees are presented on a gross basis for GAAP and on a net basis for ENI.

(2)
Employee compensation and benefits has been adjusted for the sharing of incentive fees with certain former employees in connection with the Company's acquisition of certain CLOs from Columbus Nova Credit Investments Management, LLC.

(3)
In 2016, Other primarily represents estimated professional service expenses incurred in relation to the strategic process announced in January 2016.

Financing

        Parent estimates that the total amount of funds required to consummate the Merger and related transactions and pay related fees and expenses will be approximately $340 million. Parent expects this amount to be funded through a combination of the following:

  •
  a cash equity investment of up to $340 million by the Sponsor;

  •
  the rollover of the Rollover Shares immediately prior to the Merger, the equivalent of an investment of approximately $13,927,360 based upon the Merger Consideration; and

  •
  Parent's available cash on hand at closing.

        The consummation of the Merger is not subject to a financing condition (although the funding of the equity financing is subject to the satisfaction of the conditions set forth in the Commitment Letter under which the financing will be provided).

Equity Financing

        On August 19, 2016, the Sponsor entered into the Commitment Letter with Parent pursuant to which the Sponsor has committed to purchase, directly or indirectly, securities of Parent having an aggregate purchase price in cash of up to $340 million. The equity financing is subject to the following conditions:

  •
  execution and delivery of the Merger Agreement by CIFC; and

  •
  satisfaction or waiver of all conditions precedent to the closing of the Merger Agreement other than conditions that, by their nature, are to be satisfied at closing or are validly waived by Parent at the closing (provided that such conditions are reasonably expected to be satisfied or waived at the time when the closing occurs).

        The Sponsor's obligation to fund the equity financing will automatically terminate upon the earliest to occur of:

  •
  the closing (after funding by the Sponsor to Parent), at which time the obligation will be fulfilled;

  •
  the termination of the Merger Agreement in accordance with its terms;

  •
  the assertion by CIFC or any Company Party directly or indirectly, of any claim against the Sponsor, Parent or any of their affiliates, other than any claim (i) by CIFC against the Parent or Merger Sub to the extent permitted under the Merger Agreement or (ii) CIFC exercising third-party beneficiary rights in accordance with the Commitment Letter; and

  •
  the funding of the financing required to be funded by the Sponsor pursuant to the Commitment Letter.

Rollover Financing

        On August 19, 2016, Messrs. Vaccaro, Wriedt and Sokolowski (collectively, the "Rollover Holders") entered into the Rollover Agreements, pursuant to which the Rollover Holders collectively committed to contribute, immediately prior to the Effective Time, the Rollover Shares to Parent (the equivalent of an investment of approximately $13,927,360 based upon the Merger Consideration) in exchange for equity interests in Parent determined in accordance with such Rollover Holder's Rollover Agreement.

Limited Guarantee

        Concurrently with the execution of the Merger Agreement, the Guarantor executed and delivered the Guarantee pursuant to which the Guarantor has absolutely, unconditionally and irrevocably guaranteed:

  •
  any and all payment obligations of Parent and Merger Sub pursuant to and in accordance with the Merger Agreement (other than any payment obligations arising from the enforcement of specific performance) and any and all liabilities and damages payable by Parent or Merger Sub arising under or in connection with the Merger Agreement up to an amount not exceeding $340 million; or

  •
  the obligation of Parent to fund an amount equal to $340 million or such lesser amount which, when aggregated with any other cash that may be available to Parent to satisfy its obligations under the Merger Agreement, in the aggregate is sufficient to fund the aggregate Merger Consideration, the other amounts payable by Parent pursuant to the terms of the Merger Agreement and related fees and expenses described therein.

        The Guarantee will terminate upon the earliest to occur of:

  •
  the closing;

  •
  the date that is ninety (90) days following the date upon which the Merger Agreement is terminated, except in the event a claim for payment is asserted in writing against the Guarantor prior to such date;

  •
  the time at which either Obligation is performed or satisfied pursuant to the terms of the Guarantee; and

  •
  any time when CIFC or any Company Party asserts in writing in any litigation or other proceeding that the provisions of the Guarantee limiting the Guarantor's aggregate liability, the continuing guarantee or the no recourse clause are illegal, invalid or unenforceable in whole or in part, or asserts that the Guarantor is liable in excess of the cap, or asserts any theory of liability whatsoever against the Guarantor or any other non-party under or in connection with the Guarantee, the Merger Agreement, the Commitment Letter or any of the transactions contemplated thereby other than a claim (x) against the Guarantor for payment under the Guarantee or (y) against Parent or Merger Sub pursuant to the Merger Agreement.

Voting Agreement

        Concurrent with and as a condition to Parent entering into the Merger Agreement and incurring the obligations set forth therein, DFR Holdings entered into the Voting Agreement with respect to all Common Shares beneficially owned by DFR Holdings, together with any other voting securities of CIFC and any securities convertible into or exercisable or exchangeable for Common Shares or other voting securities of CIFC in each case that are acquired prior to termination of the Voting Agreement ("Covered Shares"). DFR Holdings beneficially owns approximately 80% of the outstanding Common Shares as of the date hereof.

        Pursuant to the Voting Agreement, DFR Holdings has agreed to take the following actions, among others, with respect to all of the Covered Shares, during the term of the Voting Agreement: (i) vote in favor of the Merger and the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement; (ii) vote in favor of the approval of any proposal to adjourn or postpone any meeting of the shareholders of CIFC to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held; (iii) vote against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of CIFC contained in the Merger Agreement, or of

DFR Holdings contained in the Voting Agreement; (iv) vote against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent's, CIFC's or Merger Sub's conditions under the Merger Agreement, any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of shares of CIFC (including any amendments to CIFC's article of incorporation or bylaws); (v) vote against any reorganization, recapitalization, dissolution, liquidation or winding-up of CIFC or any other extraordinary transaction involving CIFC other than the Merger; and (vi) vote against any acquisition proposal from a third party.

        The Voting Agreement will terminate on the earliest to occur of (i) the closing and (ii) the date of termination of the Merger Agreement in accordance with its terms. In the event that there is any amendment to the Merger Agreement which (x) reduces the Merger Consideration, or (y) materially adversely affects the holders of the Common Shares, DFR Holdings shall have no obligation to vote any of its Common Shares in accordance with the Voting Agreement in favor of the Merger Agreement or with respect to the Merger Agreement as so amended.

        A copy of the Voting Agreement is attached hereto as Annex E and is incorporated herein by reference. The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.

Interests of Our Directors and Executive Officers in the Merger

        When considering the recommendation of the Board that you vote to approve the proposal to authorize, approve and adopt the Merger Agreement, you should be aware that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally, as more fully described below. The Board was aware of and considered these interests, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be authorized, approved and adopted by the shareholders of CIFC. For purposes of all of CIFC's agreements and plans described below, the completion of the transactions contemplated by the Merger Agreement will constitute a change in control.

Rollover Agreements

        As a condition to Parent entering into the Merger Agreement, at the time that the parties signed the Merger Agreement, the Rollover Holders entered into the Rollover Agreements whereby, with respect to those Rollover Holders who are executive officers, Messrs. Vaccaro and Wriedt will each forego cash that would have been payable to them in the future upon vesting following the Merger on account of Common Shares underlying certain Company RSUs and Company PSUs held by them, which awards will instead be cancelled and substituted for a new restricted limited partnership unit award issued by Parent covering a number of interests in Parent equal to (i) the amount that would have been paid in cancellation of such Company RSUs and Company PSUs had they been cashed out in connection with the Merger, divided by (ii) the price per unit paid by the Sponsor or an affiliate thereof in connection with its equity investment in Parent (i.e., "rollover"). In addition, Mr. Wriedt will contribute certain Common Shares to Parent in exchange for limited partnership interests in Parent.

        The new restricted limited partnership unit awards in Parent will be subject to a three-year vesting schedule and, whether or not vested, be entitled to certain distributions made to limited partners of Parent. Once vested, the awards will be settled in fully vested limited partnership interests in Parent and the holder will be able to cause Parent to pay cash for such interests. Accordingly, each of Messrs. Vaccaro and Wriedt will acquire an indirect ownership interest in CIFC upon the closing of the Merger and, as a result, will have a continuing interest in the performance of the successor entity to

CIFC after the Merger. The Roller Shares will represent less than 5% of the outstanding interests in Parent after the Merger. The interests of Parent to be issued to Messrs. Vaccaro and Wriedt upon the vesting of the new restricted limited partnership unit awards will be subject to the limited partnership agreement of Parent.

        Under the Rollover Agreements, Mr. Vaccaro has agreed, effective at the closing, to rollover 465,000 Company RSUs and Company PSUs, which represents a value of $5,282,400 based upon the Merger Consideration. Mr. Wriedt has agreed, effective at the closing, to rollover 465,000 Company RSUs and Company PSUs and also contribute 100,000 Common Shares to Parent in exchange for interests in Parent, which represents, in the aggregate, a value of $6,418,400 based upon the Merger Consideration. The Rollover Shares being contributed by Messrs. Vaccaro and Wriedt represent 32% and 28% of their total fully diluted equity interests in CIFC, respectively, as of October 12, 2016.

Treatment of CIFC's Equity

        As further described under "The Merger Agreement—Treatment of Our Equity-Based Awards," on page 72, under the Merger Agreement, generally for each equity incentive award that is outstanding immediately prior to the Effective Time (not including certain specified Company RSUs and awards subject to the Rollover Agreements), the vesting will accelerate in full and all restrictions will lapse at which point all outstanding awards will be cancelled and terminated in consideration for the right to receive a cash payment. Such cash payment will be calculated based on the product of (i) the number of Common Shares subject to the award (assuming actual or maximum level of performance for any Company PSUs, depending upon the award), and (ii) (x) for share options, the excess, if any, of the Merger Consideration over the exercise price of such option or (y) for all other awards, the Merger Consideration. In addition, certain Company RSUs and Company PSUs that are entitled to receive dividend equivalents will be paid any accrued dividend equivalents at the Effective Time.

Summary of CIFC's Equity Awards in Connection with the Merger

        The following tables set forth the number and value (based on the Merger price of $11.36 per Common Share) of unvested share options, Company RSUs and Company PSUs held by each executive officer and non-employee director of CIFC that would be unvested as of immediately prior to the consummation of the Merger, assuming that no such awards are exercised, settled, or forfeited, as applicable, prior to the Effective Time (which solely for this purpose is assumed to be December 1, 2016). With respect to Company PSUs, the amounts set forth in the table below are based on the number of Company PSUs that would be vested based on the Merger Consideration of $11.36.

Name	Unvested Options That Will Vest (#)	Unvested Options That Will Vest ($)
Stephen Vaccaro	8,333	21,249
Oliver Wriedt	70,833	180,624
Rahul Agarwal	6,250	22,375

Name	Unvested Company RSUs That Will Vest (#)	Unvested Company RSUs That Will Vest ($)	Unvested Rollover Company RSUs That Will Be Subject to Continued Vesting (#)	Unvested Rollover Company RSUs That Will Be Subject to Continued Vesting ($)	Unvested Company PSUs That Will Vest (#)	Unvested Company PSUs That Will Vest ($)	Unvested Rollover Company PSUs That Will Be Subject to Continued Vesting (#)	Unvested Rollover Company PSUs That Will Be Subject to Continued Vesting ($)	Total Value of Unvested Company RSUs and Company PSUs ($)
Stephen J. Vaccaro	110,850	$1,281,128	240,000	$2,726,400	13,900	$164,159	225,000	$2,556,000	$6,727,687
Oliver Wriedt	110,850	$1,281,128	240,000	$2,726,400	13,900	$164,159	225,000	$2,556,000	$6.727,687
Rahul Agarwal	65,932	$800,025	0	$0	4,500	$53,144	0	$0	$853,169
Julian Weldon	110,168	$1,289,079	0	$0	10,000	$118,101	0	$0	$1,407,180
Paolo Amato	7,032	$80,587	0	$0	0	$0	0	$0	$80,587
Ehud Barak	7,032	$80,587	0	$0	0	$0	0	$0	$80,587
Jason Epstein	7,032	$80,587	0	$0	0	$0	0	$0	$80,587
Peter Gleysteen	0	0	0	$0	0	$0	0	$0	$0
Andrew Intrater	7,032	$80,587	0	$0	0	$0	0	$0	$80,587
Robert B. Machinist	7,032	$80,587	0	$0	0	$0	0	$0	$80,587
Marco Musetti	7,032	$80,587	0	$0	0	$0	0	$0	$80,587
Daniel K. Schrupp	7,032	$80,587	0	$0	0	$0	0	$0	$80,587
Jeffrey S. Serota	21,097	$241,771	0	$0	0	$0	0	$0	$241,771
Stephen F. Smith	7,032	$80,587	0	$0	0	$0	0	$0	$80,587

Employment and Severance Agreements with Executive Officers and Directors

Named Executive Officers

        CIFC is party to severance agreements with each of Messrs. Vaccaro and Wriedt, and employment letter agreements with each of Messrs. Agarwal and Weldon. Under the severance agreements for Messrs. Vaccaro and Wriedt, in the event of a termination of employment by CIFC without "cause" (as described in the section entitled "Executive Compensation") or due to death or disability, each of Messrs. Vaccaro and Wriedt are entitled to (i) 12 months of continued base salary payments and (ii) an amount equal to the average annual bonus paid to the executive for the three-year period preceding such termination, payable over 12 months. Such payments are conditioned upon the executive signing a general release of claims and his continued compliance with certain restrictive covenants (including non-competition and non-solicitation covenants for one year following termination of employment, as well as certain confidentiality, intellectual property and non-disparagement obligations for an indefinite period), and CIFC's severance obligations to these executives will cease when they commence new employment. Messrs. Agarwal and Weldon are not entitled to any severance benefits under their employment letter agreements, but they are each eligible for the following severance benefits under CIFC's general severance plan in the event his employment is terminated by CIFC without cause, subject to his execution of a release of claims: (i) severance pay equal to two weeks of base salary, multiplied by the number of full years of service (but in no event less than 8 weeks of base salary), generally payable in installments over the applicable number of weeks, and (ii) if COBRA continuation coverage is elected, payment of COBRA premiums during such severance pay period. Additional information regarding these severance arrangements can be found in the section titled "Executive Compensation," and payments that may become payable to the named executive officers under these arrangements can be found in the table below titled "—Golden Parachute Compensation."

Directors

        CIFC is party to an employment agreement with Mr. Peter Gleysteen in his capacity as Senior Investment Adviser. Under this agreement, in the event that Mr. Gleysteen's employment is terminated by CIFC without cause or by him for good reason (as defined in such agreement) or as a result of his death or disability, in any event, before December 31, 2016, then he is entitled to (i) continued base salary payments through December 31, 2016 and (ii) payment of his guaranteed annual bonus for 2016, payable on January 2, 2017. Such payments are conditioned upon his signing a general release of claims and his continued compliance with certain restrictive covenants (including certain non-competition covenants until December 31, 2016 and non-solicitation covenants for two years following termination of employment).

        No other directors have entered into any employment, service or severance agreements with CIFC.

Distributions

        Certain of the Company RSUs and Company PSUs held by CIFC's named executive officers are not entitled to dividend/distribution equivalent rights in accordance with their terms, and the share options held by a director of CIFC and CIFC's named executive officers are not entitled to dividend/distribution equivalent rights or adjustments to the exercise price as a result of dividends/distributions in accordance with their terms (such Company RSUs, Company PSUs and share options, collectively, the "Non-Participating Equity Equivalents"). The Non-Participating Equity Equivalents did not receive the benefit of the Distribution paid on September 12, 2016 to CIFC shareholders of record as of the close of business on August 31, 2016. The named executive officers hold Non-Participating Equity Equivalents in the form of Company RSUs and Company PSUs that represent 1,100,250 Common Shares of CIFC. The director and named executive officers hold Non-Participating Equity Equivalents in the form of share options that represent 2,750,313 Common Shares of CIFC. The aggregate value of this Distribution that was not payable to the director and the executive officers in respect of their Non-Participating Equity Equivalents was $385,056.

Post-Merger Employee Benefit Continuation

        Pursuant to the Merger Agreement, during the 12-month period commencing at the Effective Time, Parent has agreed to provide each employee of CIFC or our subsidiaries immediately prior to the Effective Time (whom we refer to collectively as "continuing employees") with (i) base compensation, commission rates and bonus opportunities that are, in the aggregate, at least equal to those provided to continuing employees immediately prior to the Effective Time and (ii) all other benefits (excluding any change of control benefits, retention bonuses and equity incentive awards) that are, in the aggregate, no less favorable than those provided to continuing employees immediately prior to the Effective Time. Parent has also agreed to provide each continuing employee whose employment terminates during such 12-month period severance benefits that are no less favorable than the severance benefits under the applicable severance plan or arrangement as in effect immediately prior to the Effective Time, and severance benefits provided during such 12-month period will be determined without taking into account any reduction in compensation after the Effective Time.

        Parent has agreed that it would give the continuing employees credit for their service with CIFC or any of our subsidiaries prior to the Effective Time for all purposes (but not for benefit accrual purposes under a defined benefit pension plan) under any benefit plan or arrangement maintained by Parent or one of its subsidiaries or affiliates that provides benefits to continuing employees after the Effective Time. Without limiting the generality of the foregoing, Parent has specifically agreed to cause (i) any waiting periods, pre-existing condition exclusions and actively-at-work requirements to be waived for continuing employees and their covered dependents and (ii) expenses incurred by continuing employees and their covered dependents that count towards deductibles, co-insurance, co-payments and out-of-pocket maximums to be taken into account under applicable plans following the Effective Time.

Arrangements with Parent

        In addition to the Rollover Agreements discussed above, Parent has agreed that Messrs. Vaccaro and Wriedt will each be entitled to a 2016 bonus that is no less favorable than his respective bonus for

2015, with the percentage of the 2016 bonus payable in cash to be no less than such percentage for 2015.

        As of the date of this proxy statement, none of our other executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates. Prior to or following the closing of the Merger, however, it is possible that some or all of our employees, including our executive officers, may discuss or enter into agreements with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates.

Merger-Related Compensation to Named Executive Officers of CIFC

        In accordance with Item 402(t) of Regulation S-K, the table below titled "—Golden Parachute Compensation" sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers.

        The amounts indicated in the table below titled "—Golden Parachute Compensation" are estimates of the amounts that would be payable given that the Merger Consideration is $11.36 and assuming, solely for purposes of this table, that the Merger is consummated on December 1, 2016 and that the employment of each of the named executive officers is terminated by CIFC without cause on that date. In addition to the assumptions regarding the consummation date of the Merger and termination of the employment of the named executive officers, these estimates are based on a number of other assumptions, including those described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may materially differ from the amounts set forth below.

        As described below, some of the amounts set forth in the table below would be payable by virtue of the consummation of the Merger ("single-trigger" payments), while other amounts would be payable only if a qualifying termination of employment occurs in connection with the Merger ("double-trigger" payments).

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits($)(3)	Other($)(4)	Total ($)(5)
Stephen J. Vaccaro	2,538,374	1,466,536	0	1,223,000	5,227,910
Oliver Wriedt	2,538,374	1,625,912	0	1,223,000	5,387,286
Rahul Agarwal	50,000	875,544	5,120	0	930,664
Julian Weldon	46,154	1,407,180	5,120	0	1,458,454

(1)
Cash:    The amounts in this column for Messrs. Vaccaro and Wriedt reflect the cash severance payments to which these named executive officers would be entitled pursuant to their respective severance agreements in the event that the executive's employment is terminated at any time due to his death or disability or by CIFC without cause, which include: (i) twelve months of continued base salary ($750,000 for Mr. Vaccaro and $750,000 for Mr. Wriedt), payable in twelve monthly installments and (ii) an amount equal to the average annual bonus paid to the executive for the three-year period preceding such termination ($1,788,374 for Mr. Vaccaro and $1,788,374 for Mr. Wriedt). Messrs. Vaccaro's and Wriedt's receipt of the amounts reported in this column are subject to their execution of a general release of claims and their continued compliance with certain restrictive covenants (i.e., non-competition and non-solicitation restrictions for one year following termination of employment, as well as certain confidentiality, intellectual property and non-disparagement obligations for an indefinite period), and CIFC's severance obligations to these executives will cease when they commence new employment. The amounts reported in this column for Messrs. Agarwal and Weldon reflect the cash severance payments they each would receive under CIFC's general severance plan if their employment were terminated by CIFC without cause at any time, pursuant to which each are eligible to receive, subject to their execution of a general release of claims, severance pay equal to two weeks of the base salary, multiplied by the number of full years of service (with a minimum of eight weeks of base salary), generally payable in installments over the applicable number of weeks ($50,000 for Mr. Agarwal and $46,154 for Mr. Weldon). All amounts reported in this column are double-trigger payments because these amounts will not be payable unless the executives incur a qualifying termination of employment; however, the amount, timing and form of severance pay will not be affected by whether or not the qualifying termination of employment occurs in connection with the Merger..

(2)
Equity:    With respect to Mr. Vaccaro, represents the value of (i) 8,333 unvested options that will vest and be cashed out upon the Effective Time ($21,249), (ii) 110,850 unvested Company RSUs that will be cashed out upon the Effective Time ($1,281,128) and (iii) 13,900 unvested Company PSUs that are expected to become vested and earned and that will be cashed out upon the Effective Time ($164,159). With respect to Mr. Wriedt, represents the value of (i) 70,833 unvested options that will vest and be cashed out upon the Effective Time ($180,624), (ii) 110,850 unvested Company RSUs that will be cashed out upon the Effective Time ($1,281,128) and (iii) 13,900 unvested Company PSUs that are expected to become vested and earned and that will be cashed out upon the Effective Time ($164,159). With respect to Mr. Agarwal, represents the value of (i) 6,250 unvested options that will vest and be cashed out upon the Effective Time ($22,375), (ii) 65,932 unvested Company RSUs that will be cashed out upon the Effective Time ($800,025) and (iii) 4,500 unvested Company PSUs that are expected to become vested and earned and that will be cashed out upon the Effective Time (assuming that all performance goals have been satisfied, except for performance goals based on the amount of the Merger Consideration, in which the value of such Company PSUs that is expected to become earned is reflected) ($53,144). With respect to Mr. Weldon, represents the value of (i) 110,168 unvested Company RSUs that will be cashed out upon the Effective Time ($1,289,079) and (ii) 10,000 Company PSUs that are expected to become vested and earned and that will be cashed out at the Effective Time (assuming that all performance goals have been satisfied, except for performance goals based on the amount of the Merger Consideration, in which the value of such Company PSUs that is expected to become earned is reflected) ($118,101). All amounts in this column are single-trigger payments.

(3)
Perquisites/Benefits:    Under CIFC's general severance plan, in the event of an involuntary termination of employment without cause, Messrs. Agarwal and Weldon are each eligible to receive, subject to their execution of a general release of claims, payment of COBRA premiums during the severance pay period if they elect COBRA continuation coverage ($5,120 for Mr. Agarwal and $5,120 for Mr. Weldon). All amounts reported in this column are double-trigger payments because these benefits will not be provided unless the executives incur a qualifying termination of employment; however, the amount, timing and form of such benefits will not be affected by whether or not the qualifying termination of employment occurs in connection with the Merger.

(4)
Represents the 2016 annual bonuses payable to Messrs. Vaccaro and Wriedt in 2017 when bonuses for 2016 are normally paid, assuming that each of their 2016 bonuses will be equal to that of their respective 2015 bonuses and also assuming that these amounts will be payable if an executive's employment is terminated by CIFC without cause on the consummation date of the Merger. These are single-trigger payments.

(5)
The total single-trigger payments for Messrs. Vaccaro, Wriedt, Agarwal and Weldon are $2,689,536, $2,848,912, $875,544 and $1,407,180, respectively. The total double-trigger payments for Messrs. Vaccaro, Wriedt, Agarwal and Weldon are $2,538,374, $2,538,374, $55,120 and $51,274, respectively.

Indemnification and Insurance of Directors and Executive Officers

        From and after the Effective Time, Parent and Merger Sub will, and shall cause the Surviving Company and its subsidiaries to, fulfill and honor, in all respects, the obligations of CIFC and our subsidiaries pursuant to any indemnification agreements and any indemnification provision, expense advancement provision and any exculpation provision set forth in the LLC Agreement, or equivalent organizational documents of CIFC and our subsidiaries.

        The Merger Agreement also provides that the Surviving Company will, and Parent will cause the Surviving Company, to, cause the indemnified parties to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by CIFC (provided that the Surviving Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of CIFC and its subsidiaries and other indemnified parties when compared to the insurance maintained by CIFC as of the date of the Merger Agreement) or obtain "tail" insurance policies from CIFC's current insurance carrier or an insurance carrier with the same or better credit rating as CIFC's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of CIFC and its subsidiaries and other indemnified parties, in each case with respect to claims arising out of or relating to events which occurred at or before the Effective Time (provided, that Parent or the Surviving Company, as applicable, will not be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premiums paid by CIFC on annualized basis). The Merger Agreement provides that in lieu of the foregoing coverage, at any time after the execution of the Merger Agreement, CIFC may (at Parent's expense), purchase a six-year prepaid "tail policy" that provides coverage no less favorable to the indemnified parties than the coverage described above.

Strategic Committee Fees

        Jeffrey S. Serota received a fee in the amount of $255,000 for serving as the chairperson of the Strategic Committee.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the material U.S. federal income tax consequences of the Merger that are relevant to certain holders of Common Shares whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," Treasury Regulations promulgated under the Code, court decisions, administrative rulings, published positions of the Internal Revenue Service, which we refer to as the "IRS", and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their Common Shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to a holder that is subject to special tax rules, such as: financial institutions; tax-exempt organizations; partnerships, S corporations or other entities treated as pass-through entities for U.S. federal income tax purposes; insurance companies; retirement plans and other tax-deferred accounts; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of tax accounting for their securities; regulated investment companies; real estate investment trusts; personal holding companies; certain expatriates or former long-term residents of the United States; holders subject to the alternative minimum tax; holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction; holders that received their Common Shares in a compensatory transaction; holders who own an equity interest, actually or constructively, in Parent and Merger Sub or the Surviving Company following the Merger; U.S. Holders whose "functional currency" is not the U.S. dollar; or holders that are "controlled foreign corporations," "passive foreign investment companies," or corporations that accumulate earnings to avoid U.S. federal income tax. In addition this discussion does not describe any tax consequences arising under the laws of any state, local or non-United States jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the tax on "net investment income" imposed under Section 1411 of the Code.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Common Shares, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and their partners should consult their tax advisors regarding the consequences of the Merger.

        No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Common Shares of CIFC that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

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  A corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for Common Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder generally will recognize gain or loss as a result of the Merger in an amount equal to the difference, if any, between (i) the amount of cash received by the U.S. Holder in the Merger and the U.S. Holder's pro rata share of the indebtedness, if any, of CIFC LLC and (ii) the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the Merger (including the U.S. Holder's pro rata share of the indebtedness, if any, of CIFC LLC). A U.S. Holder's adjusted tax basis will be adjusted to reflect the U.S. Holder's allocable share of the taxable income or loss of CIFC LLC through the Effective Time. A U.S. Holder should consult his or her tax advisor with respect to the calculation of the U.S. Holder's adjusted tax basis in the shares surrendered in the Merger. Any gain or loss recognized by a U.S. Holder generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder's holding period in such shares is longer than one (1) year at the time of the completion of the Merger. However, a portion of such U.S. Holder's amount realized, whether or not representing gain, will be treated as ordinary income to the extent attributable to such U.S. Holder's allocable share of certain "inventory" items and "unrealized receivable" of CIFC LLC as prescribed in section 751 of the Code. Long-term capital gains of non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of Common Shares at different times, any capital gain or loss will be divided between long-term and short-term capital gain or loss in the same proportion as the holding period of such interest is divided between the portion held for more than one year and the portion held for one year or less.

Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of Common Shares who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as "controlled foreign corporations" or "passive foreign investment companies." Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

  •
  The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

  •
  Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

  •
  CIFC LLC was engaged in the conduct of a trade or business in the United States. While the IRS may take a different position, CIFC LLC believes that it has structured its operations so that CIFC should not be viewed as having conducted a trade or business within the United States.

Information Reporting and Backup Withholding

        Information reporting and backup withholding may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding will generally not apply to a holder that (1) furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on a properly completed IRS Form W-9 (or successor form), (2) provides a certification that such holder is not a U.S. person on an applicable and properly completed IRS Form W-8BEN or W-8BEN-E (or successor form), or (3) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Regulatory Approval

        There is no filing required under the HSR Act in connection with the Merger, and therefore, the condition related to the HSR Act has been satisfied.

        At any time before or after the Effective Time, the Antitrust Division of the United States Department of Justice or the FTC could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger. In addition, U.S. state attorneys general could take such action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or permitting completion subject to regulatory conditions. Although neither we nor Parent believe that the Merger violates the antitrust laws, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact:

CIFC LLC
250 Park Avenue, 4th Floor
New York, NY 10177
Telephone (Collect): (646) 367-6633
Email: investor@cifc.com

THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

        The following summary of the Merger Agreement is intended to provide information regarding certain key terms of the Merger Agreement. The Merger Agreement contains representations and warranties by us, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and were made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. The representations, warranties and covenants in the Merger Agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure letter delivered contemporaneously with the execution of the Merger Agreement, and being subject to contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Structure of the Merger

        At the Effective Time, Merger Sub will merge with and into us. We will be the Surviving Company in the Merger and will continue our corporate existence under the laws of the State of Delaware as a wholly owned subsidiary of Parent. The LLC Agreement in effect at the Effective Time will be amended in connection with the Merger and will be the limited liability company agreement of the Surviving Company. The directors of Merger Sub at the Effective Time will be the directors of the Surviving Company and our officers at the Effective Time will be the initial officers of the Surviving Company, in each case until their respective successors are duly elected and qualified.

Closing and Effective Time of the Merger

        The closing of the Merger will take place at 10:00 a.m., New York City time, on the third business day following the satisfaction or waiver (subject to applicable law) of all conditions set forth in the Merger Agreement and described below under "—Conditions to the Completion of the Merger" (other than those conditions that, by their terms, cannot be satisfied until the closing date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the closing).

        The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as we and Parent shall agree and as will be specified in the certificate of merger. As of the date of this proxy statement, we expect to consummate the Merger in the fourth quarter of 2016. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, and it is possible that factors outside the control of us, Parent or Merger Sub could delay the completion of the Merger, or prevent it from being completed at all. There may be a substantial amount of time between the date of the Annual Meeting and the completion of the Merger. We expect to consummate the Merger promptly following the receipt of all required approvals.

Effect of the Merger on Our Shares

        At the Effective Time, each Common Share outstanding immediately prior to the Effective Time (other than the Excluded Shares (as defined below)) will be converted into the right to receive $11.36, in cash, subject to any withholding of taxes required by applicable law. At the Effective Time, all of our Common Shares (other than the Excluded Shares) will cease to be outstanding, will automatically be canceled and retired and will cease to exist, and will thereafter represent only the right to receive the per share Merger Consideration of $11.36 in cash, subject to any withholding of taxes required by applicable law.

        At the Effective Time, each Common Share held by us, Parent or Merger Sub or any of our or their respective subsidiaries (other than shares held by any subsidiary of ours, which shall remain outstanding with appropriate adjustment to the number thereof to preserve its relative interest in us, and other than shares held on behalf of third parties) will be canceled without payment of any consideration. We refer to the shares described in the preceding sentence, the dissenting shares described below and the shares subject to the Rollover Agreements as the "Excluded Shares." Each

common share of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one common share representing one membership interest of the Surviving Company.

        Common Shares held by a dissenting shareholder who properly perfected its rights of appraisal within the meaning of Section 262 of the DGCL will represent the right to receive payment of the appraised value of those shares as determined in accordance with the DGCL. Further information related to dissenting shareholders and their rights is described in the section below "Appraisal Rights".

Procedures for Surrendering Common Shares for Payment

        Prior to the Effective Time, Parent or Merger Sub will deposit, or cause to be deposited, with the paying agent cash in the aggregate amount necessary for the paying agent to pay the Merger Consideration (other than amounts to be paid through our payroll system) to our shareholders (other than shareholders that properly perfect appraisal rights and Common Shares cancelled without payment as described above under "—Effect of the Merger on Our Shares").

        Promptly (and no later than two (2) business days) after the closing, Parent shall send, or shall cause the paying agent to send, to each record holder, as of the Effective Time, of Common Shares which have converted into the right to receive the Merger Consideration with respect thereto, a form of letter of transmittal and instructions for effecting the surrender of any certificate representing Common Shares or uncertificated shares represented by book-entry, which we refer to as book-entry shares, as the case may be, in exchange for the Merger Consideration to which such shareholder is entitled pursuant to the Merger Agreement.

        Upon proper surrender to the paying agent of a certificate representing Common Shares or book-entry shares, together with the letter of transmittal, duly executed and properly completed in accordance with the instructions thereto, the paying agent will issue and deliver to the holder of such certificate or book-entry shares the Merger Consideration for such shares.

        Any shareholder who surrenders a certificate representing Common Shares or book-entry shares at least three (3) business days prior to the Effective Time, together with a duly executed and properly completed letter of transmittal and such other proper documentation as the paying agent reasonably requests (which letter of transmittal and other documentation Parent will cause the paying agent to provide promptly upon request of a shareholder, but in no event later than five (5) business days prior to the Effective Time), the paying agent shall pay to such shareholder on the closing date the Merger Consideration for such shares.

        If any certificate representing Common Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such person of a bond in such reasonable amount as may be directed by the Surviving Company as indemnity against any claim that may be made against it with respect to such certificate and delivery to the paying agent of any other documentation (including an indemnity in customary form) reasonably requested by Parent, the paying agent will pay an amount equal to the consideration that would be payable in respect thereof pursuant to the Merger Agreement.

        In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of CIFC, it will be a condition of payment that such certificate so surrendered or such book-entry share will be accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer tax either has been paid or is not payable.

        Any portion of the funds deposited with the paying agent for payment to our shareholders that remains unclaimed by our shareholders twelve (12) months after the Effective Time will be returned to the Surviving Company. Any holder of our Common Shares may thereafter look only to the Surviving Company for payment of the Merger Consideration.

Withholding

        The Surviving Company, Parent and paying agent are entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the Merger Agreement such amounts as they are required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign tax law. To the extent that amounts are withheld, such amounts will be treated as having been paid to the person in respect of which such deduction and withholding was made.

Treatment of Our Equity-Based Awards

        The Merger Agreement provides that CIFC's equity and equity-based awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

        Share Options.    Each share option to purchase Common Shares that is outstanding immediately prior to the Effective Time, that has not been forfeited (or if previously forfeited, is required to be reinstated if a change in control event or sale event occurs within a specified period following such forfeiture), will become fully vested to the extent then unvested and be canceled in exchange for the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Common Shares subject to the share option as of the Effective Time and (ii) the amount by which the Merger Consideration exceeds the exercise price per share of Common Shares underlying the share option (but if the foregoing equals or is less than zero, such share option will be cancelled and forfeited without payment).

        Time-Based Vesting Restricted Share Units.    Each Company RSU that is outstanding prior to the Effective Time (other than certain specified Company RSUs and any Company RSU to be assumed by Parent pursuant to the Rollover Agreements), that has not been forfeited (or if previously forfeited, is required to be reinstated if a change in control event or sale event occurs within a specified period following such forfeiture), will be fully vested and be canceled in exchange for the right to receive an amount in cash determined by multiplying (i) the Merger Consideration by (ii) the total number of Common Shares subject to such Company RSU as of the Effective Time. In addition, certain Company RSUs that are entitled to receive dividend equivalents will be paid any accrued dividend equivalents at the Effective Time.

        Performance-Based Vesting Restricted Share Units.    Each Company PSU that is outstanding immediately prior to the Effective Time (other than any Company PSU to be assumed by Parent pursuant to the Rollover Agreements), that has not been forfeited (or if previously forfeited, is required to be reinstated if a change in control event or sale event occurs within a specified period following such forfeiture), will be fully vested and be canceled and the holder will be entitled to receive an amount in cash, without interest, equal to the amount determined by multiplying (i) the Merger Consideration and (ii) the total number of Common Shares subject to any such Company PSU (assuming such aggregate number of Common Shares shall be determined assuming the maximum level of performance for such Company PSU except for those Company PSUs that become earned based on the Merger Consideration, in which case the total number of Common Shares subject to any such Company PSU shall be based on the amount of the Merger Consideration). In addition, certain Company PSUs that are entitled to receive dividend equivalents will be paid any accrued dividend equivalents at the Effective Time.

        Warrant.    CIFC currently has a Company Warrant outstanding to acquire Common Shares. At the Effective Time, the Company Warrant will be canceled in exchange for the right to receive pursuant to the terms of the Company Warrant (i) an amount in cash, without interest, equal to the product of (x) the aggregate number of Common Shares for which such Company Warrant is exercisable into as of the Effective Time and (y) the amount by which the Merger Consideration exceeds the exercise price per share of the Common Shares underlying the Company Warrant and (ii) the product of the aggregate number of Common Shares for which such Company Warrant is exercisable, and the sum of the amount of dividends declared since the date of issuance of the Company Warrant prior to the date of the Merger Agreement (which shall be an amount equal to $1.59) plus any dividends paid after the date of the Merger Agreement and prior to the closing of the Merger.

Representations and Warranties

        We have made customary representations and warranties to Parent and Merger Sub in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, including the exclusion of reports filed with the SEC since January 1, 2014 and prior to the execution of the Merger Agreement (excluding any forward-looking disclosures contained under the heading "Risk Factors," any disclosure included in any "Forward-Looking Statements" section or any other disclosure in such filings to the extent such disclosure is primarily predictive or forward-looking in nature, in each case, other than any specific factual information contained therein or disclosures with respect to events affecting CIFC), provided that such disclosure shall not qualify or limit certain representations and warranties as specified in the Merger Agreement. These representations and warranties relate to, among other things:

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  our and our subsidiaries' organization, good standing and qualification to carry on our business;

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  our capital structure and the capital structure of our subsidiaries;

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  our corporate power and authority and approval to execute, deliver and perform the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement;

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  obtaining the required shareholder approval;

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  the approval of the Board;

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  required regulatory filings, authorizations, consents or approvals;

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  the absence of certain conflicts, violations, breaches, defaults or required consents under our organizational documents, applicable law and material contracts;

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  the adequacy and accuracy of the information contained in our documents filed with the SEC;

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  our financial statements;

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  our internal system of disclosure controls and procedures concerning financial reporting;

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  the absence of certain undisclosed liabilities;

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  the absence of certain changes or events since December 31, 2015;

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  the absence of certain litigation, actions, arbitrations, mediations, suits, orders or judgments;

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  employee benefits plans and other employment-related agreements;

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  compliance with applicable laws and licenses;

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  the inapplicability of, and our compliance with, certain takeover statutes;

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  compliance with environmental laws, permits, and licenses by us and our subsidiaries and certain other environmental matters;

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  the payment of applicable taxes, compliance with applicable tax withholding requirements and compliance with certain tax matters related to us and our subsidiaries;

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  certain labor matters related to us and our subsidiaries;

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  certain data security requirements;

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  ownership, validity and enforceability of or rights with respect to the intellectual property of us and our subsidiaries;

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  real property owned or leased by us and our subsidiaries;

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  certain of our material contracts and certain material contracts of our subsidiaries;

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  certain of our and our subsidiaries' investment management or investment advisory arrangements;

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  certain insurance matters related to us and our subsidiaries;

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  receipt of the opinion of our financial advisor;

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  brokers' and finders' fees payable by us in connection with the transactions contemplated by the Merger Agreement;

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  our compliance, and our subsidiaries' compliance, with the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act and other similar anti-bribery and anti-corruption laws;

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  affiliate transactions; and

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  the adequacy and accuracy of information included in this proxy statement.

        Similarly, Parent and Merger Sub have made customary representations and warranties to us in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

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  the organization, good standing and qualification to carry on the business of Parent and Merger Sub;

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  corporate power and authority and approval to execute, deliver and perform the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement;

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  required regulatory filings, authorizations, consents or approvals;

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  no beneficial ownership of Common Shares by Parent, Merger Sub or any of their respective affiliates;

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  the absence of certain conflicts, violations, breaches, defaults or consents under the organizational documents of Parent and Merger Sub, applicable law and contracts;

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  the execution, delivery, enforceability and sufficiency of the Commitment Letter, and the absence of any breach or default under the Commitment Letter;

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  brokers' and finders' fees payable by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement;

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  the accuracy of information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement; and

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  the enforceability of, and absence of default under, the Guarantee delivered by the Guarantor.

        None of the representations and warranties in the Merger Agreement will survive the Effective Time.

Definition of "Company Material Adverse Effect"

        Many of our representations and warranties in the Merger Agreement are qualified by a "Company Material Adverse Effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect). For purposes of the Merger Agreement, a "Company Material Adverse Effect" means any event, occurrence, fact, development, condition or change that, individually or in the aggregate, has had or would reasonably be expected to have, a materially adverse effect on, (x) the business, assets, liabilities, properties, results of operations, or condition (financial or otherwise) of the Company and our subsidiaries, taken as a whole; or (y) the ability of the Company to timely perform our obligations under and consummate the Merger and the other transactions contemplated by the Merger Agreement; other than with respect to clause (x) only, any event, occurrence, fact, development, condition or change arising out of or resulting from:

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  changes in general economic, business or geopolitical conditions;

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  political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world;

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  changes in the financial, credit, banking, securities or commodities markets in the United States or any other country or region in the world (including changes in interest rates, exchange rates, stock, bond and/or debt prices);

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  changes in GAAP or other accounting standards (or interpretations thereof);

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  changes in any laws or other binding directives issued by any governmental entity (or interpretations thereof);

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  any change, in and of itself, in the market price or trading volume of our Common Shares (provided that the underlying causes of such change may be considered in determining whether there is a Company Material Adverse Effect if not otherwise excluded in the definition of Company Material Adverse Effect);

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  the occurrence of any hurricane, earthquake, or other natural disaster;

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  any failure to meet internal or published projections, forecasts, budgets, estimates or expectations of CIFC's revenue, earnings or other financial performance or results of operations for any period (provided that the underlying causes of such change may be considered in determining whether there is a Company Material Adverse Effect if not otherwise excluded in the definition of Company Material Adverse Effect);

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  the announcement or pendency of the transactions contemplated by the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of CIFC or our subsidiaries with our or their employees, clients or other persons having business relationships with CIFC or our subsidiaries, or any litigation arising from allegations of a breach of a fiduciary duty or other violation of applicable law arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

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  any acts of CIFC or any of our subsidiaries expressly required or expressly prohibited by the terms of the Merger Agreement, or any omissions of CIFC or any of our subsidiaries expressly required by the terms of the Merger Agreement; or

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  any change generally affecting any of the industries in which CIFC or any of our subsidiaries operates;

except (other than with respect to the 6th, 8th, 9th, and 10th bullet) to the extent, and only to the extent, that such events, occurrences, facts, developments, conditions or changes have a disproportionate impact on CIFC and our subsidiaries, taken as a whole, relative to other companies operating in the industry in which CIFC and our subsidiaries primarily operate.

Conduct of the Business Pending the Merger

        We have agreed to certain covenants in the Merger Agreement restricting the conduct of our business between the date of the Merger Agreement and the Effective Time. In general, except with Parent's consent in writing (which may not be unreasonably withheld, conditioned or delayed), or as required by law, or as expressly required by the Merger Agreement or as set forth in the disclosure letter delivered contemporaneously with the execution of the Merger Agreement, we are required, and required to cause our subsidiaries, to conduct our and their operations in the ordinary course of business.

        In addition, except with Parent's consent in writing (which may not be unreasonably withheld, conditioned or delayed), or as required by law, or as expressly required by the Merger Agreement or as set forth in the disclosure letter delivered contemporaneously with the execution of the Merger Agreement, we may not, and may not permit any of our subsidiaries to, take any of the following actions, among other things and with certain exceptions as set forth in the disclosure letter in addition to those described below:

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  amend or propose to amend any of our or our subsidiaries' organizational documents;

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  authorize for issuance or grant, or issue or grant, any securities or reduce or forgive the payment of all or any portion of any exercise price with respect to any share option or warrant, other than the issuance of (i) Common Shares upon the settlement or exercise or conversion of any equity award or warrant that is outstanding as of the date of the Merger Agreement, or (ii) awards under the share plan as set forth in the disclosure letter;

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  (i) redeem, repurchase or otherwise acquire any shares of CIFC or any of its subsidiaries, or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, provided, that the foregoing shall not prohibit the redemption, repurchase or other acquisition by us of securities in connection with (w) the forfeiture of equity awards by any person pursuant to the terms of the share plan or any contract entered into pursuant to the terms thereof, (x) the exercise of warrants by any person pursuant to the terms of the warrants, (y) the withholding of securities to satisfy tax obligations and/or the exercise price with respect to equity awards or warrants or (z) a holder's termination of employment for cause or in connection with a holder's breach of a restrictive covenant; (ii) split, combine or reclassify any securities; (iii) make, declare, set aside or pay any dividends or other distribution (whether in cash, stock, property or otherwise) (other than (a) dividends or other distributions by a wholly owned subsidiary of ours to us or any other wholly owned subsidiary of ours or (b) dividends declared and paid on the Common Shares after May 24, 2016 up to and immediately prior to the closing, in an amount not to exceed $0.10 per Common Share); or (iv) other than the Voting Agreement, enter into any contract with respect to the voting of any of our securities;

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  (i) sell, assign, transfer, sublease, license or otherwise convey or dispose of any of our assets with a fair market value in excess of $1,000,000 in the aggregate with respect to all such sales, assignments, transfers, subleases, licenses or other conveyances or dispositions, provided, that the foregoing shall not prohibit us and our subsidiaries from taking any such actions with respect to investment assets in the ordinary course of business or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

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  (i) redeem, repurchase, prepay, defease, incur or otherwise acquire any indebtedness for borrowed money or issue any debt securities or assume, guarantee or otherwise become responsible for, the obligations of any person for borrowed money, in each case, in excess of $1,500,000 in the aggregate, other than (a) incurred to replace, renew, extend, refinance or refund any existing indebtedness, (b) in connection with the financing of ordinary course trade payables, (c) any indebtedness for borrowed money among us and our wholly owned subsidiaries or among our wholly owned subsidiaries, or (d) guarantees by us of indebtedness for borrowed money of our wholly owned subsidiaries, which indebtedness is incurred in compliance with the Merger Agreement, (ii) voluntarily subject any of our assets, properties or rights or any part thereof, to any lien or voluntarily suffer such to exist, other than, in each case, except permitted liens, (iii) make or incur any capital expenditure in excess of $500,000 in the aggregate, except for the expenditures contemplated by the capital budgets set forth in the disclosure letter, or (iv) amend or modify in any material respect, or terminate (other than at its stated expiry or maturity date or as the result of the exercise of termination rights held by the counterparty thereto) or waive any material terms or conditions of the senior notes or the subordinated notes;

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  acquire or agree to acquire (whether by way of merger, consolidation, acquisition of stock, acquisition of assets or otherwise) any person or any division thereof, or make any loans, advances or capital contributions to or investments in any person (other than CIFC or any wholly owned subsidiary of ours), provided that the foregoing shall not prohibit us and our subsidiaries from making any such loan or advance (i) taking the form of a loan or advance to any employee of ours or any subsidiary thereof for travel or other expenses that is made in the ordinary course of business and in accordance with applicable law, (ii) that constitutes the extension of trade credit to any customer or client of ours or any subsidiary thereof so long as such extension of trade credit is made by us or such subsidiary in the ordinary course of business, or (iii) that is in connection with an investment in any investment fund or other collective investment vehicle that is a distinct entity (a) sponsored or controlled by the us or any of our subsidiaries, or (b) for which we or any of our subsidiaries act as the principal investment adviser, investment manager, collateral manager, trustee, general partner, managing member, manager or in a similar capacity, in the ordinary course of business;

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  except (i) as required by an employee benefit plan or contract, in each case, as in effect on the date of the Merger Agreement, (ii) as required by applicable law or (iii) as contemplated by the Merger Agreement, (a) increase the compensation or benefits payable or to become payable to the key employees, (b) increase the compensation or benefits payable or to become payable to individual consultants or employees (other than key employees) of ours or any of our subsidiaries by more than 10% of the current aggregate compensation or benefits payable to each such individual consultant or employee, and (c) establish, adopt, enter into or amend in any material respect any material employee benefit plan or plan, agreement or arrangement that would have been a material employee benefit plan if in effect as of the date of the Merger Agreement (other than (1) entering into employment agreements and compensation arrangements for new hires or promoted employees, in either case, who would not be key employees, that provide severance benefits and compensation opportunities consistent with employees holding (or who have held) a similar position with us or any of our subsidiaries or (2) amendments required to maintain the tax qualified or registered status of any employee benefit plan);

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  enter into, or amend or modify in any material respect, or terminate (other than at its stated expiry date or as the result of the exercise of termination rights held by the counterparty thereto) or waive any material terms or conditions of, any material contract, provided that the foregoing shall not prohibit us or any of our subsidiaries from taking any such action to the extent such action is in the ordinary course of business;

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  subject to certain exceptions, settle, compromise, release or forgive any actions to which we or any of our subsidiaries is a party or is threatened to be made a party, other than any such settlement, compromise, release or forgiveness that involves only the payment of monetary damages (and does not provide for any form of equitable, injunctive or similar relief and does not contain as a term thereof any material restrictions on our business or operations or that of any of our subsidiaries) not in excess of $250,000 with respect to any such action or $1,000,000 in the aggregate with respect to all such actions; provided, however, any amounts in any such settlement, compromise, release or forgiveness that are paid by insurance shall not count against such $250,000 or $1,000,000 amount;

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  make any material change in any method of accounting or accounting principle, method, estimate or practice, except for any such change required by reason of a change in GAAP or applicable law or otherwise required by a governmental entity or quasi-governmental entity (including the Financial Accounting Standards Board or any similar organization);

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  (i) make or change any tax election or file any amendment to a tax return, except, in each case, as required by applicable law, (ii) enter into any closing agreement, settle any material tax claim, audit or assessment, surrender any right to claim a refund of a material amount of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim, audit or assessment relating to us or any of our subsidiaries, (iii) take any position on any tax return or adopt any methods therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods or (iv) change any method of tax accounting, except as required by applicable law;

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  pay any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates (other than us or any of our subsidiaries), other than the payment of compensation to directors, officers and employees in the ordinary course of business;

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  abandon, assign or otherwise transfer any material intellectual property;

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  enter into any new business line;

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  commence any action before any governmental authority, other than as required by the Merger Agreement, unless we or any of our subsidiaries would be prejudiced in any way if it failed to do so;

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  determine, declare, communicate or pay any bonus in respect of fiscal year ended December 31, 2016 (it being understood that such bonuses will be paid by the Surviving Company or Parent in the form of a combination of cash, restricted cash and equity of Parent); provided, that if the closing date has not occurred by December 31, 2016, Parent will work in good faith with us in determining such bonuses reasonably promptly following December 31, 2016; provided, further, that any such bonuses shall not be determined, declared, communicated or paid without Parent's prior written consent; or

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  authorize, or agree or commit to do, any of the foregoing.

Acquisition Proposals

        We have agreed to, and to cause each of our subsidiaries to, direct their and our respective affiliates, directors, officers, employees, representatives or other intermediaries not to:

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  solicit, initiate or knowingly facilitate (it being understood and agreed that ministerial acts that are not otherwise prohibited by the Merger Agreement (such as answering unsolicited phone calls) shall not be deemed to "facilitate" for purposes of this restriction) the submission of inquiries, proposals or offers from any person (other than Parent) relating to any Acquisition Proposal (as defined below), or agree to or recommend any Acquisition Proposal;

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  enter into any agreement (x) to consummate any Acquisition Proposal, (y) to approve any Acquisition Proposal or (z) requiring us to abandon, terminate or fail to consummate the Merger;

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  enter into or participate in any discussions or negotiations in connection with any Acquisition Proposal or inquiry with respect to any Acquisition Proposal, or furnish any non-public information with respect to its business, properties or assets in connection with any Acquisition Proposal;

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  waive, terminate, modify or release any person (other than Parent, Merger Sub and their respective affiliates) from any provision of or grant any permission, waiver or request under any "standstill" or similar agreement or obligation, unless the Board has determined in good faith after consultation with outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties under applicable law; or

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  agree to resolve to take, or take, any of the actions prohibited by the Merger Agreement, as described in the above bullets.

        For purposes of the Merger Agreement, "Acquisition Proposal" means any offer or proposal (other than a proposal or offer by Parent or any of its subsidiaries) (a) for a merger, reorganization, recapitalization, consolidation, share exchange, business combination, liquidation, dissolution or other similar transaction involving us or any of our subsidiaries whose assets constitute more than 15% of our assets and the assets of our subsidiaries, taken as a whole, or (b) to acquire, directly or indirectly, securities representing more than 15% of the voting power of CIFC, more than 15% of our assets and the assets of our subsidiaries, taken as a whole, or more than 15% of the total capital stock of CIFC and our subsidiaries, taken as a whole.

        We agreed to immediately cease, and cause our representatives and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted prior to signing the Merger Agreement with respect to an Acquisition Proposal and agreed to immediately terminate online data room access to all such parties and their representatives. Notwithstanding the foregoing, we may, following the receipt of an Acquisition Proposal, contact the person that has made such Acquisition Proposal to (i) clarify and understand the terms and conditions thereof solely to facilitate the determination by the Board of whether such Acquisition Proposal constitutes or would reasonably be expected to lead to, a Superior Proposal (as defined below), and (ii) inform such person of the existence of our obligations under the Merger Agreement related to Acquisition Proposals.

        Notwithstanding these restrictions, we, directly or indirectly through our affiliates, directors, officers, employees, representatives or other intermediaries, may, prior to the adoption of the Merger Agreement by the affirmative vote or consent of the holders of a majority of our outstanding Common Shares, (i) engage in negotiations or discussions with any person (and its representatives and intermediaries) that has made an unsolicited bona fide written Acquisition Proposal not resulting from or arising out of a breach of our non-solicitation obligations under the Merger Agreement, and/or (ii) furnish to such person information relating to us or any of our subsidiaries pursuant to an Acceptable Confidentiality Agreement (as defined below) and to the extent nonpublic information that has not been made available to Parent is made available to such person, make available or furnish such nonpublic information to Parent promptly (and in any event within 24 hours) following the time it is provided to such person, in the case of each of clauses (i) or (ii), if, and only if, prior to taking such particular action, the Board has determined in good faith after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal constitutes or would reasonably be expected to lead to, a Superior Proposal, and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

        For purposes of the Merger Agreement (i) "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into any transaction involving an Acquisition Proposal that the Board determines in its good faith judgment (after consultation with our outside legal counsel and financial advisor) would be, if consummated, more favorable to our shareholders than the Merger Agreement and the Merger, considering such factors as the Board considers to be appropriate, except that the references to "15%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%"; and (ii) "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains provisions that are no less favorable to us in the aggregate than those contained in that certain letter agreement, dated June 13, 2016, between CIFC and Parent; provided, however, such confidentiality agreement shall not be required to include a standstill provision or in any way prohibit the making or amendment of an Acquisition Proposal.

        We have agreed to notify Parent promptly (but in any event within 24 hours) after receipt of any bona fide Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal. We have also agreed to keep Parent reasonably informed of the status and material details (including any amendments or proposed amendments) of any such Acquisition Proposal and keep Parent reasonably informed as to the material details of all discussions or negotiations with respect to any such Acquisition Proposal (in each case in a manner that is not unduly disruptive of our ability to conduct good faith discussions in accordance with the Merger Agreement with the party making such Acquisition Proposal and its representatives, advisors and agents) and shall provide Parent within 24 hours after receipt thereof all copies of any other documentation, including any drafts of any definitive acquisition agreement, merger agreement or similar definitive agreement with respect to such Acquisition Proposal, material to understanding such Acquisition Proposal (as determined by us) received by us from the person (or from any representatives, advisors or agents of such person) making such Acquisition Proposal or with whom such discussions or negotiations are taking place; provided that, for the sake of clarity, it is understood and agreed that all such information and communications shall be subject to the confidentiality agreement between us and Parent.

        Notwithstanding anything to the contrary in the Merger Agreement, prior to the adoption of the Merger Agreement by the affirmative vote or consent of the holders of a majority of our outstanding Common Shares, the Board may: (x) withdraw, modify or amend in any manner adverse to Parent its approval or recommendation of the Merger Agreement or the Merger or recommend an Acquisition Proposal, or enter into a definitive acquisition agreement, merger agreement or similar definitive agreement or resolve or agree to take any of the foregoing actions (any of the foregoing actions, a "Company Adverse Recommendation Change") (i) in response to an intervening event (which refers to a material event or circumstance that was not known to the Board on the date of the Merger Agreement (or if known, the consequences of which were not known to nor reasonably foreseeable by the Board as of such date which event or circumstance, or any material consequences thereof, becomes known to the Board); provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an intervening event, or (ii) following receipt of an unsolicited bona fide written Acquisition Proposal that did not result from a breach of certain of our obligations under the Merger Agreement and which the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, or (y) following receipt of an unsolicited bona fide written Acquisition Proposal that did not result from a breach of certain of our obligations under the Merger Agreement and which the Board determines in good faith, in consultation with its financial advisors and outside legal counsel constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, terminate the Merger Agreement in accordance with the provisions thereof and enter into a definitive acquisition agreement, merger agreement or similar definitive agreement (not to include an Acceptable Confidentiality Agreement) with respect to such Superior Proposal, if, and only if, the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and we pay the applicable Termination Fee to Parent substantially concurrently with such termination, as further described in "—Termination of the Merger Agreement" and "—Termination Fee."

        However, we can make a Company Adverse Recommendation Change or terminate the Merger Agreement as described above if and only if we have taken the following actions:

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  we have provided Parent with at least four (4) business days' prior written notice advising Parent we intend to effect a Company Adverse Recommendation Change and specifying, in reasonable detail, the reasons therefor and all material information with respect to such intervening event (including in relation to all developments related thereto);

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  if requested by Parent, we have negotiated in good faith with Parent during such four-business-day period following our delivery of the notice described above (the "Negotiation Period"), to the extent Parent desires to negotiate, to make such adjustments to the terms and conditions of the Merger Agreement such that the Board would determine in good faith, after consultation with its financial advisors and outside legal counsel, that the failure of the Board to make a Company Adverse Recommendation Change would not be inconsistent with its fiduciary duties under applicable law;

  •
  following the end of the Negotiation Period, the Board has considered in good faith Parent's revisions to the Merger Agreement, if any, and determined in good faith such Superior Proposal continues to constitute a Superior Proposal or the failure to effect a Company Adverse Recommendation Change with respect to such intervening event continues to be reasonably likely to be inconsistent with fiduciary duties under applicable law or even if the revisions in Parent's written proposal, if any, were given effect;

  •
  we have provided Parent with at least four (4) business days' prior written notice (it being understood and agreed that any material amendment to the amount or form of consideration payable in connection with the applicable Acquisition Proposal shall require a new notice and a two-business-day period) advising Parent that the Board intends to take such action, specifying the material terms and conditions of the Superior Proposal and that we shall, if requested by Parent, during such four-business-day period (or two-business-day period, if applicable), negotiate with Parent (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal; and

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  in the event of any material change to the terms of or any change to the Merger Consideration of such Superior Proposal, we have delivered to Parent an additional notice consistent the requirements described above and extended the Negotiation Period for two (2) business days.

Board Obligation to Call a Shareholders' Meeting

        We have agreed under the Merger Agreement to call, give notice of, and convene a meeting of our shareholders to approve and adopt the Merger Agreement as promptly as reasonably practicable after the date on which the SEC confirms that is has no further comments on this proxy statement.

Required Efforts to Consummate the Merger

        We and Parent have agreed to cooperate and use our respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, including:

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  the obtaining of all necessary consents from governmental entities, and the making of all necessary registrations and filings (including filings with governmental entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities;

  •
  the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

        We and Parent have agreed to file or cause to be filed any and all initial notifications with respect to the Merger and other transactions contemplated by the Merger Agreement required under the HSR Act as promptly as practicable and in any event within ten (10) business days after the date of the Merger Agreement and to use our reasonable best efforts to obtain prompt approval of the consummation of the transactions contemplated by the Merger Agreement or cause the expiration or termination of any applicable waiting periods under the HSR Act. There is no filing required under the HSR Act in connection with the Merger, and therefore, the condition related to the HSR Act has been satisfied. We and Parent have agreed to allow the other party, if permitted by applicable law, the opportunity to attend and participate in any material meeting with any governmental entity in respect of any filing made therewith in connection with the transactions contemplated by the Merger Agreement.

Certain Investor-Related Consents and Waivers

        We have agreed under the Merger Agreement to use commercially reasonable efforts (without a requirement to offer or grant any material accommodation or material alteration of terms (financial or otherwise)) to obtain the required investment-related consents; provided, however, that prior to obtaining any consent which would require payment of any fee above a certain threshold, we shall have obtained the written consent of Parent.

        We have agreed under the Merger Agreement to use commercially reasonable efforts (without a requirement to offer or grant any material accommodation or material alteration of terms (financial or otherwise)) to obtain the required investor waivers in the manner prescribed under the applicable fund documents as to constitute a valid consent thereunder on the earliest practicable date; provided, however, that prior to obtaining any Investor Waiver which would require payment of any fee above a certain threshold, CIFC shall have obtained the written consent of Parent.

        At the reasonable request of Parent, subject to applicable fiduciary duties, the terms of the relevant investment advisory arrangement and as permitted by applicable law, we, as determined in our reasonable discretion, may request that each investment adviser subsidiary (x) provide a notice to any client that has not consented to the assignment prior to the closing stating that such client's account may be terminated if such consent is not received by the closing and (y) terminate the investment advisory arrangement with such client effective immediately prior to the closing if such consent has not been received.

        We have agreed to seek Parent's approval of the form and substance of any notice or other materials to be distributed to any client or other persons in order to obtain the necessary consent or investor waiver, which approval shall not be unreasonably withheld, conditioned, or delayed. In addition, the consent of Parent shall be required with respect to any amendment or modification to any client contract for the purpose of obtaining any such consent that is adverse in any material respect to Parent, CIFC or any of our subsidiaries; provided, however, that the payment of any fee in connection with obtaining a consent or investor waiver that is effectuated in accordance with the Merger Agreement shall in no circumstance be determined to be an amendment or modification to a client contract that is adverse in any material respect to Parent, CIFC or any of our subsidiaries.

Shareholder Litigation Related to the Merger

        We have agreed under the Merger Agreement to keep Parent informed of and consult and cooperate with Parent in connection with, any shareholder litigation or claim against CIFC and/or our directors or officers relating to the Merger or the other transactions contemplated by the Merger Agreement (other than any litigation where the interests of CIFC or any of its affiliates are adverse to those of Parent, Merger Sub or any of their respective affiliates) and to consider in good faith any suggestions by Parent with respect thereto.

Employee Benefits Matters

        From and after the Effective Time, Parent shall cause the Surviving Company and its subsidiaries to honor all employee benefit plans, and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, provided that the foregoing shall not be construed as prohibiting the amendment or termination of any such employee benefit plans, and compensation arrangements and agreements in accordance with its terms.

        Until the first anniversary of the Effective Time, each employee of CIFC or our subsidiaries who remains employed following the Merger, who we refer to as a continuing employee, will be provided with base salaries, wages and commission rates and bonus opportunities that, in the aggregate, are at least equal to those provided by CIFC and our subsidiaries immediately prior to the Effective Time and all other employee benefits (excluding change of control benefits, retention bonuses and equity incentive awards) that are no less favorable, in the aggregate, than the employee benefits provided by CIFC and our subsidiaries immediately prior to the Effective Time. Until the first anniversary of the Effective Time, Parent has also agreed to provide or cause the Surviving Company to provide severance benefits no less favorable than the severance benefits required under the applicable severance benefit plans and arrangements of CIFC and our subsidiaries as in effect on the date of the Merger Agreement.

        Parent has agreed that it would give the continuing employees credit for their service with CIFC prior to the Merger in connection with any employee benefit plan maintained by Parent or any of its subsidiaries or any respective affiliate (including the Surviving Company), except where such credit would result in the duplication of benefits.

        Parent has agreed, with respect to the continuing employees, Parent will, or will cause the Surviving Company to cause (i) any waiting periods, pre-existing condition exclusions and limitations and actively-at-work requirements, eligibility waiting periods and evidence of insurability to be waived for continuing employees and their dependents and (ii) payments that count towards employees' deductibles, co-insurance, co-payments and out-of-pocket maximums to be taken into account under applicable plans following the Effective Time.

Directors' and Officers' Indemnification and Insurance

        From and after the Effective Time until the sixth anniversary thereof, Parent, Merger Sub and the Surviving Company agree that all rights to indemnification, advancement of expenses and exculpation by us and our subsidiaries now existing in favor of each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of CIFC or our subsidiaries and each person who served at the request of CIFC or our subsidiaries as a director, officer, member, trustee or fiduciary of another company (each, an "Indemnified Party"), corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise as provided in the organizational documents of CIFC and our subsidiaries, in each case as in effect on the date of the Merger Agreement, or pursuant to any other contracts in effect on the date of the Merger Agreement and disclosed to Parent, shall survive the Merger and remain in full force and effect in accordance with their terms for a period of six (6) years from the Effective Time.

        From and after the Effective Time, to the fullest extent permitted by the organizational documents of CIFC, Parent and the Surviving Company shall jointly and severally, indemnify, defend and hold harmless each Indemnified Party, against any and all losses, claims, damages, liabilities, fees, expenses, judgments, fines and amounts paid in settlement of any threatened or actual claim, action, suit, proceeding or investigation, in each case, arising in whole or in part out of or pertaining to (i) the fact that such person is or was a director, officer, member, trustee or fiduciary of CIFC or our subsidiaries or any of their respective predecessors, or served at the request of CIFC or our subsidiaries as a director, officer, member, trustee or fiduciary of another company, corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at or prior to the Effective Time, (ii) matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the transactions contemplated by the Merger Agreement, or (iii) actions or omissions of a director, officer, member, trustee or fiduciary of CIFC or our subsidiaries taken in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by the Merger Agreement), and shall, subject to an undertaking by such Indemnified Party to repay such expenses if it is ultimately determined that such person is not entitled to indemnification under the organizational documents of CIFC, reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred.

        The Surviving Company shall, and Parent shall cause the Surviving Company to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors' and officers' liability insurance maintained by CIFC immediately prior to the Effective Time (provided, that the Surviving Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the beneficiaries of those policies when compared to the insurance maintained by CIFC as of the date of the Merger Agreement), or (ii) obtain "tail" insurance policies from our current insurance carrier or an insurance carrier with the same or better credit rating as our current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the beneficiaries of those policies, in each case with respect to claims arising out of or relating to events which occurred at or before the Effective Time (including in connection with the transactions contemplated by the Merger Agreement); provided, however, that in no event will CIFC expend or the Surviving Company be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by CIFC for such insurance prior to the date of the Merger Agreement.

Financing of the Merger

        In the Merger Agreement, Parent and Merger Sub expressly acknowledged and agreed that their respective obligations thereunder are not conditioned upon obtaining financing. In addition, Parent provided us with a true and complete copy of the Commitment Letter prior to executing the Merger Agreement and represented that such letter was in full force and effect and was a valid and binding obligation (subject to certain enforceability exceptions) on Parent and Merger Sub and, to the knowledge of Parent, the other parties thereto.

Other Covenants

        The Merger Agreement contains other covenants, including (among others) those relating to access to information, stock exchange delisting, publicity, takeover statutes, matters related to the reporting requirements of Section 16(a) of the Exchange Act, notices of certain events, taxes and confidentiality.

Conditions to the Completion of the Merger

        The obligations of us, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of each of the following conditions:

  •
  the Merger Agreement shall have been duly adopted and approved by the affirmative vote of the majority of the outstanding Common Shares entitled to vote thereon in accordance with the laws of the State of Delaware;

  •
  the waiting period (and any extension thereof) under the HSR Act relating to the Merger will have expired or been terminated; and

  •
  no governmental entity having jurisdiction over any party to the Merger Agreement shall have enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement.

        The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the closing date of each of the following conditions:

  •
  our representations and warranties relating to issued and outstanding Common Shares, certain aspects of equity awards and voting debt, ownership interests in our subsidiaries, certain transactions with affiliates, the existence of brokers and the applicability of takeover statutes to the Merger will be true and correct in all respects (other than in the case of de minimis inaccuracies) when made and as of the closing date, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be so true and correct in all respects as of that date);

  •
  our representations and warranties relating to the authorization and validity of the Merger Agreement and the absence of a Company Material Adverse Effect since December 31, 2015 shall be true and correct in all respects when made and as of the closing date, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date);

  •
  all our other representations and warranties set forth in the Merger Agreement will be true and correct in all respects (in each case without giving effect to any limitation indicated by the words "Company Material Adverse Effect," "in all material respects," "in any material respect," "material" or "materially") when made and as of the closing date, as though made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

  •
  we will have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by us under the Merger Agreement at or prior to the closing date;

  •
  we will have performed or complied in all but de minimis respects with the agreements and covenants required to be performed or complied with by us under the Merger Agreement at or prior to the closing date regarding the issuance or grant of Company securities, redemption, repurchase or acquisition of any shares of CIFC or any of our subsidiaries, increase of any compensation or benefits to key employees, certain affiliate transactions and payment of any bonuses in respect of fiscal year ended December 31, 2016;

  •
  since August 19, 2016, there shall not have been any Company Material Adverse Effect;

  •
  we will have delivered to Parent a certificate signed by our Co-Presidents and Chief Financial Officer certifying that the above conditions regarding the representations and warranties, the performance of obligations of CIFC, and a certificate signed by an executive officer certifying that the above condition regarding no Company Material Adverse Effect, have been satisfied;

  •
  there shall not be pending any action brought, issued, pursued or enforced by a governmental authority against us, our subsidiaries or any member of our or our subsidiaries' senior management, which would have a Company Material Adverse Effect; provided, that it shall be assumed that any such action will be adversely determined unless we can demonstrate by a preponderance of the evidence that such action will not be adversely determined against us;

  •
  (i) the junior subordinated notes due October 30, 2035 issued by CIFC Corp. in the aggregate principal amount of $95,000,000, and (ii) the junior subordinated notes due October 30, 2035 issued by CIFC Corp. in the aggregate principal amount of $25,000,000 shall remain outstanding as at the closing date;

  •
  (i) the consent of clients representing equal to or greater than ninety percent (90%) of the base aggregate management fees shall have been obtained and (ii) the consent of clients representing equal to or greater than seventy percent (70%) of the base aggregate non CLO/CDO management fees shall have been obtained; provided, however, that (A) in the case of clients pursuant to which the applicable indenture or other governing document has been fully discharged prior to the closing in the ordinary course and not either (X) as a result of the transactions contemplated by the Merger Agreement or (Y) at the direction of CIFC or any of our subsidiaries, the management fees with respect to such client shall be removed from the numerator and the denominator of the calculation under (i) and/or (ii), as applicable, and (B) the consent of clients shall be considered obtained for these purposes if all consents and investor waivers required by law or the applicable fund documents have been obtained; and

  •
  we will have delivered to Parent a certificate pursuant to Treasury Regulations Section 1.1445-11T, dated as of the closing date and signed by a responsible officer of CIFC.

        Our obligation to consummate the Merger is also subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the closing date of each of the following conditions:

  •
  Parent's and Merger Sub's representations and warranties relating to authority and ownership of Common Shares shall be true and correct in all respects when made and as of the closing date, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date);

  •
  all of Parent's and Merger Sub's other representations and warranties in the Merger Agreement will be true and correct in all respects (without giving effect to any limitation indicated by the words "material adverse effect," "in all material respects," "in any material respect," "material" or "materially") when made and as of the closing date, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to, individually or in the aggregate, prevent or materially impede, interfere with, hinder or delay Parent's or Merger Sub's ability to consummate the transactions contemplated by the Merger Agreement; and

  •
  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed by or complied with by it under the Merger Agreement on or prior to the Effective Time and Parent will have delivered to us a certificate signed by an executive officer of Parent certifying that the foregoing condition has been satisfied.

        Neither we nor Parent or Merger Sub may rely on the failure of any condition set forth above to be satisfied, to excuse such party's obligation to effect the Merger if such failure was caused by such party's failure to comply with its obligations set forth in the Merger Agreement to consummate and make effective the transactions provided for therein.

Termination of the Merger Agreement

        The Merger Agreement may be terminated only prior to the Effective Time by action taken or authorized by the board of directors of the terminating party or parties, and except as provided therein, whether before or after approval of the matters presented in connection with the Merger by the shareholders of CIFC:

  •
  by mutual written agreement of us and Parent;

  •
  by either us or Parent if:

  •
  the Effective Time shall not have occurred on or before January 31, 2017, provided that this termination right shall not be available to any party whose material breach (including in the case of Parent a material breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the principal cause of, or principally resulted in, the failure of the Merger to be consummated on or before January 31, 2017;

  •
  the meeting of shareholders to approve and adopt the Merger Agreement has been held and completed, and the holders of the outstanding Common Shares fail to adopt and approve the Merger Agreement; or

  •
  any statute, rule, regulation or other law shall have been adopted or promulgated after August 19, 2016, or any restraining order, injunction or other order shall have been issued after such date by a court or other governmental entity of competent jurisdiction, having the effect of making the Merger illegal or permanently enjoining or otherwise permanently prohibiting consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such statute, rule, regulation, other law, restraining order, injunction or other order shall have become final and nonappealable; provided, however, that this right to terminate the Merger Agreement shall not be available to any party whose material breach (including in the case of Parent a material breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been a principal cause of, or resulted in, the adoption, promulgation or issuance of any such statute, rule, regulation, other law, restraining order, injunction or other order;

  •
  by us, if:

  •
  prior to the approval and adoption of the Merger Agreement by our shareholders, the Board authorizes us, in full compliance with the terms of the Merger Agreement to enter into any Company Acquisition Agreements (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal and prior to or concurrently with, and as a condition to, such termination, CIFC shall have paid to Parent the Termination Fee required to be paid as described in "—Termination Fee;" provided, however, that at the time of such termination we have complied with the requirements with respect to such Superior Proposal as described in "—Acquisition Proposals;"

    •
    there has been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that the conditions to the closing of the Merger set forth in "—Conditions to the Completion of the Merger," would not be satisfied and, in either such case, (i) such breach is not reasonably capable of being cured, or (ii) if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (A) thirty (30) days following the receipt by Parent and Merger Sub of written notice from CIFC informing Parent or Merger Sub of such breach, and (B) January 31, 2017; provided, however, that Parent and Merger Sub shall have only have three (3) days to cure if such breach is the failure to consummate the transactions contemplated by the Merger Agreement when required pursuant thereto; provided further, however, that CIFC shall not have the right to terminate the Merger Agreement if (x) such breach is cured by Parent or Merger Sub within the time period referred to immediately above, or (y) CIFC is then in material breach of our representations, warranties, covenants or agreements contained in the Merger Agreement; or

  •
  by Parent, if:

  •
  prior to the approval and adoption of the Merger Agreement by our shareholders, a Company Adverse Recommendation Change shall have occurred; or

  •
  there has been a breach of any representation, warranty, covenant or agreement on the part of CIFC set forth in the Merger Agreement such that the conditions to the closing of the Merger set forth in "—Conditions to the Completion of the Merger" would not be satisfied and, in either such case, (i) such breach is not reasonably capable of being cured, or (ii) if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (A) thirty (30) days following the receipt by CIFC of written notice from Parent informing CIFC of such breach, and (B) the January 31, 2017; provided, however, that Parent shall not have the right to terminate the Merger Agreement if (x) such breach is cured by CIFC within the time period referred to immediately above, or (y) Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or

  •
  within ten (10) business days after a tender offer or exchange offer relating to Company securities shall have been commenced by a person unaffiliated with Parent (or, if earlier, prior to the date of CIFC Annual Meeting), CIFC shall not have sent to our shareholders pursuant to Rule 14e-2 under the Securities Act a statement reaffirming CIFC board recommendation and recommending that shareholders reject such tender or exchange offer.

Termination Fee

        We have agreed to pay to Parent the Termination Fee of $13,332,000 in the following circumstances:

  •
  if (x) the Merger Agreement is terminated by us or Parent because the Effective Time has not occurred on or before January 31, 2017, or (y) the meeting of our shareholders to adopt and approve the Merger Agreement has been held and completed, and the holders of outstanding Common Shares have failed to adopt and approve the Merger Agreement, and, in each case, at the time of the termination Parent had the right to terminate the Merger Agreement because (A) a Company Adverse Recommendation Change shall have occurred, or (B) within ten (10) business days after a tender offer or exchange offer relating to Company securities shall have been commenced by a person unaffiliated with Parent, and CIFC shall not have sent to our shareholders pursuant to Rule 14e-2 under the Securities Act a statement reaffirming CIFC board recommendation and recommending that shareholders reject such tender or exchange offer; or

  •
  if we have terminated the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal; or

  •
  if (i) the Merger Agreement is terminated by us or Parent because the Effective Time has not occurred on or before January 31, 2017, and the meeting of our shareholders to adopt and approve the Merger Agreement has been held and completed, and the holders of outstanding Common Shares have failed to adopt and approve the Merger Agreement, or (ii) the Merger Agreement is terminated by us or Parent because the meeting of our shareholders to adopt and approve the Merger Agreement has been held and completed, and the holders of outstanding Common Shares have failed to adopt and approve the Merger Agreement, and (A) prior to the termination of the Merger Agreement (in the case of a termination pursuant to clause (i)) or prior to the date of the Company Annual Meeting (in the case of a termination pursuant to clause (ii)), there shall have been publicly disclosed or announced (and not withdrawn) a bona fide written Acquisition Proposal, and (B) within twelve (12) months of the termination of the Merger Agreement, CIFC enters into a definitive agreement with respect to a Superior Proposal (other than an Acceptable Confidentiality Agreement) with respect to any Acquisition Proposal (which is subsequently consummated) or shall have consummated any Acquisition Proposal (which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination of the Merger Agreement).

Remedies

        The Merger Agreement provides that if Parent receives a Termination Fee pursuant to the Merger Agreement, it will be the sole and exclusive remedy of Parent and its affiliates against us, our subsidiaries, and their respective former, current or future officers, directors, partners, shareholders, managers, members, employees, affiliates and representatives and none of the Company, any of our subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, employees, affiliates or representatives shall have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby, provided, however, that the termination of the Merger Agreement shall not relieve any party from any liability for damages to the extent such liabilities for damages were the result of fraud or the willful and material breach by such party of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement In no event will we be required to pay the Termination Fee on more than one occasion.

Specific Performance

        The Merger Agreement provides that the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions of the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Fees and Expenses

        Except as set forth in the section entitled "—Termination Fee" and the section entitled "—Financing of the Merger," all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such costs or expenses, provided that, any costs, fees and expenses (including fees and expenses of legal counsel) in connection with any filing made pursuant to the HSR Act or any competition, merger control, antitrust or similar law, including any such costs, fees or expenses incurred responding to any requests for additional information, and in litigating any challenge to the transactions contemplated by the Merger Agreement under the HSR Act or any competition, merger control, antitrust or similar law, shall be paid by Parent.

Amendments, Waivers

        The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of CIFC, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

Governing Law and Venue, Waiver of Jury Trial

        The Merger Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Merger Agreement or the negotiation, execution or performance of the Merger Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of another State to otherwise govern the Merger Agreement. Each party agreed to irrevocably consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state courts (and in each case, any appellate court therefrom) for purposes of any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated by the Merger Agreement. Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER
MERGER-RELATED COMPENSATION
(PROPOSAL 2)

        We are submitting to our shareholders a proposal to approve on an advisory (non-binding) basis compensation that will or may become payable to our named executive officers in connection with the Merger. This compensation is summarized under the heading "Merger-Related Compensation to Named Executive Officers of CIFC" in "Approval of the Merger and the Merger Agreement (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger."

        The Board encourages you to review carefully the Merger-related compensation information disclosed in this proxy statement. The Board recommends that our shareholders approve the following resolution (the "Merger Consideration Resolution"):

        "RESOLVED, that the shareholders of CIFC LLC hereby approve, on an advisory (non-binding) basis, the compensation that will or may become payable to the named executive officers of CIFC LLC that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "Merger-Related Compensation to Named Executive Officers of CIFC" under "Approval of the Merger and the Merger Agreement (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger" in the proxy statement."

        The vote to approve the Merger-related compensation that will or may become payable to our named executive officers is a vote separate and apart from the vote on the proposal to authorize, approve and adopt the Merger Agreement. Accordingly, you may vote "FOR" the approval of the proposal to authorize, approve and adopt the Merger Agreement, and "AGAINST" the proposal to approve Merger-related compensation, or vice versa. Because the vote to approve the Merger-related compensation to be paid or become payable to our named executive officers is advisory only, it will not be binding on us or Parent. Accordingly, if the Merger Agreement is authorized, approved and adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory (non-binding) vote.

        The above resolution approving the Merger-related compensation of our named executive officers on an advisory basis will require the affirmative vote of holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote on such proposal at the Annual Meeting.

        The Board recommends a vote "FOR" the approval of the Merger Consideration Resolution.

 VOTE ON ADJOURNMENT (PROPOSAL 3)

        Our shareholders are being asked to approve a proposal that will give us authority to adjourn the Annual Meeting from time to time to, if necessary or appropriate, among other things, solicit additional proxies if there are insufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement. If this proposal is authorized, approved and adopted, the Annual Meeting could be adjourned by the Board to any date for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting, or any adjournment thereof, to approve the proposal to authorize, approve and adopt the Merger Agreement. The Board could postpone the Annual Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Annual Meeting is adjourned, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. We do not intend to call a vote on this proposal if the proposal to authorize, approve and adopt the Merger Agreement has been approved and adopted by our shareholders at the Annual Meeting.

        Approval of this proposal requires the affirmative vote of holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote on such proposal at the Annual Meeting.

        The Board recommends a vote "FOR" the proposal to approve the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the proposal to authorize, approve and adopt the Merger Agreement.

 ELECTION OF TEN (10) MEMBERS OF THE
CIFC LLC BOARD OF DIRECTORS
(PROPOSAL 4)

        The Board has nominated the individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of Shareholders in 2017 or until their successors, if any, are elected or appointed. To be elected, director nominees must receive the affirmative vote of a plurality of the votes cast. The individuals who receive the largest number of "FOR" votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Accordingly, the ten nominees who receive the most "FOR" votes will be elected as directors. Unless contrary instructions are given, the shares represented by your proxy will be voted "FOR" the election of all director nominees.

        All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the meeting.

Name	Age	Position
Paolo Amato	51	Director
Ehud Barak	74	Director
Jason Epstein	42	Director
Peter Gleysteen	65	Vice Chairman of the Board
Andrew Intrater	54	Director
Robert B. Machinist	63	Director
Marco Musetti	46	Director
Daniel K. Schrupp	49	Director
Jeffrey S. Serota	50	Chairman of the Board
Stephen F. Smith	75	Director

        Biographical information relating to each of the director nominees is set forth under "Directors and Corporate Governance" and incorporated by reference herein. In addition, the Board has made the independence determination with respect to each of our directors as described under "Independence of Directors; Controlled Company Exemption."

        The Board unanimously recommends a vote "FOR" the Election of each Director Nominee.

        Proxies solicited by the Board will be voted for the election of each director nominee unless shareholders specify a contrary vote.

 DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

        Set forth below is a description of the business experience of each director, as well as the specific qualifications, skills and experiences considered by the Nominating and Corporate Governance Committee (the "Nominating Committee") and the Board in recommending our slate of director nominees. All director nominees listed below currently serve as our directors and are nominated for reelection to the Board for a term expiring at the annual meeting of shareholders in 2017. See "Election of Directors (Proposal No. 4)."

Paolo Amato	Biography

Mr. Amato, 51, has been a member of the Board since June 2015. Mr. Amato serves as Chief Financial Officer of Renova Management AG based in Zurich since February 2015. From 2009 to 2014 he served Alitalia, first, as Executive Vice President & Chief Financial Officer, and from March 2013 thereafter as Deputy General Manager. In this capacity he oversaw the recent realization of Alitalia's strategic partnership with Etihad; co-chaired the industrial partnership with AirFrance-KLM; managed the transatlantic joint venture between Delta, and AirFrance-KLM and Alitalia; and assured the business integration of AirOne S.p.A.. From 2003 to 2008, Mr. Amato served as Chief Financial Officer of Ariston Thermo Group and in 2008 as General Director of Merloni Finanziaria, the Group's Holding company. From 2000 to 2003 he was Founding Partner and Co-CEO of the venture capital firm eNutrix S.p.A.. Mr. Amato started his international career in the New York office of Finmeccanica S.p.A. in 1989 where he engaged in various strategic/M&A projects. In 1994 he joined McKinsey & Company in Buenos Aires and then relocated to the Rome and Zurich offices as Senior Engagement Manager. From 2012 to January 2016 Mr. Amato was Chairman of the Board of AirOne S.p.A., from 2013 to December 2014 he was an independent director of Indesit Company S.p.A. (sold to Whirlpool in December 2014), and from 2012 to 2013 he was Director of Advanced Capital S.G.R. S.p.A. (fund of funds). He graduated in Mechanical Engineering from "La Sapienza" University Rome in 1989 and obtained a Master in Business Administration from Harvard Business School in 1994.
Qualifications

Mr. Amato brings to the Board extensive business and transaction experience obtained from leadership corporate roles in various industries as well as in consulting and venture capital, in addition to his service on various boards of directors.

Ehud Barak	Biography

Mr. Barak, 74, has been a member of the Board since January 2014. Mr. Barak is an internationally renowned leader and statesman, who most recently served as the Defense Minister of Israel from 2007 to 2013. He announced his retirement from politics in 2013 after almost two decades at the top ranks of the Israeli government, including terms as Israel's 10th Prime Minister, Minister of Foreign Affairs, and Minister of the Interior. Prior to his political career, Mr. Barak had an illustrious 36-year military career that included various top posts in the Israel Defense Forces ("IDF"), including the Head of Planning, Head of Military Intelligence, Commander of the Central Command, Deputy Chief of Staff, and Commander of Sayaret Matkal (Israel's Elite Commando Unit); ultimately culminating in his tenure as the Chief of General Staff of the IDF from 1991-1995. Based on his distinguished military career, Mr. Barak is widely recognized as the most decorated soldier in the history of the IDF. In addition to his political and military experience, during a hiatus from public life (2001-2007), Mr. Barak entered the private sector, where he consulted and acted as a strategic adviser for a number of prestigious private equity firms and hedge funds, as well as consulting on security-related issues and earning accolades on the international lecture circuit. Mr. Barak has a M.S. in Engineering-Economic Systems from Stanford University in California and a B.S. in Physics and Mathematics from the Hebrew University of Jerusalem.
Qualifications

Mr. Barak brings to the Board extensive business and transaction experience obtained from leadership roles in the military and in the top ranks of the Israeli government, as well as advising and consulting for a number of private equity firms and hedge funds.
Jason Epstein	Biography

Mr. Epstein, 42, has been a member of the Board since June 2010. Mr. Epstein is a Managing Partner of Columbus Nova ("CN"), the US investment vehicle for the Renova Group, a multi-national, Zurich-based industrial holding company. Mr. Epstein co-leads CN's investment activities, which currently manages directly and indirectly (through affiliate managers) a variety of investments that include growth equity, private equity, and fixed income investments. On behalf of CN, Mr. Epstein's primary investment-related areas of focus are CIFC and CN's technology and media investment platform. In this capacity, Mr. Epstein sits on a variety of boards of directors, including Rhapsody Music International (Co-Chairman), Day Break Games (Chairman), GenePeeks, and 300. Prior to joining CN in 2001, Mr. Epstein founded eLink Communications in 1998, a provider of broadband, networking and application services, and served as its Chief Executive Officer, where he was a two-time finalist for the Ernst & Young Entrepreneur of the Year Award. Mr. Epstein received a B.A. from Tufts University. He currently serves on the University's Board of Overseers of the School of Liberal Arts as well as the Next Generation Board of the Shoah Foundation.

Qualifications

Mr. Epstein brings to the Board extensive business and transaction experience obtained from leadership roles in the telecommunications, healthcare and asset management sectors, as well as service on various boards of directors of portfolio companies.
Peter Gleysteen	Biography

Mr. Gleysteen, 65, has been a member of the Board since April 2011. Mr. Gleysteen is the Vice-Chairman of CIFC LLC. He previously was CIFC's Chief Executive Officer, serving from 2011 to early 2014. In 2005, Mr. Gleysteen founded Commercial Industrial Finance Corp. ("Legacy CIFC") and was its Chief Executive Officer from 2005 to 2011 when it merged into CIFC, at which point Mr. Gleysteen became the Chief Executive Officer of CIFC. Mr. Gleysteen previously had a 25 year career at JPMorgan Chase & Co. and its banking and securities subsidiaries (including its predecessor institutions, Chase Manhattan Corp. and Chemical Banking Corp., which are together referred to herein as "JPMorgan Chase"), where he co-founded and was the executive responsible for the global loan syndications business and the corporate loan portfolio. Mr. Gleysteen was a member of Chase Manhattan's Management and Credit Committees, and co-chair of the Investment Banking Division Balance Sheet Committee. Upon the combination of Chase Manhattan Corp. and JP Morgan & Co., Mr. Gleysteen served as Chief Credit Officer of JPMorgan Chase. Prior to joining what became the syndications group in Chemical Bank's Treasury Division (before its merger with Manufacturers Hanover Corp.), Mr. Gleysteen was a banker in the International Banking Division and then the Corporate Banking Division. Mr. Gleysteen joined Chemical Bank's Management & Credit Training Program in 1975. Mr. Gleysteen received a B.A. in History from Trinity College and an M.B.A. from The University of Chicago. Mr. Gleysteen is a member of the Council on Foreign Relations and a Trustee of Mystic Seaport Museum.
Qualifications

Mr. Gleysteen brings to the Board extensive business and management experience obtained from leadership roles at JPMorgan Chase and CIFC and in the banking and capital markets and asset management sectors, including running complex credit based businesses through business cycles and capital markets crises, and integrating such complex businesses through acquisitions and mergers.

Andrew Intrater	Biography

Mr. Intrater, 54, has been a member of the Board since June 2010. Mr. Intrater has been the Chief Executive Officer of CN, a multi-strategy investment firm, since January 2000. Through the acquisition of a controlling interest in CIFC in 2010 and the subsequent merger of CIFC with Legacy CIFC, he helped grow CN's and CIFC's CLO asset management platform from $2 billion of assets under management in 2007 into one of the largest U.S. CLO asset managers. His international transactional experience includes a $51-million equity/debt investment in 2005 for a controlling stake in MOCC (Moscow Cablecom Corp—today known as AKADO), a Moscow-based broadband multi-system operator. Mr. Intrater is also a former director and current Member of the Executive Board of Renova Management, a global leader in energy, base metals and mining industries. Mr. Intrater is a Managing Director at Columbus Nova Technology Partners, a multi-stage technology investment firm and has over 25 years of general management and transactional experience obtained from leadership roles in the technology and asset management sectors, as well as over 20 years of service on the boards of directors of public companies. He has served on the board of Cyalume Technologies Inc. since September 2009. In 1985 he founded ATI, the predecessor of Oryx Technology Corp. He served Oryx as President and Chief Operating Officer until 1999 as it grew into a leading manufacturer of semiconductor test equipment. He led its 1994 initial public offering and oversaw two strategic acquisitions, including the purchase of Zenith's power converter division. Mr. Intrater received a B.S. in Chemical Engineering from Rutgers University and performed graduate studies in Materials Science at Columbia University.
Qualifications

Mr. Intrater brings to the Board experience in general management, including business and transaction experience obtained from leadership roles in the technology and asset management sectors, as well as service on the boards of directors of other public companies.

Robert B. Machinist	Biography

Mr. Machinist, 63, has been a member of the Board since December 2004 and served as Chairman from December 2013 through December 2015. He is currently a member of the board of directors of Pyrolyx AG and Maimonides Medical Center, as well as Vice Chairman and Chairman of the Investment Committee of Maimonides. Mr. Machinist also runs a private family investment company. Most recently, Mr. Machinist was Chairman of the Board of Advisors of MESA, a leading merchant bank specializing in media and entertainment industry transactions. He was the Non-Executive Chairman of New Motion, Inc., a publicly listed company, through 2009, as well as a member of its board of directors and its Audit and Compensation Committees. From 1998 to 2002, Mr. Machinist was Managing Director and Head of Investment Banking for the Bank of New York and its Capital Markets division. From January 1986 to November 1998, he was President and one of the principal founders of Patricof & Co. Capital Corp. (and its successor companies), a multinational investment banking business, until its acquisition by the Bank of New York. Mr. Machinist received a B.A. from Vassar College.
Qualifications

Mr. Machinist brings to the Board extensive capital markets and investment banking expertise and financial skills obtained through leadership positions with investment and merchant banking firms and service on the board of directors of other public companies.
Marco Musetti	Biography

Mr. Musetti, 46, has been a member of the Board since January 2014. Mr. Musetti has been a senior officer at Renova Management AG, Zürich, Switzerland since 2007. Currently he serves as Chief Investment Officer of Renova Management AG, a member of the board of directors of Sulzer AG, Switzerland and a member of the board of directors of Schmolz & Bickembach AG, Switzerland. From 1992 to 1998, he was the deputy head of the metals desk at Banques Bruxelles Lambert (Suisse) S.A., and from 1998 to 2000, he worked for Banque Cantonale Vaudoise, Lausanne as the head of the metals and structured finance desk. Between 2000 and 2007, Mr. Musetti acted as the Chief Operating Officer and the deputy Chief Executive Officer for Aluminum Silicon Marketing GmbH. Between 2007 and 2014, he served as Chairman/Board member of Avelar Energy Ltd., Energetic Source SpA and Renova US Holdings Ltd, all Renova group companies. Mr. Musetti has a degree in economics from the University of Lausanne and a Master of Science in Accounting and Finance from the London School of Economics and Political Science.
Qualifications
Mr. Musetti brings to the Board extensive business experience obtained from advising and investing in many sectors, including, but not limited to, financial services, manufacturing and energy.

Daniel K. Schrupp	Biography

Mr. Schrupp, 49, has been a member of the Board since November 2014. He is currently a Principal at Camdor Global Advisors plc, which advises insurance companies on their investments. From June 2008 to August 2013, Mr. Schrupp served as the Chief Investment Officer of Lucida plc, a specialty UK insurance company involved in the pension and bulk annuity markets. From July 2004 through May 2008, Mr. Schrupp was the Senior Portfolio Manager of Aozora Bank Ltd., a Japanese commercial bank, and at the bank's investment subsidiary, Aozora Investment Management Ltd., which he co-founded, where he managed leveraged credit portfolios. Prior to that, Mr. Schrupp held investment banking positions, primarily focused on debt-capital raising activities, at Glocap Advisors, a boutique banking firm focused on the middle market (2002-2004), CIBC World Markets Corp. (1998-2001) and Salomon Brothers Inc. (1994-1997). He previously served on the Board of CIFC as a nonexecutive, independent director from June 2010 to May 2011. Mr. Schrupp received a B.A. in Economics from Yale University and an M.B.A. from the Tuck School at Dartmouth College.
Qualifications

Mr. Schrupp brings to the Board extensive credit investment, capital markets and investment banking expertise and financial skills obtained through leadership positions with insurance and investment banking firms.
Jeffrey S. Serota	Biography

Mr. Serota, 50, has been a member of the Board since August 2014 and Chairman since January 2016. From September 1997 to April 2014, Mr. Serota was a Senior Partner and then a Senior Advisor to Ares Management LLC ("Ares"). Ares is a multi-faceted alternative asset manager and Mr. Serota's primary responsibilities were within in the firm's Private Equity practice. Prior to joining Ares, Mr. Serota worked at Bear Stearns from March 1996 to September 1997, where he specialized in providing investment banking services to financial sponsor clients of the firm. He currently serves on the boards of directors of EXCO Resources, Inc., a natural gas and oil company, and SandRidge Energy, Inc. and he previously served on the boards of directors of WCA Waste Corporation, Douglas Dynamics, Inc. and LyondellBasell, N.V. Mr. Serota received a Bachelor of Science degree in Economics from the University of Pennsylvania's Wharton School of Business and received a Master of Business Administration degree from UCLA's Anderson School of Management.
Qualifications

Mr. Serota brings to the Board extensive capital markets and principal investing expertise, investment banking experience and financial skills obtained through leadership positions with multi-billion dollar investment firms, investment banking firms and service on the board of directors of other public companies.

Stephen F. Smith	Biography

Mr. Smith, 75, has been a member of the Board since November 2014. From January 1980 to June 2004, Mr. Smith served as a director and Executive Vice President of Sandefer Oil & Gas, Inc., an independent oil and gas exploration and production company. From June 2004 to June 2013, Mr. Smith served in various capacities at Exco Resources, Inc. He joined Exco Resources, Inc. in June 2004 as Vice Chairman of its board of directors and was appointed President and Secretary in October 2005. He served as Secretary of Exco Resources until April 2006 and as President until February 28, 2013 when he decided to retire from Exco Resources. He currently serves as a consultant to independent oil and gas companies and energy investors. Prior to joining Sandefer Oil & Gas Inc., Mr. Smith was an Audit Partner at Arthur Andersen & Co. Mr. Smith received a Bachelor of Business Administration degree from the University of Texas at Austin in 1962.
Qualifications

Mr. Smith brings to the Board business and transaction expertise and financial skills obtained from leadership positions in the oil and gas industry and service on the board of directors of other companies.

The Board, Its Committees and Corporate Governance

Board Composition and Criteria for Selection of Directors

        Pursuant to the Third Amended and Restated Stockholders Agreement (the "Shareholders Agreement") by and among CIFC and DFR Holdings, the Board will nominate, or cause to be nominated, and recommend for election, and DFR Holdings will take all necessary action to ensure that at each annual or special meeting of the shareholders at which an election of directors is held or pursuant to any written consent of the shareholders for the election of directors, the following persons will be elected to the Board:

  •
  six directors designated by DFR Holdings (Messrs. Amato, Barak, Epstein, Intrater, Machinist, and Musetti);

  •
  CIFC's then serving Chief Executive Officer;

  •
  three individuals who qualify as independent directors pursuant to the Shareholders Agreement and applicable NASDAQ Listing Rules recommended by the Nominating Committee (Messrs. Schrupp, Serota and Smith); and

  •
  one director designated by the Nominating Committee.

        DFR Holdings has currently waived the provision under the Shareholders Agreement that requires the size of the Board to be set at eleven.

        With respect to the independent directors that the Nominating Committee may recommend, the Nominating Committee has not established specific minimum qualifications, or specific qualities or skills, for directors. The Nominating Committee typically recommends candidates based on its overall assessment of their skills and characteristics and the composition of our Board as a whole, including the nominee's independence under our categorical independence standards and director diversity, skills and experience in the context of our Board's needs. The Nominating Committee's process for identifying and evaluating director nominees is based on various factors, including recommendations from our directors and officers and participants in the industry in which we operate. The Nominating

Committee considers, without limitation, a director nominee's independence, skills and other attributes, experience, perspective, background and diversity. In evaluating director nominees, the Nominating Committee defines "diversity" broadly and considers diversity with respect to viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations. The Nominating Committee nominates each independent director for election at the annual meeting based upon an evaluation of each director.

Recommendation of Directors by Shareholders

        The charter of the Nominating Committee provides that such committee shall consider director nominations from our shareholders. The nominating shareholder must deliver the nomination to our Secretary at least ninety (90) days and no more than 120 days before the first anniversary of the date of the preceding year's annual shareholders meeting, and the shareholder must provide a detailed statement of the nominee's qualifications and the nominee's written consent. If the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after the first anniversary of the preceding year's annual meeting, then the nomination must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

Independence of Directors; Controlled Company Exemption

        As required by the NASDAQ Listing Rules, the Board evaluates the independence of its members at least annually and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one of our directors. The Board has determined that Messrs. Serota, Schrupp and Smith have no material relationships with us and are "independent" as that term is defined under the general independence standards of NASDAQ. The remaining members of the Board are not "independent" as that term is defined under the general independence standards of NASDAQ. DFR Holdings holds over 50% of the outstanding shares of CIFC thereby allowing CIFC to elect to become a "controlled company" as defined by Rule 5615(c) of the NASDAQ Listing Rules. As a result, CIFC is exempt from substantially all corporate governance and independence requirements other than those related to the Audit Committee of the Board (the "Audit Committee"). Pursuant to the Shareholders Agreement, CIFC must elect to be a "controlled company" for so long as DFR Holdings holds over 50% of the outstanding shares of CIFC. DFR Holdings will take all action necessary for CIFC to be treated as a "controlled company" (other than not transferring shares) and make all necessary filings and disclosures associated with such status. As such, CIFC is not required to have a majority of independent directors, and Messrs. Serota, Schrupp and Smith are CIFC's only independent directors.

Board's Role in Risk Oversight

        The Board is responsible for consideration and oversight of risks facing CIFC, and is responsible for ensuring that material risks are identified and managed appropriately. As set forth in the Audit Committee charter, the Audit Committee is charged with the evaluation of risk assessment and CIFC's risk management policies. In fulfilling this role, the Audit Committee receives reports directly from CIFC's internal audit function. In addition, the Audit Committee reviews and approves the internal audit plan once a year and receives periodic reports from members of senior management and an internal audit on areas of material risk to CIFC, including operational and financial risks.

        Our other Board committees also have responsibility for the oversight of risk management. For example, the Compensation Committee of the Board (the "Compensation Committee") considers the risks associated with our compensation policies and practices. Further, the Nominating Committee oversees risks associated with our governance structure and processes and annually reviews our organizational documents and other policies. The committees primarily keep the Board informed of their risk oversight and related activities through reports of the committee chairmen to the full Board. The Board also considers specific risk topics in connection with strategic planning and other matters.

Corporate Governance

        CIFC and its operating subsidiaries have adopted codes of ethics that apply to their officers, directors and employees. CIFC's codes include a Code of Ethics, as defined in Item 406 of Regulation S-K, that applies to its principal executive officers, principal financial officer, principal accounting officer or controller and persons performing similar functions. All of CIFC's corporate governance documents, including the Code of Ethics and committee charters are available free of charge on CIFC's website at www.cifc.com and will be provided free of charge to any Shareholder requesting copies by writing to: Attn: Investor Relations, CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177. Any waiver granted by CIFC to its principal executive officers, principal financial officer, principal accounting officer or controller under the Code of Ethics, or certain amendments to the Code of Ethics or its other corporate governance documents that are required to be disclosed pursuant to the rules of the SEC or NASDAQ, will be disclosed on CIFC's website at www.cifc.com under the section entitled "Our Shareholders—Board & Corporate Governance."

Other Board Information

Leadership Structure of the Board

        The Board has separated the roles of Co-Presidents and Chairman of the Board; however, the Board has not created the role of a lead independent director. We believe that separation of the roles of our Co-Presidents and Chairman allows our Co-Presidents to focus on the direction of our business strategy, growth and development, while allowing our Chairman to lead the Board in its fundamental role of providing advice to, and oversight of, management. Jeffrey S. Serota has served as the Chairman of the Board since January 1, 2016 and has been a member of the Board since 2014. The Board believes Mr. Serota is best suited to serve as Chairman of the Board because of his extensive capital markets expertise and investment banking experience, financial skills obtained through leadership positions with asset management firms, and service on the boards of directors of other companies.

Board Meetings

        The Board and its committees meet throughout the year on a predetermined schedule, and also hold special meetings and act by written consent from time to time. The Board held seven meetings (including regularly scheduled and special meetings) during the year ended December 31, 2015. With the exception of Mr. Barak, each director attended at least 75% of the total number of Board meetings and committee meetings on which they served in the year ended December 31, 2015.

        Although CIFC does not maintain a formal policy regarding director and management attendance at Shareholder meetings, we encourage our directors and key members of management to attend CIFC's annual meetings. All of CIFC's current directors attended the 2015 annual Shareholder meeting.

Meetings of Independent Directors

        The NASDAQ Listing Rules contemplate that the independent members of the Board will meet during the year in separate closed meetings referred to as "executive sessions" without any employee director or executive officer present. Executive sessions were held from time to time before or after regularly scheduled Board and/or Audit Committee meetings during the year ended December 31, 2015.

Committees of the Board

        The Board has established three committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. The Audit Committee consists entirely of independent directors. The following table sets forth certain information for each current standing committee of the Board:

Committee Name	Committee Members	Committee Chair	Number of Meetings in 2015	Summary of Committee Functions (see committee charters for full descriptions)
Audit Committee(1)	Stephen F. Smith Daniel K. Schrupp Jeffrey S. Serota	Stephen F. Smith	4	Assists the Board in overseeing CIFC's accounting and financial reporting processes, the integrity and audits of its consolidated financial statements, CIFC's compliance with legal and regulatory requirements, the qualifications and independence of its accountants and the performance of those accountants and its internal auditors; reviews CIFC's related party transactions; appoints CIFC's independent accountants and reviews with the accountants the plans and results of the audit engagement; approves professional services provided by the accountants; reviews the adequacy of its internal accounting controls; establishes procedures for the submission and treatment of concerns and complaints relating to accounting matters, internal controls and questionable accounting or auditing matters.

Committee Name	Committee Members	Committee Chair	Number of Meetings in 2015	Summary of Committee Functions (see committee charters for full descriptions)
Compensation Committee	Paolo Amato Andrew Intrater Marco Musetti	Paolo Amato	3	Evaluates performance of and determines and approves compensation for the Co-Presidents, executive officers, senior management and other employees; produces a compensation committee report required by the SEC; makes recommendations to the Board regarding CIFC's equity incentive plans and administers and approves (and in some cases recommends to the full Board) grants under such plan; reviews director compensation and makes related recommendations to the Board.
Nominating and Corporate Governance Committee	Paolo Amato Jason Epstein Marco Musetti	Jason Epstein	2
				Recommends to the Board qualified candidates for election as directors and recommends to the Board a slate of nominees for election as independent directors at the annual meeting of shareholders; submits to the Board selection criteria for director nominees; advises the Board on matters involving general operation of the Board and CIFC's corporate governance; annually recommends to the Board nominees for each Board committee; facilitates the assessment of the Board's performance and of the individual directors and reports thereon to the Board.

(1)
The composition of the Audit Committee satisfies the independence and financial literacy requirements of NASDAQ and the SEC. The financial literacy standards require that each member of the Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee must qualify as an "audit committee financial expert," as defined by the rules and regulations of the SEC. The Board has determined that Stephen F. Smith is a financial expert as defined by the regulations of the SEC and that each member of the committee is financially literate.

Communications to the Board

        Shareholders wishing to communicate with the Board should send any communication to: Secretary, CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177. Any such communication must state the number of shares beneficially owned by the Shareholder making the communication. The Secretary will forward the communication to the full Board, to a committee of the Board or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Secretary is authorized to discard the communication or take appropriate legal action regarding the communication.

Security Ownership of Certain Beneficial Owners, Directors and Management

Persons Who Beneficially Own More Than 5% of the Company's Voting Securities

        The following table shows, as of October 12, 2016, the persons that are known to CIFC to be the beneficial owners of more than 5% of the Common Shares, which is the only class of voting shares CIFC has outstanding. Each Common Share is entitled to one vote. The following tables are based on 23,641,036 outstanding Common Shares as of October 12, 2016. The table is based on Shareholder filings with the SEC under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
DFR Holdings, LLC, Bounty Investments LLC, Santa Maria Overseas Ltd., Mayflower Trust, and TZ Columbus Services Limited, c/o Renova U.S. Management LLC, 900 Third Avenue, 19th Floor, New York, New York 10022 (for DFR Holdings, LLC and Bounty Investments LLC), 2nd Terrace West, Centreville, Nassau, Bahamas (for Santa Maria Oversees Ltd.), Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, BVI (for Mayflower Trust and TZ Columbus Services Limited)(1)	18,822,175	79.62%

(1)
Based on a Schedule 13D/A filed on September 25, 2015 by DFR Holdings.

Ownership of Common Shares By Directors and Executive Officers

        The following table shows, as of October 12, 2016, the beneficial ownership of the Common Shares by its directors, named executive officers and all of its directors and executive officers as a group. None of the shares listed below has been pledged as security except as specifically described in the footnotes to this table and the share amounts include those of directors and executive officers who have the right to acquire beneficial ownership of any additional shares within 60 days after October 12, 2016. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177.

Name of Beneficial Owner	Common Shares(1)	Options and Restricted Share Units (acquirable within 60 days)(2)	Total	Percent of Class(3)
Paolo Amato	6,463	0	6,463	*
Ehud Barak	12,607	0	12,607	*
Jason Epstein(4)	0	0	0	*
Peter Gleysteen(5)	48,734	1,207,813	1,256,547	5.06%
Andrew Intrater(4)	0	0	0	*
Robert B. Machinist	87,308	0	87,308	*
Marco Musetti	12,607	0	12,607	*
Daniel K. Schrupp	13,106	0	13,106	*
Jeffrey S. Serota	20,798	0	20,798	*
Stephen F. Smith	9,995	0	9,995	*
Rahul Agarwal	29,736	93,750	123,486	*
Stephen J. Vaccaro	208,882	629,166	838,048	3.45%
Julian Weldon	21,960	0	21,960	*
Oliver Wriedt(6)	597,196	734,166	1,331,362	5.46%
All directors and executive officers as a group (14 persons)	1,069,392	2,664,895	3,734,287	14.20%

*
Less than 1%.

(1)
Common Shares include Restricted Share Units.

(2)
Includes vested options, and options and restricted share units that will vest within 60 days of October 12, 2016.

(3)
Based on 23,641,036 outstanding Common Shares as of October 12, 2016, plus in the case of the calculation for each beneficial owner, the number of options and restricted share units acquirable within 60 days by such beneficial owner.

(4)
Pursuant to the Assignment and Contribution Agreement, dated April 13, 2011, Bounty Investments, LLC ("Bounty"), assigned and contributed its Common Shares and the Convertible Note of CIFC (which was converted into 4,132,231 Common Shares of CIFC on July 12, 2014), and all rights and obligations thereto, to DFR Holdings. Bounty owns 99% of the equity interests of DFR Holdings. DFR Management Holdings, LLC ("DFR Management") owns 1% of the equity interests in DFR Holdings. Mr. Intrater is the manager of DFR Holdings and the managing member of DFR Management and has an equity interest in DFR Management alongside Mr. Epstein. As of October 12, 2016, DFR Holdings was the direct beneficial owner of (i) 18,822,175 Common Shares and (ii) warrants to purchase 2,000,000 Common Shares at $6.375 per share.

(5)
The Common Shares are held by Canis Marinum LLC for which Mr. Gleysteen is the sole manager.

(6)
Includes 82,676 Common Shares held in Deutsche Bank Group International Pension Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and all persons who beneficially own more than 10 percent (10%) of the outstanding shares of the Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares. Directors, executive officers and greater than 10 percent (10%) beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file.

        Based upon our review of reports filed with the SEC and written representations from our directors and executive officers that no other reports were required, we believe that all of our directors, executive officers and certain beneficial owners complied with the reporting requirements of Section 16(a) of the Exchange Act during 2015, except the following:

  •
  Iosif Bakaleynik filed a Form 4 on July 1, 2015 for a transaction that occurred on June 26, 2015;

  •
  Ehud Barak filed a Form 4 on April 13, 2016 for a transaction that occurred on December 16, 2015;

  •
  Jason Epstein filed a filed a Form 4 on March 8, 2016 for a transaction that occurred on December 16, 2015;

  •
  Paolo Amato filed a Form 4 on February 17, 2016 for a transaction that occurred on December 16, 2015;

  •
  Andrew Intrater filed a Form 4 on February 17, 2016 for a transaction that occurred on December 16, 2015;

  •
  Robert B. Machinist filed a Form 4 on February 17, 2016 for a transaction that occurred on December 16, 2015;

  •
  Marco Musetti filed a Form 4 on February 17, 2016 for a transaction that occurred on December 16, 2015;

  •
  Daniel K. Schrupp filed a Form 4 on February 17, 2016 for a transaction that occurred on December 16, 2015;

  •
  Jeffrey S. Serota filed a Form 4 on February 24, 2016 for a transaction that occurred on December 16, 2015 and a Form 4 on February 24, 2016 for a transaction that occurred on February 9, 2016;

  •
  Stephen F. Smith filed a Form 4 on February 17, 2016 for a transaction that occurred on December 16, 2015; and

  •
  DFR Holdings filed a Form 4 on October 19, 2015 for a transaction that occurred on September 24, 2015.

MANAGEMENT

Executive Officers

        The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position
Stephen J. Vaccaro	62	Chief Investment Officer and Co-President
Oliver Wriedt	45	Co-President
Rahul Agarwal	43	Chief Financial Officer
Julian Weldon(1)	44	General Counsel, Secretary and Chief Compliance Officer and Head of Corporate Strategy

(1)
On June 26, 2015, Robert C. Milton III resigned as the General Counsel, Chief Compliance Officer and Secretary of CIFC Corp. and as a member of CIFC's operating committee, effective as of August 7, 2015. On June 26, 2015, Julian Weldon was appointed as General Counsel, Chief Compliance Officer and Secretary of CIFC, effective as of August 7, 2015.

Stephen J. Vaccaro	Biography

Mr. Vaccaro has held the position of Co-President of CIFC since February 2014 and has served as Chief Investment Officer of CIFC since April 2011. Prior to joining Legacy CIFC in 2006 as its Co-Chief Investment Officer, Mr. Vaccaro spent 25 years at JPMorgan Chase where he began his banking career and where he received his credit training. At JPMorgan Chase, Mr. Vaccaro's roles included Managing Director and Co-Head of the firm's Media group. Mr. Vaccaro's experience at JPMorgan Chase also included merchant banking, including mezzanine and equity co-investing, and roles as a Credit Supervising Officer in the bank's Corporate Banking Department, member of the bank's Credit Audit group and Team Leader in the firm's Land Transportation/Global Automotive corporate lending group. Mr. Vaccaro holds a B.A. in Economics from Cornell University.

Oliver Wriedt	Biography

Mr. Wriedt has held the position of Co-President of CIFC since February 2014 and served as Head of Capital Markets & Distribution from March 2012 to August 2014. Prior to joining CIFC, Mr. Wriedt was a Managing Director in Providence Equity Partners' Capital Markets Group based in New York from 2010 through 2012. Prior to joining Providence Equity Partners, Mr. Wriedt was a Partner at Sciens Capital Management. From 2004 through 2008, Mr. Wriedt was a Partner and Global Co-Head of Marketing and Structured Products at GoldenTree Asset Management. From 1998 through 2004 Mr. Wriedt was at Deutsche Bank in London and New York, where he held several sales management positions, most recently as a Managing Director running the alternative asset solutions effort in North America. Before joining Deutsche Bank in 1998, Mr. Wriedt spent five years at NORD/LB in Hanover, Singapore and New York. Mr. Wriedt received a B.A. in History and Economics from Duke University.

Rahul Agarwal	Biography

Mr. Agarwal has held the position of Chief Financial Officer of CIFC since December 2012. Prior to joining CIFC, Mr. Agarwal served as Co-Head of Finance for the Private Equity business of The Blackstone Group L.P. ("Blackstone"), where he was responsible for transaction structuring, investor reporting, preparation and analysis of financial statements, tax compliance and reporting, internal controls, SEC reporting and implementing technology solutions to enhance efficiencies and scalability. Before joining Blackstone, Mr. Agarwal held positions at Deloitte & Touche LLP ("Deloitte"), Citigroup and Ernst & Young. Mr. Agarwal holds a Bachelor's degree in Commerce from the University of Mumbai (India) and is an Associate of the Institute of Chartered Accountants of India. Mr. Agarwal is also a Certified Public Accountant and a CFA charterholder.

Julian Weldon	Biography

Mr. Weldon has held the position of Head of Corporate Strategy of CIFC since March 2015 and the positions of General Counsel, Secretary and Chief Compliance Officer of CIFC since August 2015. Prior to joining CIFC, he spent over six years as a Managing Director and General Counsel at Garrison Investment Group ("Garrison"). While at Garrison, Mr. Weldon worked on the firm's investments (across corporate, real estate and other financial asset classes), strategic investor and operating partner relationships, financings and product development. Prior to Garrison, Mr. Weldon was Senior Counsel in the Banking Department of Allen & Overy LLP in New York and London. Mr. Weldon holds a L.L.B. in Law from the University of East Anglia, England, is qualified as a Solicitor of the Supreme Court of England & Wales and is admitted to the New York Bar.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table discloses the compensation information for the years ended December 31, 2015 and 2014 (except for Mr. Weldon, who was not an executive officer for the year ended December 31, 2014) for our principal executive officers ("PEOs") and the two most highly compensated executive officers other than the PEOs who were serving as executive officers at the end of the last completed year.

Name and Principal Position	Year	Salary	Bonus(1)	Share Awards(2)	Option Awards(3)	Nonequity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Stephen J. Vaccaro	2015	$750,000	$663,000	$609,673	$—	$560,000	$35,129	$2,617,802
Co-President (principal	2014	$750,000	$250,000	$3,712,324	$235,000	$1,139,617	$34,618	$6,121,559
executive officer)
Oliver Wriedt	2015	$750,000	$663,000	$609,673	$—	$560,000	$35,030	$2,617,703
Co-President (principal	2014	$750,000	$530,000	$3,712,324	$707,000	$1,000,000	$34,528	$6,733,852
executive officer)
Rahul Agarwal	2015	$325,000	$200,000	$150,000	$—	$—	$35,240	$710,240
Chief Financial Officer	2014	$300,000	$350,000	$370,876	$—	$—	$34,650	$1,055,526
(principal financial officer)
Julian Weldon	2015	$227,308	$225,000	$577,364	$—	$—	$225	$1,029,897
General Counsel, Secretary and Chief Compliance Officer

(1)
The bonus amounts in 2015 represent discretionary cash bonuses paid to our executive officers based on the Compensation Committee's assessment of their performance in 2015. The bonus amount in 2014 in respect of Mr. Wriedt includes a discretionary bonus of $280,000 which is equivalent to the deferred amounts that he would have received in 2013 and 2014 under the 2012 CIFC Executive Incentive Compensation Plan had he been a participant of that plan in 2012. The additional bonus amounts listed for 2014 represent discretionary awards by the Compensation Committee.

(2)
The amounts listed do not represent the actual amounts paid in cash to or value realized by the named executive officers. The valuation of share awards is based on the grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Certification ("ASC") Topic 718. The assumptions used to calculate the value of share awards are set forth in Note 12 to CIFC's Form 10-K. For performance-based awards, the grant date value is based upon the probable outcome of the awards. For performance-based awards granted in 2015, had performance at the maximum level been assumed, the restricted share units granted to Messrs. Vaccaro and Wriedt would have had a value under ASC Topic 718 on the grant date of $1,775,199 for each such individual. Messrs. Agarwal and Weldon did not receive performance-based restricted share units in 2015. For performance-based awards granted in 2014, the awards disclosed are at maximum value. On June 13, 2014, CIFC granted to each of Messrs. Vaccaro and Wriedt the following awards:

(a)
300,000 restricted share units that vest in five equal tranches and installments of 60,000 at a rate of 20% on December 31, 2014, 2015, 2016, 2017 and 2018, respectively ("first tranche," "second tranche," "third tranche," "fourth tranche," and "fifth tranche," respectively, and together "initial tranche date") and in 16 equal quarterly installments after the initial tranche date. On December 31, 2015, CIFC and Messrs. Vaccaro and Wriedt agreed to an amended and restated time-based restricted share unit award agreement relating to these awards. As the result of the amendment and restatement, the vesting schedule for the third, fourth and fifth tranche of each such award was amended to cliff vest on March 31, 2017, March 31, 2018 and March 31, 2019, respectively, generally subject to the executive's continued employment with CIFC or a subsidiary on the applicable vesting date. The modification value under ASC Topic 718 of revising the vesting schedule of these awards ($100,062 for each of Messrs. Vaccaro and Wriedt) has been included in the table above.

(b)
100,000 restricted share units 50% of which vested on January 1, 2015 and the remaining 50% of which vested on January 1, 2016; and

  (c)
  75,000 restricted share units subject to performance vesting hurdles in 2014 and service vesting through January 1, 2017. In addition, on December 31, 2015, CIFC and each of Messrs. Wriedt and Vaccaro agreed to an amended and restated performance-based restricted share unit award agreement relating to 375,000 restricted share units originally granted or promised to be granted to the executives on June 13, 2014. As the result of the amendment and restatement, CIFC memorialized the 2015 restricted share units granted to each such executive on March 30, 2015 (75,000 restricted share units) and awarded each such executive the 2016-2018 restricted share units promised by CIFC under the terms of the original award agreements (75,000 restricted share units for each such year). The Compensation Committee determined that 18,750 of the 75,000 restricted share units relating to 2015 performance were earned, and, in its discretion, an additional 37,500 were deemed earned, and all such restricted stock units vested on March 31, 2016. The modification value under ASC Topic 718 of causing restricted stock units in excess of those earned based on performance to not be forfeited and to become eligible for vesting has been included in the table above ($40,836 for each of Messrs. Vaccaro and Wriedt). The remaining restricted share units relating to 2015 performance were forfeited. The 2016-2018 restricted share units (covering 75,000 restricted share units for each such year) will be earned based on performance goals that will be established in the future. The restricted share units earned for any such year will vest on March 31 of the immediately following calendar year, generally subject to the executive's continued employment from the grant date to such vesting date. The earned 2014 restricted share units (56,250 restricted share units) will vest on December 31, 2016, generally subject to the executive's continued employment on such vesting date.

The amounts reported in this column for 2015 includes the discretionary portion of 2015 bonuses paid to Messrs. Agarwal and Weldon ($150,000 and $275,000, respectively) in restricted share unit awards, the value of which grants was determined in 2015 but such grants were not made until 2016. The grants vest 1/3 on December 31, 2016 and 1/12 on each of the next eight quarterly anniversaries thereafter, beginning on March 31, 2017. The amount reported in this column for Mr. Agarwal for 2014 reflects the value of 48,544 restricted share units granted by CIFC on December 18, 2014, 1/3 of which vested on December 31, 2015 and 1/12 of which vest on each of the next eight quarterly anniversaries thereafter, beginning on March 31, 2016. The amount reported in this column for Mr. Weldon for 2015 also includes the value of 40,000 restricted share units granted by CIFC on March 30, 2015, 1/3 of which vested on December 31, 2015 and 1/12 of which vest on each of the next eight quarterly anniversaries thereafter, beginning on March 31, 2016.

(3)
The amounts listed do not represent the actual amounts paid in cash to or value realized by the named executive officers. The valuation of option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in Note 12 to CIFC's Form 10-K. On June 13, 2014, CIFC granted to (1) each of Messrs. Vaccaro and Wriedt an option to acquire 100,000 Common Shares, with 1/3 of the underlying shares vesting on January 1, 2015 and 1/12th vesting on each of the next eight quarterly anniversaries, with the first quarterly installment vesting on the date that is one year and 3 months from January 1, 2015 and (2) Mr. Wriedt an option to acquire 200,000 Common Shares, with 1/4 of the underlying shares vesting on January 1, 2015 and 1/16th vesting on each of the next twelve quarterly anniversaries, with the first quarterly installment vesting on the date that is one year and 3 months from January 1, 2015. All of the share options awarded on June 13, 2014 had a strike price of $8.81 and are exercisable over a period of ten years from the date of grant.

(4)
The amounts reported with respect to 2015 represent performance-based bonuses awarded to Messrs. Vaccaro and Wriedt based on the achievement of performance goals including CIFC's successful launch of certain funds and certain qualitative factors. The amounts listed with respect to 2014 represent cash incentive bonus payments under the 2014 CIFC Executive Incentive Compensation Plan, adopted pursuant to the CIFC LLC Amended and Restated 2011 Share Option and Incentive Plan, as amended (the "Existing Equity Plan"), which were based on CIFC's achievement of a specified EBITDA target, CIFC's successful launch of certain funds and certain qualitative factors. The amounts listed with respect to 2014 were paid in 2015. In addition, the amount listed in 2014 in respect of Mr. Vaccaro included payments under the 2012 CIFC Executive Incentive Compensation Plan, adopted pursuant to the Existing Equity Plan, which were based in equal parts on CIFC's achievement of an EBITDA target, CIFC's achievement of a new advisory fee revenue target and awards at the Board's discretion. Such additional amount in respect of the 2012 CIFC Executive Incentive Compensation Plan was $279,234 payable to Mr. Vaccaro, paid in two equal installments in each of 2013 and 2014.

(5)
Other compensation for 2015 is comprised of matching and other Company contributions to the executives in the 401(k) plan ($35,000 for each of Mr. Vaccaro, Mr. Wriedt, and Mr. Agarwal) and Company-paid life insurance premiums ($129 for Mr. Vaccaro, $30 for Mr. Wriedt, $240 for Mr. Agarwal, and $225 for Mr. Weldon). Mr. Weldon did not participate in CIFC's 401(k) plan in 2015.

Outstanding Equity Awards at 2015 Year-End

        The following table provides information regarding the holdings of equity awards by CIFC's named executive officers at December 31, 2015.

 Outstanding Equity Awards at December 31, 2015

	Option Award					Share Awards
										Equity Incentive Plan Awards: Market or Payout value of Unearned shares, units or other rights that have not vested($)(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date		Number of shares or units of shares that have not vested(#)		Market value of shares or units of shares that have not vested($)(1)	Equity Incentive Plan Awards: Number of Unearned shares, units or other rights that have not vested(#)(2)
Stephen J. Vaccaro	250,000	—	$7.25	6/15/21
	140,625	9,375	$5.10	3/21/22	(3)
	128,906	8,594	$5.10	3/21/22	(4)
	58,333	41,667	$8.81	6/13/24	(5)
						50,000	(9)	$279,000	75,000	418,500
						264,000	(10)	$1,473,120	75,000	418,500
						56,250	(11)	$313,875	75,000	418,500
						56,250	(12)	$313,875
Oliver Wriedt	558,125	46,875	$4.83	3/1/22	(6)
	58,333	41,667	$8.81	6/13/24	(5)
	87,500	112,500	$8.81	6/13/24	(7)
						50,000	(9)	$279,000	75,000	418,500
						264,000	(10)	$1,473,120	75,000	418,500
						56,250	(11)	$313,875	75,000	418,500
						56,250	(12)	$313,875
Rahul Agarwal	75,000	25,000	$7.78	12/21/22	(8)
						3,750	(13)	$20,925
						32,363	(14)	$180,580
Julian Weldon						26,667	(15)	$148,802

(1)
Market value is calculated by multiplying the number of restricted share units that have not vested by $5.58, which was the closing price of CIFC's Common Shares on the NASDAQ Capital Market on December 31, 2015.

(2)
Represents performance-based restricted share units promised to be granted to Messrs. Vaccaro and Wriedt on June 13, 2014 and granted to such executives on December 31, 2015. The performance goals for the awards relating to 2017 and 2018 performance periods have not yet been determined. Each grant relates to a separate performance period (2016, 2017 and 2018). Any restricted share units earned will vest on March 31st of the year after the performance period, generally subject to the executive's continued employment on such date.

(3)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on March 21, 2013 and 1/16 vesting on each of the next twelve quarterly anniversaries.

(4)
The options vest over a period of four years, with 1/4 vesting on January 31, 2013 and 1/16 vesting on each of the next twelve quarterly anniversaries.

(5)
The options vest over a period of three years, with 1/3 vesting on January 1, 2015 and 1/12 vesting on each of the next eight quarterly anniversaries.

(6)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on March 1, 2013 and 1/16 vesting on each of the next twelve quarterly anniversaries.

(7)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on January 1, 2015 and 1/16 vesting on each of the next twelve quarterly anniversaries.

(8)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on December 21, 2013 and 1/16 vesting on each of the next twelve quarterly anniversaries

(9)
50% of the restricted share units vested on January 1, 2015 and the remaining 50% vested on January 1, 2016.

(10)
300,000 restricted share units that initially vested in five equal tranches and installments of 60,000 at a rate of 20% on December 31, 2014, 2015, 2016, 2017 and 2018, respectively ("first tranche," "second tranche," "third tranche," "fourth tranche," and "fifth tranche," respectively, and together "initial tranche date") and in 16 equal quarterly installments after the initial tranche date. On December 31, 2015, CIFC and Messrs. Vaccaro and Wriedt agreed to an amended and restated time-based restricted share unit award agreement relating to these awards. As the result of the amendment and restatement, the vesting schedule for the third, fourth and fifth tranche of each such award was amended to cliff vest on March 31, 2017, March 31, 2018 and March 31, 2019, respectively, generally subject to the executive's continued employment with CIFC or a subsidiary on the applicable vesting date.

(11)
56,250 out of 75,000 restricted share units granted on June 13, 2014 were earned, with 37,500 being earned as a result of CIFC's achievement of an EBITDA target in 2014 and 18,750 being earned at the discretion of the Compensation Committee. All remain subject to service vesting through December 31, 2016.

(12)
56,250 out of the 75,000 restricted share units granted on March 30, 2015 vested on March 31, 2016, with 18,750 being earned as a result of the achievement of certain performance goals and 37,500 being earned at the discretion of the Compensation Committee.

(13)
The restricted share units vest ratably over a four-year period, with 3,750 units vesting on December 21, 2013, 2014, 2015, and 2016, respectively.

(14)
1/3 of the restricted share units vested on December 31, 2015 and 1/12 of the restricted share units will vest on each of the next eight quarterly anniversaries with the first quarterly installment vesting on March 31, 2016.

(15)
The restricted share units vest over a period of three years from the date of grant with 1/3 vesting on December 31, 2015 and approximately 1/12 vesting on the last day of each of the subsequent eight fiscal quarters.

Employment Agreements with Named Executive Officers

Mr. Vaccaro's Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement

        Mr. Vaccaro is party to an Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement. This agreement provides that, upon his termination of employment due to death, disability or by CIFC without cause, Mr. Vaccaro will be entitled to (a) 12 months of continued base salary payments, (b) an amount equal to the average annual bonus paid to him for the three year period preceding such termination, and (c) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Such payments are conditioned upon Mr. Vaccaro signing a release upon such termination of his employment and his continued compliance with the terms of the restrictive covenants contained in the agreement. For these purposes, "cause" means (i) Mr. Vaccaro shall have breached in any material respect the agreement; (ii) Mr. Vaccaro's commission of a felony or violation of any law involving moral turpitude, dishonesty, disloyalty or fraud; (iii) any failure by Mr. Vaccaro to substantially comply with any written rule, regulation, policy or procedure of CIFC or its subsidiaries applicable to him, which noncompliance could reasonably be expected to have a material adverse effect on the business of CIFC or any subsidiary; (iv) any failure by Mr. Vaccaro to comply with CIFC's or its subsidiaries' policies with respect to insider trading applicable him; (v) a willful material misrepresentation at any time by Mr. Vaccaro to any member of the Board or any director or superior executive officer of CIFC or its subsidiaries; (vi) Mr. Vaccaro's willful failure or refusal to comply with any of his material obligations under the agreement or a reasonable and lawful instruction of the Board or the person to whom he reports; or (vii) commission by Mr. Vaccaro of any act of fraud or gross negligence in the course of his employment with CIFC or any other action by Mr. Vaccaro, in either case that is determined to be materially detrimental to CIFC or any of its subsidiaries; provided that, except for any willful or grossly negligent acts or omissions, the commission of any act or omission described in clause (i) or (iii) that is capable of being cured shall not constitute "cause" unless and until Mr. Vaccaro, after written notice from CIFC to him specifying the circumstances giving rise to cause under such clause, shall have failed to cure such act or omission to the reasonable satisfaction of CIFC within 10 business days after such notice. Mr. Vaccaro is also subject to non-competition and non-solicitation obligations during his employment with CIFC and for a period of one year after the termination of his employment for any reason whatsoever.

Mr. Wriedt's Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement

        Mr. Wriedt is party to a Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement. This agreement provides that, upon his termination of employment due to death, disability or by CIFC without cause, Mr. Wriedt will be entitled to (a) 12 months of continued base salary payments, (b) an amount equal to the average annual bonus paid to him for the three year period preceding such termination, and (c) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Such payments are conditioned upon Mr. Wriedt signing a release upon such termination of his employment and his continued compliance with the terms of the restrictive covenants contained in the agreement. For these purposes, "cause" means (i) Mr. Wriedt shall have breached in any material respect the agreement; (ii) Mr. Wriedt's commission of a felony or violation of any law involving moral turpitude, dishonesty, disloyalty or fraud; (iii) any failure by Mr. Wriedt to substantially comply with any written rule, regulation, policy or procedure of CIFC or its subsidiaries applicable to him, which noncompliance could reasonably be expected to have a material adverse effect on the business of CIFC or any subsidiary; (iv) any failure by Mr. Wriedt to comply with CIFC's or its subsidiaries' policies with respect to insider trading applicable him; (v) a willful material misrepresentation at any time by Mr. Wriedt to any member of the Board or any director or superior executive officer of CIFC or its subsidiaries; (vi) Mr. Wriedt's willful failure or refusal to comply with any of his material obligations under the agreement or a reasonable and lawful instruction of the Board or the person to whom he reports; or (vii) commission by Mr. Wriedt of any act of fraud or gross negligence in the course of his employment with CIFC or any other action by Mr. Wriedt, in either case that is determined to be materially detrimental to CIFC or any of its subsidiaries; provided that, except for any willful or grossly negligent acts or omissions, the commission of any act or omission described in clause (i) or (iii) that is capable of being cured shall not constitute "cause" unless and until Mr. Wriedt, after written notice from CIFC to him specifying the circumstances giving rise to cause under such clause, shall have failed to cure such act or omission to the reasonable satisfaction of CIFC within 10 business days after such notice. Mr. Wriedt is also subject to non-competition and non-solicitation obligations during his employment with CIFC and for a period of one year after the termination of his employment for any reason whatsoever.

Mr. Agarwal's Letter Agreement and Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement

        Mr. Agarwal is party to an at-will employment letter agreement, as amended. This agreement provides that Mr. Agarwal will receive an annual base salary of $300,000 (which has been increased to $325,000) and, upon the commencement of his employment, provided for a one-time cash payment of $350,000 and a share option award to purchase 80,000 shares of CIFC's Common Shares. Mr. Agarwal is also eligible to receive an annual bonus payable in accordance with CIFC's standard bonus payment polices. In the event Mr. Agarwal terminates his employment with CIFC, Mr. Agarwal will be placed on a 90-day garden leave status, during which period he will continue to receive his base salary and benefits, but will not participate in any bonus or other compensation arrangements. Mr. Agarwal is also subject to confidentiality, non-solicitation and intellectual property obligations during his employment with CIFC and for a period of one year after the termination of his employment for any reason whatsoever.

        Mr. Agarwal is not entitled to any severance benefits under his employment letter agreement, but he is eligible for the following severance benefits under CIFC's general severance plan in the event his employment is terminated by CIFC without cause and subject to his execution of a general release of claims: (i) severance pay equal to two weeks of base salary, multiplied by the number of full years of service (but in no event less than 8 weeks of base salary), generally payable in installments over the applicable number of weeks, and (ii) if COBRA continuation coverage is elected, payment of COBRA premiums during such severance pay period.

Mr. Weldon's Letter Agreement and Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement

        Mr. Weldon is party to an at-will employment letter agreement, as amended. This agreement provides that Mr. Weldon will receive an annual base salary of $300,000 and, upon the commencement of his employment in 2015, 40,000 restricted share units that vest over three years and 10,000 restricted share units that are subject to performance-based requirements (which such 10,000 restricted share units have yet to be granted). Mr. Weldon is also eligible to receive an annual bonus payable in accordance with CIFC's standard bonus payment policies. In the event Mr. Weldon terminates his employment with CIFC, Mr. Weldon will be placed on a 90-day garden leave status, during which period he will continue to receive his base salary and benefits, but will not participate in any bonus or other compensation arrangements. Mr. Weldon is also subject to confidentiality, non-solicitation and intellectual property obligations during his employment with CIFC and for a period of six months after the termination of his employment for any reason whatsoever.

        Mr. Weldon is not entitled to any severance benefits under his employment letter agreement, but he is eligible for the following severance benefits under CIFC's general severance plan in the event his employment is terminated by CIFC without cause and subject to his execution of a general release of claims: (i) severance pay equal to two weeks of base salary, multiplied by the number of full years of service (but in no event less than 8 weeks of base salary), generally payable in installments over the applicable number of weeks, and (ii) if COBRA continuation coverage is elected, payment of COBRA premiums during such severance pay period.

2015 DIRECTOR COMPENSATION

Summary of 2015 Director Compensation

	Fees earned or paid in cash	Share Award(6)		Total
Paolo Amato(1)	$56,250	$50,000		$106,250
Iosif Bakayelnik(2)	43,889	—		43,889
Ehud Barak	92,500	50,000		142,500
Jason Epstein	100,000	50,000		150,000
Peter Gleysteen(4)	—	—		—
Andrew Intrater	100,000	50,000		150,000
Paul F. Lipari(2)	46,555	—		46,555
Robert B. Machinist	190,000	150,000	(3)	340,000
Marco Musetti	100,159	50,000		150,159
Daniel K. Schrupp	100,000	50,000		150,000
Jeffrey S. Serota	100,000	50,000	(5)	150,000
Stephen F. Smith	125,000	50,000		175,000

(1)
Mr. Amato's first term as a director of CIFC commenced on the date of the 2015 Annual Meeting (June 26, 2015).

(2)
Each of Messrs. Bakaleynik and Lipari chose not to be re-nominated for election at the 2015 Annual Meeting and therefore their respective terms as directors expired at the 2015 Annual Meeting (June 26,2015).

(3)
In the first quarter of 2016, Mr. Machinist forfeited 5,988 of his 2015 restricted share units (representing half of the restricted share units granted to him as Chairman of the Board) due to his resignation as Chairman of the Board effective December 31, 2015.

(4)
Mr. Gleysteen holds a non-executive employee position with CIFC. As the result, he does not receive any compensation for his service on the Board, but did receive a base salary for 2015 of $600,000, a bonus for 2015 in the amount of $350,000 and miscellaneous compensation in 2015 in the amount of $198 (Company paid life insurance premiums).

(5)
In connection with Mr. Serota's appointment as the Chairman of the Board, he was granted half of the restricted share units the Chairman of the Board typically receives each year ($50,000) on February 9, 2016 based on the closing share price on December 31, 2015. Such amount is not reflected in the table. Instead, only Mr. Serota's initial 2015 director grant (also having a grant date value of $50,000) is reflected.

(6)
The "Equity-Based Awards" section below sets forth the outstanding equity awards for each director as of December 31, 2015.

Narrative to Director's Compensation Table

        The table above describes the compensation earned by our directors in 2015. Our processes and procedures for considering and determining the amount of compensation we pay our non-employee directors consist of an annual review of director compensation by the Compensation Committee. Pursuant to its charter, the Compensation Committee recommends to the Board the compensation for the current year, and the Board makes a determination. The charter permits the Compensation Committee to delegate the consideration of director compensation to one or more subcommittees of the Compensation Committee, but the Compensation Committee has not done so to date.

2015 Director Compensation

        In 2015, CIFC did not compensate its employee directors.

        In December 2015, each of the non-employee directors was granted a restricted share unit award with an initial value of approximately $50,000 and the Board chairperson was granted an additional restricted share unit award with an initial value of approximately $100,000 (for a total grant value of $150,000) under CIFC's Plan, each of which awards became fully vested and settled on July 1, 2016. As noted above, in connection with Mr. Machinist's cessation as Chairman of the Board, he forfeited 50% of his 2015 restricted share unit award relating to his service as Chairman. In addition, non-employee directors receive the following cash compensation: (i) $80,000 annual retainer fee, paid quarterly in arrears, (ii) $2,500 fee for each full Board meeting attended in person, (iii) $5,000 fee for service on one of the standing committees of the Board, (iv) $95,000 fee for the Board chairperson, and (v) $30,000 fee for the Audit Committee chairperson.

Equity-Based Awards

        Each of the restricted share units outstanding represents the right to receive one share of our Common Shares, subject to acceleration upon the occurrence of certain specified events.

        The following table summarizes the restricted share units and options held by each of our directors as of December 31, 2015:

Director	Number of Restricted Share Units Outstanding		Number of Options Outstanding
Paolo Amato	5,988		—
Ehud Barak	5,988		—
Jason Epstein	5,988		—
Peter Gleysteen	—		1,207,813
Andrew Intrater	5,988		—
Robert B. Machinist	17,964	(1)	—
Marco Musetti	5,988		—
Daniel K. Schrupp	5,988		—
Jeffrey S. Serota	5,988		—
Stephen F. Smith	5,988		—

(1)
In the first quarter of 2016, Mr. Machinist forfeited 5,988 of his 2015 restricted share units (representing half of the restricted share units granted to him as Chairman of the Board) due to his resignation as Chairman of the Board effective December 31, 2015.

AUDIT COMMITTEE REPORT

        The following Audit Committee report is submitted by the directors who served on the Audit Committee for the fiscal year ended December 31, 2015 and who reviewed and approved the audited financial statements that were included in CIFC's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that was filed with the SEC on March 25, 2016.

        The Audit Committee assists the Board in monitoring CIFC's financial reporting process. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. Deloitte, CIFC's independent registered public accounting firm, is responsible for expressing an opinion on the conformity of CIFC's financial statements with accounting principles generally accepted in the U.S.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management.

  2.
  The Audit Committee has discussed with CIFC's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and the independent registered public accounting firm's independence from CIFC and its management.

  3.
  The Audit Committee has reviewed written disclosures and the letter from CIFC's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

  4.
  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 25, 2016.

        The information contained in this Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Respectfully submitted,

Stephen F. Smith (Chairman)
Daniel K. Schrupp
Jeffrey S. Serota

FEES OF INDEPENDENT ACCOUNTANTS

        For the years ended December 31, 2015 and 2014, all of the services performed by Deloitte were approved by the Audit Committee. The following table sets forth the services provided by, and aggregate fees paid to, Deloitte for each of the last two years:

Fee	Year	Amount	Description of Services
Audit Fees	2015	$2,040,000	Audit of our 2015 annual financial statements and review of our financial statements in our Quarterly Reports on Form10-Q, including an assessment of the effectiveness of our internal controls over financial reporting.
	2014	$1,833,350	Audit of our 2014 annual financial statements and review of our financial statements in our Quarterly Reports on Form10-Q, including an assessment of the effectiveness of our internal controls over financial reporting.
Audit-Related Fees	2015	$147,500	Form S-8 and other services.
	2014	53,400	Form S-8 and other services.
Tax Fees	2015	$748,704	Preparation of our federal and state income tax returns, K-ls and tax estimates for the Shareholder other compliance reporting and consultation and discussion on tax-related issues.
	2014	$484,000	Preparation of our federal and state income tax returns, other compliance reporting and consultation and discussion on tax-related issues.
Other Fees	2015	$2,178
	2014	$2,180
Total Fees	2015	$2,938,382
	2014	$2,372,930

        Our Audit Committee continues to evaluate the terms of the engagement of Deloitte as CIFC's independent registered public accounting firm for the year ending December 31, 2016.

        CIFC has been advised that a representative of Deloitte will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

Pre-Approval of the Independent Registered Public Accounting Firm's Services

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent registered public accounting firm and its affiliates. These policies require the specific pre-approval of any such services that have not received the Audit Committee's general pre-approval or have exceeded the Audit Committee's pre-approved fee levels. These procedures include monitoring the independent registered public accounting firm's services to determine whether they comply with the pre-approval policies and the independent registered public accounting firm's submission of a statement to the Audit Committee that any services it performs that require separate pre-approval comply with the rules of the SEC on auditor independence.

        The Audit Committee pre-approved 100% of the audit-related, tax and other fees described in the table above for 2014 and 2015.

Other Services Provided by the Independent Registered Public Accounting Firm

        CIFC is required to consolidate into its financial statements entities in which CIFC has a controlling interest ("Consolidated Funds") and variable interest entities ("VIEs" or "Consolidated

VIEs") for which CIFC is deemed to be the primary beneficiary (together with Consolidated Funds, the "Consolidated Entities"). Further, during 2015, CIFC adopted the amendments of Accounting Standard Update "ASU" 2015-02, Consolidation (Topic 810)—Amendments to the Consolidation Analysis ("ASU 2015-02") on a modified retroactive basis. As such, CIFC deconsolidated 30 CLOs and one credit fund as of January 1, 2015.

        In addition to the services described in the table above, Deloitte was retained by certain of the Consolidated Entities to provide audit and tax services. For the year ended December 31, 2015, these audit and tax services for the Consolidated Entities aggregated $55,000 and $69,117, respectively. For the year ended December 31, 2014, these audit and tax services for the Consolidated Entities aggregated $700,573 and $753,951, respectively.

ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 5)

        In accordance with Section 14A of the Exchange Act, shareholders are being given the opportunity to vote on an advisory resolution at the Annual Meeting to approve the compensation of our "named executive officers," as described in this proxy statement under "Executive Compensation." Shareholders are urged to read this section of this proxy statement, which discusses our compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation practices.

        The purpose of our compensation practices is to attract and retain experienced, highly qualified executives critical to CIFC's long-term success and enhancement of shareholder value. The Board believes CIFC's compensation practices achieve this objective, and therefore recommends shareholders vote "FOR" the proposal. Specifically, shareholders are being asked to approve the following:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement under the section entitled "Executive Compensation," including the compensation tables and narrative discussions therein required pursuant to Item 402 of SEC Regulation S-K, is hereby APPROVED."

        This advisory vote, commonly referred to as a "say on pay" advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

APPROVAL OF THE CIFC LLC AMENDED AND
RESTATED SHARE OPTION AND INCENTIVE PLAN
(PROPOSAL 6)

        The Board has adopted, and recommended that the shareholders approve, the CIFC LLC Amended and Restated Share Option and Incentive Plan (the "Amended and Restated Plan") at the Annual Meeting. Subject to shareholder approval, the Amended and Restated Plan will amend and restate in its entirety the Existing Equity Plan.

        The general purpose of the Amended and Restated Plan is to provide an effective method of compensating employees, consultants and non-employee directors of CIFC and its subsidiaries and to align these interests with those of CIFC's shareholders. The Amended and Restated Plan will accomplish these goals by allowing eligible employees, consultants and non-employee directors of CIFC and its subsidiaries to receive awards of share options, share appreciation rights ("SARs"), restricted shares, restricted stock units ("RSUs"), unrestricted shares, performance shares, dividend equivalent rights and cash-based awards (collectively, "Awards").

        The Amended and Restated Plan will be administered by the Board or the Compensation Committee (as applicable, the "Administrator"). None of the members of the Administrator receive additional compensation for administering the Amended and Restated Plan.

Basis for Board's Adoption of the Amended and Restated Plan

        Prior to adopting the Amended and Restated Plan, the Compensation Committee and the Board considered the various aspects of the Amended and Restated Plan, including the number of shares authorized under the Amended and Restated Plan, the cost of issuing additional shares, the impact of share dilution on our existing shareholders and the central role of equity-based incentive compensation in CIFC's executive compensation program. The Board's purpose in adopting the Amended and Restated Plan was to ensure the longevity, effectiveness and administrative flexibility of the long-term equity incentive component of CIFC's executive compensation program.

        The Amended and Restated Plan is intended to give CIFC the flexibility to grant new Awards to eligible employees, directors and consultants. The Amended and Restated Plan would allow CIFC to grant 2,000,000 more shares than is currently authorized under the Existing Equity Plan, which, as of October 12, 2016, represents approximately 6.4% of CIFC's Common Shares on a fully diluted basis. If the Amended and Restated Plan is approved by shareholders, CIFC will have the flexibility to grant equity-based incentive Awards at levels the Board and the Compensation Committee believe to be critical to motivating and rewarding CIFC's service providers for their contributions to the success of CIFC and the growth in shareholder value.

        As of the date of this proxy statement, CIFC has issued 1,155,374 RSUs under the Existing Equity Plan that will be settled in cash, unless the Amended and Restated Plan is approved by shareholders, in which case such RSUs will count against the share reserve in the Amended and Restated Plan and will be settled in shares (such RSUs, the "2016 Restricted Share Unit Awards").

        Based on the foregoing considerations, the Board concluded that it is in the best interests of CIFC and its shareholders for its shareholders to approve the Amended and Restated Plan. The Board determined that the costs to CIFC's shareholders of approving the Amended and Restated Plan would be outweighed by the benefits to be achieved by appropriately compensated and motivated service providers. If the Amended and Restated Plan is approved, the Board and the Compensation Committee will continue to monitor and evaluate the benefits and risks to CIFC and its shareholders in granting the shares available for issuance under the Amended and Restated Plan.

        If the Merger is approved by CIFC's shareholders and is consummated, the Amended and Restated Plan will be terminated. However, CIFC believes that it is important for the Amended and Restated Plan to be approved by its shareholders at this Annual Meeting in order to provide CIFC with an equity compensation plan reflecting the terms of the Amended and Restated Plan for the future in the event that the Merger is not consummated.

Best Practices

        The Amended and Restated Plan includes a number of provisions that CIFC believes will reinforce the alignment between the interests of the participants in the Amended and Restated Plan and those of CIFC's shareholders. These provisions include, but are not limited to, the following:

  •
  No Discounted Options or SARs.  Share options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

  •
  No Repricing, Replacement or Buy Back without Shareholder Approval.  Generally, CIFC may not reprice, replace or buy back any underwater share option or SAR without shareholder approval.

  •
  Recoupment and Claw back.  Awards granted under the Amended and Restated Plan are subject to recoupment and clawback pursuant to any incentive compensation policy established by CIFC to comply with applicable law and any other clawback policy adopted by CIFC from time to time.

  •
  No Transferability.  No Award (other than unrestricted shares) may be sold, assigned, transferred or otherwise encumbered or disposed of by a participant except by will or the laws of descent and distribution or pursuant to a domestic relations order, or as approved by the Compensation Committee (or the Board, as applicable) to certain family members.

  •
  No Evergreen Provision.  There is no "evergreen" feature pursuant to which the shares authorized for issuance under the Amended and Restated Plan can be automatically replenished.

  •
  No Automatic Grants.  The Amended and Restated Plan does not provide for "reload" or other automatic grants to participants.

  •
  No Tax Gross-Ups.  The Amended and Restated Plan does not provide for any tax gross-ups to participants.

Outstanding Awards / Three Year Burn Rate

        CIFC's "burn rate" is a measure of the speed at which CIFC uses (or "burns") shares available for grant under CIFC's equity compensation plans and shows the potential dilutive effect of equity grants on CIFC's outstanding equity over the course of a year.

        The following table sets forth information regarding outstanding equity awards as of December 31, 2015 and August 31, 2016 and excludes awards that may be settled only in cash.

As of	Outstanding Options and SARs (000)	Weighted Average Exercise Price of Outstanding Options and SARs	Weighted Average Remaining Contractual Term of Outstanding Options and SARs (in years)	Unvested Restricted Share Units (000)	All Other Outstanding Awards (excluding Options, SARs and unvested Restricted Share Units) (000)
December 31, 2015	3,285	6.69	4.64	2,034	—
August 31, 2016	3,185	6.75	4.00	3,088	—

        The following table sets forth information regarding awards granted and/or vested under the Existing Equity Plan during the last three calendar years, the burn rate for each of the last three calendar years and the average burn rate over the period of the last three calendar years, in each case, for share-settled awards. Awards that are settled in cash are not included in this analysis.

Year	Options and SARs Granted (000)	Time-Based Restricted Share Units Granted (000)	All Other Awards Granted (excluding Options, SARs and Time-Based Restricted Share Units)(000)(1)	Total Awards Granted (000)	Weighted Average Number of Common Shares Outstanding (000)	Burn Rate(2)
2015	—	419	—	419	25,315	1.65%
2014	400	1,138	—	1,538	22,909	6.71%
2013	430	15	—	445	20,801	2.14%
3-Year Average	277	524	—	801	23,008	3.48%

        The following table sets forth information for 2016, through August 31, regarding awards granted and/or vested under the Existing Equity Plan and the burn rate, in each case, for share-settled awards. Awards that are settled in cash are not included in this analysis.

Year	Options and SARs Granted (000)	Time-Based Restricted Share Units Granted (000)	All Other Awards Granted (excluding Options, SARs and Time-Based Restricted Share Units)(000)(1)	Total Awards Granted (000)	Weighted Average Number of Common Shares Outstanding (000)	Burn Rate(2)
2016 (through August 31)	—	1,502	113	1,628	23,609	6.89%

(1)
Shares granted include performance-based awards in the year in which they are vested and not in the year in which they are granted.

(2)
The burn rate is calculated as (a) all time-based restricted share units, all option and SAR awards and all other time-based awards granted in a year, plus (b) all share-settled performance based awards that vested in such year, the sum of which is then divided by the weighted average number of Company shares outstanding. All award types are counted on a one-for-one basis and cash-settled awards are excluded.

        A summary of the Amended and Restated Plan is provided below. This summary is qualified in its entirety by the full text of the Amended and Restated Plan, a copy of which is attached to this proxy statement as Annex D.

General

        The purpose of the Amended and Restated Plan is to encourage and enable officers, employees, non-employee directors and consultants of CIFC and its subsidiaries to acquire a proprietary interest in CIFC and to assure a closer identification of their interests with those of CIFC and its shareholders, thereby stimulating their efforts on CIFC's behalf and strengthening their desire to remain with CIFC. Under the Amended and Restated Plan, CIFC may grant Awards in respect of its Common Shares representing a limited liability company interest in CIFC to employees, consultants and non-employee directors of CIFC and its subsidiaries, pursuant to options, SARs, restricted Shares, RSUs, unrestricted Shares, performance Shares, dividend equivalent rights and cash-based awards. The terms and conditions of grants under the Amended and Restated Plan are governed by the provisions of the Amended and Restated Plan and the Award agreements thereunder. The Amended and Restated Plan is not qualified under Section 401(a) of Code.

Eligibility

        Any officer, employee, non-employee director or consultant (whether full-time or part-time) of CIFC and its subsidiaries is eligible to receive Awards under the Amended and Restated Plan, as selected by the Administrator in its sole discretion. As of October 12, 2016, there were approximately 82 eligible individuals.

Administration

        The Amended and Restated Plan will be administered by the Administrator. The Administrator consists of either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two "non-employee directors." To the extent that an Award is intended to constitute "qualified performance-based compensation" within the meaning of the regulations promulgated under Section 162(m) of the Code, the Administrator also must consist of two or more members, each of whom is an outside director. Notwithstanding the foregoing, the amount, timing and terms of Awards granted to persons who are subject to the reporting and other provisions of Section 16 of the Exchange Act will be determined by the Board or a committee of the Board of at least two members that is comprised solely of non-employee directors who meet the conditions set forth in Rule 16b-3(b)(3) of the Exchange Act.

        The Administrator's power and authority includes, but is not limited to, the power and authority to: (i) select the individuals to whom Awards may be granted; (ii) determine the time(s) of grant and the type(s) and amount of Awards granted to any one or more participants; (iii) determine and modify the terms and conditions of any Award, including restrictions, in a manner not inconsistent with the terms of the Amended and Restated Plan; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited or surrendered; (vi) accelerate at any time the exercisability or vesting of all or any portion of any Award; (vii) subject to the provisions of the Amended and Restated Plan and Section 409A of the Code, extend at any time the exercisability or vesting of all or any portion of any award; (viii) determine whether, and to certify that, performance goals to which an Award is subject are satisfied; (ix) adopt, alter and repeal such rules, guidelines and practices for administration of the Amended and Restated Plan and Awards and for its own acts and proceedings as it deems advisable; (x) interpret the terms and provisions of the Amended and Restated Plan and any Award; (xi) make all determinations it deems advisable for the administration of the Amended and Restated Plan and Awards; (xii) decide all disputes arising in connection with the Amended and Restated Plan and Awards; and (xiii) otherwise supervise the administration of the Amended and Restated Plan and Awards.

        The Administrator may delegate to any executive officer(s) of CIFC all or part of its authority and duties with respect to the granting of options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act; (ii) not "covered employees" within the meaning of Section 162(m) of the Code ("Covered Employees"), (iii) not officers who are delegated authority by the Administrator and (iv) not members of the Board.

        Awards under the Amended and Restated Plan will be evidenced by Award agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        Neither the Board nor the Administrator are liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Amended and Restated Plan or any Award, and the Board and the Administrator are entitled in all cases to indemnification for any such act, omission, interpretation, construction or determination.

Common Shares Available Under the Amended and Restated Plan

        The total number of Common Shares available for Awards under the Amended and Restated Plan is 8,181,929 (which includes Common Shares issued in respect of awards granted under the Existing Equity Plan). This represents a 2,000,000 Common Share increase from the share reserve under the Existing Equity Plan. The total number of Common Shares available for options or SARs with respect to any one individual during any one calendar year is 8,181,929. Common Shares underlying any Awards or any awards granted under the Existing Equity Plan that are forfeited, canceled or held back to cover the exercise price or tax withholding, or reacquired by CIFC prior to vesting, or satisfied without the issuance of Common Shares or otherwise terminated (other than by exercise) will be added to the Common Shares available for issuance under the Amended and Restated Plan. Common Shares issued by CIFC in connection with the substitution of outstanding grants from an acquired company will not reduce the number of Common Shares available under the Amended and Restated Plan.

Awards—Types of Awards

        Options.    Options give a participant the right to purchase a specified number of Common Shares from CIFC for a specified time period at a fixed exercise price. The price at which Common Shares may be purchased upon exercise will be determined by the Administrator at the time of grant, but will not be less than 100% of the fair market value of one Common Share on the date of grant. The Administrator may grant options that have a term of up to ten years. The Award agreement will specify the exercise price, term, vesting requirements and any other terms and conditions applicable to the option.

        Generally, unless otherwise provided in an Award agreement, upon the termination of a participant's employment (or other service relationship) with CIFC and its subsidiaries, the unvested portion of such participant's option will automatically terminate and be forfeited, and the vested portion of such participant's option will remain exercisable for a period set forth in the Award agreement.

        Share Appreciation Rights.    A grant of a SAR entitles a participant to receive, upon exercise of the SAR, Common Shares or cash having a value equal to the excess of (i) the fair market value of one Common Share on the date of exercise, over (ii) the grant price of the SAR. No payment from the participant is required upon the exercise of a SAR. The Administrator will determine and specify in an Award agreement the number of SARs granted, the grant price of the SAR (which will not be less than 100% of the fair market value of a Common Share on the date of grant), the term of the SAR (which will not be greater than 10 years) and any other terms and conditions applicable to the SAR.

        Generally, unless otherwise provided in an Award agreement, upon the termination of a participant's employment (or other service relationship) with CIFC and its subsidiaries, any SARs that have not vested will automatically terminate and be forfeited, and any SARs that have vested as of such termination will remain exercisable for a period set forth in the Award agreement.

        Restricted Shares.    An Award of restricted Common Shares is a grant of a specified number of Common Shares that are subject to certain restrictions and conditions, which may be based on continuing service and/or achievement of pre-established performance goals. Generally, restricted Common Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to vesting. The Administrator will determine the duration of the restriction period, the conditions under which the Common Shares may be forfeited, and the amount, if any, the participant must pay to receive the Common Shares, and such other terms and conditions applicable to the restricted Common Shares. During the restriction period, the participant will have the rights of a shareholder with respect to dividends and the voting of the restricted Common Shares, subject to the conditions contained in the Award agreement. Provided that the restrictions, including any performance goals, applicable to the restricted Common Share Award have lapsed, Common Shares will no longer be restricted Common Shares. Notwithstanding the foregoing, dividends and distributions paid on restricted Common Share Awards that vest based on the achievement of performance goals will become vested and paid only if the relevant performance goals are achieved (other than any portion of such dividend or distribution that is a tax distribution).

        Generally, unless otherwise provided in an Award agreement, if a participant's employment (or other service relationship) with CIFC and its subsidiaries terminates for any reason, such participant's rights in any restricted Common Shares that have not vested will automatically terminate and such unvested restricted Common Shares will automatically be deemed to have been reacquired by CIFC at its original purchase price (if any) from such participant.

        Restricted Share Units.    A RSU Award is a grant of phantom Common Share units entitling the participant to a payment in Common Shares or cash (as determined by the Administrator) at the expiration of the applicable restriction period. The Administrator will determine the restrictions and conditions applicable to each RSU, which may be based on continuing service and/or achievement of pre-established performance goals. The participant will have the rights as a shareholder only after Common Shares are acquired upon settlement of the RSUs; however, the Administrator may provide a dividend equivalent right entitling the participant to receive credits for cash dividends that would have been paid on Common Shares subject to the RSU Award had the Common Shares been held by the participant. Dividend equivalents relating to an RSU Award that vests based on the achievement of performance goals will be paid only if the relevant performance goals are achieved.

        The Administrator may permit a participant to elect to receive a portion of future cash compensation otherwise due to the participant in the form of RSUs. Any RSUs received pursuant to such election will be fully vested, unless otherwise provided in the Award agreement.

        Generally, unless otherwise provided in an Award agreement, a participant's rights in all RSUs that have not vested will automatically terminate upon the participant's termination of employment (or cessation of service relationship) with CIFC and its subsidiaries for any reason.

        Unrestricted Shares.    Unrestricted Shares may be granted (or sold at such purchase price determined by the Administrator) in respect of past services or other valid consideration, or in lieu of cash compensation due to the participant, in all events, subject to such terms and conditions as the Administrator may establish.

        Performance Shares.    A performance Common Share Award entitles a participant to acquire Common Shares upon the attainment of specified performance goals. Performance Common Share Awards are solely a device for determining amounts to be paid to a participant and do not constitute Common Shares. The Administrator will determine the applicable performance goals, the performance measurement period, and any other limitations and conditions applicable to performance Common Share Awards. A participant receiving performance Common Share Awards will have the rights of a shareholder only after the Common Shares are actually received; however, the Administrator may provide a dividend equivalent right entitling the participant to receive credits for cash dividends that would have been paid on the Common Shares subject to the performance Common Share Award had the Common Shares been held by the participant (provided that such dividend equivalents will be paid only if the relevant performance Common Share Award becomes earned and vested).

        Generally, unless otherwise provided in an Award agreement, a participant's rights in the performance Common Share Award will automatically terminate upon the participant's termination of employment (or cessation of service relationship) with CIFC and its subsidiaries for any reason.

        Dividend Equivalent Rights.    A dividend equivalent right entitles the participant to receive credits based on cash dividends that would have been paid on the Common Shares specified in the dividend equivalent right (or other Award to which it relates) if such Common Shares had been held by the participant. Dividend equivalent rights may be granted as a component of an RSU or performance Common Share Award or as a freestanding Award. Amounts credited to the holder of a dividend equivalent right may be paid currently or on a deferred basis, and may be reinvested pursuant to any dividend reinvestment plan sponsored by CIFC. Dividend equivalent rights may be settled in cash or Common Shares or a combination thereof, in a lump sum or in installments. A dividend equivalent right granted as a component of an RSU or performance Common Share Award may provide that such dividend equivalent right will be settled upon settlement or payment of, or lapse of restrictions on, such other Award and that such dividend equivalent right will be forfeited under the same conditions as such other Award, or such dividend equivalent right may contain terms and conditions different from such other Award.

        Generally, unless otherwise provided in an Award agreement, a participant's rights in dividend equivalent rights granted as a component of an award of RSUs or performance Common Share Award that have not vested will automatically terminate upon the participant's termination of employment (or cessation of service relationship) with CIFC and its Subsidiaries for any reason.

        Cash-Based Awards.    The Administrator may grant cash-based Awards to any participant in such amount and upon such terms and conditions as the Administrator will determine at the time of grant. Each cash-based Award will specify the cash-denominated payment amount, formula or payment ranges, the maximum duration of the Award and the conditions upon which the Award will become vested or payable. A cash-based Award may be paid in cash or in Common Shares, as the Administrator determines.

Performance-Based Awards

        The Administrator may grant to a Covered Employee any performance-based Award in the form of restricted Common Shares, RSUs, performance Common Shares or cash-based Awards (the "Performance-Based Award"). Performance-Based Awards are intended to be treated as "qualified performance-based compensation" under Section 162(m) of the Code. Any Performance-Based Award will be earned based upon the attainment of the performance goals established by the Administrator that are substantially uncertain to be met during the applicable performance period at the time such goals are established. The Administrator will select the performance criteria that will be used to establish the applicable performance goals. Such performance criteria may be applicable to the individual and/or to the organizational level specified by the Administrator, including CIFC, a subsidiary of CIFC or a unit, division or group of any of the foregoing. The performance goals established by the Administrator, for a Performance-Based Award will be based on one or more of the following: (a) earnings before interest, taxes, depreciation and/or amortization, (b) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (c) changes in the market price of the Common Shares, (d) economic value-added, (e) funds from operations or similar measure, (f) sales or revenue, (g) acquisitions or strategic transactions, (h) operating income (loss), (i) cash flow (including, but not limited to, operating cash flow and free cash flow), (j) return on capital, assets, equity, investment or assets under management, (k) shareholder returns, (l) return on sales, (m) gross or net profit levels, (n) productivity, (o) expense, (p) margins, (q) operating efficiency, (r) client satisfaction, (s) working capital, (t) earnings (loss) per Common Share, (u) sales, (v) market share, (w) number of clients, (x) REIT taxable income, (y) cash dividends per share, (z) book value, (aa) ratio of pre-tax net income to gross income, (ab) assets under investment management, (ac) investment management fees, and (ad) new originations of assets. Any of the foregoing performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Awards not intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code may be subject to any performance goal(s) determined by the Administrator, including, without limitation, any of the goals set forth above.

        The Administrator, in its discretion, may adjust or modify the calculation of performance goals for the applicable performance period in order to prevent the dilution or enlargement of the rights of any participant in the event of, or in anticipation of, (i) any unusual or extraordinary corporate item, transaction, event or development, (ii) any other unusual or nonrecurring events affecting CIFC or the financial statements of CIFC, or (iii) any changes in applicable laws, regulations, accounting principles or business conditions.

        The maximum amount of Performance-Based Award granted to any Covered Employee in any calendar year is 843,976 Common Shares or $5,000,000 in the case of a Performance-Based Award that is a cash-based Award. Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. Following the completion of a performance period, the Administrator will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, will also calculate and certify in writing the amount of the Performance-Based Award earned for the performance period.

        Generally, except as may otherwise be provided in the Award Agreement, a participant's rights in the Performance-Based Award will terminate automatically upon the termination of the participant's employment (or service relationship) with CIFC and its subsidiaries for any reason.

        Covered Employees may be granted Awards under the Amended and Restated Plan that are not Performance-Based Awards (even though such Awards are subject to performance goals). Awards not intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code are not treated as "Performance-Based Awards" and therefore may be subject to any performance goal(s) determined by the Administrator (including, without limitation, any of the goals set forth above) and are not subject to the annual share or dollar limitations applicable to Performance-Based Awards described in this subsection.

Change in Control and other Corporate Transactions

        In the event of a change in control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Administrator determines otherwise in the Award agreement, and in all events, to the extent permitted by Section 409A of the Code (if applicable), the Administrator is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, such as continuing Awards or causing them to be assumed by or substituted with new awards from the surviving company or corporation or acquirer, or a parent of any of the foregoing; accelerating the exercisability, vesting and/or lapse of restrictions under outstanding Awards; requiring Awards to be exercised, to the extent then exercisable, and cancelling and/or cashing out Awards.

        In the event of any corporate event or transaction involving CIFC or a subsidiary such as a merger, consolidation, reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, exchange of shares, spinoff, extraordinary cash dividend designated as such by the Board (but in all cases, excluding any ordinary cash dividend or distribution or tax distribution) or other similar change in capital structure or similar corporate event or transaction, the Administrator shall, to prevent dilution or enlargement of a participant's rights under the Amended and Restated Plan, in its sole discretion, make an appropriate or proportionate adjustment in (i) the maximum number and kind of Common Shares or other securities reserved for issuance under the Amended and Restated Plan, (ii) the maximum number of Common Shares subject to options or SARs that can be granted to any one participant and the maximum number of Common Shares that may be granted under a Performance-Based Award, (iii) the number and kind of Common Shares or other securities subject to any then-outstanding Awards under the Amended and Restated Plan, (iv) the purchase price, if any, per Common Share relating to any Award and the repurchase price, if any, per Common Share relating to each outstanding restricted Common Share Award and (v) the exercise price for each Common Share subject to any then-outstanding option or SAR, however, no adjustment may be made that would adversely affect the status of any Award that is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

Clawback and Recoupment

        If CIFC is required to prepare an accounting restatement due to the material noncompliance of CIFC, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 is required to reimburse CIFC for the amount of any Award received by such participant under the Amended and Restated Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. All Awards, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act, will be subject to any incentive compensation policy established from time to time by CIFC to comply with such Act, and all Awards will be subject to any other clawback policy that CIFC may adopt from time to time, even after an Award is granted.

Amendment and Termination

        The Board may, at any time, amend or discontinue the Amended and Restated Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action will adversely affect rights under any outstanding Award without the participant's consent, unless such action is necessary or appropriate to comply with Section 409A of the Code or an exemption therefrom or to ensure a deduction under Section 162(m) of the Code. Except as specifically permitted under the Amended and Restated Plan, without prior shareholder approval, the Administrator may not exercise its discretion to reduce the exercise price of outstanding options or SARs or effect repricing through cancellation and re-grants or cancellation of underwater options or underwater SARs in exchange for cash or other Awards. Solely to the extent required under the rules of any securities exchange or market system on which the Common Shares are listed or to ensure that compensation earned under Awards qualifies as "qualified performance-based compensation" under Section 162(m) of the Code, Amended and Restated Plan amendments will be subject to approval by CIFC shareholders entitled to vote at a meeting of shareholders.

        Unless earlier terminated, the Amended and Restated Plan will terminate with respect to the grant of new Awards on September 23, 2026. However, if CIFC's shareholders approve the Merger and the Merger is consummated, the Amended and Restated Plan will terminate upon the consummation of the Merger.

Limitation on Benefits

        If the benefits that a participant may be entitled to receive under the Amended and Restated Plan and other benefits that a participant is entitled to receive under other plans, agreements and arrangements constitute "parachute payments" that are subject to Sections 280G and 4999 of the Code (as described below under the heading "Summary of U.S. Federal Income Tax Consequences—Excess Parachute Payments"), such parachute payments will be reduced only to the extent that a reduction will allow the participant to receive a greater net after-tax amount than the participant would receive absent a reduction (unless the participant is party to an agreement that provides for different treatment).

New Plan Benefits

        CIFC has granted certain RSUs that, if the Amended and Restated Plan is approved by shareholders, will be settled from the Common Shares authorized for issuance under the Amended and Restated Plan. If such approval is not obtained, those RSUs will be settled in cash. Certain information about such RSUs is set forth in the table below. Aside from those RSUs, because grants of Awards will be made from time to time by the Administrator to those persons whom the Administrator determines in its discretion should receive grants of Awards, the benefits and amounts that may be received in the future by persons eligible to participate in the Amended and Restated Plan are not presently determinable.

 New Plan Benefits

        The CIFC LLC Amended and Restated Share Option and Incentive Plan

Name and Position	RSU Awards
Oliver Wriedt	75,000
Co-President
Steve Vaccaro	75,000
Co-President
Rahul Agarwal	50,455
Chief Financial Officer
Julian Weldon	102,501
Secretary and General Counsel
All Current Executive Officers as a Group	302,956
Paolo Amato	7,032
Ehud Barak	7,032
Jason Epstein	7,032
Peter Gleysteen	0
Andrew Intrater	7,032
Robert B. Machinist	7,032
Marco Musetti	7,032
Daniel K. Schrupp	7,032
Jeffrey S. Serota	21,097
Stephen F. Smith	7,032
All Current Directors Who Are Not Executive Officers as a Group	77,353
Each Associate of Any Director, Executive Officer or Nominee	0
Each Other Person Who Received or is to Receive 5 Percent (5%) of Such Options, Warrants or Rights	0
All Employees, Including All Current Officers Who Are Not Executive Officers, as a Group	1,009,046

Summary of U.S. Federal Income Tax Consequences

        The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Amended and Restated Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

        PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE AMENDED AND RESTATED PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

        Share Options.    An option holder will not recognize taxable income, and a subsidiary of CIFC is not entitled to a deduction, when a share option is granted. Upon the exercise of a share option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the Common Shares received over the exercise price of the share option and, subject to Section 162(m) of the Code, CIFC or a subsidiary of CIFC may be entitled to a corresponding deduction. An option holder's tax basis in the Common Shares received upon the exercise of a share option will be equal to the fair market value of such Common Shares on the exercise date, and the option holder's holding period for such Common Shares will begin at that time. Upon the subsequent sale of the Common Shares received in exercise of a share option, the option holder generally will recognize short-term or long-term capital gain or loss, depending upon whether the Common Shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the Common Shares and the option holder's tax basis in such Common Shares.

        See the Section below titled "—Tax Consequences of Owning Shares" for a brief explanation of the U.S. Federal income tax consequences of owning Common Shares.

        Restricted Shares.    Restricted Common Shares may be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted Common Shares does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted Common Shares and neither CIFC nor any subsidiary of CIFC is entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted Common Shares lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the Common Shares at that time, less any amount paid for the Common Shares and, subject to Section 162(m) of the Code, CIFC or a subsidiary of CIFC may be entitled to a corresponding deduction. A participant's tax basis in restricted Common Shares will be equal to the fair market value of such restricted Common Shares when the forfeiture restrictions lapse, and the participant's holding period for the Common Shares will begin on such date. Upon a subsequent sale of the Common Shares, the participant generally will recognize short-term or long-term capital gain or loss, depending upon whether the Common Shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the Common Shares and the tax basis of the Common Shares in the participant's hands.

        Participants receiving restricted Common Shares subject to a substantial risk of forfeiture may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the Common Shares when such Common Shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the Common Shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the Common Shares. Subject to Section 162(m) of the Code, CIFC or a subsidiary of CIFC may be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the Common Shares when the forfeiture restrictions lapse, and instead generally will recognize short-term or long-term capital gain or loss with respect to the Common Shares when they are sold, depending upon whether the Common Shares have been held for more than one year at the time of sale. The participant's tax basis in the Common Shares with respect to which a Section 83(b) election is made will be equal to their fair market value when the election is made by the participant, and the participant's holding period for such Common Shares will begin at that time. If the Common Shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the Common Shares have been held for more than one year at the time of forfeiture) with respect to the Common Shares to the extent of the consideration paid by the participant for such Common Shares.

        Generally, during the restriction period, distributions paid with respect to restricted Common Shares will be treated as compensation taxable as ordinary income (not partnership distributions) received by the participant and, subject to Section 162(m) of the Code, CIFC or a subsidiary of CIFC may receive a corresponding deduction. Partnership distributions received with respect to restricted Common Shares for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as distributions from a partnership.

        Common Shares that are fully vested on grant will generally have the same tax treatment as the restricted Common Shares with respect to which a Section 83(b) election is made.

        See the Section below titled "—Tax Consequences of Owning Shares" for a brief explanation of the U.S. Federal income tax consequences of owning Common Shares.

        SARs.    A participant will recognize no taxable income, and neither CIFC nor any subsidiary of CIFC is entitled to a deduction, when an SAR is granted. Upon exercise or settlement of an SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the Common Shares received and, subject to Section 162(m) of the Code, CIFC or a subsidiary of CIFC may be entitled to a corresponding deduction. A participant's tax basis in Common Shares received upon the exercise of an SAR will be equal to the fair market value of such Common Shares on the exercise date, and the participant's holding period for such Common Shares will begin at that time. Upon the sale of Common Shares received in exercise of an SAR, the participant generally will recognize short-term or long-term capital gain or loss, depending on whether the Common Shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the Common Shares and the participant's tax basis in such Common Shares. See the Section below titled "—Tax Consequences of Owning Shares" for a brief explanation of the U.S. Federal income tax consequences of owning Common Shares.

        RSUs.    A participant will recognize no taxable income when RSUs are granted, and neither CIFC nor any subsidiary of CIFC is entitled to a deduction upon such grant. When the Award is settled and the participant receives cash or Common Shares, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received or the fair market value of the Common Shares at that time (as applicable) and, subject to Section 162(m) of the Code, CIFC or a subsidiary of CIFC may be entitled to a corresponding deduction. A participant's tax basis in Common Shares received at the end of a restriction period will be equal to the fair market value of such Common Shares when the participant receives them, and the participant's holding period will begin on such date. Upon the sale of such Common Shares, the participant generally will recognize short-term or long-term capital gain or loss, depending upon whether the Common Shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the Common Shares and the tax basis of the Common Shares in the participant's hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income in such amount and, subject to Section 162(m) of the Code, CIFC or a subsidiary of CIFC may receive a corresponding deduction. In addition, as discussed below, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties. See the Section below titled "—Tax Consequences of Owning Shares" for a brief explanation of the U.S. Federal income tax consequences of owning Common Shares.

        Performance Shares.    The federal income tax consequences for performance Common Shares are generally the same as for RSUs.

        Withholding.    Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any Awards, vesting, exercises and transfers of Common Shares pursuant to the Amended and Restated Plan. This includes responsibility for all applicable federal, state, local and foreign withholding taxes. Subject to approval by the Administrator, participants may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by authorizing CIFC to withhold from Common Shares to be issued pursuant to any Award a number of Common Shares (or that amount of cash, in the case of a cash payment) with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due; provided, however, that, participants who are subject to Section 16 of the

Exchange Act may direct CIFC to so withhold from Common Shares to be issued pursuant to any Award without the Administrator's approval.

        Million Dollar Deduction Limit.    Under Section 162(m) of the Code, a publicly traded corporation generally may not deduct remuneration paid to the chief executive officer of CIFC and the three next highest paid executive officers other than the chief financial officer (as disclosed in CIFC's proxy statement) to the extent that such remuneration exceeds $1 million, unless such remuneration is performance-based compensation. Under the Amended and Restated Plan, the Administrator may, in its discretion, grant Awards that are intended to qualify as performance-based compensation to the extent that Section 162(m) of the Code applies to CIFC.

        Nonqualified Deferred Compensation.    Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any Award that provides for the deferral of compensation, such as RSUs that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code. If the requirements of Section 409A of the Code are not met, all amounts deferred under the Amended and Restated Plan (and all similar plans) during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant's taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.

        Excess Parachute Payments.    If the granting, vesting and/or payment of an Award made to a "disqualified individual" (as defined in Section 280G of the Code including, but not limited to, officers, certain shareholders and certain employees) occurs in connection with a change in control of CIFC, such granting, vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an "excess parachute payment" (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such "excess parachute payment" received by such "disqualified individual" and Section 280G of the Code would prevent CIFC or a subsidiary or affiliate of CIFC, as applicable, from deducting such "excess parachute payment."

        Tax Consequences of Owning Shares.    CIFC LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. As a holder of Common Shares, a Participant will be required to take into account his or her allocable share of items of CIFC LLC's income, gain, loss, deduction and credit for the taxable year of CIFC LLC ending within or with his or her taxable year. Distributions to a Participant treated as distributions from a partnership (and not as compensation, as described above) generally will be taxable for U.S. federal income tax purposes only to the extent the amount distributed exceeds the Participant's tax basis in his or her Common Share. CIFC LLC's ability to qualify to be treated as a partnership will depend on its ability to satisfy certain income and other tests on an ongoing basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        CIFC's policies and procedures for the review, approval and ratification of CIFC's transactions with related persons consist of various conflict of interest provisions in its Code of Ethics, including that its directors report to the Board any conflict of interest they may have with respect to any matter being considered by the Board and that CIFC's related persons involved in CIFC's portfolio management obtain the prior approval of CIFC's Chief Compliance Officer for their personal purchases of securities in private offerings.

        Since January 1, 2015, CIFC has entered into certain transactions, summarized below, that exceeded $120,000 in amount and in which CIFC's related persons—in general, CIFC's directors, executive officers and their immediate family members—had or would have a direct or indirect material interest.

  •
  DFR Holdings is considered a related party as a result of its ownership of approximately 18.8 million Common Shares, a portion of which was issued as part of the consideration for CIFC's June 9, 2010 acquisition of CN Credit Investments Management, LLC. On July 12, 2014, DFR Holdings converted $25.0 million aggregate principal amount of outstanding Senior Subordinated Notes of CIFC due December 9, 2017 into 4.1 million shares of CIFC's Common Shares. In addition, DFR Holdings holds warrants that provide the holder the right to purchase 2.0 million Common Shares, which were scheduled to expire on September 24, 2015. On September 24, 2015, the warrants were extended to January 24, 2017 in exchange for cash of $0.4 million. On August 15, 2014, CIFC entered into a consulting agreement with DFR Holdings whereby DFR Holdings agreed to provide CIFC with ongoing advisory services such as the participation in financial, tax and strategic planning/budgeting, investor interface, new product initiatives, fund raising and recruiting. As part of the consulting agreement, CIFC incurred professional fees of $2.0 million for the year ended December 31, 2015.

        During the year ended December 31, 2015, the following members of the Board made the following investments:

  •
  Iosif Bakaleynik, through an entity in which his is the sole equity holder, purchased $250,000 of Series B interests in the CIFC CLO Warehouse Fund. Mr. Bakaleynik served as a director on the Board until the date of the 2015 Annual Meeting.

        During the year ended December 31, 2015, the following executive officers made the following investments:

  •
  Oliver Wriedt purchased $200,000 of Series B Interests in the CIFC CLO Warehouse Fund.

 MARKET PRICE OF COMMON SHARES

        The Common Shares are traded on NASDAQ under the symbol "CIFC." The following table sets forth during each fiscal quarter indicated the high and low sales prices of Common Shares:

	Market Price
	High	Low
2016
First Quarter	$7.75	$4.00
Second Quarter	$7.80	$6.71
Third Quarter	$11.20	$6.65
Fourth Quarter (through October 12, 2016)	$11.29	$11.11
2015
First Quarter	$9.90	$7.28
Second Quarter	$8.35	$7.00
Third Quarter	$8.55	$6.48
Fourth Quarter	$7.36	$5.41
2014
First Quarter	$8.79	$7.43
Second Quarter	$9.97	$7.30
Third Quarter	$10.16	$8.14
Fourth Quarter	$10.09	$7.66

        The closing sale price of our Common Shares on NASDAQ on August 19, 2016, which was the last trading day before the Merger was publicly announced, was $6.95 per share. On October 12, 2016 the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for our Common Shares on NASDAQ was $11.24 per share. You are encouraged to obtain current market quotations for our Common Shares in connection with voting your shares of our Common Shares.

        For each of the years ended December 31, 2015 and 2014, total aggregated annual distributions declared were $0.40 per Common Share. Through October 12, 2016, the Board has declared aggregate cash distribution of $0.69 per Common Share.

APPRAISAL RIGHTS

General

        If you hold Common Shares, you are entitled to appraisal rights under Delaware law and have the right to have your shares appraised by the Delaware Court of Chancery and receive the "fair value" of such shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) as of completion of the merger in place of the merger consideration, as determined by the court, if you strictly comply with the procedures specified in Section 262 of the DGCL. Any such shareholder awarded "fair value" for its, his or her shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the Merger Consideration.

        The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement/prospectus as Annex C. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of the shares of CIFC LLC common shares. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of the adoption of the Merger Agreement, CIFC LLC, not less than 20 days prior to the meeting, must notify each stockholder who was a CIFC shareholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and the copy of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex C. A holder of Common Shares who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share Merger Consideration.

How to Exercise and Perfect Your Appraisal Rights.

        Holders of Common Shares wishing to exercise the rights to seek an appraisal of their shares must do ALL of the following:

  •
  you must not vote in favor of the adoption of the Merger Agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, if you submit a proxy and wish to exercise your appraisal rights, you must instruct the proxy to vote your shares against the adoption of the Merger Agreement or abstain from voting your shares;

  •
  you must deliver to us a written demand for appraisal before the vote on the adoption of the Merger Agreement at the Annual Meeting;

  •
  you must continuously hold the shares from the date of making the demand through the Effective Time; and

  •
  you or the Surviving Company (or any other shareholder that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Company is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the holders of Common Shares to initiate all necessary action to perfect their appraisal rights in respect of Common Shares within the time prescribed in Section 262 of the DGCL.

        Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Who May Exercise Appraisal Rights.

        A demand for appraisal must be executed by or on behalf of the shareholder of record. The demand should set forth, fully and correctly, the shareholder's name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform us of the identity of the shareholder and that the shareholder intends to demand appraisal of his, her or its Common Shares. Non-record owners may not directly make appraisal demands to CIFC LLC. The non-record owner must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those Common Shares. A record owner, such as a bank, brokerage firm or other nominee, who holds Common Shares as a nominee for others, may exercise appraisal rights with respect to the Common Shares held for one or more non-record owners, while not exercising this right for other non-record owners. In that case, the written demand should state the number of Common Shares as to which appraisal is sought. Where no number of Common Shares is expressly mentioned, the demand will be presumed to cover all Common Shares held in the name of the record owner.

        IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

        If you own Common Shares jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, such person is acting as agent for the record owner. If you hold Common Shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand, executed as set forth above, to:

CIFC LLC
250 Park Avenue, 4th Floor
New York, NY 10177
(212) 624-1200
Attention: Office of the Corporate Secretary

Actions After Completion of the Merger

        If the Merger is consummated, the Surviving Company will give written notice that the Merger has become effective within ten (10) days after the Effective Time to each shareholder that did not vote in favor of the Merger Agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within sixty (60) days after the Effective Time, any shareholder that did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw such demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its Common Shares. Within 120 days after the Effective Time, but not later, any shareholder that has complied with the requirements of Section 262 of the DGCL, or the Surviving Company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Company in the case of a petition filed by a shareholder, demanding a determination of the value of the Common Shares held by all such shareholders. The Surviving Company is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised and have otherwise complied with the requirements of Section 262 of the DGCL, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the Effective Time, any shareholder that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the Surviving Company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the

Merger Agreement and with respect to which CIFC has received demands for appraisal, and the aggregate number of holders of those shares. The Surviving Company must mail this statement within the later of ten (10) days of receipt by the Surviving Company of the request therefor or ten (10) days after expiration of the period for delivery of demands for appraisal. If you are the non-record owner of Common Shares held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the Surviving Company the statement described in this paragraph.

        If a petition for appraisal is duly filed, and a copy of the petition is delivered to the Surviving Company, the Surviving Company will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. The Delaware Court of Chancery will then determine which shareholders are entitled to appraisal rights and may require the shareholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any shareholder who fails to comply with this direction. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the Common Shares owned by such shareholders in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the Common Shares at the Effective Time held by all shareholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the shareholders entitled to receive the same, upon surrender by such shareholders of their stock certificates or, in the case of book-entry shares, forthwith.

        In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. The Surviving Company does not anticipate offering more than the per share Merger Consideration to any shareholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a Common Share is less than the per share Merger Consideration.

        If no party files a petition for appraisal within 120 days after the Effective Time, then all shareholders will lose the right to an appraisal, and will instead receive the Merger Consideration described in the Merger Agreement, without interest thereon, less any withholding taxes.

        The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each shareholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a shareholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        Any shareholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal to the Surviving Company, except that any attempt to withdraw made more than sixty (60) days after the Effective Time will require written approval of the Surviving Company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any shareholder without the approval of the Delaware Court of Chancery and such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any shareholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such shareholder's demand for appraisal and to accept the terms offered in the Merger within sixty (60) days after the Effective Time. If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.

        Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares in accordance with the Merger Agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a CIFC shareholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

        THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

 SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING
OF THE SHAREHOLDERS

        Shareholders who intend to present proposals at CIFC's annual meeting of shareholders in 2017 (which we do not anticipate holding) pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than August 18, 2017. Shareholders who intend to present proposals at the annual meeting of shareholders in 2017 other than pursuant to Rule 14a-8 must comply with the notice provisions in our LLC Agreement. The notice provisions in our LLC Agreement require that, for a proposal to be properly brought before the annual meeting of shareholders in 2017, proper notice of the proposal be received by us not less than 90 days or more than 120 days prior to the first anniversary of the date of the Annual Meeting. Shareholder proposals should be addressed to CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177, Attention: Secretary.

HOUSEHOLDING

        The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for notices and proxy materials with respect to two or more security holders sharing the same address by delivering only one notice or set of proxy materials to that address. This process, which is commonly referred to as "householding," can effectively reduce CIFC's printing and postage costs.

        Certain shareholders (beneficial owners) whose shares are held in "street name" (i.e., in the name of a brokerage firm or other intermediary) and who have consented to householding will receive only one notice or set of proxy materials per household. If a shareholder's household received a single notice and set of proxy materials this year and would like to receive additional copies, or if a shareholder's household received multiple copies of the same items and would like to receive only a single copy in the future, that shareholder should contact the shareholder's brokerage firm, bank or other nominee.

        Registered shareholders (i.e., shareholders who hold shares in their own name through CIFC's transfer agent) should contact American Stock Transfer & Trust Company, LLC by mail at 6201 15th Avenue, Brooklyn, NY 11219, or by telephone at 1-800-937-5449 and indicate your name, the name of each of your brokerage firms or banks where your shares are held and your account numbers.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at the offices of NASDAQ. For further information on obtaining copies of our public filings at NASDAQ, you should call 212-656-5060.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Annual Meeting (in each case other than any information deemed, under SEC rules, not to be filed with the SEC):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 25, 2016, as amended by the Amendment to the Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 29, 2016;

  •
  Quarterly Reports on Form 10-Q, filed with the SEC on May 9, 2016 and August 15, 2016; and

  •
  Current Reports on Form 8-K filed with the SEC on January 5, 2016 and August 19, 2016.

        You may request a copy of these filings or any other document we file with the SEC (in each case, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling Julian Weldon, Secretary, c/o CIFC LLC, 250 Park Avenue, 4th Floor, New York, NY 10177, telephone (212) 624-1200. Each such request must set forth a good faith representation that, as of the Record Date, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual Meeting. In order to ensure timely delivery of such documents prior to the Annual Meeting, any such request should be made promptly and in no event later than ten (10) business days prior to the date of the Annual Meeting, or no later than November 1, 2016.

        We have not authorized anyone to give you any information or to make any representations other than those contained in or incorporated by reference into this proxy statement. We take no responsibility for, and cannot provide you any assurance of, the reliability of any information that others may give you. This proxy statement is dated October 17, 2016. You should not assume that the information contained in this proxy statement, or the information contained in any document incorporated by reference into this proxy statement, is accurate as of any date other than the date of this proxy statement or the date of such document incorporated by reference, as applicable, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

OTHER MATTERS

        We know of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

        Upon written request by any shareholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the year ended December 31, 2015 which we filed with the SEC, including financial statements and schedules. If the person requesting the report was not a shareholder of record on October 12, 2016, the request must contain a good faith representation that he or she was a beneficial owner of our common shares at the close of business on that date. Requests should be addressed to CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177, Attention: Secretary.

By Order of the Board,

Julian Weldon
 General Counsel and Secretary

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

among

F.A.B. HOLDINGS I LP

CIFC ACQUISITION, LLC

and

CIFC LLC

Dated as of August 19, 2016

Exhibits
Exhibit A	Surviving Company LLC Agreement
Annexures
Annex A	Management Fees
Annex B-1	CLOs/CDOs
Annex B-2	Company Funds (other than CLOs/CDOs)
Annex B-3	Managed Accounts
Annex B-4	Sub-advisory Relationships

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of August 19, 2016 (as the same may be amended from time to time in accordance with its terms, this "Agreement"), among F.A.B. HOLDINGS I LP, a limited partnership organized and existing under the laws of Delaware ("Parent"), CIFC ACQUISITION, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent ("Merger Sub"), and CIFC LLC, a Delaware limited liability company (the "Company"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 10.13 hereof.

W I T N E S S E T H:

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein (the "Merger"), and subject to the provisions of the Limited Liability Company Act of the State of Delaware (the "Act");

        WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each limited liability company interest (each a "Common Share") in the Company having the rights and obligations specified with respect to Common Shares specified in the Amended and Restated Limited Liability Company Agreement of the Company, effective as of December 31, 2015 (the "LLC Agreement"), other than Excluded Shares, will be converted into the right to receive the Merger Consideration;

        WHEREAS, the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and its Shareholders (as defined in the LLC Agreement, each a "Shareholder" and, collectively, the "Shareholders"), and declared it advisable, to enter into this Agreement with Parent and Merger Sub, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend adoption of this Agreement by the members of the Company;

        WHEREAS, as a condition to Parent entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreement with a Shareholder of the Company (the "Voting Agreement") pursuant to which, among other things, such Shareholder has agreed, subject to the terms thereof, to vote all Common Shares owned by such Shareholder in accordance with the terms of the Voting Agreement;

        WHEREAS, concurrently with the execution of this Agreement, certain holders of Company Shares have agreed (or may agree after the date hereof) (the "Rollover Holders") to contribute certain Common Shares to Parent and/or have Parent assume certain Company Share Awards (such Common Shares and Company Share Awards, collectively, the "Rollover Shares"), pursuant to one or more Rollover Agreements (each, a "Rollover Agreement" and collectively, the "Rollover Agreements", and such contributions and assumptions, collectively, the "Rollover Contributions") between each such Rollover Holder and Parent, pursuant to which the parties thereto have agreed that, in connection with the Merger and subject to the terms and conditions thereof, immediately prior to the Effective Time, the Rollover Holders shall effect the Rollover Contributions and Parent shall issue to each Rollover Holder equity interests in Parent determined in accordance with such Rollover Holder's Rollover Agreement (such transactions, collectively, the "Contribution and Issuance");

        WHEREAS, the Board of Directors of Parent has unanimously approved this Agreement and declared it advisable for Parent to enter into this Agreement;

        WHEREAS, the Board of Directors of Merger Sub has unanimously approved this Agreement and declared it advisable for Merger Sub to enter into this Agreement; and

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Parent and Merger Sub have delivered to the Company (a) the Equity Commitment Letter of the Sponsor, dated as of the date of this Agreement, pursuant to which the Sponsor has agreed to fund, subject to the terms and conditions contained in the Equity Commitment Letter, the Equity Financing and (b) the guarantee of Sponsor (the "Guarantor"), dated as of the date hereof, in favor of the Company (the "Guarantee") pursuant to which the Guarantor is guaranteeing the obligations of Parent and Merger Sub in connection with this Agreement as specified therein; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

THE MERGER

        Section 1.1.    The Merger.     Upon the terms and subject to the conditions hereof, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease, and the Company, as the surviving entity in the Merger (the "Surviving Company"), shall, by virtue of the Merger, continue its existence under the laws of the State of Delaware.

        Section 1.2.    Closing.     Unless this Agreement shall have been terminated pursuant to the provisions of Section 9.1, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on the third Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions to Closing set forth in ARTICLE VIII hereof (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing), unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing, the "Closing Date"). The Closing shall be held at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, unless another place is agreed to in writing by the parties hereto provided, however, that any party may participate remotely by electronic delivery of documents and/or funds.

        Section 1.3.    Effective Time.     Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger"). The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective is referred to herein as the "Effective Time").

        Section 1.4.    Effects of the Merger.     The Merger shall have the effects set forth in the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

        Section 1.5.    Limited Liability Company Agreement.     The LLC Agreement of the Company will be amended in connection with the Merger to read in its entirety as set forth on Exhibit A hereto, shall be the limited liability company agreement of the Surviving Company and thereafter may be amended as provided therein or by Law, subject to Section 6.2.

        Section 1.6.    Directors; Officers.     The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case, until their respective successors are duly elected and qualified or until their death, resignation or removal in accordance with the Act and the limited liability company agreement of the Surviving Company.

ARTICLE II.

EFFECT OF MERGER ON CAPITAL STOCK

        Section 2.1.    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holder of any capital stock of Parent, Merger Sub or the Company:

          (a)    Cancellation of Certain Common Shares.    Each Common Share that is owned by Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries (other than shares held by any Subsidiary of the Company, which shall remain outstanding with appropriate adjustment to the number thereof to preserve its relative interest in the Company, and other than shares held on behalf of third parties) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

          (b)    Conversion of Common Shares.    Each Common Share that is issued and outstanding immediately prior to the Effective Time (other than (i) shares described in Section 2.1(a), (ii) Dissenting Shares and (iii) Rollover Shares (each, an "Excluded Share" and collectively, the "Excluded Shares")) will automatically be converted into solely the right to receive, in cash, the Merger Consideration, payable upon surrender of such shares in the manner provided in Section 2.4.

          (c)    Cancellation of Common Shares.    All Common Shares shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and, in the case of book-entry shares ("Book-Entry Shares"), the names of the former registered holders shall be removed from the registry of holders of such shares, and, subject to Section 2.1(a) and Section 2.3, each holder of Book-Entry Shares and each holder of a certificate which immediately prior to the Effective Time represented any such Common Shares (each, a "Certificate") shall thereafter cease to have any rights with respect to such Common Shares, except, in the case of the Company Shares that are not Excluded Shares, the right to receive the Merger Consideration in accordance with Section 2.4.

          (d)    Conversion of Merger Sub Capital Stock.    Each common share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will automatically be converted into one (1) common share representing one membership interest of the Surviving Company.

          (e)    Adjustments to Prevent Dilution.    If prior to the Effective Time, the Company should, subject to and in accordance with Section 5.1, split, combine, or otherwise reclassify the Common Shares or any rights, warrants or options to acquire any Company Securities, or pay a dividend or other distribution in Common Shares or otherwise change the Common Shares into any other securities, or make any other such dividend or distribution in equity interests of the Company in respect of the Common Shares, then any number or amount contained herein which is based upon the price or the number of Common Shares will be appropriately adjusted to reflect such split, combination, reclassification, dividend or other distribution or change.

        Section 2.2.    Treatment of Equity Awards.

        (a)    Company Share Options.     The Company shall take all actions as may be necessary so that, at the Effective Time, each option to acquire Common Shares (each, a "Company Share Option") that has not been forfeited (or if previously forfeited, is required to be reinstated if a change in control event or sale event occurs within a specified period following such forfeiture) shall become fully vested to the extent not then fully vested, and each Company Share Option shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of Common Shares subject to such Company Share Option, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Share Option; provided, however, that if the result in clause (y) equals or is less than zero, such Company Share Option shall be cancelled and forfeited with no payment due the holder thereof. Parent shall cause the Surviving Company or one of its Subsidiaries to pay, through the Company's regular payroll system on a special payroll date which shall have been established by Company with its payroll provider prior to Closing, the holders of Company Share Options the amounts due under this Section 2.2(a) (less all applicable withholding Taxes and deductions) as promptly as practicable (but in any event no later than three (3) days) after the Effective Time.

        (b)    Company Share Awards.     The Company shall take all actions as may be necessary so that, at the Effective Time, each Company Share Award (other than any Company Share Award to be assumed by Parent pursuant to the Rollover Agreements) that has not been forfeited (or if previously forfeited, is required to be reinstated if a change in control event or sale event occurs within a specified period following such forfeiture) shall become fully vested if not already fully vested (and if such Company Share Award is subject to performance based vesting, such Company Share Award shall become vested based on the maximum level of performance for such Company Share Award except to the extent provided in Section 2.2(b) of the Disclosure Letter), and all Company Share Awards (other than any Company Share Award to be assumed by Parent pursuant to the Rollover Agreements) shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of Common Shares in respect of such Company Share Award (if such Company Share Award is subject to performance based vesting, such aggregate number of Common Shares shall be determined assuming the maximum level of performance for such Company Share Award except to the extent provided in Section 2.2(b) of the Disclosure Letter) multiplied by (y) the Merger Consideration. Parent shall cause the Surviving Company or one of its Subsidiaries to pay the holders of Company Share Awards (other than any Company Share Award to be assumed by Parent pursuant to the Rollover Agreements), through the Company's regular payroll system on a special payroll date which shall have been established by Company with its payroll provider prior to Closing, the amounts due under this Section 2.2(b) (less all applicable withholding Taxes and deductions) as promptly as practicable (but in any event no later than three (3) days) after the Effective Time (or at such later date as may be required to comply with Code Section 409A).

        (c)    Company Warrant.     The Company shall take all actions as may be necessary so that, at the Effective Time, each warrant to acquire Common Shares (each, a "Company Warrant") that has not been exercised shall be redeemed or cancelled in exchange for the right to receive (i) an amount in cash, without interest, equal to the product of (x) the aggregate number of Common Shares for which such Company Warrant is exercisable into, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Warrant and (ii) dividends pursuant to Section 4.03 of the Warrant Agreement in an amount equal to $1.59 per Common Share, plus any dividends paid after the date hereof and prior to the Closing Date. Parent shall cause the Surviving Company or one of its Subsidiaries to pay the holders of Company Warrants the amounts due under this Section 2.2(c) (less all applicable withholding Taxes and deductions) at the Closing.

        Section 2.3.    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary, Common Shares that are issued and outstanding immediately prior to the Effective Time and that are owned by Shareholders that have properly perfected their rights of appraisal within the meaning of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (as applicable to the Company pursuant to the LLC Agreement (the "Dissenting Shares")) shall not be converted into the right to receive the Merger Consideration, unless and until such Shareholders shall have failed to perfect any available right of appraisal thereunder, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL (as applicable to the Company pursuant to the LLC Agreement). If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the Common Shares held by such Shareholder shall not be deemed Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been converted into the Merger Consideration at the Effective Time in accordance with Section 2.1(b). The Company shall give Parent (a) prompt written notice of any demands for appraisal filed pursuant to Section 262 of the DGCL (as applicable to the Company pursuant to the LLC Agreement) received by Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to Section 262 of the DGCL (as applicable to the Company pursuant to the LLC Agreement) and received by the Company, and (b) the opportunity to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL (as applicable to the Company pursuant to the LLC Agreement). The Company shall not, except with the prior written consent of Parent, (i) make any payment with respect to any such demand, (ii) offer to settle or settle any such demand, or (iii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with Section 262 of the DGCL (as applicable to the Company pursuant to the LLC Agreement).

        Section 2.4.    Payment Fund and Payment Procedures.

        (a)   Prior to the Effective Time, for the benefit of the holders of the Common Shares (other than Excluded Shares), Parent will designate, or cause to be designated, a bank or trust company that is reasonably acceptable to the Company (the "Paying Agent") to act as agent for the payment of the Merger Consideration in respect of Certificates upon surrender of such Certificates (or effective affidavits of loss in lieu thereof that comply with the requirements of Section 2.5) and Book-Entry Shares in accordance with this ARTICLE II from time to time after the Effective Time. At or prior to the Effective Time, Parent or Merger Sub will deposit, or cause to be deposited, with the Paying Agent sufficient cash in U.S. dollars to pay the aggregate Merger Consideration that is payable in respect of all of the issued and outstanding Common Shares, other than amounts to be paid through the Company's payroll system, which shall be paid to the Company (the "Payment Fund"). The Payment Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.1(b). Parent shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Common Shares for the Merger Consideration. Parent will enter into a paying agent agreement on customary terms, which terms shall be in form and substance reasonably acceptable to the Company, prior to the Effective Time.

        (b)   As promptly as practicable after the Effective Time and in any event no later than the second (2nd) Business Day following the Closing, Parent shall send, or cause the Paying Agent to mail to each holder of record of Common Shares (other than Excluded Shares) a letter of transmittal in customary form as reasonably agreed by the parties specifying that delivery will be effected, and risk of loss and title to Certificates and Book-Entry Shares will pass, only upon proper delivery of Certificates (or customary effective affidavits of loss in lieu thereof that comply with the requirements of Section 2.5) or Book-Entry Shares, as the case may be, to the Paying Agent and instructions for use in effecting the surrender of the Certificates (or customary effective affidavits of loss in lieu thereof that comply with the requirements of Section 2.5) and Book-Entry Shares in exchange for the Merger Consideration.

        (c)   Upon the proper surrender of a Certificate (or customary effective affidavit of loss in lieu thereof that comply with the requirements of Section 2.5) or Book-Entry Share to the Paying Agent, together with a duly executed and properly completed letter of transmittal, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate or Book-Entry

Share will be entitled to receive as promptly as practicable in exchange therefor cash in the amount (after giving effect to any required tax withholdings) that such holder has the right to receive pursuant to this ARTICLE II, and the Certificate (and the Common Shares represented thereby) or Book-Entry Share so surrendered will forthwith be cancelled; provided that, with respect to any Shareholder who surrenders Certificates or Book-Entry Shares at least three (3) Business Days prior to the Effective Time together with a properly completed letter of transmittal and such other proper documentation as the Paying Agent reasonably requests (which letter of transmittal and other documentation Parent will cause the Paying Agent to provide promptly upon request of a Shareholder, but in no event later than five (5) Business Days prior to the Effective Time) the Paying Agent shall pay to such Shareholder by wire transfer of immediately available funds on the Closing Date the amount such Shareholder has the right to receive pursuant to this ARTICLE II.

        (d)   Until such Certificates (or customary effective affidavits of loss in lieu thereof that comply with the requirements of Section 2.5) or Book-Entry Shares, as the case may be, are so properly delivered, each such Certificate or Book-Entry Share, as the case may be, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof, subject to the terms set forth in Section 2.3. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares.

        (e)   In the event of a transfer of ownership of the Common Shares that is not registered in the transfer records of the Company, cash to be paid upon due surrender of the Certificate or Book-Entry Share may be paid to such a transferee if the Certificate or Book-Entry Share formerly representing such Common Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

        (f)    Any funds included in the Payment Fund may be invested by the Paying Agent, as directed by Parent; provided that such investments shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed by, the United States of America and backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investments shall promptly be paid to Parent. Nothing contained herein and no investment losses resulting from investment of the Payment Fund shall diminish the rights of any holder of Certificates or Book-Entry Shares to receive the Merger Consideration as provided herein. If for any reason (including losses) the Payment Fund is at any time inadequate to pay the amounts to which holders of Common Shares shall be entitled under Section 2.1(b), Parent shall take all steps necessary to promptly deposit additional cash in U.S. dollars with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Company shall in any event be liable for the payment thereof.

        (g)   Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares twelve (12) months after the Effective Time will be delivered to the Surviving Company, on demand, and any holder of a Certificate or Book-Entry Share who has not theretofore complied with this ARTICLE II will thereafter look only to the Surviving Company for payment of his or her claims for Merger Consideration. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company, the Surviving Company, the Paying Agent or any other Person will be liable to any Person in respect of any Merger Consideration from the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        Section 2.5.    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon (a) the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, (b) the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate and (c) the delivery of any other documentation

(including an indemnity in customary form) reasonably requested by Parent, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to the Common Shares formerly represented thereby.

        Section 2.6.    Withholding Rights.     Each of the Paying Agent, the Surviving Company and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Shares or any holder of a Company Equity Award or Company Warrant such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Company or Parent, as the case may be, and duly paid to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares or the holder of a Company Equity Award or Company Warrant in respect of which such deduction and withholding was made by the Surviving Company or Parent, as the case may be.

        Section 2.7.    Contribution and Issuance.     Immediately prior to the Effective Time, the Rollover Holders and Parent shall effectuate the Contribution and Issuance in accordance with the Rollover Agreements, pursuant to which each such Rollover Holder shall receive equity interests in Parent determined in accordance with such Rollover Holder's Rollover Agreement. The Company shall take such actions as are necessary and reasonably requested by Parent in order to allow the consummation of the transactions contemplated by the Rollover Agreements, including the assumption by Parent of certain Company Share Awards, provided, that such actions shall not have an adverse effect on the Company or its equityholders (other than delaying the deductibility of such Company Share Awards upon vesting).

        Section 2.8.    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Company will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

        Section 2.9.    Stock Transfer Books.     At the close of business, New York time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Common Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to such Common Shares formerly represented thereby, except as otherwise provided herein or by Law.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date, subject to exceptions and all matters set forth in (a) the corresponding sections or subsections of the Disclosure Letter delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Disclosure Letter") (it being understood that any matter disclosed in any section of the Disclosure Letter will be deemed to be disclosed in any other section of the Disclosure Letter to the extent that the applicability of such matter so referenced is reasonably apparent upon a reading of the disclosure without any independent knowledge on the part of the reader regarding the matter disclosed), or (b) the Company SEC Reports filed since January 1, 2014 and prior to the date hereof (but excluding any forward-looking disclosures set forth in any "risk factors" section, any disclosure in any "forward-looking statements" section and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature (other than those disclosures with respect to specific historical facts or events affecting the Company)), but excluding in the case of this clause (b) the representations and warranties of the Company set forth in Section 3.5 (Authorization and Validity of Agreement), Section 3.9(b) (Absence of Certain Changes or Events), Section 3.25 (No Brokers) and Section 3.26 (State Takeover Statutes), as follows:

        Section 3.1.    Corporate Organization.     The Company and each of its Subsidiaries is a legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, limited liability company, limited partnership or other entity power (as the case may be) to own, lease and operate all of its properties and assets and to conduct its business as currently conducted, except where the failure to be in good standing or have such power and authority would not, individually or in the aggregate, have a Company Material Adverse Effect. Copies of the Company Organizational Documents and the organizational documents of each Subsidiary of the Company, in each case, with all amendments thereto to the date hereof, have been made available to Parent or its Representatives, and such copies are accurate, true and complete as of the date hereof.

        Section 3.2.    Qualification to Do Business.     The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company, partnership or other entity (as the case may be) and is in good standing in every jurisdiction in which the character or location of the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.3.    No Conflict or Violation.     The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement (including the consummation of the Merger) do not and will not, directly or indirectly, (i) violate, conflict with or result in a breach of any provision of any Company Organizational Document or the organizational documents of any of its Subsidiaries, Controlled Funds or, to the Knowledge of the Company, Non-Controlled Funds, (ii) subject to compliance with the requirements set forth in Section 3.4(c) and, in the case of the consummation of the Merger, obtaining the Required Company Vote, violate any provision of Law applicable to the Company or any Subsidiary thereof or any of their respective assets or properties, (iii) violate, conflict with or result in a breach of or constitute (with due notice or lapse of time or both) a default under or result in or give to others any rights of termination, modification, amendment, vesting or cancelation of or under, acceleration, revocation or suspension of any Material Contract (but only with respect to Material Contracts not otherwise terminable by the other party thereto on 90 days' or less notice), or (iv) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii) through (iv) above, as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.4.    Consents and Approvals.     No Consent is required in connection with the execution and delivery of this Agreement and each Ancillary Agreement by the Company or the performance by the Company of its obligations hereunder (including the consummation of the Merger) and thereunder, except for: (a) the filing of the Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"); (b) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and as may be required under applicable state securities or "blue sky" Laws of the United States; (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (d) the filing with the SEC of a proxy statement (together with all customary proxy or other materials delivered in connection therewith, the "Proxy Statement") relating to the meeting of the Shareholders of the Company to be held to consider the adoption of this Agreement (the "Company Shareholders Meeting"); (e) the Consents required or contemplated under the Advisers Act and any

Investment Advisory Arrangements; (f) the filings or notices required by, and any approvals required under the rules and regulations of, any self-regulatory organization, including the NASDAQ Stock Market LLC (the "NASDAQ" and, each, a "Self-Regulatory Organization"); and (g) such Consents which if not obtained or made would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.4 of the Disclosure Letter contains a true and complete list as of the date hereof of (x) each Consent (including the party from whom such Consent must be obtained) required pursuant to any Investment Advisory Arrangement (each such Consent, an "Advisers Act Consent"), and (y) each Consent required to prevent or waive any put right, right of redemption, termination of the investment period, termination of the fund, default or other consequence materially adverse to the Company or any of its Subsidiaries pursuant to any Fund Document (each such Consent, an "Investor Waiver"), in the case of each of (x) and (y), in connection with the execution and delivery of this Agreement and each Ancillary Agreement by the Company or the performance by the Company of its obligations hereunder and thereunder (including the consummation of the Merger).

        Section 3.5.    Authorization and Validity of Agreement.     The Company has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding Common Shares (the "Required Company Vote"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each Ancillary Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Company and all other necessary limited liability company action on the part of the Company, subject only, in the case of consummation of the Merger, to the receipt of the Required Company Vote, and no other corporate proceedings on the part of the Company (subject only, in the case of consummation of the Merger, to the receipt of the Required Company Vote) are necessary to authorize this Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement is, or when executed will be, duly and validly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, shall constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

        Section 3.6.    Capitalization and Related Matters.

        (a)

            (i)  The authorized share capital of the Company consists of 600,000,000 shares, consisting of (i) 500,000,000 Common Shares and (ii) 100,000,000 Preferred Shares.

           (ii)  As of the close of business on August 15, 2016 (the "Capitalization Date"), 23,624,014 Common Shares were issued and outstanding, and there were no Preferred Shares issued or outstanding.

          (iii)  As of the Capitalization Date, Company Share Awards representing 2,319,471 Common Shares not subject to performance based vesting were issued and outstanding, Company Share Awards representing 659,800 Common Shares subject to performance based vesting (based on the maximum level of performance) were issued and outstanding, Company Share Options representing 3,185,313 Common Shares were issued and outstanding, of which 2,995,414 were vested and exercisable as of the Capitalization Date, and Company Warrants convertible into 2,000,000 Common Shares were exercisable.

          (iv)  Section 3.6(a)(iv) of the Disclosure Letter sets forth as of the close of business on the Capitalization Date a list of each outstanding Company Equity Award and Company Warrant and (A) the name of the holder of such Company Equity Award and Company Warrant, (B) the number of Common Shares subject to such outstanding Company Equity Award (based on the maximum level of performance for each Company Share Award that is subject to performance based vesting), (C) the date on which such Company Equity Award and Company Warrant was granted or issued, (D) the exercise price of each Company Share Option and Company Warrant, (E) the expiration date of each Company Share Option and Company Warrant, (F) the extent to which such Company Equity Award is vested as of such date, (G) if such Company Equity Award has performance-vesting criteria and (H) the amount of accrued dividend equivalents with respect to each Company Share Award and Company Warrant.

           (v)  Section 3.6(a)(v) of the Disclosure Letter sets forth as of the close of business on the Capitalization Date the aggregate exercise price of all Company Share Options that have a per share exercise price that is less than the Merger Consideration.

        (b)

            (i)  The outstanding Common Shares have been, and all Common Shares which may be issued pursuant to the exercise or settlement of outstanding Company Equity Awards and Company Warrants are or will be when issued, duly authorized and validly issued and are fully paid, and an acquirer of Common Shares has no obligation to make further payments for its purchase of Common Shares or contributions to the Company solely by reason of the Common Shares or its status as a member of a limited liability company.

           (ii)  Except for the Common Shares issued and outstanding as of the Capitalization Date as set forth in Section 3.6(a) (and any Common Shares issued following such date and prior to the date hereof upon the settlement or exercise of Company Equity Awards or Company Warrants), and the Company Equity Awards and Company Warrants listed on Section 3.6(a) of the Disclosure Letter, as of the date hereof, except as set forth on Section 3.6(b) of the Disclosure Letter, no equity interests of the Company are outstanding and neither the Company nor any Subsidiary thereof has outstanding (A) any securities convertible into or exchangeable for any shares of equity interests of the Company, (B) any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any warrants, calls, repurchase rights, voting rights, commitments or claims of any other character relating to the issuance of, any equity interests of the Company or any stock or securities convertible into or exchangeable for any such equity interests, or (C) any stock appreciation rights, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any equity interests of the Company (the items in clauses (A), (B) and (C) immediately above, together with the Common Shares, being referred to herein collectively as the "Company Securities").

          (iii)  Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, to grant any Person a right to subscribe for or acquire, or to register under the Securities Act, any Company Securities.

          (iv)  Neither the Company nor any Subsidiary thereof has outstanding any bonds, debentures, notes or other similar debt obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Shareholders of the Company or any such Subsidiary on any matter.

        Section 3.7.    Subsidiaries.

        (a)   Section 3.7(a) of the Disclosure Letter sets forth a complete and correct list, as of the date hereof, of (i) each Subsidiary of the Company, (ii) its place and form of organization and (iii) the owner(s) of its capital stock, membership interests or other ownership interests, as applicable, to the extent such owner is not the Company or another wholly-owned Subsidiary of the Company, together with the amount and/or percentage of ownership interests owned by each such Person. Except as set forth on Section 3.7(a) of the Disclosure Letter, the Company does not, directly or indirectly, own or hold any capital stock, membership interests or other ownership interests in any other Person.

        (b)

            (i)  All of the outstanding shares of capital stock, or membership interests or other ownership interests, of each Subsidiary of the Company, as applicable, are validly issued, fully paid and nonassessable.

           (ii)  The Company or a Subsidiary thereof has, as of the date hereof and shall have on the Closing Date, valid and marketable title to all of the shares of capital stock of, or membership interests or other ownership interests in, each Subsidiary of the Company, free and clear of any Liens other than Liens arising under applicable federal and state securities Laws or, in the case of any non-wholly-owned Subsidiary, the restrictions contained in the organizational documents of such Subsidiary as in effect on the date hereof.

          (iii)  Neither the Company nor any Subsidiary thereof has outstanding (A) any securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company, (B) any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any warrants, calls, repurchase rights, voting rights, commitments or claims of any other character relating to the issuance of, any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company, or any stock or securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company, or (C) any stock appreciation rights, performance shares, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company (the items in clauses (A), (B) and (C) immediately above, together with any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company, being referred to herein collectively as the "Company Subsidiary Securities").

          (iv)  Neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, to grant any Person a right to subscribe for or acquire, or to register under the Securities Act, any Company Subsidiary Securities.

        Section 3.8.    Company SEC Reports; Related Matters.

        (a)   Except as disclosed on Section 3.8(a) of the Disclosure Letter, the Company or its predecessor registrant CIFC Corp. has timely filed or furnished, as applicable, each report, proxy statement, registration statement, prospectus, schedule, form, statement, certification and other document (including exhibits and all other information incorporated by reference therein) required to be filed or furnished by it with the SEC since January 1, 2014 (the "Company SEC Reports"). As of their respective dates, after giving effect to any amendments or supplements thereto filed prior to the date hereof, the Company SEC Reports (including any schedules or exhibits included or incorporated by reference therein) (i) complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by the SEC), and (iii) fairly presented (subject, in the case of the unaudited interim financial statements included therein, to normal and recurring year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC and the absence of notes thereto) in all material respects the consolidated financial position of the Company (or its predecessor entities) and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

        (c)   As of the date hereof, the Company has delivered or made available to Parent all material written correspondence between the Company or any of its Subsidiaries, on the one hand, and the SEC, on the other hand since January 1, 2014, including any requests for information. As of the date hereof, there are no material unresolved comments from SEC staff in comment letters with respect to Company SEC Reports. As of the date hereof, the Company has not received any written notice that the SEC or any other Governmental Entity is conducting any review of any Company SEC Report.

        (d)   Except as would not have a Company Material Adverse Effect, the Company has established and maintains a system of disclosure controls and procedures (as such term is defined in paragraph (e) of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Company in periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

The Company's internal controls over financial reporting provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Since January 1, 2014, the Company's principal executive officer and its principal financial officer have disclosed to the Company's auditors and the audit committee of the Company's Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has made available to Parent all such disclosures made by management to the Company's auditors and audit committee from January 1, 2014 to the date hereof.

        (e)   The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act (the "Sarbanes-Oxley Act") or the Exchange Act and the applicable listing and corporate governance rules of the NASDAQ.

        Section 3.9.    Absence of Certain Changes or Events.     Since December 31, 2015 through the date of this Agreement, except in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) the business of the Company and each of its Subsidiaries has been conducted, in all material respects, in the ordinary course of business, (b) there has not been or occurred any Company Material Adverse Effect, (c) the Company has not taken any action that if taken after the date hereof and prior to Closing would require consent of Parent pursuant to Section 5.1(a)(iii) (sub-clauses (B)-(D)), Section 5.1(a)(iv), Section 5.1(a)(v), Section 5.1(a)(vi), Section 5.1(a)(ix), Section 5.1(a)(x), Section 5.1(a)(xi), Section 5.1(a)(xii),

Section 5.1(a)(xiii), Section 5.1(a)(xiv), Section 5.1(a)(xv), and Section 5.1(a)(xvi), and (d) no executive officer or portfolio manager of the Company or its Subsidiaries has given written notice of his or her intention to resign from the Company and to the Company's Knowledge there is no pending Governmental Investigation of any executive officer or portfolio manager of the Company or its Subsidiaries that would reasonably be expected to result in his or her debarment.

        Section 3.10.    Tax Matters.

        (a)   The Company and each of its Subsidiaries have filed when due all Tax Returns required by applicable Law to be filed with respect to the Company, each of its Subsidiaries and each of the Funds; all such Tax Returns are true, correct and complete in all material respects; and all Taxes owed by or on behalf of the Company, each of its Subsidiaries, and each of the Funds, whether or not shown due on any Tax Return, have been fully and timely paid.

        (b)   Except as set forth in Section 3.10(b) of the Disclosure Letter, (i) there is no action, suit, proceeding, investigation, audit or claim now pending with respect to the Company, any of its Subsidiaries or the Funds in respect of any Tax, nor has any material claim for additional Tax been asserted by any taxing authority; (ii) there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company, any of its Subsidiaries or the Funds; (iii) each deficiency resulting from any completed audit or examination relating to Taxes of the Company, any of its Subsidiaries or the Funds by any taxing authority has been timely paid; (iv) no issues relating to Taxes were raised by the relevant taxing authority in any such completed audit or examination that would reasonably be expected to recur in a later taxable period, and (v) neither the Company, nor any of its Subsidiaries, nor any of the Funds have granted any requests, agreements consents or waivers to extend the statutory period of limitation applicable to the assessment of any Taxes with respect to any Tax Returns.

        (c)   No written claim has been made by any Tax authority in a jurisdiction where the Company, any of its Subsidiaries, or any of the Funds does not currently file a Tax Return that the Company, any of its Subsidiaries or any of the Funds is or may be subject to any Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing by any Tax authority.

        (d)   Neither the Company, nor any of its Subsidiaries, nor any of the Funds is (i) a member of an affiliated group (within the meaning of Section 1504(a) of the Code) or any other group that has filed a combined, consolidated or unitary income Tax Return, (ii) a party to any Tax sharing, indemnification or allocation agreement (other than any such agreement with service providers, customers, vendors, creditors or lessors entered into in the ordinary course of business, the principal purpose of which is not to address Tax matters), nor does the Company or any of its Subsidiaries owe any amount under any such agreement or (iii) liable for the Taxes of any Person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by Contract.

        (e)   Neither the Company nor any of its Subsidiaries has participated in a "reportable transaction" described in Section 6707A(c)(1) of the Code.

        (f)    Neither the Company, nor any of its Subsidiaries, nor any of the Funds has constituted either a "distributing corporation" or a "controlled" corporation (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 as relates to Section 355) (i) in the two (2) years prior to the Closing Date or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

        (g)   Each Fund that is intended to be treated as a partnership for U.S. Federal income Tax purposes pursuant to the applicable Fund Documents is treated as such for U.S. Federal income Tax purposes.

        (h)   None of the Company, any of its Subsidiaries (to the extent such entities are treated as transparent for U.S. federal income tax purposes), any of the Controlled Funds, or, to the Knowledge of the Company, any Non-Controlled Funds (in each case, to the extent such entities are treated as transparent for U.S. federal income tax purposes) generate any income that is "effectively connected with the conduct of a trade or business within the United States" within the meaning of Section 882 of the Code, including income that is treated as effectively connected under Section 897 of the Code.

        (i)    For purposes of this Section 3.10, references to the Company, any of its Subsidiaries, or any of the Funds shall include any entity that was merged with or liquidated or converted into the Company, such Subsidiary or such Fund.

        Section 3.11.    Undisclosed Liabilities.     The balance sheet of the Company dated as of December 31, 2015 contained in the Company SEC Documents is hereinafter referred to as the "Company Balance Sheet." Except as set forth in Section 3.11 of the Disclosure Letter, neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement or any other transaction or agreement contemplated by this Agreement whether due or to become due, (iv) would not have, individually or in the aggregate, a Company Material Adverse Effect, (v) arise from an existing Contract, or a Contract entered into in compliance with this Agreement, except to the extent such Liabilities arose or resulted from a breach or a default of such Contract, or (vi) are of a nature not required to be reflected on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment or agreement to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Reports.

        Section 3.12.    Company Real Property.

        (a)   Neither the Company nor any of its Subsidiaries own any real property.

        (b)   Section 3.12(b) of the Disclosure Letter lists all of the Material Leases or a sublease of an interest thereunder. The Company has provided or made available to Parent copies of all Material Leases as of the date hereof, including all material amendments thereto. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its Subsidiaries has good leasehold title to the Company Real Property free and clear of any Liens other than Permitted Liens.

        Section 3.13.    Funds; Clients; Assets Under Management.

        (a)   Section 3.13(a) of the Disclosure Letter lists the name of each Subsidiary of the Company that is registered, licensed or qualified, or required to be registered, licensed or qualified, as an investment adviser under applicable Law as of the date hereof, as well as the Governmental Entity or Self-Regulatory Organization with which each such Subsidiary is (or is required to be) registered, licensed or qualified (each such registered Subsidiary, an "Investment Adviser Subsidiary").

        (b)   Prior to the execution of this Agreement, the Company has delivered or made available to Parent a true, correct and complete list of each Client as of June 30, 2016 (the "Base Date"), including with respect to each such Client whether the applicable Investment Adviser Subsidiary acts in a sub-advisory capacity, the assets under management and fee rate of such Client as of the Base Date (including the annualized investment management fees attributable to each Client as of the Base Date and any fee adjustments implemented since such date or proposed to be instituted) and for each such Client that is a Fund its jurisdiction of organization and jurisdiction in which it is licensed or qualified to or registered to do business. Except as set forth in Section 3.13(b) of the Disclosure Letter, as of the date hereof, (i) no Client (or investor or trustee thereof) has given written or, to the Knowledge of the Company, other notice to the Company or any Subsidiary of its intention to terminate or materially reduce its relationship with the Company or any Subsidiary or to adjust the fee schedule with respect to any Investment Advisory Arrangement in a manner that would materially reduce the fee under such Investment Advisory Arrangement and (ii) except for the transactions contemplated by this Agreement, to the Knowledge of the Company no event has occurred that would permit the removal or termination of the Company or any Subsidiary with respect to any Investment Advisory Arrangement (whether now cured or uncured) and no event (whether now cured or uncured) that with the giving of notice or the passage of time or both would constitute any such event has occurred in connection with any Client and no allegation that any such event has occurred has been made in writing to the Company or its Subsidiaries. No Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund is registered or required to be registered as an "investment company" pursuant to the Investment Company Act.

        (c)   Each Fund is, and at all times since its launch date has been, duly organized, validly existing and, with respect to entities in jurisdictions that recognize the concept of "good standing," in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its properties and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Law, except where failure to do so would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth on Section 3.13(c) of the Disclosure Letter, each Fund has no Subsidiaries. True, correct and complete copies of the Fund Documents (other than custody agreements, administration agreements, administrative services agreements, escrow agreements, subscription agreements, purchase agreements, underwriting agreements, insurance agreements, loan agreements, participation agreements, security agreements), due diligence questionnaires, investor reports, as applicable, or any other similar written agreements of a material nature, in any case pertaining to the Funds have been made available to Parent. All such documents, to the extent applicable, are valid and binding obligations of the applicable Controlled Fund, and, to the Knowledge of the Company, the applicable Non-Controlled Fund, and, to the Knowledge of the Company, are in full force and effect and enforceable against the other party or parties thereto in accordance with their terms (subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing), and each Controlled Fund and, to the Knowledge of the Company, each Non-Controlled Fund is in compliance with such documents, as applicable, in all material respects. All marketing activities performed by the Company, its Subsidiaries, the Controlled Funds and, to the Knowledge of the Company, the Non-Controlled Funds, and all sales of Fund interests to investors (to the Knowledge of the Company with respect to Non-Controlled Funds), have been conducted substantially as contemplated in the relevant offering documents, if any, and in compliance in all material respects with applicable Law, and no document used to offer Controlled Fund interests or, to the Knowledge of the Company, interests of a Non-Controlled Fund, contained, as of its date, any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. True, correct and complete copies of any audited and unaudited financial statements (including, in each case, the notes, if any, thereto) for each of the Funds for each year or other fiscal period beginning on January 1, 2014 and ending on or before

June 30, 2016 have been made available to Parent. Each such financial statement (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of its date, (ii) was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by the SEC), and (iii) fairly presented (subject, in the case of the unaudited interim financial statements included therein, to normal and recurring year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC and the absence of notes thereto) in all material respects the financial position of the applicable Fund as of the date thereof and the results of its operations and changes in net asset value for the period then ended. As of the date hereof, none of the Controlled Funds or, to the Knowledge of the Company, the Non-Controlled Funds has suspended investor redemptions or imposed any "gates" or currently contemplates taking any such actions.

        (d)   Each existing Investment Advisory Arrangement is in compliance with the Advisers Act and applicable Law, and since January 1, 2014 (or its inception, if later), has been performed by the applicable Investment Adviser Subsidiary in accordance with its terms and applicable Law, in each case, in all material respects. Each Client account has been managed and advised (and the fees and expenses payable thereunder have been calculated and charged) in compliance with the terms of the applicable Investment Advisory Arrangement, its investment guidelines and restrictions, any other Fund Document, the Advisers Act and applicable Law, in each case, in all material respects. Section 3.13(d) of the Disclosure Letter sets out, as of the date hereof, each side letter or similar arrangement with any investor in a Fund, and since January 1, 2014, each side letter or similar arrangement has been performed by the Company or applicable Subsidiary in accordance with its terms and applicable Law, in each case, in all material respects.

        (e)   With respect to each Fund, to the Knowledge of the Company, there are no errors (other than those which have been corrected and notified to the recipients of such reports) in any financial report delivered or made available to its investors (each, a "Fund Report") pursuant to the applicable Fund Document that have resulted in or would result in distributions to investors other than in material compliance with such Fund Document. Since the date of each Fund's most recently delivered Fund Report, no occurrence, change or event that, individually, or in the aggregate with any such other occurrences, changes or events, has had a material adverse effect on the ability of the Company or its Subsidiaries or any such Fund to perform any of their respective obligations under any Fund Document. Except as set forth in Section 3.13(e) of the Disclosure Letter, with respect to each Controlled Fund (other than any CDO), and, to the Knowledge of the Company, each Uncontrolled Fund, since January 1, 2014, no event of default, termination event, collateral quality test failure, coverage test failure, concentration limit breach, over-collateralization trigger, interest coverage trigger or early amortization event (in each case whether now cured or uncured) and no event (in each case whether now cured or uncured) that with the giving of notice or the passage of time or both would constitute any such event of default, trigger or other event listed in this sentence, the occurrence of which would materially limit reinvestment activity (other than, in each case, those limitations which intrinsically occur (i) as the time remaining in the reinvestment period is reduced and (ii) after the completion of the reinvestment period) by the Company or its Subsidiaries or any such Fund under any applicable Fund Document or would materially and adversely impact the application of the funds of any such Fund has occurred and, to the Knowledge of the Company, no allegation that any such event of default, trigger or other event has occurred has been made in writing to the Company or its Subsidiaries.

        (f)    Except as set forth in Section 3.13(f) of the Disclosure Letter, there is no judicial or administrative or arbitral action, cause of action, suit, investigation or audit, whether civil, criminal or regulatory, in law or in equity, in each case by, on behalf of, before or involving any court, tribunal, arbitrator or other Governmental Authority pending or, to the Knowledge of the Company, threatened against any Fund, or to which any Fund is otherwise a party.

        (g)   Except as set forth in Section 3.13(g) of the Disclosure Letter, for any security issued pursuant to any CLO/CDO (other than any CDO) that was assigned a rating by any rating agency upon issuance thereof and such security remains outstanding as of July 31, 2016, (i) the rating assigned by each such rating agency to such security as of July 31, 2016 is not lower than the rating assigned to such security upon issuance thereof and no such rating has been withdrawn, and (ii) such security is not on a negative "watchlist" or similar rating agency status or, to the Knowledge of the Company, under review by any rating agency for possible downgrade.

        (h)   Except as set forth in Section 3.13(h) of the Disclosure Letter, (i) there is no joint venture, strategic alliance, distribution, partnership, revenue share, settlement or similar Contract with a party other than the Company and its Subsidiaries, which involves a sharing of profits or expenses by or on behalf of the Company or its Subsidiaries, or payments by or on behalf of the Company or its Subsidiaries based on revenues, profits or assets under management of the Company or its Subsidiaries (including side arrangements to such effect) and (ii) there is no Contract, arrangement or understanding pursuant to which the Company or any of its Subsidiaries have undertaken or agreed to cap, discount, waive or reimburse any or all fees or charges payable by any of the Clients.

        (i)    Except as set forth in Section 3.13(i) of the Disclosure Letter, no Fund is: (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) a Person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations. Each such Fund has been managed by the Company such that the Company has used commercially reasonable efforts to be in compliance in all material respects with the applicable requirements of ERISA and Section 4975 of the Code. The Company is a qualified professional asset manager (a "QPAM") (as such term is used in Prohibited Transaction Class Exemption 84-14) (the "QPAM Exemption") and, to the extent the Company has relied upon the QPAM Exemption for any transaction negotiated by or under the authority and general direction of the Company as a QPAM, to the Knowledge of the Company, is not disqualified from relying on the QPAM Exemption with respect to such transactions due to the application of Section I(g) of the QPAM Exemption.

        Section 3.14.    Intellectual Property.

        (a)    Company-Owned IP.     Section 3.14(a) of the Disclosure Letter contains a true and complete list, as of the date hereof, of all Company-Owned IP that is the subject of any issuance, registration, certificate, or application therefor by, to or with any Governmental Entity or domain name registrar, including registered trademarks, registered copyrights, issued patents, domain name registrations and pending applications for any of the foregoing.

        (b)    Title.     The Company or one of its Subsidiaries is the sole owner of all Company-Owned IP, and no Company-Owned IP at Closing will be subject to any Liens other than Permitted Liens, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)    Use.     Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, the Company or one of its Subsidiaries owns or has the right to use all Intellectual Property used in the Company's or its Subsidiaries' respective businesses as currently conducted.

        (d)    Non-Infringement.     To the Knowledge of the Company, (i) the products and services and the business of the Company or any of its Subsidiaries as currently conducted do not infringe, misappropriate or violate the Intellectual Property rights of any third party; (ii) in the past two (2) years, the Company has not received any written cease and desist or other written notice alleging that the Company's or its Subsidiaries' products or services or business infringes, misappropriates or violates the Intellectual Property rights of any third party, (iii) no third party is infringing upon, violating or misappropriating any Company-Owned IP in any manner that is likely to result in a Company Material Adverse Effect; and (iv) in the past two (2) years neither the Company nor any of its Subsidiaries has sent any written notice to any Person alleging that such Person is infringing, misappropriating or violating any Company-Owned IP. Notwithstanding anything to the contrary in this Agreement, this Section 3.14(d) constitutes the sole representation and warranty of the Company under this Agreement with respect to infringement, misappropriation and violation of Intellectual Propriety rights.

        (e)    Privacy.     Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, the Company and all of its Subsidiaries have complied in all material respects with (i) all of their privacy policies, (ii) all applicable privacy Laws and (iii) all contractual commitments that the Company or any of its Subsidiaries have entered into with respect to information from or about a Person, including information which is used or intended to be used by the Company or any of its Subsidiaries to identify, contact or precisely locate an individual ("Personal Information"). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company and its Subsidiaries, since January 1, 2014, there have been no violations of any privacy Laws or privacy policies, and no data breaches involving any Personal Information, and there are no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries by any Person challenging the Company's policies or practices with respect to privacy and data security. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have commercially reasonable measures in place to safeguard the security, confidentiality, and integrity of Personal Information in their possession or control from unauthorized access, and since January 1, 2014, neither the Company, any of its Subsidiaries, nor to the Company's Knowledge, any other Person, has made any illegal or unauthorized use of Personal Information collected by or on behalf of the Company or any of its Subsidiaries.

        Section 3.15.    Licenses and Permits.     Except as has not, individually or in the aggregate, had a Company Material Adverse Effect, (i) (A) the Company and its Subsidiaries, and (B) to the Knowledge of the Company, their officers and employees with respect to their direct participation in the Company's and its Subsidiaries' business, each own or possess all right, title and interest in and to, and are in compliance in all material respects with all requirements under, each of their respective licenses, permits, franchises, registrations, authorizations, approvals and exemptions issued or granted to any of them by any Governmental Entity or any Self-Regulatory Organization (the "Licenses and Permits") and have taken all necessary action to maintain such Licenses and Permits in full force and effect, (ii) each License and Permit has (with respect to officers and employees of the Company and its Subsidiaries, to the Knowledge of the Company) been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the Knowledge of the Company, threatened administrative or judicial proceeding to revoke, cancel, suspend, modify or declare such License and Permit invalid in any respect, and (iii) the Licenses and Permits are sufficient and adequate to permit the continued lawful conduct of the business of the Company and its Subsidiaries as conducted as of the date hereof, and none of the operations or activities of (A) the Company or its Subsidiaries or (B) to the Knowledge of the Company, their officers and employees with respect to their direct participation in the Company's and its Subsidiaries' business, are being conducted in a manner that violates any of the terms or conditions under which any License and Permit was granted.

        Section 3.16.    Compliance with Law.

        (a)   The operations of the business of the Company, its Subsidiaries and the Funds are, and since January 1, 2014, have been, conducted in accordance with all applicable Laws and other requirements of all Governmental Entities or Self-Regulatory Organizations having jurisdiction over such entity or its assets, properties and operations, except where the failure to so conduct such operations has not had, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is registered or required to be registered as an "investment company" pursuant to the Investment Company Act.

        (b)   Except as set forth on Section 3.16(b) of the Disclosure Letter, since January 1, 2014, none of the Company, its Subsidiaries, the Controlled Funds, or, to the Knowledge of the Company, any Non-Controlled Funds have received written notice from a Governmental Entity or Self-Regulatory Organization of any violation (or any investigation with respect thereto) of any Law or other requirement and none of the Company, its Subsidiaries, any Controlled Funds or, to the Knowledge of the Company, any Non-Controlled Funds is in default with respect to any Order applicable to any of its assets, properties or operations, except for such violations or defaults as would not be material to the Company and its Subsidiaries taken as a whole.

        (c)   Each Investment Adviser Subsidiary is, and has been at all times since January 1, 2014, registered as an investment adviser under the Advisers Act. No Subsidiary except the Investment Adviser Subsidiaries is or has been an "investment adviser" within the meaning of the Advisers Act since January 1, 2014.

        (d)   No Investment Adviser Subsidiary or any officer, director or employee thereof is prohibited by any provision of the Advisers Act or the Investment Company Act from acting as an investment adviser or in a similar capacity and in a manner not generally applicable to other investment advisers.

        (e)   Each Investment Adviser Subsidiary and its officers, directors and employees is duly registered, licensed or qualified as an investment adviser or investment adviser representative, as applicable, in each jurisdiction where the conduct of its business requires such registration, licensing or qualification and is in compliance with all U.S. federal and state and non-U.S. Laws requiring any such registration, licensing or qualification, except, in each case, as would not have, individually or in the aggregate, a Company Material Adverse Effect. There is no Action by any Governmental Entity or Self-Regulatory Organization pending or, to the Knowledge of the Company, threatened, to terminate, suspend, limit or adversely modify any such registration, licensing or qualification.

        (f)    Since January 1, 2014, (i) each Investment Adviser Subsidiary has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable Law, with (A) any applicable Governmental Entity and (B) any Self-Regulatory Organization, including all required Form PFs and Form ADVs and amendments to Form PF and Form ADV (including any amendment required under applicable Law to be filed to make the disclosure set out therein not inaccurate), and (ii) each Form ADV or amendment to Form ADV of each Investment Adviser Subsidiary, as of the date of filing with the SEC (and with respect to Form ADV Part 2B or its equivalent, its date) did not, as of such respective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of (i) and (ii), as would not, individually or in the aggregate, have a Company Material Adverse Effect. True, correct and complete copies of each Investment Adviser Subsidiary's most recent Form ADV (Parts 1 and 2), reflecting all amendments thereto, have been made available to Parent. At all times since January 1, 2014, the Investment Adviser Subsidiaries have been in compliance in all material respects with Rule 206(4)-2 under the Advisers Act. Since January 1, 2014, none of the Company, any Subsidiary or any officer, director or employee thereof has paid, nor will any such Person pay, directly or indirectly, a cash fee to any Person for soliciting business of any kind, except for payments made in compliance in all material respects with applicable Law, including, without limitation, Rule 206(4)-3 under the Advisers Act. At all times since January 1, 2014, the Company, its Subsidiaries and each officer, director and employee thereof has complied in all material respects with Rule 206(4)-5 under the Advisers Act (and any other applicable "pay-to-play" Laws) and the related record keeping requirements set forth in Rule 204-2 thereof. None of the

Company, its Subsidiaries or any of their "covered associates" has made a "contribution" to an "official" of a "government entity" (each as defined in Rule 206(4)-5) that has triggered or will trigger the ban on the receipt of compensation contained in Rule 206(4)-5(a)(1).

        (g)   Except for such matters that would not, individually or in the aggregate, have a Company Material Adverse Effect, each Investment Adviser Subsidiary has implemented written policies and procedures as required by applicable Law (including Rules 204A-1 and 206(4)-7 under the Advisers Act), complete, current and correct copies of which (including any written reviews or reports under such policies and procedures documenting identified internal failures to comply with such policies and procedures since January 1, 2014 relating to compliance by each Investment Adviser Subsidiary and its employees subject thereto) have been delivered or made available to Parent and, except as otherwise noted in any such reviews or reports, to the Knowledge of the Company, since January 1, 2014, each Investment Adviser Subsidiary has been in material compliance with such policies and procedures.

        (h)   None of the Company, any of its Subsidiaries, any officer, director or employee thereof or, to the Knowledge of the Company, any other "associated person" (as defined in the Advisers Act) thereof has been convicted of any crime or is, or has been subject to, any disqualification that, in either case, would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act, nor is there any proceeding or investigation pending or, to the Knowledge of the Company, threatened, by any Governmental Entity or Self-Regulatory Organization, which would reasonably be expected to become the basis for any such disqualification, denial, suspension or revocation, other than ordinary investigations by the SEC's Office of Compliance Inspections and Examinations or Division of Investment Management (such investigations, "Ordinary Examinations"). To the Knowledge of the Company, none of the Company or any of its Subsidiaries is currently subject to any Ordinary Examination.

        (i)    The Company has made available to Parent a true and correct copy of each material no-action letter and exemptive order issued by any Governmental Entity or Self-Regulatory Organization, to any of the Company or its Subsidiaries that remains applicable to its respective business as conducted on the date of this Agreement. To the Knowledge of the Company, the Company and its Subsidiaries are in compliance in all material respects with any such no-action letters and exemptive orders.

        (j)    None of the Company or any of its Subsidiaries is, or since January 1, 2014, has been, (i) a bank, trust company, introducing broker, broker, dealer, futures commission merchant, real estate broker, insurance company or insurance broker within the meaning of any applicable Law, (ii) required to be registered, licensed or qualified as a bank, trust company, introducing broker, broker, dealer, futures commission merchant, real estate broker, insurance company or insurance broker under any applicable Law, or (iii) subject to any material liability by reason of any failure to be so registered, licensed or qualified. Since January 1, 2014, none of the Company or any of its Subsidiaries has received written notice of, and to the Knowledge of the Company there is no pending of threatened proceeding concerning, any failure to obtain any bank, trust company, introducing broker, broker, dealer, futures commission merchant, real estate broker, insurance company or insurance broker registration, license or qualification. No officer, director or employee of the Company or any Subsidiary is required to be registered as a registered representative of a broker or dealer with any Governmental Entity or Self-Regulatory Organization. Other than as disclosed in Section 3.16(j) of the Disclosure Letter, neither the Company nor any Subsidiary is or has been required to be registered as a commodity pool operator or commodity trading advisor under the Commodity Exchange Act or has filed any notice with the National Futures Association claiming an exemption from such registration.

        (k)   None of the Company, any of its Subsidiaries, any Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund has received, since January 1, 2014, any written notification or written communication (or, to the Company's Knowledge, any other communication) from any Governmental Entity or Self-Regulatory Organization (i) asserting non-compliance with any applicable

Law or Order, (ii) threatening to revoke any license, franchise, seat on any exchange, permit, or governmental authorization, (iii) requiring or requesting any of them (including any of the Company's, its Subsidiaries' or any Fund's directors or controlling persons) to enter into a cease-and-desist order, agreement, or memorandum of understanding (or requiring the board of directors or similar governing body thereof to adopt any resolution or policy), or (iv) restricting or disqualifying them from engaging in their activities (except for restrictions generally imposed by rule, regulation or administrative policy on investment advisers generally).

        (l)    None of the Company, any of its Subsidiaries, any Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund is subject to any pending, or, to the Company's Knowledge, threatened investigation, review or disciplinary proceedings by any Governmental Entity or Self-Regulatory Organization against the Company, any of its Subsidiaries or any Fund, or any officer, director or employee thereof.

        (m)  None of the Company, any of its Subsidiaries, any Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund is subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, subject to any order or directive by, a recipient since January 1, 2014 of any supervisory letter from, or has adopted since January 1, 2014 any board resolutions at the request of, any Governmental Entity or Self-Regulatory Organization, or been advised, since January 1, 2014, by any Governmental Entity or Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or has pending or, to the Company's Knowledge, threatened, regulatory investigation or review. True and correct copies of all correspondence relating to any investigation, examination, review or inquiry by any Governmental Entity or Self-Regulatory Organization of (i) the Company, any of its Subsidiaries or any Controlled Fund or (ii) any Non-Controlled Fund to the extent in the possession of the Company or any Subsidiary, from January 1, 2014 through the date of this Agreement, have been made available to Parent or its Representatives, and all requests, recommendations or comments provided to the Company by a Governmental Entity or Self-Regulatory Organization in connection with any such investigation, examination, review or inquiry have been appropriately addressed or responded to, as the case may be, by the Company and/or its Subsidiaries and the Controlled Funds and, to the Knowledge of the Company, any Non-Controlled Fund, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (n)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (A) since January 1, 2014, the Company, each of its Subsidiaries, each of the Controlled Funds and, to the Knowledge of the Company, each of the Non-Controlled Funds has filed all reports, registrations and statements in a reasonably timely manner, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable Law, with (i) any applicable Governmental Entity and (ii) any Self-Regulatory Organization (collectively, the "Reports") and (B) as of their respective dates, the Reports (and to the Knowledge of the Company with respect to Reports of any Non-Controlled Fund) complied with the applicable Laws and Orders enforced or promulgated by the Governmental Entity or Self-Regulatory Organization with which such Reports were filed.

        (o)   None of the Company, any Subsidiary or any executive officer of the Company or any Subsidiary, nor, to the Knowledge of the Company, any other officer or employee of the Company or any Subsidiary (i) has been indicted for or convicted of any felony or any crime involving fraud, misrepresentation or insider trading or (ii) is subject to any outstanding Order barring, suspending or otherwise limiting the right of such Person to engage in any activity conducted as part of the Company's or any Subsidiary's business as currently conducted.

        (p)   None of the Company, any Subsidiary, any Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund or any officer or director of any such Person has been subject to any event specified in Rule 506(d)(1) under the Securities Act or any proceeding or event that would reasonably be expected to result in any such event that would either require disclosure under the provisions of Rule 506(e) under the Securities Act or result in disqualification under Rule 506(d)(1).

        Section 3.17.    Foreign Corrupt Practices Act.     Since January 1, 2014, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any Person acting on behalf of the Company or any of its Subsidiaries, has taken or failed to take any action that would cause it to not be in material compliance with the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act, or any similar anti-bribery or anti-corruption Law applicable to the Company, or any rules or regulations thereunder.

        Section 3.18.    Litigation.     Except as set forth on Schedule 3.18 of the Disclosure Letter, as of the date hereof there is no claim, action, suit, arbitration, proceeding or, to the Knowledge of the Company, governmental investigation (each, an "Action") pending, or, to the Knowledge of the Company, threatened, before any Governmental Entity or Self-Regulatory Organization, or before any arbitrator of any nature, against the Company, any of its Subsidiaries, any Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund or any of their respective assets or properties, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth on Schedule 3.18 of the Disclosure Letter, as of the date hereof there is no material Order of any Governmental Entity or Self-Regulatory Organization or any arbitrator of any nature outstanding, or, to the Knowledge of the Company, threatened, against the Company, any of its Subsidiaries, any Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund, except for any such Order that is generally applicable to Persons engaged in the line of business to which the Company and its Subsidiaries, any Controlled Fund or, to the Knowledge of the Company, any Non-Controlled Fund are engaged.

        Section 3.19.    Contracts.

        (a)   Except (x) as set forth on Section 3.19 of the Disclosure Letter, (y) for Contracts filed as exhibits to Company SEC Reports ("Filed Contracts") or (z) for the Employee Benefit Plans, neither the Company nor any of its Subsidiaries is a party to or bound by any of the following Contracts as of the date hereof:

            (i)  Any Contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act);

           (ii)  Any Contract which materially limits the ability of the Company or any of its Subsidiaries to conduct its business for the benefit of a third party, or which, following the consummation of the Merger, would materially limit the ability of the Surviving Company to conduct its business, or that purports to restrict in any material respect the right of the Company or any of its Subsidiaries to compete with any Person or operate in any geographic area or location in which any Company or any Subsidiary of the Company may conduct business (other than (x) confidentiality agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business and (y) Investment Advisory Arrangements containing any such provisions in the ordinary course of business that address the allocation of investment opportunities or the formation of successor funds);

          (iii)  Any Contract that contains an exclusivity provision, "most favored nation" provision, provisions granting a right of first refusal, a right of first negotiation or similar rights or any similar term for the benefit of a third party, in each case involving revenues or expenses of the Company or any of its material Subsidiaries of more than $5,000,000 in the fiscal year ended December 31, 2015;

          (iv)  Any Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Subsidiary of the Company or Fund, or which grant a right to sell to the Company or purchase from the Company any material asset (other than in the ordinary course of business);

           (v)  Any Contract which contains a "clawback" or similar undertaking requiring the reimbursement or refund of any fees (whether performance based or otherwise) paid to the Company or any of its Subsidiaries;

          (vi)  Any Contract relating to "soft-dollar" arrangements (i.e., providing for benefits relating to commissions generated from financial transactions executed by broker-dealers on behalf of any Funds);

         (vii)  Any Contract for borrowed money (whether current, short-term or long-term and whether secured or unsecured, or any financial guarantee) incurred by the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries has any obligations as guarantor, surety, co-signer, endorser or co-maker in respect of any obligation of any Person, or any capital maintenance, keep well or similar agreements or arrangements, other than (A) Contracts solely among the Company or any of its wholly owned Subsidiaries and/or (B) Contracts not involving amounts in excess of $500,000;

        (viii)  Any Contract which is a mortgage, security agreement, capital lease or similar agreement, in each case, that creates or grants a Lien on any property or assets that are material to the Company and its Subsidiaries, taken as a whole;

          (ix)  Any Contract relating to any swap, forward, futures, warrant, option, cap, floor or collar financial contract, or any other interest-rate, commodity price, equity value or foreign currency protection contract or other hedging or derivative transaction involving net revenues or expenses by the Company or any of its Subsidiaries of more than $5,000,000 in the fiscal year ended December 31, 2015;

           (x)  Any Contract that restricts payment of dividends or any distributions in respect of the equity interests of the Company or any of its Subsidiaries;

          (xi)  Any Contract pursuant to which the Company or any of its Subsidiaries has continuing material indemnification obligations or other contingent payments to any Person that would reasonably be expected to result in payments in excess of $1,000,000, except for (x) any vendor or content licensing Contract entered into in the ordinary course of business or (y) non-disclosure agreements;

         (xii)  Any Contract, except for this Agreement, relating to the acquisition or disposition of any business by the Company or its Subsidiaries (whether by merger, sale of stock, sale of assets or otherwise) or pursuant to which any material earn-out, deferred or contingent payment obligations remain outstanding (excluding any such Contract for which all such rights and obligations have been satisfied);

        (xiii)  Any Contract entered into since January 1, 2014 involving any resolution or settlement of any actual or threatened Action (A) with a value of greater than $1,000,000 or (B) which imposes material continuing obligations on the Company or any of its Subsidiaries or that provides for any continuing injunctive or other non-monetary relief, in each case, other than confidentiality obligations;

        (xiv)  (1) Any Contract pursuant to which the Company or any of its Subsidiaries has been granted any option, license or similar right relating to the Intellectual Property of a third party, in each case that is material to the business or assets of the Company and its Subsidiaries, taken as a whole (but excluding any non-exclusive "click-through" or similar end-user license for commercially available software), and (2) any Contract pursuant to which any option, license or similar right relating to Company-Owned IP has been granted to a third party, in each case that is material to the business or assets of the Company and its Subsidiaries, taken as a whole (but excluding any non-exclusive licenses granted in the ordinary course of business);

         (xv)  Any other Contract (or group of related Contracts), except for Investment Advisory Arrangements, the performance of which requires aggregate payments to or from the Company or any of its Subsidiaries during the 12 month period ending June 30, 2016 in excess of $5,000,000 that is not terminable with less than sixty (60) days' notice without material penalty by the Company or any of its Subsidiaries or that is otherwise material to the Company and its Subsidiaries, taken as a whole;

        (xvi)  Any Contract between the Company or any of its Subsidiaries on the one hand, and any affiliate of the Company (other than any Subsidiary of the Company) on the other hand;

       (xvii)  (A) any Investment Advisory Arrangement or any Contract which sets forth, governs or in any way modifies any fee, charge or other amount payable to the Company or any of its Subsidiaries in connection with such Investment Advisory Arrangement, including any fee, revenue or expense sharing, settlement, cap, discount, waiver or reimbursement or similar arrangement with any Person or (B) any Fund Document requiring the Company or any of its Subsidiaries to invest in any Person; or

      (xviii)  Any Fund Document containing change in control provisions or "key person" provisions.

        Each such Contract in clauses (i) through (xviii) above and each Filed Contract is referred to herein as a "Material Contract".

        (b)   The Company has made available or provided to Parent or its Representatives copies that are true and correct in all material respects of all Material Contracts.

        (c)   Each Material Contract is a valid and binding obligation of the Company or one of its Subsidiaries, as applicable, and, to the Knowledge of the Company, is in full force and effect and enforceable against the other party or parties thereto in accordance with its terms (except to the extent that any Material Contract has expired in accordance with its terms), except as would not, individually or in the aggregate, have a Company Material Adverse Effect, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Material Contract where such breach or default will have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Material Contract is in material breach of or default under the terms of any Material Contract except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.20.    Employee Plans.

        (a)   Section 3.20(a) of the Disclosure Letter sets forth a correct and complete list of each material Employee Benefit Plan. "Employee Benefit Plan" shall mean all written employee or director compensation and/or benefit plans, programs, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, equity or equity related, deferred compensation, vacation, stock purchase, stock option, equity-based, retention, severance, change of control transaction, sale bonus or fringe benefit plan, program or agreement, in each case, that are sponsored, maintained or contributed to by the

Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants (who are natural persons) of the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has any liability, contingent or otherwise.

        (b)   The Company has provided or made available to Parent or its counsel with respect to each material Employee Benefit Plan a true and complete copy of all plan documents, if any, including related trust agreements, funding arrangements, and insurance contracts and all material amendments thereto, and, to the extent applicable: (i) the most recent determination letter, if any, received by the Company or Subsidiary from the IRS regarding the tax-qualified status of such Employee Benefit Plan; (ii) the most recent financial statements for such Employee Benefit Plan, if any; (iii) the most recent actuarial valuation report, if any; (iv) the current summary plan description and any summaries of material modifications; and (v) Form 5500 Annual Returns/Reports, including all schedules and attachments, including the certified audit opinions, for the most recent plan year.

        (c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Employee Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code; (ii) there are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course of business) by, on behalf of or against any of the Employee Benefit Plans; and (iii) there are no audits or proceedings pending or, to the Knowledge of the Company, threatened, by the IRS, the Department of Labor or other Governmental Entity with respect to any Employee Benefit Plan.

        (d)   Each of the Employee Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS. No Employee Benefit Plan is subject to Title IV of ERISA, and none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has any Liability for any plan subject to Title IV of ERISA, (including any Multiemployer Plan) maintained, contributed to, or required to be contributed to, by any of them.

        (e)   Except as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, no Employee Benefit Plan provides medical, dental, or vision benefits with respect to current or former employees or directors of the Company or its Subsidiaries, or any spouse or dependent of any such person, beyond their retirement or other termination of service, other than coverage mandated by applicable Law or paid for in full by the employee or director (or spouse or dependent).

        (f)    Neither the Company nor any Subsidiary thereof contributes to, or is required to contribute to, a Multiemployer Plan.

        (g)   Except as set forth on Section 3.20 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in connection with any other events, (i) entitle any current or former employee, officer or director of the Company or any of its Subsidiaries to any payment or employee benefit, (ii) accelerate the time of payment, funding or vesting of any employee benefits or compensation of, or increase the amount of employee benefits or compensation due to, any current or former employee, officer or director of the Company or any of its Subsidiaries or (iii) give rise to any "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

        (h)   Each grant of a Company Share Option was duly authorized no later than the date on which the grant of such Company Share Option was by its terms to be effective by all necessary corporate action, and each grant of a Company Equity Award was made in accordance with the terms of the CIFC Corp. 2011 Stock Option and Incentive Plan. The per share exercise price of each Company Share Option was not less than the fair market value of a Common Share on the applicable grant date determined in accordance with Section 409A of the Code.

        Section 3.21.    Insurance.     As of the date hereof, Section 3.21 of the Disclosure Letter sets forth a list of all material surety bonds, fidelity bonds and all material policies of title, liability, fire, casualty, business interruption, errors and omissions coverage, directors and officers liability coverage, workers' compensation and other forms of insurance insuring each of the Company and its Subsidiaries and their assets, properties, operations and personnel, including the deductions and coverage limits for each policy. As of the date hereof the Company has made available to Parent true, complete and accurate copies of all such policies and bonds, and all such policies and bonds are in full force and effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, none of the Company or its Subsidiaries is in default under any provisions of any such policy of insurance nor, as of the date hereof, has any of the Company or its Subsidiaries received written notice of cancellation of or cancelled any such insurance. This Section 3.21 does not apply to insurance provided under any employee benefit plan.

        Section 3.22.    Affiliate Transactions.     Except as set forth on Section 3.22 of the Disclosure Letter, no executive officer or director of the Company or any of its Subsidiaries or DFR Holdings (or any such Person's immediate family members or Affiliates or associates) (a) is a party to any Contract with, or binding upon, the Company or any of its Subsidiaries or any of their respective assets or properties, (b) receives, directly or indirectly through its Affiliates (other than the Company and its Subsidiaries) any payment or other economic benefit from any Client, in its capacity as such, (c) has any interest (other than as an owner of Company Securities) in any property owned by the Company or any of its Subsidiaries or (d) has engaged in any transaction involving the Company, any of its Subsidiaries, or any of their respective assets or properties within the last twelve (12) months, in each case, that is of the type of transaction that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act, other than, in each case, ordinary course of business employment and compensation arrangements.

        Section 3.23.    Labor Matters.

        (a)   As of the date hereof neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to their employees and, to the Knowledge of the Company, no labor union is attempting to organize any such employees for the purpose of representation. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole: (i) there is no unfair labor practice charge or complaint pending before any applicable Governmental Entity relating to the Company or its Subsidiaries or any employee thereof; (ii) there is no labor strike, slowdown or work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any strike, slowdown or work stoppage, or lockout by or with respect to its employees; (iii) there is no representation petition or proceeding pending or, to the Knowledge of the Company, threatened before any applicable Governmental Entity relating to the employees of the Company or its Subsidiaries; (iv) the Company and its Subsidiaries are in material compliance with all Laws relating to employment or labor, relating to the terms and conditions of employees, former or prospective employees and other labor-related matters, including all Laws relating to discrimination, fair labor standards and occupational health and safety, or wrongful discharge ("Employment Laws") and (v) no investigation by any Governmental Entity responsible for the enforcement of Employment Laws is in progress and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity responsible for the enforcement of Employment Laws of an intention to conduct an investigation of the Company or its Subsidiaries following the date hereof.

        (b)   Since January 1, 2014, there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local "plant closing" law, with respect to the current or former employees of the Company or its Subsidiaries.

        Section 3.24.    Environmental Matters.

        Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

        (a)   Each of the Company and its Subsidiaries is, and has been since January 1, 2014, in compliance with all applicable Laws relating to pollution, protection of the environment, protection of natural resources or workplace health and safety ("Environmental Laws"). Each of the Company and its Subsidiaries has in effect all licenses, permits and other authorizations required under all Environmental Laws and is in compliance with all such licenses, permits and authorizations.

        (b)   The Company and its Subsidiaries have not received any written notice of violation or potential liability under any Environmental Laws from any Person or any Governmental Entity inquiry, written request for information, or demand letter under any Environmental Law relating to operations or properties of the Company or its Subsidiaries which would reasonably be expected to result in the Company or any of its Subsidiaries incurring liability under Environmental Laws. None of the Company or its Subsidiaries is subject to any Orders arising under Environmental Laws nor have the Company or its Subsidiaries received written notice of any pending or threatened administrative, civil or criminal actions, suits, proceedings or investigations, against the Company or its Subsidiaries under any Environmental Law which would reasonably be expected to result in the Company or any of its Subsidiaries incurring liability under Environmental Laws. None of the Company or its Subsidiaries has entered into any agreement pursuant to which the Company or its Subsidiaries has assumed or will assume any liability under Environmental Laws, including any obligation for costs of remediation, of any other Person.

        (c)   The representations and warranties in this Section 3.24 and in Section 3.4 (Consents and Approvals) and Section 3.11 (Undisclosed Liabilities) shall be the sole and exclusive representations and warranties of the Company related in any way to Environmental Laws.

        Section 3.25.    No Brokers.     No broker, finder or similar intermediary is entitled to any broker's, finder's or similar fee or other commission from the Company or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby, other than J.P. Morgan Securities LLC ("JP Morgan"). The Company has disclosed to Parent the approximate amount of the fee payable to JP Morgan as a result of the Merger proposed by this Agreement.

        Section 3.26.    State Takeover Statutes.     No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company Organizational Documents is applicable to the Merger or the other transactions contemplated by this Agreement.

        Section 3.27.    Opinion of Financial Advisor.     The Board of Directors has received the opinion of JP Morgan, dated as of the date hereof, to the effect that, as of such date, and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of the Common Shares pursuant to the Merger is fair from a financial point of view to the holders of such Common Shares.

        Section 3.28.    Information Supplied.     The Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein. The Proxy Statement will, when filed, comply as to form in all material respects with the requirements of Law.

        Section 3.29.    Board Approval.     The Board of Directors of the Company, at a meeting duly called and held, by requisite vote, has, as of the date hereof (i) determined that this Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its Shareholders, (ii) approved this Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby, including the Merger, and (iii) resolved, subject to Section 7.5, to recommend that the holders of the Common Shares approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (clauses (i), (ii) and (iii) are collectively referred to as, the "Company Board Recommendation").

        Section 3.30.    Vote Required.     The Required Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

        Section 3.31.    No Other Representations or Warranties.     Except for the representations and warranties contained in this ARTICLE III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Subsidiaries.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

        Section 4.1.    Organization.     Each of Parent and Merger Sub is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite limited partnership or limited liability company power, as applicable, to own its properties and assets and to conduct its businesses as now conducted and to enter into and perform its obligations under this Agreement and each Ancillary Agreement.

        Section 4.2.    Qualification to Do Business.     Each of Parent and Merger Sub is duly qualified to do business as a foreign entity and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.3.    No Conflict or Violation.     The execution, delivery and performance by Parent and Merger Sub of this Agreement and each Ancillary Agreement (including the consummation of the Merger) does not and will not, directly or indirectly, (i) violate or conflict with any provision of any Parent Organizational Document or the organizational documents of any Subsidiary of Parent, including Merger Sub, (ii) subject to compliance with the requirements set forth in Section 4.4(c), violate any provision of Law applicable to Parent or any Subsidiary thereof, including Merger Sub, or any of their respective assets or properties, (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under or result in or give to others any rights of termination, modification, amendment, vesting or cancelation of or under, acceleration, revocation or suspension of any material Contract (but only with respect to material Contracts not otherwise terminable by the other party thereto on 90 days' or less notice), or (iv) result in the creation or imposition of any Lien (except Permitted Liens) upon any of the assets, properties or rights of any of Parent, Merger Sub or their respective Subsidiaries, except, in the case of each of clauses (ii) through (iv) above, as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.4.    Consents and Approvals.     No Consent is required in connection with the execution and delivery of this Agreement and any Ancillary Agreement by Parent or Merger Sub or the performance by Parent or Merger Sub of their respective obligations hereunder (including the consummation of the Merger) or thereunder, except for: (a) the filing of the Notification and Report Form under the HSR Act; (b) applicable requirements of the Exchange Act and as may be required under applicable state securities or "blue sky" Laws of the United States; (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (d) the filing with the SEC of the Proxy Statement relating to the Company Shareholders Meeting; (e) the filings, notices or Consents required or contemplated under the Advisers Act; (f) the filings or notices required by, and any approvals required under the rules and regulations of, any Self-Regulatory Organization; and (g) such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.5.    Authorization and Validity of Agreement.     Parent and Merger Sub each has all requisite limited partnership or limited liability company power, as applicable, and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and thereunder, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent and Merger Sub, respectively, and all other necessary limited partnership or limited liability company action, as applicable, of Parent and Merger Sub, and no other company proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and each Ancillary Agreement is, or when executed will be, duly and validly executed by Parent and Merger Sub and, assuming due execution and delivery by the Company, shall constitute a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

        Section 4.6.    Information Supplied.     Subject to the last sentence of Section 7.1(b), the information with respect to Parent or Merger Sub that Parent, Merger Sub or any of their respective Representatives furnishes in writing to the Company expressly for use in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company, its Subsidiaries or their respective Representatives in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein.

        Section 4.7.    Operations of Merger Sub.     Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than certain formation activities and the activities undertaken in connection with the transactions contemplated by this Agreement.

        Section 4.8.    No Brokers.     No broker, finder or similar intermediary is entitled to any broker's, finder's or similar fee or other commission from Parent or Merger Sub in connection with this Agreement or the transactions contemplated hereby other than Moelis and Company.

        Section 4.9.    Equity Commitment Letter; Equity Financing; Sufficiency of Funds; Guarantee.

        (a)   Parent has delivered to the Company a true, correct and complete copy of the executed equity commitment letter, dated as of the date of this Agreement (the "Equity Commitment Letter" from

Supreme Universal Holdings Limited, a company organized and existing under the laws of the Cayman Islands (the "Sponsor") pursuant to which the Sponsor has committed to invest the amounts set forth therein (the "Equity Financing"). The Equity Commitment Letter provides, and will continue to provide, that the Company is a third party beneficiary thereof. The Equity Commitment Letter is, as of the date hereof, in full force and effect and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. The Equity Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Parent and Merger Sub and, to the knowledge of Parent, the other parties thereto. There are no side letters or other agreements, contracts or arrangements relating to the Equity Commitment Letter (and the transactions contemplated thereby) between Parent and Merger Sub, on the one hand, and the Sponsor, on the other hand. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term, or a failure of any condition, of the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated thereby to be unavailable. Neither Parent nor Merger Sub has reason to believe that it could be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it (other than the conditions in Section 8.1 and Section 8.2). Parent and/or Merger Sub have fully paid any and all commitment fees or other fees required by the Equity Commitment Letter to be paid on or before the date of this Agreement. Assuming the accuracy of the representations and warranties set forth in ARTICLE III hereof and compliance by the Company with its covenants and agreement hereunder, to the extent relevant to the representation set forth in this sentence, and subject to the satisfaction of the conditions of the Equity Financing, the aggregate proceeds from the Equity Financing, are sufficient to fund all of the amounts required to be provided by Parent for the consummation of the transactions contemplated by this Agreement, and are sufficient for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement, including the payment of the Merger Consideration in respect of each Common Share and the payment of all associated costs and expenses of the Merger (including any repayment or refinancing of indebtedness of Parent, Merger Sub or the Company required in connection therewith). There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in or contemplated by the Equity Commitment Letter.

        (b)   Concurrently with the execution of this Agreement, Parent and Merger Sub have delivered to the Company the Guarantee of the Guarantor, dated as of the date hereof, in respect of all the payment obligations of Parent or Merger Sub pursuant to this Agreement and all liabilities and damages payable by Parent or Merger Sub arising under or in connection with this Agreement. The Guarantee is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing), and no event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantor under such Guarantee.

        Section 4.10.    Ownership of Company Stock.     As of the date hereof, none of Parent, any of its Subsidiaries or any of their respective "affiliates" or "associates" owns any Company Securities.

        Section 4.11.    Acknowledgement of Disclaimer of Other Representations and Warranties.     Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE III hereof and the Ancillary Agreements, (x) neither the Company nor any of its Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and Parent and Merger Sub are not relying on any representation or warranty of any

Person except for those expressly set forth in this Agreement, (y) no person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by Parent or Merger Sub as having been authorized by such entity and (z) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their directors, officers, employees, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person's "Representatives"), including any materials or information made available to Parent and/or its Representatives in connection with presentations by the Company's management, are not and shall not be deemed to be or include representations or warranties unless and then only to the extent any such materials or information is the subject of any express representation or warranty set forth in ARTICLE III hereof. Each of Parent and Merger Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, each of Parent and Merger Sub has relied on the results of its own independent investigation and the terms of this Agreement.

ARTICLE V.

CERTAIN COVENANTS OF THE COMPANY

        The Company hereby covenants as follows:

        Section 5.1.    Conduct of Business Before the Closing Date.

        (a)   Except as expressly required by this Agreement or as set forth in Section 5.1 of the Disclosure Letter or otherwise required by Law or consented to by Parent in writing (which consent, shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE IX hereof, the Company will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary course of business; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of this Section 5.1(a) shall be deemed a breach of this sentence unless such action would constitute a breach of such specific provision. Without limiting the generality of the foregoing, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as expressly required by this Agreement or as set forth in Section 5.1 of the Disclosure Letter or otherwise required by Law, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE IX hereof, the Company will not, and will cause each of its Subsidiaries not to, take any of the following actions:

            (i)  amend or propose to amend any of its organizational documents;

           (ii)  authorize for issuance or grant, or issue or grant, any Company Securities or reduce or forgive the payment of all or any portion of any exercise price with respect to any Company Share Option or Company Warrant, other than the issuance of (A) Common Shares upon the settlement or exercise or conversion of any Company Equity Award or Company Warrant that is outstanding as of the date of this Agreement, or (B) awards under the Company Share Plan as set forth in Section 5.1(a)(ii) of the Disclosure Letter;

          (iii)  (A) redeem, repurchase or otherwise acquire any shares of the Company or any of its Subsidiaries, or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (including Company Securities), provided that this clause (A) shall not prohibit the redemption, repurchase or other acquisition by the Company of Company Securities in connection with (w) the forfeiture of Company Equity Awards by any Person pursuant to the terms of the Company Share Plan or any Contract entered into pursuant to the terms thereof, (x) the exercise of the Company Warrants by any Person pursuant to the terms of the Company Warrants, (y) the withholding of Company Securities to satisfy Tax obligations and/or the exercise price with respect to Company Equity Awards or Company Warrants or (z) a holder's termination of employment for cause or in connection with a holder's breach of a restrictive covenant; (B) split, combine or reclassify any Company Securities; (C) make, declare, set aside or pay any dividends or other distribution (whether in cash, stock, property or otherwise) (other than (1) dividends or other distributions by a wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company or (2) Permitted Dividends); or (D) other than the Voting Agreement, enter into any Contract with respect to the voting of any Company Securities;

          (iv)  (A) sell, assign, transfer, sublease, license or otherwise convey or dispose of any of its assets with a fair market value in excess of $1,000,000 in the aggregate with respect to all such sales, assignments, transfers, subleases, licenses or other conveyances or dispositions, provided, that the foregoing shall not prohibit the Company and its Subsidiaries from taking any such actions with respect to investment assets in the ordinary course of business or (B) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

           (v)  (A) redeem, repurchase, prepay, defease, incur or otherwise acquire any indebtedness for borrowed money or issue any debt securities or assume, guarantee or otherwise become responsible for, the obligations of any Person for borrowed money, in each case, in excess of $1,500,000 in the aggregate, other than (1) incurred to replace, renew, extend, refinance or refund any existing indebtedness, (2) in connection with the financing of ordinary course trade payables, (3) any indebtedness for borrowed money among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries, or (4) guarantees by the Company of indebtedness for borrowed money of wholly-owned Subsidiaries of the Company, which indebtedness is incurred in compliance with this Section 5.1, (B) voluntarily subject any of its assets, properties or rights or any part thereof, to any Lien or voluntarily suffer such to exist, other than, in each case, Permitted Liens, (C) make or incur any capital expenditure in excess of $500,000 in the aggregate, except for the expenditures contemplated by the capital budgets set forth in Section 5.1(a)(v) of the Disclosure Letter, or (D) amend or modify in any material respect, or terminate (other than at its stated expiry or maturity date or as the result of the exercise of termination rights held by the counterparty thereto) or waive any material terms or conditions of the Senior Notes or the Subordinated Notes;

          (vi)  acquire or agree to acquire (whether by way of merger, consolidation, acquisition of stock, acquisition of assets or otherwise) any Person or any division thereof, or make any loans, advances or capital contributions to or investments in any Person (other than the Company or any wholly-owned Subsidiary of the Company), provided that the foregoing shall not prohibit the Company and its Subsidiaries from making any such loan or advance (1) taking the form of a loan or advance to any employee of the Company or any Subsidiary thereof for travel or other expenses that is made in the ordinary course of business and in accordance with applicable Law, (2) that constitutes the extension of trade credit to any customer or client of the Company or any Subsidiary thereof so long as such extension of trade credit is made by the Company or such Subsidiary in the ordinary course of business, or (3) that is in connection with an investment in Company Funds in the ordinary course of business;

         (vii)  except (1) as required by an Employee Benefit Plan or Contract, in each case, as in effect on the date hereof, (2) as required by applicable Law or (3) as contemplated by this Agreement, (A) increase the compensation or benefits payable or to become payable to the Key Employees, (B) increase the compensation or benefits payable or to become payable to individual consultants or employees (other than Key Employees) of the Company or any of its Subsidiaries by more than

  10% of the current aggregate compensation or benefits payable to each such individual consultant or employee, and (C) establish, adopt, enter into or amend in any material respect any material Employee Benefit Plan or plan, agreement or arrangement that would have been a material Employee Benefit Plan if in effect as of the date hereof (other than (i) entering into employment agreements and compensation arrangements for new hires or promoted employees, in either case, who would not be Key Employees, that provide severance benefits and compensation opportunities consistent with employees holding (or who have held) a similar position with the Company or any of its Subsidiaries or (ii) amendments required to maintain the Tax qualified or registered status of any Employee Benefit Plan);

        (viii)  enter into, or amend or modify in any material respect, or terminate (other than at its stated expiry date or as the result of the exercise of termination rights held by the counterparty thereto) or waive any material terms or conditions of, any Material Contract, provided that the foregoing shall not prohibit the Company or any Subsidiary thereof from taking any such action to the extent such action is in the ordinary course of business;

          (ix)  without limitation of the terms set forth in Section 7.6, settle, compromise, release or forgive any Actions to which the Company or any Subsidiary thereof is a party or is threatened to be made a party, other than any such settlement, compromise, release or forgiveness that involves only the payment of monetary damages (and does not provide for any form of equitable, injunctive or similar relief and does not contain as a term thereof any material restrictions on the business or operations of the Company or any of its Subsidiaries) not in excess of $250,000 with respect to any such Action or $1,000,000 in the aggregate with respect to all such Actions; provided, however, any amounts in any such settlement, compromise, release or forgiveness that are paid by insurance shall not count against such $250,000 or $1,000,000 amount;

           (x)  make any material change in any method of accounting or accounting principle, method, estimate or practice, except for any such change required by reason of a change in GAAP or applicable Law or otherwise required by a Governmental Entity or quasi-governmental entity (including the Financial Accounting Standards Board or any similar organization);

          (xi)  (A) make or change any Tax election or file any amendment to a Tax Return, except, in each case, as required by applicable Law, (B) enter into any closing agreement, settle any material Tax claim, audit or assessment, surrender any right to claim a refund of a material amount of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim, audit or assessment relating to the Company or any of its Subsidiaries, (C) take any position on any Tax Return or adopt any methods therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods or (D) change any method of tax accounting, except as required by applicable Law.

         (xii)  pay any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates (other than the Company or any Subsidiary thereof), other than the payment of compensation to directors, officers and employees in the ordinary course of business;

        (xiii)  abandon, assign or otherwise transfer any material Intellectual Property;

        (xiv)  enter into any new business line;

         (xv)  commence any Action before any Governmental Authority, other than as required by Section 7.4, unless the Company or any of its Subsidiaries would be prejudiced in any way if it failed to do so;

        (xvi)  determine, declare, communicate or pay any bonus in respect of fiscal year ended December 31, 2016 (it being understood that such bonuses will be paid by the Surviving Company or Parent in the form of a combination of cash, restricted cash and equity of Parent); provided, that if the Closing Date has not occurred by December 31, 2016, Parent will work in good faith with the Company in determining such bonuses reasonably promptly following December 31, 2016; provided, further, that any such bonuses shall not be determined, declared, communicated or paid without Parent's prior written consent; or

       (xvii)  authorize, or agree or commit to do, any of the foregoing.

        (b)   Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries' operations.

        Section 5.2.    Rule 16b-3.     Prior to the Effective Time, the Company shall approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company or any Subsidiary thereof who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

ARTICLE VI.

CERTAIN COVENANTS OF PARENT AND MERGER SUB

        Section 6.1.    Employee Benefits.

        (a)   From and after the Effective Time, Parent shall cause the Surviving Company and its Subsidiaries to honor all Employee Benefit Plans, and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, provided that nothing herein shall be construed as prohibiting the amendment or termination of any of the foregoing in accordance with its terms. During the twelve (12) month period commencing at the Effective Time, Parent shall provide, or shall cause the Surviving Company to provide, each employee of the Company and its Subsidiaries immediately prior to the Effective Time (collectively, the "Continuing Employees"), with (i) base salaries, wages and commission rates and bonus opportunities that, in the aggregate, are at least equal to those that were provided to the Continuing Employees immediately prior to the Effective Time and (ii) all other employee benefits (excluding change of control benefits, retention bonuses and equity incentive awards) that are no less favorable, in the aggregate, than the employee benefits that were provided to the Continuing Employees immediately before the Effective Time.

        (b)   Parent shall, or shall cause the Surviving Company or its Subsidiaries to, provide to each Continuing Employee whose employment terminates during the one-year period following the Effective Time severance benefits that are no less favorable than the severance benefits required under the severance plan or arrangement covering such Continuing Employee as in effect immediately prior to the Effective Time. During such one-year period following the Effective Time, severance benefits offered to each Continuing Employee shall be determined without taking into account any reduction after the Effective Time in compensation paid to such Continuing Employee.

        (c)   For all purposes (including purposes of eligibility to participate, vesting, severance, paid time off and level of benefits, but excluding benefit accrual under any defined benefit pension plan) under the benefit plans, programs, agreements and arrangements of Parent and any of its Subsidiaries or any respective Affiliate thereof providing benefits to any Continuing Employees after the Effective Time

(the "New Plans"), each Continuing Employee shall be credited with his or her years of service with the Company and its Subsidiaries (and their respective predecessors), except where such credit would result in a duplication of benefits. Without limiting the generality of the foregoing: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under an Employee Benefit Plan in which such Continuing Employee participated immediately before such replacement and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, disability, life and/or vision benefits to any Continuing Employee, Parent shall cause all pre-existing condition exclusions and limitations and actively-at-work requirements of such New Plan to be waived, or caused to be waived, for such Continuing Employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under an Employee Benefit Plan during the portion of the plan year prior to such replacement to be taken into account under such New Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        (d)   Parent acknowledges that the transactions contemplated by this Agreement shall be a "change in control," a "sale event" or similar event for purposes of any applicable Employee Benefit Plan.

        (e)   Nothing contained herein shall be construed as requiring Parent or the Surviving Company to continue any specific employee benefit plans or to continue the employment of any specific person. The provisions of this Section 6.1 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans maintained for or provided to employees prior to or following the Effective Time or (ii) confer upon or give to any person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of the Company or any of its Subsidiaries, or on or after the Effective Time, the Surviving Company or any of its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 6.1) under or by reason of any provision of this Agreement.

        Section 6.2.    D&O Indemnification Continuation.

        (a)   Parent and Merger Sub agree (i) that all rights to indemnification, advancement of expenses and exculpation by the Company and its Subsidiaries now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or its Subsidiaries or any of their respective predecessors and each Person who served at the request of the Company or its Subsidiaries as a director, officer, member, trustee or fiduciary of another company, corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (each, together with such Person's heirs, executors or administrators "Indemnified Party") as provided in the Company Organizational Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 6.2 of the Disclosure Letter, shall survive the Merger (with the obligations of the Company being assumed by the Surviving Company) and shall remain in full force and effect in accordance with their terms for a period of six (6) years following the Effective Time, and, in the event that any proceeding with respect to which such indemnification or advancement of expenses may be available is pending or asserted or any claim with respect to which such indemnification or advancement of expenses may be available is made during such period, until the final disposition of such proceeding or claim and (ii) to cause the Surviving Company and its Subsidiaries to fulfill, honor and respect all such rights of the Indemnified Parties.

        (b)   From and after the Effective Time, to the fullest extent permitted under the Company Organizational Documents, Parent and the Surviving Company (the "Indemnifying Parties") shall jointly and severally indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments, fines and amounts paid in settlement of any threatened or actual claim, action, suit, proceeding or investigation, in each case, arising in whole or in part out of or pertaining to (i) the fact that such Indemnified Party is or was a director, officer, member, trustee or fiduciary of Company or its Subsidiaries or any of their respective predecessors, or served at the request of the Company or its Subsidiaries as a director, officer, member, trustee or fiduciary of another company, corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at or prior to the Effective Time, (ii) matters existing or occurring at or prior to the Effective Time, including this Agreement and the transactions contemplated by this Agreement, or (iii) actions or omissions of an Indemnified Party taken in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Surviving Company's receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under the Company Organizational Documents.

        (c)   The Surviving Company shall, and Parent shall cause the Surviving Company to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors' and officers' liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries and other Indemnified Parties when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain "tail" insurance policies from the Company's current insurance carrier or an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries and other Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred at or before the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Company expend or the Surviving Company be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (the "Maximum Premium"). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Company or Surviving Company, as applicable will obtain, and Parent will cause the Surviving Company to obtain, that amount of directors' and officers' insurance (or "tail" coverage) obtainable for an annual premium equal to the Maximum Premium.

        (d)   The obligations of Parent and the Surviving Company under this Section 6.2 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.2 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.2 applies shall be third party beneficiaries of this Section 6.2, each of whom may enforce the provisions of this Section 6.2). In the event Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume all of the obligations set forth in this Section 6.2. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.2 is not prior to, or in substitution for, any such claims under any such policies. If Parent or the Surviving Company make any payment with respect to a claim for indemnification or advancement of expenses pursuant to Section 6.2(a), Parent or the Surviving Company, as applicable, shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim. In the event of any payment by Parent or its Affiliate to an Indemnified Party under this Section 6.2, Parent or its Affiliate (as the case may be) shall be subrogated, to the extent of any such payment, to all rights of the Surviving Company and its Subsidiaries under the applicable directors' and officers' (or other) insurance policy referred to in this Section 6.2. Without limiting the generality of any other provision hereof, the Surviving Company and its Subsidiaries shall duly execute upon request all instruments reasonably necessary to evidence and perfect the subrogation rights described in the preceding sentence.

        Section 6.3.    Tax Matters.     Parent shall cause the Company to prepare all Tax Returns of the Company for any taxable period ending on or prior to the Closing Date which are not filed as of the Closing Date. All such Tax Returns shall be prepared in a manner consistent with the past practices of the Company, except as otherwise required by applicable Law. Notwithstanding anything to the contrary, to the extent a valid election under Section 754 of the Code (and any corresponding provision of state and local Law) is not in effect as of the date hereof for the Company, the Company shall make such election in the prescribed time and manner required for such election to be effective for the taxable year that includes the Closing Date. Prior to the Closing, the Company shall provide to Parent drafts of any material Tax Return with respect to the Company or any of its Subsidiaries no later than ten (10) days prior to filing of such Tax Return, and shall, prior to filing thereof, make any changes reasonably requested by Parent.

ARTICLE VII.

ADDITIONAL COVENANTS OF THE PARTIES

        Section 7.1.    Preparation of Proxy Statement; Company Shareholders Meeting.

        (a)   The Company shall take all action necessary to duly call, give notice of, convene and hold the Company Shareholders Meeting as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement (whether or not the Board of Directors of the Company has made a Company Adverse Recommendation Change, but subject to the Company's rights under Section 9.1(f)) and, in connection therewith, the Company shall mail the Proxy Statement to the holders of Common Shares in advance of such meeting. Except to the extent that the Board of Directors of the Company shall have effected a Company Adverse Recommendation Change as permitted by Section 7.5 hereof, the Proxy Statement shall include the Company Board Recommendation. Subject to Section 7.5 hereof, the Company shall use commercially reasonable efforts to solicit from the holders of Common Shares proxies in favor of the adoption of this Agreement and approval of the Merger.

        (b)   In connection with the Company Shareholders Meeting, the Company will (i) as promptly as reasonably practicable following the execution and delivery of this Agreement prepare and file the Proxy Statement with the SEC, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filing and will provide copies of such comments to Parent and Merger Sub promptly and in any event within twenty-four (24) hours following receipt thereof, (iii) as promptly as reasonably practicable prepare and file (after Parent and Merger Sub have had a reasonable opportunity to review and comment on) any response, amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use commercially reasonable efforts to mail the Proxy Statement to the Company's Shareholders as promptly as reasonably practicable after the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement, and (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company's Shareholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time after the mailing of the Proxy Statement and prior to the Company Shareholders Meeting. Parent and Merger Sub shall each cooperate with the Company in connection with the foregoing sentence, including the preparation and filing of the Proxy Statement and responding to the SEC with respect to all comments received on the Proxy Statement from the SEC, including furnishing the Company as promptly as reasonably practicable with any and all information with respect to Parent and Merger Sub as may be required to be set forth in the Proxy Statement under the Exchange Act or as otherwise requested by the SEC. The Company will, to the extent practicable, (i) provide Parent and Merger Sub a reasonable opportunity to review and comment upon the Proxy Statement, or any amendments or supplements thereto and (ii) consider in good faith all additions, deletions or changes reasonably proposed by Parent and Merger Sub, in each case, prior to filing the same with the SEC. If at any time prior to the Effective Time, any information relating to the Company, Merger Sub or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company, Merger Sub or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Shareholders.

        Section 7.2.    Investment Advisory Arrangement Consents and Investor Waivers.

        (a)   In the event that the Consent (including any Consent set forth in Section 3.4 of the Disclosure Letter) to the assignment or deemed assignment of an Investment Advisory Arrangement with Clients of the Company or any of its Subsidiaries as a direct result of the transactions contemplated by this Agreement is required by applicable Law or by such Client's Investment Advisory Arrangement, the Company and each such Subsidiary shall send to such Clients two (2) written notices (other than with respect to an Investment Advisory Arrangement that permits a Negative Consent, in which case the Company and each such Subsidiary shall send at least one (1) written notice) (each, a "Notice") (the first at least forty-five (45) days prior to the Closing Date and the second, if applicable, approximately thirty (30) days after the first) informing such Clients of the transactions contemplated by this Agreement and requesting the appropriate Consent (or through the acquisition of Negative Consent if expressly permitted by the applicable Investment Advisory Arrangement) to the assignment or deemed assignment of such Client's Investment Advisory Arrangement (such Notices to state, for those Investment Advisory Arrangements that expressly permit a Negative Consent, consistent with customary practice that, following delivery of an appropriate notice to a Client, such Client's Consent will be deemed to have been obtained if the Client does not object by a specified means prior to the Closing Date (a "Negative Consent")). With respect to Contracts with Clients the terms of which require a Consent other than a Negative Consent as a consequence of the transactions contemplated herein, the Company shall use commercially reasonable efforts (without a requirement to offer or grant any material accommodation or material alteration of terms (financial or otherwise)) to obtain the required Consents; provided, however, that prior to obtaining any Consent which would require payment of any fee above the Fee Payment Threshold, the Company shall have obtained the written consent of Parent. The parties hereto agree that with respect to any Contract that expressly permits a Negative Consent, sending the written notices required in this Section 7.2(a) shall be deemed to constitute commercially reasonable efforts to obtain the required Consent and the required Consent will be deemed to have been obtained if the Client does not object by a specified means prior to the Closing Date.

        (b)   In respect of the Investor Waivers which are required in connection with the transactions contemplated by this Agreement, as promptly as practicable following the date of this Agreement, the Company and its Subsidiaries shall use commercially reasonable efforts (without a requirement to offer or grant any material accommodation or material alteration of terms (financial or otherwise)) to obtain such Investor Waivers in the manner prescribed under the applicable Fund Documents as to constitute a valid Consent thereunder on the earliest practicable date; provided, however, that prior to obtaining any Investor Waiver which would require payment of any fee above the Fee Payment Threshold, the Company shall have obtained the written consent of Parent.

        (c)   At the reasonable request of Parent, subject to applicable fiduciary duties, the terms of the relevant Investment Advisory Arrangement and as permitted by applicable Law, the Company, as determined in the Company's reasonable discretion, may request that each Investment Adviser Subsidiary (x) provide a Notice to any Client that has not consented to the assignment prior to the Closing stating that such Client's account may be terminated if such consent is not received by the Closing and (y) terminate the Investment Advisory Arrangement with such Client effective immediately prior to the Closing if such consent has not been received.

        (d)   In connection with obtaining the Advisers Act Consents, the Investor Waivers and other actions required by Section 7.2(a) and Section 7.2(b), at all times prior to the Effective Time, the Company shall take reasonable steps to keep Parent informed of the status of obtaining such Advisers Act Consents and Investor Waivers and shall prior to Closing make available to Parent copies of all such executed Advisers Act Consents and Investor Waivers and, upon reasonable prior notice from Parent, make available for Parent's inspection the originals of such Advisers Act Consents and Investor Waivers and any related materials and other records relating to such consent process. Without limiting the foregoing or the terms set forth in Section 7.3, in connection with obtaining the Advisers Act Consents and Investor Waivers required under Section 7.2(a) and Section 7.2(b), the Company shall have obtained Parent's approval of the form and substance of any Notice or other materials to be distributed to the Client or other Persons in order to obtain the necessary Advisers Act Consent or Investor Waiver, which approval shall not be unreasonably withheld, conditioned, or delayed.

        (e)   The Company shall promptly notify Parent after the receipt by the Company or any of its Subsidiaries of any written notice that any Client (i) has ceased or will cease, to use any services of the Company or any of its Subsidiaries, (ii) has substantially reduced, or will substantially reduce, the use of services of the Company or any of its Subsidiaries or (iii) has sought, or is seeking, to reduce any fees it will pay for any services of the Company or any of its Subsidiaries.

        (f)    In addition to the Notices required by this Section 7.2, as promptly as practicable after the date hereof, each of the Company and Parent shall cooperate in good faith to develop a mutually acceptable communications plan for communicating the status of the transaction to the Clients, investors in Funds, employees, suppliers and vendors to the extent the Company and Parent mutually determine in good faith that it would be advisable to have such communications.

        (g)   The consent of Parent shall be required with respect to any amendment or modification to any Client Contract for the purpose of obtaining any such consent that is adverse in any material respect to Parent, the Company or any of its Subsidiaries; provided, however, that the payment of any fee in connection with obtaining a Consent or Investor Waiver that is effectuated in accordance with Section 7.2(a) and Section 7.2(b) above shall in no circumstance be determined to be an amendment or modification to a Client Contract that is adverse in any material respect to Parent, the Company or any of its Subsidiaries.

        (h)   Except as contemplated by this Agreement, each of Parent and Merger Sub agree that it will not intentionally (or recklessly) take (or fail to take) any action (including by means of announcing intentions with respect to the operations of the Company following the Closing) that would reasonably be expected to be materially adverse to or otherwise materially impair in any respect the efforts of the Company to obtain the Advisers Act Consents or the Investor Waivers as contemplated in this Section 7.2.

        Section 7.3.    Access to Information.     Upon reasonable prior notice, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours, in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, during the period prior to the Effective Time, to the properties, offices, personnel, other facilities and all books and records of the Company and its Subsidiaries, and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent and its Representatives, all other data, information, agreements and documents concerning its business, properties and personnel as Parent or its Representatives may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that, in the Company's reasonable judgment, (i) providing such access would violate any of its contractual obligations to a third party with respect to confidentiality, or (ii) any Law applicable to the Company or its Subsidiaries requires the Company, its Subsidiaries to preclude Parent or its Representatives from gaining access to such properties or information; provided, further, that the Company shall use its commercially reasonable efforts to obtain the required consent of any third party necessary to provide such disclosure under clause (i) above; provided, further, that Parent and its Representatives shall not have access to individual medical histories or information that is subject to attorney client privilege (provided, that with respect to any such privileged information, the Company shall promptly provide a description of any information, documents, data or other material withheld (without disclosing privileged information) and the reason for which it was withheld), nor shall they be permitted to conduct any environmental sampling. Parent will hold, and will cause its Representatives to hold, any information or documents received or provided pursuant to this Section 7.3 in confidence to the extent required by, and in accordance with, the provisions of that certain letter agreement, dated June 13, 2016 (the "Confidentiality Agreement"), between the Company and Parent, which shall survive the termination of this Agreement in accordance with the terms set forth therein. Notwithstanding anything contained in this Agreement to the contrary, no investigation by Parent or its Representatives shall affect the representations, warranties, agreements, covenants or conditions of the parties set forth in this Agreement, including the conditions to Closing set forth in ARTICLE VIII hereof.

        Section 7.4.    Reasonable Best Efforts.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 7.4(a)), each of the parties hereto shall, and shall cause its Subsidiaries to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary Consents from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities, and (ii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent and their respective counsel shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i) and (ii) immediately above and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions.

        (b)   Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party and its counsel with advance notice and the opportunity to participate in any material meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

        (c)   Without limiting the generality of the undertakings pursuant to Section 7.4(a) hereof, the parties hereto shall (i) provide or cause to be provided as promptly as practicable to Governmental Entities with jurisdiction over the HSR Act (each such Governmental Entity, a "Governmental Antitrust Authority") information and documents requested by any Governmental Antitrust Authority as necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act as promptly as practicable following the date of this Agreement (but in any event within ten (10) Business Days of the date of this Agreement) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act, and (ii) subject to the terms set forth in Section 7.4(d) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

        (d)   Notwithstanding anything to the contrary contained in this Agreement, each of Parent and Merger Sub shall take any and all action necessary to obtain any necessary approval from any Governmental Antitrust Authority or Governmental Entity or to prevent the initiation of any lawsuit by any Governmental Entity under the HSR Act or to prevent the entry of any Order that would otherwise make the Merger unlawful, including but not limited to: (i) disposing or transferring any asset, including those of Parent, Merger Sub, their respective Affiliates or the Company; (ii) licensing or otherwise making available to any Person, any technology or other Intellectual Property of Parent, Merger Sub, their respective Affiliates or the Company; (iii) holding separate any assets or operations (either before or after the Closing Date) of Parent, Merger Sub, their respective Affiliates or the Company; or (iv) changing or modifying any course of conduct or otherwise making any commitment (to any Governmental Entity or otherwise) regarding future operations of the business of Parent, Merger Sub, their respective Affiliates or the Company. If any Action is instituted (or threatened to be instituted) challenging the transactions contemplated by this Agreement or the Merger as violative of the HSR Act, or if any Order is entered, enforced or attempted to be entered or enforced by a court or other Governmental Entity, which Order would make the transactions contemplated by this Agreement or the Merger illegal or would otherwise prohibit, prevent, restrict, impair or delay consummation of the transactions contemplated hereby, each of Parent and Merger Sub shall make any and all efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any such Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Merger and to have such Order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement and the Merger.

        (e)   The Company, Merger Sub, and Parent shall cooperate with one another in determining whether any Consent (other than those Consents contemplated by Section 7.2) from a third party is required in connection with the consummation of the transactions contemplated by this Agreement, and the Company shall use commercially reasonable efforts to obtain the Consents set forth on

Section 7.4(e) of the Disclosure Letter, provided that, for the avoidance of doubt, in no event shall the Company be required to expend any money, (other than nominal amounts), commence litigation or pay or grant any other form of compensation to any such Person in connection with obtaining such Person's Consent, and further, for the avoidance of doubt, the failure to obtain any such Consent shall not, in and of itself, be a breach of this Agreement by the Company.

        (f)    Subject to the terms and conditions herein provided, each of the Company, Parent and Merger Sub shall not, and shall cause their Affiliates not to, acquire businesses or assets or enter into any agreement to acquire any businesses or assets if such action would reasonably be expected to materially delay, hinder or prohibit consummation of the Merger or the transactions contemplated by this Agreement.

        Section 7.5.    Acquisition Proposals.

        (a)   Subject to the remainder of this Section 7.5, none of the Company or any of its Subsidiaries shall (whether directly or indirectly through Affiliates, directors, officers, employees, Representatives or other intermediaries), nor shall (directly or indirectly) the Company authorize any of its or its Subsidiaries' officers, directors, Representatives or other intermediaries or Subsidiaries to: (i) solicit, initiate or knowingly facilitate (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 7.5 (such as answering unsolicited phone calls) shall not be deemed to "facilitate" for purposes of this Section 7.5) the submission of inquiries, proposals or offers from any Person (other than Parent) relating to any Acquisition Proposal, or agree to or recommend any Acquisition Proposal; (ii) enter into any agreement (x) to consummate any Acquisition Proposal, (y) to approve any Acquisition Proposal or (z) requiring it to abandon, terminate or fail to consummate the Merger; (iii) enter into or participate in any discussions or negotiations in connection with any Acquisition Proposal or inquiry with respect to any Acquisition Proposal, or furnish any non-public information with respect to its business, properties or assets in connection with any Acquisition Proposal; (iv) waive, terminate, modify or release any Person (other than Parent, Merger Sub and their respective Affiliates) from any provision of or grant any permission, waiver or request under any "standstill" or similar agreement or obligation, unless the Company's Board of Directors has determined in good faith after consultation with outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, or (v) agree to resolve to take, or take, any of the actions prohibited by clause (i), (ii), (iii) or (iv) of this sentence. The Company shall immediately cease, and cause its Representatives and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal and shall immediately terminate online data room access to all such parties and their Representatives. For purposes of this Section 7.5, the term "Person" means any person, corporation, entity or "group," as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Subsidiary of Parent. Notwithstanding the foregoing, the Company may, following the receipt of an Acquisition Proposal, contact the Person that has made such Acquisition Proposal to (i) clarify and understand the terms and conditions thereof solely to facilitate the Board of Directors of the Company's determination of whether such Acquisition Proposal constitutes or would reasonably be expected to lead to, a Superior Proposal, and (ii) inform such Person of the existence of the provisions of this Section 7.5.

        (b)   Notwithstanding anything to the contrary in this Section 7.5, the Company, directly or indirectly through Affiliates, directors, officers, employees, Representatives or other intermediaries, may, prior to the receipt of the Required Company Vote, (i) engage in negotiations or discussions with any Person (and its Representatives and intermediaries) that has made an unsolicited bona fide written Acquisition Proposal not resulting from or arising out of a breach of Section 7.5(a), and/or (ii) furnish to such Person information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement and to the extent nonpublic information that has not been made available to Parent is made available to such Person, make available or furnish such nonpublic information to Parent promptly (and in any event within 24 hours) following the time it is provided to such Person, in the case of each of clauses (i) or (ii), if, and only if, prior to taking such particular action, the Board of Directors of the Company has determined in good faith after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal constitutes or would reasonably be expected to lead to, a Superior Proposal, and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

        (c)   Notwithstanding anything in this Section 7.5 to the contrary, at any time prior to the receipt of the Required Company Vote, the Company's Board of Directors may (x) withdraw, modify or amend in any manner adverse to Parent its approval or recommendation of this Agreement or the Merger or recommend an Acquisition Proposal, or enter into a Company Acquisition Agreement or resolve or agree to take any of the foregoing actions (a "Company Adverse Recommendation Change") (i) in response to an Intervening Event, or (ii) following receipt of an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 7.5 and which the Company's Board of Directors determines in good faith, in consultation with its financial advisors and outside legal counsel constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, in the case of each of clauses (i) and (ii), if and only if, the Company's Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and subject to the Company's compliance with Section 7.5(d) or (y) following receipt of an unsolicited bona fide written Acquisition Proposal that did not result from a breach of this Section 7.5 and which the Company's Board of Directors determines in good faith, in consultation with its financial advisors and outside legal counsel constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, terminate this Agreement in accordance with the provisions of Section 9.1(f) and enter into a definitive acquisition agreement, merger agreement or similar definitive agreement (a "Company Acquisition Agreement" (for the avoidance of doubt an Acceptable Confidentiality Agreement shall not constitute a Company Acquisition Agreement)) with respect to such Superior Proposal, if, and only if, the Company's Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and the Company complies with Section 7.5(d) and, concurrently with entering into a Company Acquisition Agreement with respect to such Superior Proposal, the Company pays the Termination Fee in accordance with Section 9.2(c).

        (d)   Prior to the Company taking any action permitted (i) under Section 7.5(c)(x)(i), the Company shall (A) provide Parent with at least four (4) Business Days' prior written notice advising Parent it intends to effect a Company Adverse Recommendation Change and specifying, in reasonable detail, the reasons therefor and all material information with respect to such Intervening Event (including in relation to all developments related thereto), and (B) if requested by Parent, during such four (4) Business Day period, negotiate in good faith with Parent (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement such that the Company's Board of Directors would determine in good faith, after consultation with its financial advisors and outside legal counsel, that the failure of the Company's Board of Directors to make a Company Adverse Recommendation Change would not be inconsistent with its fiduciary duties under applicable Law, or (ii) under Section 7.5(c)(x)(ii) or Section 7.5(c)(y) the Company shall provide Parent with at least four (4) Business Days' prior written notice (it being understood and agreed that any material amendment to the amount or form of consideration payable in connection with the applicable Acquisition Proposal shall require a new notice and a two (2) Business Day period) advising Parent that the Company's Board of Directors intends to take such action, specifying the material terms and conditions of the Superior Proposal and that the Company shall, if requested by Parent, during such four (4) Business Day period (or two (2) Business Day period, if applicable), negotiate with Parent (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal.

        (e)   The Company shall notify Parent promptly (but in any event within 24 hours) after receipt of any bona fide Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal. The Company shall keep Parent reasonably informed of the status and material details (including any amendments or proposed amendments) of any such Acquisition Proposal and keep Parent reasonably informed as to the material details of all discussions or negotiations with respect to any such Acquisition Proposal (in each case in a manner that is not unduly disruptive of the Company's ability to conduct good faith discussions in accordance with this Section 7.5 with the party making such Acquisition Proposal and its Representatives, advisors and agents) and shall provide Parent within 24 hours after receipt thereof all copies of any other documentation, including any drafts of a Company Acquisition Agreement with respect to such Acquisition Proposal, material to understanding such Acquisition Proposal (as determined by the Company) received by the Company from the Person (or from any Representatives, advisors or agents of such Person) making such Acquisition Proposal or with whom such discussions or negotiations are taking place; provided that, for the sake of clarity, it is understood and agreed that all such information and communications shall be subject to the Confidentiality Agreement.

        (f)    Nothing contained in this Section 7.5 or elsewhere in this Agreement shall prohibit the Company or the Company's Board of Directors, directly or indirectly through its Representatives, from complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including taking and disclosing to the Company's Shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company's Shareholders), and none of the foregoing shall constitute a Company Adverse Recommendation Change provided that any such disclosure (other than a "stop, look and listen" communication or other similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or an express rejection of the Acquisition Proposal or a reaffirmation of the Company Board Recommendation) shall be deemed to be a Company Adverse Recommendation Change if the Company Board fails to expressly and publicly reaffirm the Company Board Recommendation within five (5) Business Days following any request by Parent in response to such Company disclosure (it being agreed that Parent may only make one (1) request with respect to any single such disclosure).

        Section 7.6.    Shareholder Litigation.     The Company shall keep Parent informed of and consult and cooperate with Parent in connection with, any shareholder litigation or claim against the Company and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement (other than any litigation where the interests of the Company or any of its Affiliates are adverse to those of Parent, Merger Sub or any of their respective Affiliates) and the Company shall consider in good faith any suggestions by Parent with respect thereto.

        Section 7.7.    Public Announcements.     Each of the Company, Parent and Merger Sub agrees that no public release or public announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable Governmental Entity, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance (and the disclosing party will consider such comments in good faith) provided that (i) each party may issue such press releases or make any such public statements in connection with any dispute between the parties hereto regarding this Agreement without obtaining the other parties' prior written consent, (ii) the restrictions in this Section 7.7 shall not apply to the receipt and existence of an Acquisition Proposal or a Company communication in connection with or following a Company Adverse Recommendation Change effected in accordance with Section 7.5.

        Section 7.8.    Takeover Statutes.     If any business combination, control share acquisition, fair price or similar statute is or becomes applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement, each of Parent, Merger Sub and the Company and their respective Boards of Directors will (a) take all action reasonably necessary to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

        Section 7.9.    Certain Notices.     The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any Actions commenced, or to such party's Knowledge, threatened, against the Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement and (iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions to Closing (A) set forth in Section 8.2(a) or Section 8.2(b), in the case of the Company, or (B) set forth in Section 8.3(a) or Section 8.3(b), in the case of Parent and Merger Sub, not to be satisfied at the Closing. In no event shall (x) the delivery of any notice by a party pursuant to this Section 7.9 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (y) disclosure by the Company or Parent be deemed to amend or supplement the Disclosure Letter or constitute an exception to any representation or warranty.

        Section 7.10.    Stock Exchange Delisting.     The Surviving Company shall cause the Common Shares to be delisted from NASDAQ and deregistered under the Exchange Act as soon as practicable following the Effective Time.

ARTICLE VIII.

CONDITIONS PRECEDENT

        Section 8.1.    Conditions to Each Party's Obligation to Effect the Merger.     The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Shareholder Approval.    The Company shall have obtained the Required Company Vote in connection with the approval and adoption of this Agreement by the Shareholders of the Company.

          (b)    No Injunctions or Restraints, Illegality.    No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

          (c)    Regulatory Approvals.    The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

        Section 8.2.    Additional Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company contained in Section 3.5 (Authorization and Validity of Agreement) and Section 3.9(b) (Absence of Certain Changes or Events) shall be true and correct in all respects when made at and as of the

  Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date), (ii) the representations and warranties of the Company contained in Section 3.6(a)(ii), Section 3.6(a)(iii), Section 3.6(a)(v), Section 3.6(b)(ii), Section 3.6(b)(iii), the first sentence of Section 3.7(a) (other than clause (ii) of the first sentence of Section 3.7(a)), Section 3.7(b)(ii), Section 3.7(b)(iii), Section 3.7(b)(iv), Section 3.22 (Affiliate Transactions), Section 3.25 (No Brokers) and Section 3.26 (State Takeover Statutes) shall be true and correct in all but de minimis respects when made at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date); and (iii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects when made at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) does not have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate of the co-presidents and the chief financial officer of the Company on its behalf to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate of the co-presidents and the chief financial officer of the Company to such effect. The Company shall have performed and complied, in each case in all but de minimis respects, with all obligations and covenants required to be performed or complied with by it under clauses (ii), (iii), (vii)(A), (xii) and (xvi) of Section 5.1(a).

          (c)    Company Material Adverse Effect.    During the period from the date hereof to the Closing Date there shall not have been a Company Material Adverse Effect. Parent shall have received a certificate of an executive officer of the Company to such effect.

          (d)    No Actions.    There shall not be pending any Action brought, issued, pursued or enforced by a Governmental Authority against the Company, its Subsidiaries or any member of the Company's or its Subsidiaries' senior management, which would have a Company Material Adverse Effect; provided, that it shall be assumed that any such Action will be adversely determined unless the Company can demonstrate by a preponderance of the evidence that such Action will not be adversely determined against the Company.

          (e)    Subordinated Notes.    The Subordinated Notes shall remain outstanding as at the Closing Date.

          (f)    Fund Consents.    (i) The Consent of Clients representing equal to or greater than ninety percent (90%) of the Base Aggregate Management Fees as set forth in Annex A shall have been obtained and (ii) the Consent of Clients representing equal to or greater than seventy percent (70%) of the Base Aggregate Non CLO/CDO Management Fees as set forth in Annex A shall have been obtained; provided, however, that (A) in the case of Clients pursuant to which the applicable indenture or other governing document has been fully discharged prior to the Closing in the ordinary course and not either (X) as a result of the transactions contemplated by this Agreement or (Y) at the direction of the Company or any of its Subsidiaries, the management fees with respect to such Client shall be removed from the numerator and the denominator of the calculation under (i) and/or (ii), as applicable, of this Section 8.2(f) and (B) the Consent of Clients shall be considered obtained for purposes of this Section 8.2(f) only if all Advisers Act Consents and Investor Waivers required by Law or the applicable Fund Documents have been obtained.

          (g)    FIRPTA Certificate.    A certificate issued by the Company, in form and substance reasonably satisfactory to Parent, pursuant to Treasury Regulations Section 1.1445-11T, dated as of the Closing Date and signed by a responsible officer of the Company.

        Section 8.3.    Additional Conditions to Obligations of the Company.     The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub contained in Section 4.5 (Authorization and Validity of Agreement) and Section 4.10 (Ownership of Company Stock) shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date), and (ii) all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) does not have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate of an executive officer of Parent to such effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate of an executive officer of Parent to such effect.

        Section 8.4.    Frustration of Closing Conditions.     None of the Company, Parent or Merger Sub may rely on the failure of any condition precedent set forth in this ARTICLE VIII to be satisfied if such failure was caused by such party's failure to comply with its obligations set forth in this Agreement to consummate and make effective the transactions provided for herein.

ARTICLE IX.

TERMINATION

        Section 9.1.    Termination.     This Agreement may be terminated only prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the Shareholders of the Company, in each case in the following manner only:

        (a)   By mutual written consent of Parent and the Company;

        (b)   By either the Company or Parent if the Effective Time shall not have occurred on or before January 31, 2017 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose material breach (including in the case of Parent a material breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in this Agreement has been a principal cause of, or principally resulted in, the failure of the Merger to be consummated on or before the Termination Date;

        (c)   By either the Company or Parent if any statute, rule, regulation or other Law shall have been adopted or promulgated after the date hereof, or any restraining order, injunction or other Order shall have been issued after the date hereof by a court or other Governmental Entity of competent jurisdiction, having the effect of making the Merger illegal or permanently enjoining or otherwise permanently prohibiting consummation of the Merger or the other transactions contemplated by this Agreement, and such statute, rule, regulation, other Law, restraining order, injunction or other Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose material breach (including in the case of Parent a material breach by Merger Sub) of any representation, warranty, covenant or agreement set forth in this Agreement has been a principal cause of, or resulted in, the adoption, promulgation or issuance of any such statute, rule, regulation, other Law, restraining order, injunction or other Order;

        (d)   By either the Company or Parent if the Company Shareholders Meeting (including any adjournment or postponement thereof) at which this Agreement has been voted upon shall have been held and completed, and the holders of the outstanding Common Shares fail to adopt this Agreement by the Required Company Vote;

        (e)   By Parent, prior to the receipt of the Required Company Vote at the Company Shareholders Meeting (including any adjournment or postponement thereof), after a Company Adverse Recommendation Change shall have occurred;

        (f)    By the Company, if, prior to the receipt of the Required Company Vote at the Company Shareholders Meeting (including any adjournment or postponement thereof), the Board of Directors of the Company authorizes the Company, in compliance with Section 7.5, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, however, that any such purported termination pursuant to this Section 9.1(f) shall be void and of no force or effect unless the Company has complied with Section 9.2(c); provided further, however, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement;

        (g)   By the Company if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied and (i) such breach is not reasonably capable of being cured, or (ii) if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (A) thirty (30) days following the receipt by Parent and Merger Sub of written notice from the Company informing Parent or Merger Sub of such breach, and (B) the Termination Date; provided, however, that Parent and Merger Sub shall have only have three (3) days to cure if such breach is the failure to consummate the transactions contemplated by this Agreement when required pursuant to Section 1.2; provided further, however, that (x) the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(g) if such breach is cured by Parent or Merger Sub within the time period referred to immediately above, and (y) the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(g) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

        (h)   By Parent if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied and (i) such breach is not reasonably capable of being cured, or (ii) if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (A) thirty (30) days following the receipt by the Company of written notice from Parent informing the Company of such breach, and (B) the Termination Date; provided, however, that (x) Parent shall not have the right to terminate this Agreement pursuant to this

Section 9.1(h) if such breach is cured by the Company within the time period referred to immediately above, and (y) Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(h) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

        (i)    By Parent if, within ten (10) Business Days after a tender offer or exchange offer relating to Company Securities shall have been commenced by a Person unaffiliated with Parent (or, if earlier, prior to the date of the Company Shareholders Meeting), the Company shall not have sent to its Shareholders pursuant to Rule 14e-2 under the Securities Act a statement reaffirming the Company Board Recommendation and recommending that Shareholders reject such tender or exchange offer.

        Section 9.2.    Notice of Termination; Effect of Termination.

        (a)   The party desiring to terminate this Agreement pursuant to this ARTICLE IX (other than pursuant to Section 9.1(a)) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination shall be effective immediately upon delivery of such written notice to the other party (except to the extent such other party has the right under this ARTICLE IX to cure the basis for such termination). In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or any of their respective officers, directors, Representatives, agents or Affiliates, except with respect to this Section 9.2, the penultimate sentence of Section 7.3 and ARTICLE X hereof (and any related definitions contained in any such Sections or Article) which shall remain in full force and effect; provided, however, that the termination of this Agreement shall not relieve any party from any liability for damages to the extent such liabilities or damages were the result of fraud or the willful and material breach by such party of any of its representations, warranties, covenants or other agreements set forth in this Agreement. For purposes of this Agreement, "willful and material breach" means a material breach or failure to perform that is a consequence of an act or omission undertaken by the breaching party with the Knowledge that the taking of, or failure to take, such an act will cause a material breach of this Agreement.

        (b)   If Parent shall terminate this Agreement pursuant to Section 9.1(e) or Section 9.1(i) (or if the Company or Parent shall terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(d) provided that at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 9.1(e) or Section 9.1(i), then the Company shall pay to Parent not later than two (2) Business Days following such termination, an amount in cash equal to $13,332,000 (the "Termination Fee") with the payment of the Termination Fee being made by wire transfer of immediately available funds to such bank account as Parent may designate in writing to the Company in connection with the termination of this Agreement.

        (c)   If the Company shall terminate this Agreement pursuant to Section 9.1(f), then the Company shall pay to Parent prior to or concurrently with such termination, the Termination Fee, with the payment of the Termination Fee being made by wire transfer of immediately available funds to such bank account as Parent may designate in writing to the Company in connection with the termination of this Agreement.

        (d)   If (i) the Company or Parent shall terminate this Agreement pursuant to Section 9.1(b) and provided that the Required Company Vote shall not have been obtained at the Company Shareholders Meeting (including any adjournment or postponement thereof) or (ii) the Company or Parent shall terminate this Agreement pursuant to Section 9.1(d), and in the case of clauses (i) and (ii) immediately above, (A) prior to the termination of this Agreement (in the case of a termination pursuant to Section 9.1(b)) or prior to the Company Shareholders Meeting (in the case of a termination pursuant to Section 9.1(d)), there shall have been publicly disclosed or announced (and not withdrawn) a bona fide written Acquisition Proposal, and (B) within twelve (12) months of the termination of this

Agreement, the Company enters into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) with respect to any Acquisition Proposal (which is subsequently consummated) or shall have consummated any Acquisition Proposal (which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination of this Agreement), then, on and subject in all respects to the consummation of such Acquisition Proposal, the Company shall pay the Termination Fee to Parent (by wire transfer of immediately available funds), immediately following consummation of such Acquisition Proposal. For purposes of this Section 9.2(d), notwithstanding anything in this Agreement that may be deemed to the contrary, the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 10.13, except that the references to "more than 15%" in the definition of "Acquisition Proposal" shall be deemed to be references to "a majority" instead.

        (e)   The Company acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement.

        (f)    The parties agree and understand that, notwithstanding anything in this Agreement that may be deemed to the contrary, in no event shall the Company be required to pay the Termination Fee on more than one occasion. Parent and Merger Sub agree that, upon any termination of this Agreement under circumstances where the Termination Fee is payable by the Company pursuant to this Section and such Termination Fee is paid in full, such payment shall be the sole and exclusive remedy of Parent and its Affiliates against the Company and its Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, employees, Affiliates and Representatives and none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, employees, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

        Section 9.3.    Amendment.     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Shareholders of the Company, but, after any such approval, no amendment shall be made which by Law requires further approval by such Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 9.4.    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X.

MISCELLANEOUS

        Section 10.1.    Non-Survival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for Section 6.2 and any other covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this ARTICLE X.

        Section 10.2.    Successors and Assigns.     No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent's direct or indirect wholly-owned Subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

        Section 10.3.    Governing Law; Jurisdiction; Waiver of Jury Trial.

        (a)   This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

        (b)   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party(ies) hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state court of Delaware or the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.6 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 10.3(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing in this Section 10.3(b), a party may commence any legal action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party hereto further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND

UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.3.

        (d)   PARENT HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 2711 CENTERVILLE ROAD, SUITE 400,WILMINGTON, DELAWARE AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO PARENT IN THE MANNER PROVIDED IN Section 10.6 OF THIS AGREEMENT. PARENT SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT PARENT WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. PARENT EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        Section 10.4.    Expenses.     All fees and expenses incurred by the parties hereto in connection with the execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including, without limitation, all legal, accounting, financial advisory and consulting fees and expenses incurred by any party hereto in connection with the foregoing, shall be the obligation of and paid by the party incurring such fees and expenses, provided that, any costs, fees and expenses (including fees and expenses of legal counsel) in connection with any filing made pursuant to the HSR Act or any competition, merger control, antitrust or similar Law, including any such costs, fees or expenses incurred responding to any requests for additional information, and in litigating any challenge to the transactions contemplated by this Agreement under the HSR Act or any competition, merger control, antitrust or similar Law, shall be paid by Parent.

        Section 10.5.    Severability; Construction.

        (a)   The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

        (b)   The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

        The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits and Annexes annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement. Any capitalized term used in any Exhibit, Annex or the Disclosure Letter but not otherwise defined therein shall have the meaning set forth in this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to documents or information "made available" or "provided" to Parent and/or its Representatives (or any phrase of similar import) hereunder shall mean (i) with respect to the data room entitled "Project Vanderbilt" maintained by Intralinks, to the extent uploaded to such data room and made accessible to Parent and its Representatives thereon prior to 9 p.m. Eastern Standard Time on the calendar day immediately prior to the date hereof and (ii) with respect to e-mail, to the extent the Company or its Representatives provide such documents or information to Parent or its Representatives prior to 9 p.m. Eastern Standard Time on the calendar day immediately prior to the date hereof, in each case except as `otherwise indicated. The phrase "ordinary course of business" shall mean, with respect to the Company and/or its Subsidiaries, the ordinary course of business, consistent with past practices of the Company and/or its Subsidiaries. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Reference to "$" shall mean U.S. dollars. References to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. A reference to a "Subsidiary" of any Person means a direct or indirect Subsidiary of such Person.

        Section 10.6.    Notices.     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service or delivery if served personally on the party to whom notice is to be given or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the day after delivery to Federal Express or similar overnight courier to the party as follows or (iii) on the date sent by e-mail of a "portable document format" (.pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient:

  If to the Company:

    CIFC LLC
    250 Park Avenue
    4th Floor
    New York, NY 10177
    Attention: Julian Weldon
    Facsimile: 212-441-4011
    Email: jweldon@cifc.com

  With a copy to (such copy shall not constitute notice):

    Latham & Watkins LLP
    885 Third Avenue
    New York, NY 10022-4834
    Attn: David Allinson, Esq.
    Facsimile: 212-906-1200
    Email: david.allinson@lw.com

    And

    Dechert LLP
    1095 Avenue of the Americas
    New York, NY 10036
    Attn: Derek Winokur, Esq.
    Facsimile: 212-698-3599
    Email: derek.winokur@dechert.com

  If to Parent or Merger Sub:

    c/o F.A.B. Partners LP
    13 Castle Street
    St Helier, Jersey JE4 5UT
    Attention: Michele Faissola Work and Hugh Nineham
    Email: michele@faissola.com
               hugh.nineham@btinternet.com

  With a copy to (such copy shall not constitute notice):

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, NY 10153-0119
    Attention: Harvey Eisenberg, Esq. and Jaclyn L. Cohen, Esq.
    Facsimile: 212-310-8007
    Email: harvey.eisenberg and jackie.cohen@weil.com

        Any party may change its address or facsimile number for the purpose of this Section 10.6 by giving the other party written notice of its new information in the manner set forth above.

        Section 10.7.    Entire Agreement.     This Agreement, the Disclosure Letter, the Confidentiality Agreement and the Ancillary Agreements contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.

        Section 10.8.    Parties in Interest.     Except for the rights to continued indemnification and insurance pursuant to Section 6.2 hereof (of which the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries following the Effective Time), nothing in this Agreement is intended to confer, and does not confer, any rights or remedies under or by reason of this Agreement (or any breach hereof) on any Persons (including the Shareholders of the Company, any Fund or Client or any other Person), other than (a) the parties hereto and their respective successors and permitted assigns, and (b) the rights of the Shareholders to receive the Merger Consideration and the holders of Company Share Options, Company Share Awards and Company Warrants to receive the payments set forth in Section 2.2, in each case in accordance with this Agreement on and after the Effective Time. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company, Parent or Merger Sub. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.4 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 10.9.    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Without limiting the foregoing, the parties hereto agree not to oppose a request by any party hereto (as opposed to the shareholders of any such party or any unaffiliated third party) for expedited proceedings with regard to any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 10.10.    Disclosure Letter.     Any reference in a particular section of the Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding section of this Agreement, and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in any other section of this Agreement, but only to the extent that the applicability of such matter so referenced is reasonably apparent upon a reading of the disclosure without any independent knowledge on the part of the reader regarding the matter disclosed. The inclusion of any information in the Disclosure Letter shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed or made available, is material, has resulted in or would result in a Company Material Adverse Effect or is outside the ordinary course of business.

        Section 10.11.    Non-Recourse.     This Agreement may only be enforced against, and any Action that may be based upon, in respect of, arise under, out of or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution, performance or breach, of this Agreement, including, any representation or warranty made or alleged to have been made in, in connection with or as an inducement to, this Agreement (each of such above-described legal, equitable or other theories or sources of liability, a "Recourse Theory") may only be made or asserted against (and are expressly limited to) the Persons that are expressly identified as parties hereto in the preamble to and signature pages of this Agreement and solely in their capacities as such and against Guarantor as provided in the Guarantee. No Person who is not a party hereto (including, (a) any former, current or future direct or indirect equity holder, controlling Person, management company, incorporator, member, partner, manager, director, officer, employee, agent, Affiliate, assignee, attorney or representative of, and any financial advisor or lender to (all above-described Persons in this sub-clause (a), collectively, "Affiliated Persons") a party hereto or any Affiliate of such party, and (b) any Affiliated Persons of such Affiliated Persons but specifically excluding the parties hereto and the Guarantor (the Persons in sub-clauses (a) and (b), together with their respective successors, assigns, heirs, executors or administrators, collectively, but specifically excluding the parties hereto and the Guarantor and any Acquiring Person (as defined in the Guarantee), "Non-Parties") will have any liability whatsoever in respect of, based upon or arising out of any Recourse Theory under this Agreement. Without limiting the rights of any party hereto against the other parties hereto as set forth herein, in no event will any party hereto, any of its Affiliates or any Person claiming by, through or on behalf of any of them institute any Action under any Recourse Theory against any Non-Party. Notwithstanding anything to the contrary in this Section 10.11, nothing herein shall be deemed to limit any liabilities or other obligations of the Guarantor or any Acquiring Person under the Guarantee.

        Section 10.12.    Counterparts.     This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which shall constitute the same instrument.

        Section 10.13.    Definitions.     As used in this Agreement:

          "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains provisions that are no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement; provided, however, such confidentiality agreement shall not be required to include a standstill provision or in any way prohibit the making or amendment of an Acquisition Proposal.

          "Acquisition Proposal" means any offer or proposal (other than a proposal or offer by Parent or any of its Subsidiaries) (i) for a merger, reorganization, recapitalization, consolidation, share exchange, business combination, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets constitute more than 15% of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) to acquire, directly or indirectly, securities representing more than 15% of the voting power of the Company, more than 15% of the assets of the Company and its Subsidiaries, taken as a whole, or more than 15% of the total capital stock of the Company and its Subsidiaries, taken as a whole.

          "Act" means the Limited Liability Company Act of the State of Delaware, as amended.

          "Action" shall have the meaning set forth in Section 3.18.

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

          "Advisers Act Consent" shall have the meaning set forth in Section 3.4.

          "Affiliate" means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person; provided that no Fund shall be deemed to be an Affiliate of the Company or its Affiliates.

          "Affiliated Persons" shall have the meaning set forth in Section 10.11.

          "Agreement" shall have the meaning set forth in the Preamble hereto.

          "Ancillary Agreements" shall mean any agreement, instrument, certificate or document entered into in connection with this Agreement.

          "Base Aggregate Management Fees" shall mean the aggregate management fees, calculated on an annualized basis, of each Client as set forth in Annex A.

          "Base Aggregate Non-CLO/CDO Management Fees" shall mean the aggregate management fees, calculated on an annualized basis, of Clients other than CLOs/CDOs, as set forth in Annex A.

          "Base Date" shall have the meaning set forth in Section 3.13(a).

          "Board of Directors" shall mean the Board of Directors of any specified Person.

          "Book-Entry Shares" shall have the meaning set forth in Section 2.1(c).

          "Business Day" means any day, other than Saturday, Sunday or other day on which banks are required or authorized to close in the City of New York.

          "Capitalization Date" shall have the meaning set forth in Section 3.6(a).

          "CDOs" means those collateralized debt obligation issuers set forth on Annex B-1.

          "Certificate" shall have the meaning set forth in Section 2.1(c).

          "Certificate of Merger" shall have the meaning set forth in Section 1.3.

          "Client" means any Person to which the Company or any of its Subsidiaries provides investment management or investment advisory services, including any sub-advisory services, relating to securities or other financial instruments, commodities, real estate or any other type of asset, pursuant to an Investment Advisory Arrangement. For the avoidance of doubt, "Clients" shall not include the Company or any of its Subsidiaries.

          "CLOs/CDOs" means those collateralized loan obligation issuers and collateralized debt obligation issuers set forth on Annex B-1.

          "Closing" shall have the meaning set forth in Section 1.2.

          "Closing Date" shall have the meaning set forth in Section 1.2.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Shares" shall have the meaning set forth in the Recitals hereto.

          "Company" shall have the meaning set forth in the Preamble hereto.

          "Company Acquisition Agreement" shall have the meaning set forth in Section 7.5(c).

          "Company Adverse Recommendation Change" shall have the meaning set forth in Section 7.5(c).

          "Company Balance Sheet" shall have the meaning set forth in Section 3.11.

          "Company Board Recommendation" shall have the meaning set forth in Section 3.29.

          "Company Equity Award" means any Company Share Option and any Company Share Award.

          "Company Fund" means any investment fund or other collective investment vehicle that is a distinct Entity (including any general or limited partnership, corporation, trust or limited liability company, and including each separate portfolio or series of any of the foregoing and whether or not dedicated to a single investor) (a) sponsored or controlled by the Company or its Subsidiary or (b) for which the Company or its Subsidiary acts as the principal investment adviser, investment manager, collateral manager, trustee, general partner, managing member, manager or in a similar capacity; provided, that Company Funds shall not include any Managed Accounts, Sub-advisory Relationships or, for the avoidance of doubt, any Portfolio Companies. The Company Funds, other than the CLOs/CDOs, as of the date of this Agreement are set forth on Annex B-2. For the avoidance of doubt, the CLOs/CDOs (including those CLOs which are currently in their warehouse phase) shall constitute Company Funds.

          "Company Material Adverse Effect" means any event, occurrence, fact, development, condition or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on, (x) the business, assets, Liabilities, properties, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (y) the ability of the Company to timely perform its obligations under and consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that, with respect to clause (x) only, in no event shall any events, occurrences, facts, developments, conditions or changes arising out of, relating to or resulting from any of the following, alone or in combination, be deemed to constitute or be taken into account in determining whether there has been or may be, a Company Material Adverse Effect: (a) changes in general economic, business or geopolitical conditions; (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world; (c) changes in the financial, credit, banking, securities or commodities markets in the United States or any other country or region in the world (including changes in interest rates, exchange rates, stock, bond and/or debt prices); (d) changes in GAAP or other accounting standards (or interpretations thereof); (e) changes in any Laws or other binding directives issued by any Governmental Entity (or interpretations thereof); (f) any change, in and of itself, in the market price or trading volume of the Common Shares (provided that the underlying causes of such change may be considered in determining whether there is a Company Material Adverse Effect if not otherwise excluded hereunder); (g) the occurrence of any hurricane, earthquake, or other natural disaster; (h) any failure to meet internal or published projections, forecasts, budgets, estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period (provided that the underlying causes of such failure may be considered in determining whether there is a Company Material Adverse Effect if not otherwise excluded hereunder); (i) the announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company or its Subsidiaries with its employees, Clients or other Persons having business relationships with the Company or its Subsidiaries, or any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law arising out of or relating to this Agreement or the transactions contemplated by this Agreement; (j) any acts of the Company or any of its Subsidiaries expressly required or expressly prohibited by the terms of this Agreement, or any omissions of the Company or any of its Subsidiaries expressly required by the terms of this Agreement; or (k) any change generally affecting any of the industries in which the Company or any of its Subsidiaries operates; provided, that the events, occurrences, facts, developments conditions or changes described in clauses (a) to (e), (g) or (k) above may be taken into account in determining whether there has been a Company Material Adverse Effect, in each case to the extent, and only to the extent, that such events, occurrences, facts, developments conditions or changes have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industry in which the Company and its Subsidiaries primarily operate.

          "Company Organizational Documents" means the certificate of formation of the Company and the LLC Agreement, together with all amendments thereto.

          "Company-Owned IP" means all Intellectual Property owned by the Company and its Subsidiaries.

          "Company Real Property" means any real property covered by a Material Lease under which either the Company or any of its Subsidiaries is a lessee.

          "Company SEC Reports" shall have the meaning set forth in Section 3.8(a).

          "Company Securities" shall have the meaning set forth in Section 3.6(b).

          "Company Share Award" means each restricted share unit award in respect of Common Shares issued under the Company Share Plan, any predecessor or successor plan thereto, or any other equity or equity-based compensation plan of the Company or any of its predecessors, regardless of whether such award may be settled in cash, Common Shares or a combination thereof (and shall include restricted stock unit awards originally issued under the CIFC Corp. 2011 Stock Option and Incentive Plan (as amended) that were assumed by the Company in connection with the Agreement and Plan of Merger, dated November 11, 2015, by and among the Company, CIFC Corp. and CIFC Merger Corp).

          "Company Share Options" shall have the meaning set forth in Section 2.2(a).

          "Company Share Plan" means the CIFC LLC 2011 Stock Option and Incentive Plan, as amended and/or restated.

          "Company Shareholders Meeting" shall have the meaning set forth in Section 3.4.

          "Company Subsidiary Securities" shall have the meaning set forth in Section 3.7(b).

          "Company Warrant" shall have the meaning set forth in Section 2.2(c).

          "Confidentiality Agreement" shall have the meaning set forth in Section 7.3.

          "Consent" means, as the context requires, (a) any consent (negative or otherwise), approval, notice, authorization, waiver, permit, license, grant, agreement, exemption or order of, or registration, declaration or filing with, any third-party Person, including any Governmental Entity or Self-Regulatory Organization, or (b) termination or expiration of any applicable waiting period.

          "Continuing Employees" shall have the meaning set forth in Section 6.1(a).

          "Contract" means any legally binding contract, agreement, license, note, bond, mortgage, indenture, commitment, lease or other instrument or obligation, whether written or oral.

          "control" (including the terms "controlling," "controlled by" and "under common control with") means, when used in the definition of "Affiliate" and the definition of "Subsidiary" possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Controlled Funds" means each Fund other than Non-Controlled Funds.

          "DGCL" shall have the meaning set forth in Section 2.3.

          "DFR Holdings" means, collectively, (i) DFR Holdings, LLC, a Delaware limited liability company, (ii) Bounty Investments, LLC, a Delaware limited liability company, (iii) Santa Maria Overseas Ltd., a Bahamanian company, (iv) Mayflower Trust, a Cayman Islands trust and (v) TZ Columbus Services Limited, a British Virgin Islands corporation.

          "Disclosure Letter" shall have the meaning set forth in ARTICLE III.

          "Dissenting Shares" shall have the meaning set forth in Section 2.3.

          "Effective Time" shall have the meaning set forth in Section 1.3.

          "Employee Benefit Plan" shall have the meaning set forth in Section 3.20(a).

          "Entity" means a Person that is not a natural person.

          "Environmental Laws" shall have the meaning set forth in Section 3.24(a).

          "Equity Commitment Letter" shall have the meaning set forth in Section 4.9.

          "Equity Financing" shall have the meaning set forth in Section 4.9.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any entity, is treated as a single employer under Section 414 of the Code.

          "Exchange Act" shall have the meaning set forth in Section 3.4.

          "Excluded Shares" shall have the meaning set forth in Section 2.1(b).

          "Fee Payment Threshold" shall have the meaning set forth in Section 10.13 of the Disclosure Letter.

          "Filed Contracts" shall have the meaning set forth in Section 3.19.

          "Fund" means any Company Fund (including CLOs/CDOs), Managed Account or Sub-advisory Relationship.

          "Fund Document" means as of the date hereof (i) each administration agreement, advisory agreement, collateral administration agreement, hedge agreement, swap agreement, indenture, collateral management agreement, administrative services agreement, Investment Advisory Arrangement, offering document, escrow agreement, fiscal agent agreement, subscription agreement, purchase agreement, side letter, distribution agreement, solicitation agreement, placement agreement, custody agreement, underwriting agreement, organizational documents of each issuer, insurance agreement, all other material agreements and documents (A) related to each Controlled Fund, and (B) with respect to each Non-Controlled Fund, to which the Company or its Subsidiaries is a party, and (ii) each engagement letter, warehousing document, escrow agreement, loan agreement, participation agreement, security agreement and all other material agreements and documents (A) related to each Controlled Fund, and (B) with respect to each Non-Controlled Fund, to which the Company or its Subsidiaries is a party, including, in the case of clauses (i) and (ii), any amendments, modifications, supplements or waivers with respect to any of the foregoing.

          "Fund Report" shall have the meaning set forth in Section 3.13(e).

          "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

          "Governmental Antitrust Authority" shall have the meaning set forth in Section 7.4(c).

          "Governmental Entity" means any federal, state, local or foreign governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body.

          "Guarantee" shall have the meaning set forth in the Preamble hereto.

          "Guarantor" shall have the meaning set forth in the Preamble hereto.

          "HSR Act" shall have the meaning set forth in Section 3.4.

          "Indemnified Party" shall have the meaning set forth in Section 6.2(a).

          "Intellectual Property" means all of the following whether registered or unregistered: (a) trademarks and service marks, trade dress, product configurations, logos, slogans, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) inventions (whether or not patentable), discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (c) trade secrets and the right in any jurisdiction to limit the use or disclosure thereof; (d) copyrighted and copyrightable writings, designs, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (e) domain names; and (f) all similar intellectual property rights.

          "Intervening Event" means, with respect to the Company, a material event or circumstance that was not known to the Board of Directors of the Company on the date of this Agreement (or if known, the consequences of which were not known to nor reasonably foreseeable by the Board of Directors of the Company as of the date hereof) which event or circumstance, or any material consequences thereof, becomes known to the Board of Directors of the Company after the date hereof and prior to the time at which the Company receives the Required Company Vote; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

          "Investment Advisory Arrangement" means a Contract under which the Company or any of its Subsidiaries acts as an investment manager, investment adviser, collateral manager or sub-advisor to, or manages any investment or trading account for, any Person.

          "Investment Adviser Subsidiary" shall have the meaning set forth in Section 3.13(a).

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

          "Investor Waiver" shall have the meaning set forth in Section 3.4.

          "IRS" means the United States Internal Revenue Service.

          "JP Morgan" shall have the meaning set forth in Section 3.25.

          "Key Employees" means the portfolio managers, directors or executive officers of the Company or any of its Subsidiaries, and any other employee, manager, consultant or officer of the Company or any of its Subsidiaries whose total annual compensation is in the top twenty-five (25) of all employees, managers, consultants and officers of the Company and its Subsidiaries.

          "Knowledge" means, (i) with respect to the Company, the actual knowledge of the employees of the Company listed on Section 10.13 of the Disclosure Letter and (ii) with respect to Parent or Merger Sub, the actual knowledge of Michele Faissola Work, Dalinc Ariburnu and Nizar Al-Bassam.

          "Laws" means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, executive orders or legally enforceable requirements enacted, issued, adopted, promulgated or applied by any Governmental Entity or Self-Regulatory Organization that are applicable to the Person or Persons referenced.

          "Leases" means any lease, sublease or other agreement under which the Company or any of its Subsidiaries: (a) leases, uses, occupies or has the right to use or occupy, any real property, or (b) grants to a third party any right to lease, use or occupy any real property.

          "Liability" shall mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

          "Licenses and Permits" shall have the meaning set forth in Section 3.15.

          "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, security interest, collateral security arrangement, conditional and installment agreement, restriction, option, right of first offer or refusal, preemptive right, charge, easement, right-of-way, encroachment or other encumbrance or title imperfection or defect of any kind or nature.

          "LLC Agreement" shall have the meaning set forth in the Preamble hereto.

          "Managed Account" means any investment account that is owned by a Client (or any nominee of such Client) for which the Company or its Subsidiary provides investment advice for compensation on a discretionary or non-discretionary basis; provided, that a Managed Account does not include a Sub-advisory Relationship. For the avoidance of doubt, solely as used in this definition, a "Client" shall include any investment fund or collective investment vehicle sponsored or managed by an investment adviser that is not the Company or its Subsidiary. The Managed Accounts as of the date of this Agreement are set forth on Annex B-3.

          "Material Contract" shall have the meaning set forth in Section 3.19.

          "Material Lease" means any Lease that (a) is material to the operations of the Company and its Subsidiaries, taken as a whole, or (b) involves payments by or to the Company or any of its Subsidiaries in excess of $250,000 per year.

          "Maximum Premium" shall have the meaning set forth in Section 6.2(b).

          "Merger" shall have the meaning set forth in the Recitals hereto.

          "Merger Consideration" means an amount per Common Share, equal to $11.36.

          "Merger Sub" shall have the meaning set forth in the Preamble hereto.

          "Multiemployer Plan" shall have the meaning ascribed to such term in Section 4001(a)(3) of ERISA.

          "NASDAQ" shall have the meaning set forth in Section 3.4.

          "Negative Consent" shall have the meaning set forth in Section 7.2(a).

          "Notice" shall have the meaning set forth in Section 7.2(a).

          "New Plans" shall have the meaning set forth in Section 6.1(c).

          "Non-Controlled Funds" means each Managed Account and each Fund subject to a Sub-advisory Relationship.

          "Non-Parties" shall have the meaning set forth in Section 10.11.

          "Order" means any order, writ, injunction, decree, ruling or judgment of a Governmental Entity or Self-Regulatory Organization, whether temporary, preliminary or permanent.

          "Ordinary Examination" has the meaning set forth in Section 3.16(h).

          "Parent" shall have the meaning set forth in the Preamble hereto.

          "Parent Material Adverse Effect" means any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate with all other events, changes, circumstances, effects, developments or state of facts, would prevent or materially impair or delay, or would be reasonably likely to prevent or materially impair or delay, the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby.

          "Parent Organizational Documents" means the Certificate of Limited Partnership and Agreement of Limited Partnership of Parent, together with all amendments thereto.

          "Paying Agent" shall have the meaning set forth in Section 2.4(a).

          "Payment Fund" shall have the meaning set forth in Section 2.4(a).

          "Permitted Dividends" shall mean dividends declared and paid on the Common Shares after May 24, 2016 up to and immediately prior to the Closing, in an amount not to exceed $0.10 per Common Share.

          "Permitted Liens" shall mean (a) mechanics', carriers', workers', repairers', materialmen's, warehousemen's, lessor's, landlord's and other similar liens arising or incurred in the ordinary course of business, in each case where the amounts secured thereby are not yet due and payable, (b) liens for utilities, Taxes, assessments, or governmental charges or levies on a Person's properties if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings and for which appropriate reserves have been included on the balance sheet of the applicable Person in accordance with GAAP, (c) Liens disclosed on the existing title policies, title commitments and/or surveys which have been previously provided or made available to Parent, (d) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits or similar legislation, (e) deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (f) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (g) non-exclusive licenses entered in the ordinary course of business, and (h) Liens in favor of a banking institution arising as a matter of applicable law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          "Personal Information" shall have the meaning set forth in Section 3.14(d).

          "Portfolio Companies" means any company in which any Client holds an investment.

          "Preferred Share" means a limited liability company interest of the Company having the rights and obligations specified with respect to Preferred Shares specified in the LLC Agreement.

          "Process Agent" shall have the meaning set forth in Section 10.3(d).

          "Proxy Statement" shall have the meaning set forth in Section 3.4.

          "QPAM" shall have the meaning set forth in Section 3.13(i).

          "QPAM Exemption" shall have the meaning set forth in Section 3.13(i).

          "Recourse Theory" shall have the meaning set forth in Section 10.11.

          "Reports" shall have the meaning set forth in Section 3.16(n).

          "Representatives" shall have the meaning set forth in Section 4.11.

          "Required Company Vote" shall have the meaning set forth in Section 3.5.

          "Rollover Agreement" shall have the meaning set forth in the Recitals hereto.

          "Rollover Contributions" shall have the meaning set forth in the Recitals hereto.

          "Rollover Holders" shall have the meaning set forth in the Recitals hereto.

          "Rollover Shares" shall have the meaning set forth in the Recitals hereto.

          "Rollover Agreements" shall have the meaning set forth in the Recitals hereto.

          "Sarbanes-Oxley Act" shall have the meaning set forth in Section 3.8(e).

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Self-Regulatory Organization" shall have the meaning set forth in Section 3.4.

          "Senior Notes" means the 8.5% unsecured senior notes due October 30, 2025 issued by CIFC Corp. in the aggregate principal amount of $40,000,000.

          "Shareholder" shall have the meaning set forth in the Recitals hereto.

          "Sponsor" shall have the meaning set forth in Section 4.9.

          "Sub-advisory Relationship" means any Contract pursuant to which any Company or Subsidiary of the Company provides sub-advisory services to any investment fund or other collective investment vehicle (including any general or limited partnership, trust, or limited liability company and whether or not dedicated to a single investor) whose principal advisor, general partner, managing member or manager is any Person who is not the Company or a Subsidiary of the Company. The Sub-advisory Relationships are set forth on Annex B-4.

          "Subordinated Notes" means (i) the junior subordinated notes due October 30, 2035 issued by CIFC Corp. in the aggregate principal amount of $95,000,000, and (ii) the junior subordinated notes due October 30, 2035 issued by CIFC Corp. in the aggregate principal amount of $25,000,000.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other organization or entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner or managing member, or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, limited liability company or other organization or entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided that no Fund shall be deemed to be a Subsidiary of the Company or any of its Affiliates.

          "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into any transaction involving an Acquisition Proposal that the Board of Directors of the Company determines in its good faith judgment (after consultation with the Company's outside legal counsel and financial advisor) would be, if consummated, more favorable to the Company's Shareholders than this Agreement and the Merger, considering such factors as the Board of Directors of the Company considers to be appropriate, except that the references to "15%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%". Reference to "this Agreement", and "the Merger" in this paragraph shall be deemed to include any proposed alteration of the terms of this Agreement or the Merger that are agreed to by Parent pursuant to Section 7.5(d).

          "Surviving Company" shall have the meaning set forth in Section 1.1.

          "Tax Return" means any return, report, information statement and other documentation (including any amendment and any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, claim for refund or collection of any Tax.

          "Taxes" means (a) any and all federal, state, local, foreign and other taxes, levies, fees, imposts and duties of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the

  Company or any of its Subsidiaries, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, controlling interest transfer, employment, social security, workers' compensation, unemployment compensation, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties, whether disputed or not, (b) any liability for the payment of any amounts of the type described in (a) as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group, and (c) all liabilities for the payment of any amounts described in (a) or (b) as a result of being a transferee of or successor to any Person, or by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.502-6(a) (or any predecessor or successor thereof and any analogous or similar provision of Law) or otherwise.

          "Termination Date" shall have the meaning set forth in Section 9.1(b).

          "Termination Fee" shall have the meaning set forth in Section 9.2(b).

          "Voting Agreement" shall have the meaning set forth in the Recitals hereto.

          "Warrant Agreement" means that certain warrant agreement, dated as of December 31, 2013 and as amended from time to time, by and between CIFC Corp. and DFR Holdings, LLC.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first above written.

CIFC LLC
By:	/s/ JULIAN WELDON
	Name:	Julian Weldon
	Title:	Secretary
F.A.B. HOLDINGS I LP
BY:	F.A.B. FINANCIAL INVESTMENTS GP LIMITED
ITS: GENERAL PARTNER
By:	/s/ TAMARA WILLIAMS
	Name:	Tamara Williams
	Title:	Director
By:	/s/ PETER RIODA
	Name:	Peter Rioda
	Title:	Director
CIFC ACQUISITION, LLC
By:	/s/ MICHELE FAISSOLA
	Name:	Michele Faissola
	Title:	President

Annex B

August 19, 2016

The Board of Directors
CIFC LLC
250 Park Avenue
4th Floor
New York, NY 10177

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of limited liability company interests (each, a "Company Common Share"), of CIFC LLC (the "Company") of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of F.A.B. Holdings I LP (the "Acquiror"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), among the Company, the Acquiror and CIFC ACQUISITION, LLC ("Merger Sub"), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding Company Common Share, other than (i) Company Common Shares held by the Acquiror, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries (other than shares held by any subsidiary of the Company), (ii) Dissenting Shares and (iii) Rollover Shares (each of the foregoing (ii) and (iii) as defined in the Agreement), will be converted into the right to receive $11.36 per share in cash (the "Consideration").

        In connection with preparing our opinion, we have (i) reviewed a draft dated August 19, 2016 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Shares and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have

B-1

also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement , and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Shares in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Shares in the Transaction or with respect to the fairness of any such compensation.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Shares in the proposed Transaction is fair, from a financial point of view, to such holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

B-2

Annex C

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

CIFC LLC

AMENDED AND RESTATED SHARE OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the CIFC LLC Amended and Restated Share Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants providing services to CIFC LLC (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons and entities with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two (2) Non-Employee Directors. To the extent that an Award is intended to constitute "qualified performance-based compensation" within the meaning of the regulations promulgated under Section 162(m) of the Code, the Administrator also shall consist of two or more members, each of whom is an Outside Director.

        "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Share Options, Share Appreciation Rights, Restricted Share Units, Restricted Share Awards, Unrestricted Share Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights granted under the Plan.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan (unless otherwise specifically provided in such Award Certificate).

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consultant" means any natural person that provides bona fide services to the Company or any Subsidiary as a consultant or advisor other than in connection with the offer or sale of securities in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee designated by the Company as a potential "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Director" means a member of the Board.

        "Dividend Equivalent Right" means an Award entitling the Grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the Grantee.

        "Effective Date" means [date of 2016 annual shareholder meeting to be inserted], 2016.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" means, on any given date (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange ("NYSE"), the closing sales price for such Shares as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported); (ii) if (i) does not apply, then if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, on the last trading date such bids and asks were reported); or (iii) if (i) and (ii) do not apply, such value as the Administrator in its discretion may in good faith determine in accordance with Section 409A.

        "Grantee" or "Participant" means any officer, employee, Director or Consultant providing services to the Company or a Subsidiary who receives an Award under the Plan.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Option" or "Share Option" means any option to purchase Shares granted pursuant to Section 5.

        "Outside Director" means a member of the Board who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance-Based Award" means any Restricted Share Award, Restricted Share Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria shall be applicable to the individual and/or to the organizational level specified by the Administrator, including, but not limited to, the Company, a Subsidiary thereof or a unit, division or group of any of the foregoing. The Performance Goals shall be established by the Administrator, and with respect to any Award intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code, shall be based on one or more of the following: (a) earnings before interest, taxes, depreciation and/or amortization, (b) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (c) changes in the market price of the Shares, (d) economic value-added, (e) funds from operations or similar measure, (f) sales or revenue, (g) acquisitions or strategic transactions, (h) operating income (loss), (i) cash flow (including, but not limited to, operating cash flow and free cash flow), (j) return on capital, assets, equity, investment or assets under management, (k) shareholder returns, (l) return on sales, (m) gross or net profit levels, (n) productivity, (o) expense, (p) margins, (q) operating efficiency, (r) customer satisfaction, (s) working capital, (t) earnings (loss) per Share, (u) sales, (v) market share, (w) number of customers, (x) REIT taxable income, (y) cash dividends per share, (z) book value, (aa) ratio of pre-tax net income to gross income, (ab) assets under investment management, (ac) investment management fees, and (ad) new originations of assets, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Awards that are not intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code may be subject to any Performance Goal(s) determined by the Administrator, including, without limitation, any of the goals set forth in the foregoing clauses (a) through (ad).

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Grantee's right to and the payment of a Performance-Based Award.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for the Performance Cycle based upon the Performance Criteria, the attainment of which are substantially uncertain at the time they are established.

        "Performance Share Award" means an Award entitling the recipient to acquire Shares upon the attainment of specified Performance Goals.

        "Prior Plan" means the CIFC LLC Amended and Restated 2011 Share Option and Incentive Plan.

        "Restricted Share" means a Share subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Share Award" means an Award granted under Section 7 of the Plan entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, Restricted Shares.

        "Restricted Share Units" means an Award of phantom share units granted under Section 8 of the Plan.

        "Sale Event" shall mean (a) the sale of all or substantially all of the assets of the Company and the Subsidiaries on a consolidated basis to an unrelated person or entity, (b) a merger, reorganization or consolidation pursuant to which the beneficial owners of the Company's outstanding voting power immediately prior to such transaction do not beneficially own, directly or indirectly, a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (c) the sale of at least 50.1% of the Shares of the Company to an unrelated person or entity or a group thereof acting in concert in a single transaction or a series of transactions, (d) any other transaction in which the beneficial owners of the Company's outstanding voting power immediately prior to such transaction do not beneficially own, directly or indirectly, at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, (e) a change in the composition of the Board such that the individuals who as of any date constitute the Board (the "Incumbent Board") cease to constitute a majority of the Board at any time during the 12-month period immediately following such date (provided, however, that if the election, or nomination for election by the Company's equityholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Sale Event, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced), or (f) a complete liquidation or dissolution of the Company. For purposes of this definition, "beneficial ownership" shall be determined under Rule 13d-3 of the Exchange Act. Notwithstanding the foregoing, with respect to any Award that constitutes "non-qualified deferred compensation" under Section 409A, an event shall not be a "Sale Event" unless it also satisfies the requirements of Treasury Regulation 1.409A-3(i)(5)(v), (vi) or (vii).

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Share" means a common share representing a limited liability company interest in CIFC LLC, subject to adjustments pursuant to Section 3.

        "Share Appreciation Right" means an Award granted under Section 6 of the Plan entitling the recipient to receive Shares or cash, as determined by the Administrator, having a value equal to the excess of the Fair Market Value of the Share on the date of exercise over the exercise price of the Share Appreciation Right multiplied by the number of Shares with respect to which the Share Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a fifty percent (50%) interest, either directly or indirectly.

        "Unrestricted Share Award" means an Award of Shares free of any restrictions granted under Section 9 of the Plan.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.     The Plan shall be administered by the Administrator; provided, that the amount, timing and terms of the grants of Awards to persons who are subject to the reporting and other provisions of Section 16 of the Exchange Act shall be determined by (i) the Board or (ii) a committee of the Board of not less than two (2) members that is comprised solely of Non-Employee Directors who meet the conditions set forth in Rule 16b-3(b)(3) promulgated under the Exchange Act (and for such purposes, the Board or such committee shall be deemed the "Administrator" hereunder).

        (b)    Powers of Administrator.     The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Options, Share Appreciation Rights, Restricted Share Awards, Restricted Share Units, Unrestricted Share Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more Grantees;

          (iii)  to determine the number of Shares to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the forms of Award Certificates;

           (v)  to determine the exercise price or purchase price (if any) of an Award;

          (vi)  to determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited or surrendered;

         (vii)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

        (viii)  subject to the provisions of Section 5(b) and Section 409A, to extend at any time the period in which Options may be exercised;

          (ix)  to determine whether, and to certify that, Performance Goals to which an Award is subject are satisfied; and

           (x)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and Awards and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan and Awards; to decide all disputes arising in connection with the Plan and Awards; and to otherwise supervise the administration of the Plan and Awards.

All decisions and interpretations of the Administrator shall be final, conclusive and binding on all persons and entities, including the Company, the Subsidiaries, Grantees, persons or entities claiming rights from or through any Grantee and equityholders of the Company.

        (c)    Delegation of Authority to Grant Options.     Subject to applicable law, the Administrator, in its discretion, may delegate to any one or more executive officers of the Company, as a single member committee, all or part of the Administrator's authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act, (ii) not Covered Employees, (iii) not officers who are delegated authority by the Administrator pursuant to this Section 2(c), and (iv) not members of the Board. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke the delegation or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of such delegation. Any delegation pursuant to this Section 2(c) shall automatically terminate, without any additional action by the Administrator, at such time as the executive officer(s) of the Company cease(s) to serve as executive officer(s). Any action undertaken by any executive officer(s) in accordance with the Administrator's delegation of authority pursuant to this Section 2(c) shall have the same force and effect as if undertaken directly by the Administrator.

        (d)    Award Certificate.     Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.     Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's limited liability company agreement or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.     Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Shares Issuable.     The maximum number of Shares reserved and available for issuance under the Plan shall be 8,181,929 Shares, subject to adjustment as provided in this Section 3 (which includes Shares issued in respect of awards granted under the Prior Plan). For purposes of this limitation, the Shares underlying any Awards or any awards granted under the Prior Plan that are forfeited, canceled, held back upon exercise or settlement of an Award or an award under the Prior Plan (as applicable) to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Options or Share Appreciation Rights with respect to no more than 8,181,929 Shares may be granted to any one individual Grantee during any one calendar year period. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

        (b)    Changes in Shares.     Subject to Section 3(c) hereof, in the event of any corporate event or transaction involving the Company or a Subsidiary such as a merger, consolidation, reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, exchange of shares, spinoff, extraordinary cash dividend designated as such by the Board (but in all cases, excluding any ordinary cash dividend or distribution or tax distribution) or other similar change in capital structure or similar corporate event or transaction, the Administrator shall, to prevent dilution or enlargement of Participant's rights under the Plan, in its sole discretion, make an appropriate or proportionate adjustment in (i) the maximum number and kind of Shares or other securities reserved for issuance under the Plan, (ii) the maximum number of Shares subject to Options or Share Appreciation Rights that can be granted to any one individual Grantee (as set forth in Section 3(a)) and the maximum number of Shares that may be granted under a Performance-Based Award (as set forth in Section 12(d)), (iii) the number and kind of Shares or other securities subject to any then-outstanding Awards under the Plan, (iv) the purchase price, if any, per Share relating to any Award and the repurchase price, if any, per Share relating to each outstanding Restricted Share Award, and (v) the exercise price for each Share subject to any then-outstanding Option or Share Appreciation Right under the Plan; provided, however, that no adjustment shall be made under this Section 3(b) that would adversely affect the status of any Award that is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional Shares.

        (c)    Sale Event.     Upon the occurrence of a Sale Event after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Administrator shall determine otherwise in the Award Certificate, and in all events, to the extent permitted by Section 409A (if applicable), the Administrator is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or acquiror or a parent of any of the foregoing; (ii) substitution by the surviving company or corporation or acquiror or a parent of any of the foregoing of awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such Sale Event; (iv) upon written notice, providing that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the Sale Event or such other period as determined by the Administrator (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (v) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Administrator and which value may be zero, provided, that, in the case of Options and Share Appreciation Rights or similar Awards, the Administrator may determine that fair value may equal the excess, if any, of the value of the consideration to be paid in the Sale Event transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise price, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; (vi) cancellation of all or any portion of outstanding unvested and/or unexercisable Awards for no consideration; and (vii) termination of any Awards if the applicable Performance Goals have not been satisfied as of (and after giving effect to) the Sale Event. Notwithstanding the foregoing or anything contained herein to the contrary, no discretionary action may be taken with respect to an Award that is subject to Section 409A that violates Section 409A, and the Award Certificate evidencing such Award shall specify the impact of a Sale Event on such Award.

        (d)    Substitute Awards.     The Administrator may grant Awards under the Plan in substitution for share and share-based awards held by employees, directors, consultants or other key persons that were granted by another company in connection with the merger or consolidation of such company with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of such company. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

        Grantees under the Plan will be such full- or part-time officers and other employees, Directors and Consultants providing services to the Company and/or its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. SHARE OPTIONS

        Any Share Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Share Options granted under the Plan are non-qualified Share Options.

        Share Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

        (a)    Exercise Price.     The exercise price per Share covered by a Share Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

        (b)    Option Term.     The term of each Share Option shall be fixed by the Administrator, but no Share Option shall be exercisable more than ten (10) years after the date the Share Option is granted.

        (c)    Exercisability; Rights of a Shareholder.     Share Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Share Option. A Grantee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Share Option (and only from and after such exercise) and not as to unexercised Share Options.

        (d)    Method of Exercise.     Share Options may be exercised in whole or in part, by giving written or electronic notice of exercise, in accordance with procedures set forth by the Administrator, to the

Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award Certificate:

            (i)  in cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  through the delivery (or attestation to the ownership) of Shares that are owned by the Grantee and that are not then subject to restrictions under any Company plan, which surrendered Shares shall be valued at Fair Market Value on the exercise date;

          (iii)  by the Grantee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided, that in the event the Grantee chooses to pay the purchase price as so provided, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;

          (iv)  by a "net exercise" arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price; or

           (v)  such other method as may be permitted by the Administrator.

Notwithstanding the foregoing, any Grantee who is subject to Section 16 of the Exchange Act may direct the Company to reduce the number of Shares issuable upon exercise of his or her Share Option by the number of Shares having a Fair Market Value on the date of exercise equal to the exercise price of the portion of the Share Option then being exercised.

        Payment instruments will be received subject to collection. The transfer to the Grantee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Share Option will be contingent upon receipt from the Grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Share Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company or a Subsidiary is obligated to withhold with respect to the Grantee). In the event a Grantee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Grantee upon the exercise of the Share Option shall be net of the number of attested Shares having a Fair Market Value on the exercise date equal to the aggregate exercise price of the portion of the Option being so exercised. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Share Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Share Options may be permitted through the use of such an automated system.

        Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, any Share Options that have not vested shall automatically terminate and be forfeited upon the termination of the Grantee's employment (or other service relationship) with the Company and its Subsidiaries with no compensation or payment due to the Grantee, and any Share Options that have vested as of such termination shall remain exercisable by the Grantee or the Grantee's beneficiary or legal representative (as applicable) for a period set forth in the Award Certificate.

SECTION 6. SHARE APPRECIATION RIGHTS

        (a)    Exercise Price of Share Appreciation Rights.     The exercise price of a Share Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

        (b)    Grant and Exercise of Share Appreciation Rights.     Share Appreciation Rights may be granted by the Administrator independently of any Share Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Share Appreciation Rights.     Share Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Share Appreciation Right may not exceed ten (10) years. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, any Share Appreciation Rights that have not vested shall automatically terminate and be forfeited upon the termination of the Grantee's employment (or other service relationship) with the Company and its Subsidiaries with no compensation or payment due to the Grantee, and any Share Appreciation Rights that have vested as of such termination shall remain exercisable by the Grantee or the Grantee's beneficiary or legal representative (as applicable) for a period set forth in the Award Certificate.

SECTION 7. RESTRICTED SHARE AWARDS

        (a)    Nature of Restricted Share Awards.     The Administrator shall determine the restrictions and conditions applicable to each Restricted Share Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Grantees.

        (b)    Rights as a Shareholder.     Unless the Administrator shall otherwise determine, upon the grant of the Restricted Share Award and payment of any applicable purchase price, a Grantee shall have the rights of a shareholder with respect to dividends and the voting of the Restricted Share, subject to such conditions contained in the Award Certificate (provided that any dividends and distributions paid on the Restricted Share Awards that vest based on the achievement of performance goals shall become vested and paid only if the relevant performance goals are achieved (other than any portion of such dividends or distributions that is a tax distribution)). Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the Grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.     A Restricted Share may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a Grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Share that has not vested at the time of termination shall automatically and without any requirement of notice to such Grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such Grantee or such Grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Grantee or rights of the Grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Shares that are represented by physical certificates, a Grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Shares.     The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the vesting conditions and/or non-transferability of the Restricted Share and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested."

SECTION 8. RESTRICTED SHARE UNITS

        (a)    Nature of Restricted Share Units.     The Administrator shall determine the restrictions and conditions applicable to each Restricted Share Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Grantees. At the end of the deferral period, the Restricted Share Units, to the extent vested, shall be settled in the form of Shares or cash, as determined by the Administrator. To the extent that an award of Restricted Share Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Share Units in Lieu of Compensation.     The Administrator may, in its sole discretion, permit a Grantee to elect to receive a portion of future cash compensation otherwise due to such Grantee in the form of an award of Restricted Share Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the Grantee elects to defer shall be converted to a fixed number of Restricted Share Units based on the Fair Market Value of a Share on the date the compensation would otherwise have been paid to the Grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Share Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

        (c)    Rights as a Shareholder.     A Grantee shall have the rights as a shareholder only as to Shares acquired by the Grantee upon settlement of Restricted Share Units (and only from and after the date of such acquisition); provided, however, that the Grantee may be credited with Dividend Equivalent Rights with respect to the phantom share units underlying his or her Restricted Share Units, subject to such terms and conditions as the Administrator may determine (provided that any such Dividend Equivalent Rights relating to the Restricted Share Units that vest based on the achievement of performance goals shall be paid only if the relevant performance goals are achieved).

        (d)    Termination.     Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a Grantee's right in all Restricted Share Units that have not vested shall automatically terminate upon the termination of the Grantee's employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED SHARE AWARDS

        (a)    Grant or Sale of Unrestricted Share Awards.     The Administrator may, in its sole discretion, grant (or sell at such purchase price determined by the Administrator) an Unrestricted Share Award under the Plan. Unrestricted Share Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Grantee, in all events, in accordance with

Section 409A (to the extent applicable) and subject to such terms and conditions as the Administrator may establish.

SECTION 10. CASH-BASED AWARDS

        (a)    Grant of Cash-Based Awards.     The Administrator may, in its sole discretion, grant Cash-Based Awards to any Grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Administrator determines.

SECTION 11. PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.     The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Shareholder.     A Grantee receiving a Performance Share Award shall have the rights of a shareholder only as to Shares actually received by the Grantee under the Plan (and only from and after such receipt) and not with respect to Shares subject to the Award but not actually received by the Grantee; provided, however, that the Grantee may be credited with Dividend Equivalent Rights with respect to the Shares underlying his or her Performance Share Award, subject to such terms and conditions as the Administrator may determine (provided that any such Dividend Equivalent Rights shall be paid only if the relevant Performance Share Award becomes earned and vested). A Grantee shall be entitled to receive Shares under a Performance Share Award only upon satisfaction of all conditions specified in the applicable Award Certificate (or in a performance plan adopted by the Administrator).

        (c)    Termination.     Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a Grantee's rights in all Performance Share Awards shall automatically terminate upon the termination of the Grantee's employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.     Any Covered Employee providing services to the Company or one of its Subsidiaries and who is selected by the Administrator may be granted one or more Performance-Based Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee (unless the Administrator provided for such adjustment at the time the Performance-Based Award was granted and such adjustment is permitted by Section 162(m) of the Code). Each Performance-Based Award shall comply with the provisions set forth below. Each provision of the Plan and each Award Certificate relating to Performance-Based Awards shall be construed so that each such Award shall be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and related regulations, and any provisions that cannot be so construed shall be disregarded.

        (b)    Grant of Performance-Based Awards.     With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first ninety (90) days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.     Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award.     The maximum amount of Performance-Based Awards that may be granted to any one Covered Employee under the Plan in any calendar year is 843,976 Shares (subject to adjustment as provided in Section 3(b) hereof) or $5,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

        (e)    Termination.     Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a Grantee's rights in all Performance-Based Awards shall automatically terminate upon the termination of the Grantee's employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        (f)    Miscellaneous.     For the avoidance of doubt, Covered Employees may be granted Awards that are not Performance-Based Awards (including, without limitation, Restricted Share Awards, Restricted Share Unit Awards, Performance Share Awards and Cash-Based Awards).

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.     A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of an award of Restricted Share Units or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or on a deferred basis. Any reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Share Units or a Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other

Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of an award of Restricted Share Units or a Performance Share Award may also contain terms and conditions different from such other Award. Notwithstanding the foregoing, a Dividend Equivalent Right granted as a component of an award of Restricted Share Units that vests based on the achievement of performance goals (or as a component of a Performance Share Award) shall be paid only if the relevant performance goals are achieved.

        (b)    Termination.     Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a Grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Share Units or a Performance Share Award that have not vested shall automatically terminate upon the termination of the Grantee's employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

        (a)    Transferability.     Except as provided in Section 14(b) below, during a Grantee's lifetime, his or her Awards shall be exercisable only by the Grantee, or by the Grantee's legal representative or guardian in the event of the Grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of (other than to the Company or a Subsidiary) by a Grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void. This Section 14(a) shall not apply to an Award of Unrestricted Shares unless otherwise explicitly provided in the Award Certificate.

        (b)    Administrator Action.     Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the Grantee (who is an employee or Director) may transfer his or her Awards of Share Options, Share Appreciation Rights or Restricted Share Awards to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners; provided, that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Certificate. In no event may an Award be transferred by a Grantee for value.

        (c)    Family Member.     For purposes of Section 14(b), "family member" shall mean a Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

        (d)    Designation of Beneficiary.     Each Grantee to whom an Award has been granted under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased Grantee, or if the designated beneficiaries have predeceased the Grantee, the beneficiary shall be the Grantee's estate. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to all terms and conditions of the Plan and the applicable Award Certificate, except as otherwise determined by the Administrator, and to any additional restrictions deemed necessary or appropriate by the Administrator.

SECTION 15. TAX WITHHOLDING

        (a)    Payment by Grantee.     Each Grantee shall, no later than the date as of which the value of an Award or of any Share or other amounts received thereunder first becomes includable in the gross income of the Grantee for Federal income tax purposes, pay to the Company (or a Subsidiary), or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state and local taxes of any kind required by law to be withheld by the Company or a Subsidiary with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee and to take such other action as the Administrator may deem advisable to enable the Company, the Subsidiaries and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Company's obligation to deliver evidence of book entry (or share certificates) to any Grantee is subject to and conditioned on tax withholding obligations being satisfied by the Grantee.

        (b)    Payment in Shares.     Subject to approval by the Administrator, a Grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due; provided, however, that, any Grantee who is subject to Section 16 of the Exchange Act may direct the Company to so withhold from Shares to be issued pursuant to any Award without the Administrator's approval.

SECTION 16. SECTION 409A AWARDS

        (a)    General.     The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest, and penalties pursuant to Section 409A. Notwithstanding the Company's intention, in the event any Award is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Administrator may, in its sole discretion and without a Grantee's prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs, and other interpretative authority that may be issued after the date of the grant.

        (b)    Specified Employees.     To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award becomes payable due to the Grantee's "separation from service" (within the meaning of Section 409A) to a Grantee who is then considered a "specified employee" (within the meaning of Section 409A), then any payment that otherwise would have been made on or prior to the date that is six months following such separation from service shall be withheld and paid in a lump sum on the earlier of (i) the date that is six (6) months and one (1) day after the Grantee's separation from service or (ii) within ten (10) days after the date of the Grantee's death (but no earlier than the payment was otherwise scheduled to be made), but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A (with all other payments to be made as if no such delay had occurred). Further, the settlement or vesting of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

        (c)    Separation from Service.     A termination of employment or service shall not be deemed to have occurred for purposes of any 409A Award unless such termination is also a "separation from service" within the meaning of Section 409A. For purposes of any such provision of the Plan or any

Award Certificate relating to any such payments or benefits, references to a "termination," "termination of employment," "termination of service," or like terms shall mean "separation from service."

SECTION 17. TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer of employment to the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary , if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent, except as provided in Section 16(a) or unless such action is necessary or appropriate to ensure a deduction under Section 162(m) of the Code. Except as provided in Section 3(b), 3(c) or 16, without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Share Options or Share Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of underwater Share Options or underwater Share Appreciation Rights in exchange for cash or other Awards. Solely to the extent required under the rules of any securities exchange or market system on which the Shares are listed or to ensure that compensation earned under Awards qualifies as "qualified performance-based compensation" under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(b), 3(c) or 16.

SECTION 19. STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general unsecured creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder; provided, that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

        (a)    No Distribution.     The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.

        (b)    Delivery of Share Certificates.     Under the Plan, certificated Shares shall be deemed delivered to Grantees for all purposes when the Company or a share transfer agent of the Company shall have mailed such Share certificates in the United States mail, addressed to the Grantee at the Grantee's last known address on file with the Company. Uncertificated Shares shall be deemed delivered to Grantees for all purposes when the Company or a share transfer agent of the Company shall have given to the Grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the Grantee, at the Grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All share certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Federal, state or foreign jurisdiction, securities or other laws, rules and quotation systems on which the Shares are listed, quoted or traded. The Administrator may place legends on any share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Shareholder Rights.     Until Shares are deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to Shares to be issued in connection with an Award, notwithstanding the exercise of a Share Option or any other action by the Grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.     Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any Grantee any right to continued employment or service with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.     Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.     If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the twelve (12)-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

        (g)    Erroneously Awarded Compensation.     All Awards, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act, shall be subject to any incentive compensation policy established from time to time by the Company to comply with such Act, and all Awards shall be subject to any other clawback policy that the Company may adopt from time to time, even after an Award is granted.

        (h)    Unfunded Plan.     Grantees shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Grantee, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

        (i)    No Guarantees Regarding Tax Treatment.     Grantees (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Administrator and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Notwithstanding anything contained in the Plan or in an Award Certificate to the contrary, neither the Administrator nor the Company has any obligation to take any action to prevent the assessment of any tax, interest, penalty or fine on any Grantee or any other person or entity with respect to any Award under Section 409A or Section 457A of the Code or otherwise, and none of the Company, any of its Subsidiaries or any member of the Board or the Administrator shall have any liability to any Grantee or any other person or entity with respect thereto.

SECTION 21. LIMITATION ON BENEFITS

        The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as "Payments"), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 21, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than the Participant would receive absent a reduction.

        The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant's total Parachute Payments.

        The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the "Capped Payments"). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

        The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted in the following order:

  •
  first, if the Parachute Payments include the value of acceleration in the time at which any Payment, not subject to Section 409A, is paid, a delay in the time of payment (but not a delay of vesting) of such Payment; provided, that such delay shall apply to the aggregate amount of such Payments (and not on a Payment-by-Payment basis) and such aggregate amount shall be delayed only to the extent necessary to satisfy this Section 21;

  •
  second, to the extent further reduction is required by this Section 21, a reduction in the amount of Payments not subject to Section 409A required to be paid or delivered; provided, that the applicable Participant shall be entitled to select among the forms of Payment (not subject to Section 409A) that shall be reduced; and

  •
  third, to the extent further reduction is required by this Section 21, if the Parachute Payments include the value of acceleration in the time at which any Payment vests, a cutback in the extent of such accelerated vesting; provided, however, that such cutback does not result in a violation of Section 409A or make the Payment subject to Section 409A, in which case the Payment shall be forfeited or another Payment must be reduced. The cutback shall apply to the aggregate amount of such Payments (and not on a Payment-by-Payment basis) and accelerated vesting of such aggregate amount shall be cut back only to the extent necessary to satisfy this Section 21.

        The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

        As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 21, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 21 ("Overpayments"), or that additional amounts should be paid or distributed to the Participant under this Section 21 ("Underpayments"). If the Accounting Firm determines, based on the assertion of a deficiency by the Internal Revenue Service against either the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the amount of that Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company (unless such payment would cause a violation of Section 409A).

        For purposes of this Section 21, the term "Accounting Firm" means the independent accounting firm engaged by the Company immediately before the date of the Sale Event. For purposes of this Section 21, the term "Net After Tax Amount" means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any state or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 21, the term "Parachute Payment" means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

        Notwithstanding any other provision of this Section 21, the limitations and provisions of this Section 21 shall not apply to any Participant who, pursuant to an agreement with the Company or a Subsidiary, or the terms of another plan maintained by the Company or a Subsidiary, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

SECTION 22. EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon the Effective Date in accordance with applicable state law, the Company's limited liability company agreement, and applicable stock exchange rules. No Award shall become exercisable, realizable or vested prior to the Effective Date. No grants of Share Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date.

SECTION 23. GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

        [end of document]

Annex E

Execution Version

SHAREHOLDER SUPPORT AND VOTING AGREEMENT

        SHAREHOLDER SUPPORT AND VOTING AGREEMENT, dated as of August 19, 2016 (this "Agreement"), by and among F.A.B. Holdings I LP, a Delaware limited partnership (the "Parent"), CIFC LLC, a Delaware limited liability company (the "Company"), and DFR Holdings, LLC, a Delaware limited liability company (the "Shareholder").

RECITALS

        WHEREAS, contemporaneously with the execution of this Agreement, Parent, the Company, and CIFC Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated as of August 19, 2016 (the "Merger Agreement"), pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger");

        WHEREAS, as of the date of this Agreement, the Shareholder is the record owner and Beneficial Owner (as hereinafter defined) of the number of outstanding Common Shares (as defined in the Merger Agreement) set forth opposite the Shareholder's name on Schedule 1 hereto, all of which shares the Shareholder controls the right to vote;

        WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Shareholder agrees, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein, including with respect to the Covered Shares (as hereinafter defined).

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

ARTICLE 1

GENERAL

        1.1    Defined Terms.    The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

        "Bankruptcy and Equity Exception" means the extent to which the enforceability of a Contract may be limited by (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

        "Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (i) is the record owner of such security; (ii) has or shares voting power which includes the power to vote, or to direct the voting of, such security; and/or (iii) has or shares investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms "Beneficially Own," "Beneficially Owned" and "Beneficial Owner" shall have a correlative meaning.

        "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Covered Shares" means the Existing Shares that are Beneficially Owned by the Shareholder, together with any other Common Shares or other voting securities of the Company and any securities convertible into or exercisable or exchangeable for Common Shares or other voting securities of the Company, in each case that the Shareholder acquires Beneficial Ownership of prior to the termination of this Agreement in accordance with this Agreement. For the avoidance of doubt, "Covered Shares" shall include all of the Common Shares covered by that certain warrant agreement, dated as of December 31, 2013 and as amended from time to time (the "Warrant Agreement"), by and between CIFC Corp. and the Shareholder (such Common Shares, the "Warrant Shares").

        "Existing Shares" means the number of Common Shares set forth opposite the Shareholder's name on Schedule 1 hereto.

        "Permitted Transfer" means a Transfer by a Shareholder (or an Affiliate thereof) to an Affiliate of the Shareholder, provided that such transferee Affiliate agrees in writing to assume all of such transferring Shareholder's obligations hereunder in respect of the securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Shares that are subject to such Transfer, to the same extent as such transferring Shareholder is bound hereunder, provided further that such transferee Affiliate is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

        "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option, derivative or other agreement or understanding (including any profit or loss sharing arrangement) with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

        "Shareholders Agreement" means that certain Third Amended and Restated Shareholders Agreement, dated as of December 2, 2013, by and between the Company and DFR Holdings, LLC.

ARTICLE 2

VOTING

        2.1    Agreement to Vote.    The Shareholder hereby agrees that during the term of this Agreement, at the Company Shareholders Meeting and at any other meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any written consent of the shareholders of the Company, the Shareholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

          (a)   appear (in person or by proxy) at each such meeting or otherwise cause all of the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b)   vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares: (i) in favor of the Merger and the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, including any amended Merger Agreement or amendment to the Merger Agreement that increases the per share Merger Consideration or otherwise is or results in the Merger Agreement being more favorable to the Shareholder than the Merger Agreement in effect as of the date of this Agreement; (ii) in favor of the approval of any proposal to adjourn or postpone any meeting of the shareholders of the Company to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held; (iii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement; (iv) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent's, the Company's or Merger Sub's conditions under the Merger Agreement, any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company's article of incorporation or bylaws); (v) against any reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company other than the Merger; and (vi) against any Acquisition Proposal;

provided, however, that, notwithstanding the foregoing, in the event that there is any amendment to the Merger Agreement which (x) reduces the Merger Consideration, or (y) materially adversely affects the holders of the Common Shares, the Shareholder shall have no obligation to vote any of its Common Shares in accordance with this Section 2.1 in favor of the Merger or with respect to the Merger Agreement as so amended.

        2.2    No Inconsistent Agreements.

        (a)   The Shareholder hereby represents, covenants and agrees that, except for this Agreement and the Shareholder Agreement, the Shareholder (i) has not entered into, and shall not enter into, any voting agreement, voting trust or similar agreement or understanding, with respect to any of the Covered Shares, (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any of the Covered Shares, (iii) has not given, and shall not give, any voting instructions in any manner inconsistent with clause (a) and clause (b) of Section 2.1, with respect to any of the Covered Shares and (iv) has not taken and shall not knowingly take any action that would constitute a breach hereof, make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing any of its obligations under this Agreement.

        2.3    Other Voting.    The Shareholder may vote on all issues that may come before a meeting of the shareholders of the Company in its sole discretion; provided that such vote does not contravene the provisions of this Article 2.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

        3.1    Representations and Warranties of the Shareholder.    The Shareholder hereby represents and warrants to Parent as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.    The Shareholder is duly organized, validly existing, in good standing under the Law of its jurisdiction of organization, and is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933. The Shareholder has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Shareholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary company, partnership or other action, as applicable, by the Shareholder and no other actions or proceedings on the part of the Shareholder or any shareholder or equity holder thereof or any other Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If this Agreement is being executed in representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

          (b)    Ownership.    The Shareholder is the owner of record and Beneficial Owner of the Shareholder's Existing Shares, free and clear of any Liens and any other limitations or restrictions (including any restrictions on the right to vote), other than (i) any Liens pursuant to the Shareholders Agreement and this Agreement, (ii) transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various states of the United States and (iii) any Liens granted in connection with a general pledge of Covered Shares to the Shareholder's prime broker, which do not and will not affect the Shareholder's Beneficial Ownership of the Covered Shares. As of the date of this Agreement, the Existing Shares and the Warrant Shares constitute all of the Common Shares Beneficially Owned by the Shareholder, and the Shareholder does not Beneficially Own any (i) shares of capital stock or voting securities of the Company or (ii) options, warrants or other rights to acquire, or securities convertible into or exchangeable for (in each case, whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company other than the Covered Shares. Except to the extent Covered Shares are Transferred after the date of this Agreement pursuant to a Permitted Transfer, the Shareholder is the sole Beneficial Owner and has and will have at all times during the term of this Agreement sole Beneficial Ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares Beneficially Owned by the Shareholder at all times through the Closing Date.

          (c)    Warrant.    The Shareholder is the owner of record and Beneficial Owner of the warrant to acquire Common Shares of the Company granted to the Shareholder pursuant to the Warrant Agreement (the "Warrant"), free and clear of any Liens and any other limitations or restrictions (including any restrictions on the right to vote), other than (i) any Liens pursuant to the Shareholders Agreement and this Agreement, (ii) transfer restrictions of general applicability as may be provided under the Securities Act and the "blue sky" laws of the various states of the United States and (iii) any Liens granted in connection with a general pledge of the Warrant to the Shareholder's prime broker, which do not and will not affect the Shareholder's Beneficial Ownership of the Warrant. The Shareholder has not transferred, assigned or otherwise disposed of the Warrant or any interest therein. The Shareholder acknowledges and agrees that, at the Effective Time, the Warrant will be redeemed or cancelled in exchange for the right to receive the consideration set forth in the Merger Agreement and the amount of distributions made by the Company (and its applicable predecessors) that the Shareholder is entitled to under the terms of the Warrant Agreement, and that no other amounts shall be due to the Shareholder in respect of the Warrant or the Warrant Agreement.

          (d)    Non-Contravention.    The execution, delivery and performance of this Agreement by the Shareholder do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the certificate of incorporation, bylaws or other comparable governing documents, as applicable, of the Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any Law or Order applicable to the Shareholder or by which any of its assets or properties is bound, (iii) conflict with or result in any violation, termination, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which it or any of its assets or properties is bound or (iv) result in the creation of any Liens upon any of the assets or properties of the Shareholder, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Shareholder to perform its obligations hereunder or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          (e)    Consents and Approvals.    The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement will not, require the Shareholder to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Entity or other Person.

          (f)    Reliance by Parent.    The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Shareholder contained herein.

          (g)    No Litigation.    As of the date of this Agreement, there is no suit, claim, action, investigation or other proceeding pending or, to the knowledge of the Shareholder, threatened against the Shareholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of the Shareholder to perform the Shareholder's obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE 4

OTHER COVENANTS

        4.1    No Proxies for or Unauthorized Transfer of Shares.    During the term of this Agreement, the Shareholder shall not, directly or indirectly, (a) grant any proxies, or enter into any voting trust or other Contract, with respect to the voting of any of the Covered Shares, or (b) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer.

        4.2    Stop Transfer Order.    In furtherance of this Agreement, concurrently herewith the Shareholder shall and hereby does authorize Parent to notify the Company's transfer agent that there is a stop transfer order with respect to all Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares). The Shareholder further agrees to cause the Company not to register the transfer of any certificate representing any of the Covered Shares unless such transfer is made in accordance with the terms of this Agreement.

        4.3    Accredited Investor.    The Shareholder hereby agrees to promptly provide, from time to time, any information that the Paying Agent or Parent reasonably requests in verifying that the Shareholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended, including, but not limited to, the information referenced in Rule 506(c)(2)(ii) of Regulation D under the Securities Act of 1933, as amended.

        4.4    Stock Dividends, etc.    In the event of a reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or other similar transaction, or if any stock dividend or stock distribution is declared, in each case affecting the Covered Shares, the terms "Existing Shares" and "Covered Shares" shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. The Shareholder hereby agrees, while this Agreement is in effect, promptly to notify the Sellers of the number of any new Common Shares with respect to which Beneficial Ownership is acquired by the Shareholder, if any, after the date hereof and before the Effective Time. Any such shares shall automatically become subject to the terms of this Agreement as Covered Shares as though owned by the Shareholder as of the date hereof.

        4.5    No Solicitation.    The Shareholder hereby agrees that it shall not, and shall cause its Subsidiaries, Affiliates and its and their respective representatives not to, directly or indirectly, take any action that the Company is otherwise prohibited from taking under Section 7.5(a) of the Merger Agreement (which, for the avoidance of doubt, for the purposes of this Section 4.5 only, shall be deemed to be the Merger Agreement in effect on the date hereof). The Shareholder agrees that it shall, and shall cause its Subsidiaries, Affiliates and its and their respective representatives to, immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore with any Person other than Parent with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Shareholder, directly or indirectly through its Affiliates, directors, officers, employees, representatives, advisors or other intermediaries, may, prior to the Company Shareholders Meeting, engage in negotiations or discussions with any Person (and its representatives, advisors and intermediaries) that has made an unsolicited bona fide written Acquisition Proposal not resulting from or arising out of a breach of this Section 4.5 or Section 7.5(b) of the Merger Agreement; provided that the Shareholder shall be permitted to engage in such negotiations or discussions if, and only if, prior to doing so, the Company's Board of Directors determines pursuant to Section 7.5(b) of the Merger Agreement that such Acquisition Proposal constitutes or would reasonably be expected to lead to, a Superior Proposal.

        4.6    Waiver of Actions.    The Shareholder hereby irrevocably and unconditionally agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any of the other parties to the Merger Agreement or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any proceeding (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into this Agreement or the Merger Agreement. The Shareholder hereby (i) irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect, any rights to demand appraisal of the Covered Shares or rights of dissent, and (ii) agrees to receive payment for the Covered Shares under the DGCL as applicable to the Company pursuant to the LLC Agreement.

        4.7    Further Assurances.    In addition to Section 4.3, during the term of this Agreement, from time to time, at Parent's request and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Shareholder hereby authorizes Parent and the Company to publish and disclose in the Proxy Statement and in any other announcement or disclosure required by applicable Law the Shareholder's identity and ownership of the Covered Shares and the nature of the Shareholder's obligations under this Agreement; provided, that in advance of any such announcement or disclosure, the Shareholder shall be afforded a reasonable opportunity to review and approve (not to be unreasonably withheld or delayed) such announcement or disclosure. The Shareholder agrees to notify Parent and the Company as promptly as practicable of any required corrections with respect to any written information supplied by the Shareholder specifically for use in any such disclosure document. Except as otherwise required by applicable Law or listing agreement with a national securities exchange or a Governmental Entity, the Company and Parent will not make any other disclosures regarding the Shareholder in any press release or otherwise without the prior written consent of the Shareholder (not to be unreasonably withheld or delayed).

ARTICLE 5

MISCELLANEOUS

        5.1    Termination.    This Agreement and all obligations of the parties hereunder shall automatically terminate on the earliest to occur of (i) the Closing Date and (ii) the date of termination of the Merger Agreement in accordance with its terms, and after the occurrence of any such applicable event this Agreement shall terminate and be of no further force; provided, however, the provisions of (i) this Section 5.1 and Sections 5.3 through 5.14 shall survive any termination of this Agreement and (i) Sections 4.1 and 4.3 shall survive until the Shareholder has received its Merger Consideration in accordance with Section 2.4 of the Merger Agreement.

        5.2    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Parent and Merger Sub shall have no authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

        5.3    Notices.    All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

          (a)   if to Parent to:

        F.A.B. Holdings I LP
        c/o F.A.B. Partners LP
        13 Castle Street
        St Helier, Jersey JE4 5UT
        Attention: Michele Faissola and Hugh Nineham
        Facsimile: +44 1534 769770
        Email: Michele@faissola.com and hugh.nineham@btinternet.com with a copy (which shall not constitute notice) to:

        Weil, Gotshal & Manges LLP
        767 Fifth Avenue
        New York, New York 10153
        Attention: Harvey Eisenberg, Esq.
                          Jaclyn L. Cohen, Esq.
        Facsimile: (212) 310-8007
        E-mail: Harvey.Eisenberg@weil.com
                     Jackie.Cohen@weil.com

          (b)   if to the Shareholder:

        DFR Holdings, LLC
        c/o Columbus Nova
        900 Third Avenue, 19th Floor
        New York, NY 10022
        Attention: Jason Epstein
        Facsimile: (212) 308-6623
        E-mail: jepstein@columbusnova.com

            with a copy (which shall not constitute notice) to:

        Latham & Watkins LLP
        885 Third Avenue
        New York, New York 10022
        Attention: David S. Allinson, Esq.
        Facsimile: (212) 751-4864
        E-mail: David.Allinson@lw.com

          (c)   if to the Company:

        CIFC LLC
        250 Park Avenue
        4th Floor
        New York, NY 10177
        Attention: Julian Weldon, Secretary
        Facsimile: 212-441-4011
        Email: jweldon@cifc.org

            with a copy (which shall not constitute notice) to:

        Dechert LLP
        1095 Avenue of the Americas
        New York, NY 10036
        Attention: Derek Winokur, Esq.
        Facsimile: 212-698-3599
        Email: derek.winokur@dechert.com

        All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail before 5:00 p.m. Eastern Time when transmitted and receipt is confirmed, the day on which such facsimile or electronic mail was sent; (c) if by facsimile or electronic mail after 5:00 p.m. Eastern Time when transmitted and receipt is confirmed, on the following Business Day on which such facsimile or electronic mail was sent; provided in the case of clauses (b) and (c), that receipt is personally confirmed by telephone, (d) if by certified or registered mail (return receipt requested), on the seventh (7th) Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the second (2nd) Business Day after the sending thereof.

        5.4    Interpretation.    Unless the express context otherwise requires:

          (a)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (b)   terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

          (c)   references herein to a specific Section, Subsection, Recital or Schedule shall refer, respectively, to Sections, Subsections, Recitals or Schedules of this Agreement;

          (d)   wherever the word "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation";

          (e)   references herein to any Person shall include such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 5.4 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

          (f)    references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

          (g)   with respect to the determination of any period of time, (i) the word "from" means "from and including" and the words "to" and "until" each means "to but excluding" and (ii) time is of the essence;

          (h)   the word "or" shall be disjunctive but not exclusive;

          (i)    references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

          (j)    references herein to any Contract mean such Contract as amended, supplemented or modified (including by any waiver) in accordance with the terms thereof;

          (k)   the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement; and

          (l)    if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

        5.5    Entire Agreement.    This Agreement and the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

        5.6    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

        (a)   This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

        (b)   Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party(ies) hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state or federal court in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.3 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 5.6(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that any judgment rendered by the aforesaid courts may also be enforced in alternative jurisdictions.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.

        5.7    Amendment; Waiver.    This Agreement may not be amended or modified in any way except by an instrument in writing signed by Parent and the Shareholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Shareholder.

        5.8    Remedies.

        (a)   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that monetary damages may not be adequate compensation for any loss incurred in connection therewith, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Delaware Court of Chancery or any state or federal court in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The parties hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

        (b)   Any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

        (c)   Each of the parties hereto agrees that any injunction or injunctions granted by the aforesaid courts may also be enforced in alternative jurisdictions.

        5.9    Release.    Effective as of the Closing Date (but only if the Closing actually occurs), except for any rights or obligations under this Agreement and the Merger Agreement, and the right to receive dividends pursuant to Section 4.03 of the Warrant Agreement in an amount equal to $1.59 per share, plus any dividends paid after the date hereof and prior to the Closing Date, the Shareholder, on behalf of itself and each of its Subsidiaries (other than the Company and its Subsidiaries) and controlled Affiliates, and each of their respective current and former officers, directors, employees, shareholders, partners, members, advisors, successors and assigns (collectively, the "Releasing Parties"), hereby irrevocably and unconditionally releases and forever discharges Parent, Merger Sub, the Surviving Company, each of the Subsidiaries of the Surviving Company and each of their respective current and former officers, directors, employees, shareholders, partners, managers, members, advisors, successors and assigns (collectively, the "Released Parties") of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity (whether based upon contract, tort or otherwise) which the Releasing Parties may have against any of the Released Parties, in each case in respect of any matter arising prior to the Effective Time (including, without limitation, (i) the Consulting Services Agreement, dated as of August 15, 2014, by and between CIFC Corp. and DFR Holdings, LLC (as amended, the "Consulting Services Agreement") and (ii) the Shareholders Agreement) (collectively, the "Released Claims"). The Releasing Parties hereby irrevocably covenant to refrain from, directly or indirectly, asserting any Released Claim against any Released Party before any Governmental Entity. The Releasing Parties waive the benefit of any statute or rule of law, which, if applied to the foregoing, would otherwise exclude from its binding effect any claim not known by the Releasing Parties on the date hereof. The provisions of this paragraph are intended to be for the benefit of, and enforceable by, the Released Parties referenced in this paragraph, and each such Person shall be a third-party beneficiary of this paragraph.

        5.10    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

        5.11    Successors and Assigns; Third Party Beneficiaries.    Except in connection with a Permitted Transfer (which Permitted Transfer shall not relieve the Shareholder of its obligations hereunder), no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any purported assignment without such prior written consent shall be void. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        5.12    Rules of Construction.    The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        5.13    Shareholder Capacity.    Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by the Shareholder are made solely with respect to the Shareholder and the Covered Shares. The Shareholder is entering into this Agreement solely in its capacity as the Beneficial Owner of such Covered Shares and nothing herein shall limit or affect any actions taken by any officer or director of the Company (or a Subsidiary of the Company) solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company), including, without limitation, to the extent applicable, participating in his or her capacity as a director of the Company in any discussions or negotiations in accordance with Section 7.5(b) of the Merger Agreement. Nothing contained herein, and no action taken by the Shareholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

        5.14    Termination of Shareholders Agreement.    Pursuant to Section 5.1(a)(i) of the Shareholders Agreement, the Company and the Shareholder hereby agree and acknowledge that the Shareholders Agreement shall, effective upon the Effective Time, be terminated in its entirety and be of no further force and effect, and that neither the Company, the Shareholder nor any of their respective successors in interest, shall have any further rights, liabilities, obligations, covenants, agreements or claims with respect to the Shareholders Agreement.

        5.15    Consulting Fee.    Notwithstanding anything to the contrary in the Consulting Services Agreement, each of the Shareholder and the Company hereby acknowledges and agrees that: (i) the penultimate sentence of Section 4(a) of the Consulting Services Agreement shall survive the Closing, (ii) if the Closing occurs prior to December 31, 2016, the Shareholder shall return to the Company on the Closing Date a portion of the Fee (as defined in the Consulting Services Agreement) attributable to calendar year 2016, as determined in accordance with Section 4(a) of the Consulting Services Agreement and (iii) in respect of the Fee attributable to calendar year 2017 (the "2017 Fee"), (A) the Shareholder's right to receive any portion of the 2017 Fee shall be deferred, and the Company shall not pay to the Shareholder any portion of the 2017 Fee, unless and until the Merger Agreement in validly terminated in accordance with its terms and (B) if the Closing occurs, the Shareholder shall be deemed to have irrevocably and unconditionally waived its right to receive any portion of the 2017 Fee, and upon the Closing, the Consulting Services Agreement shall be terminated in its entirety and be of no further force and effect with no payments or amounts due thereunder.

        5.16    Counterparts; Effectiveness.    This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

        5.17    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

[Signature page follows]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

F.A.B. Holdings I LP
By:	F.A.B. Financial Investments GP Limited, its general partner
By:
	Name:	Tamara Williams	Peter Rloda
	Title:	Director	Director

[SIGNATURE PAGE TO VOTING AGREEMENT]

CIFC LLC
By:
	Name:	Julian Weldon
	Title:	Secretary

[SIGNATURE PAGE TO VOTING AGREEMENT]

DFR Holdings, LLC
By:
	Name:	Andrew Intrater
	Title:	Managing Member

[SIGNATURE PAGE TO VOTING AGREEMENT]

Schedule 1

SHAREHOLDER INFORMATION

Name	Number of Common Shares
DFR Holdings, LLC	18,822,175

Directions to the Company's Annual Meeting of Shareholders are posted on the "Our Shareholders" section of the Company's internet web site, http://www.cifc.com, and may also be obtainedbycontactingtheCompany'sInvestor Investor@cifc.com or by phone at (646) 367-6633. Relations Department by email at - 0 CIFC LLC This Proxy is Solicited on Behalf of the Board of Directors The undersigned shareholder(s) of CIFC LLC, a Delaware limited liability company "Company"), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders (the and Proxy Statement for the Company's Annual Meeting of Shareholders to be held on November 16, 2016 at 10:00 a.m. ET (the "Meeting"). The undersigned shareholder(s) of the Company hereby appoint(s) Julian Weldon and Asha Richards or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Meeting to be held at the offices of CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177, or at any adjournment(s) or postponement(s) thereof, and to vote all common shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted "FOR" each of Proposal Nos. 1, 2, 3, 4, 5 and 6, and as the proxies deem advisable such other matters which may properly come before the meeting. (continued and to be signed on reverse side) 14475 1.1

ANNUAL MEETING OF SHAREHOLDERS OF CIFC LLC To be held on November 16, 2016 at 10:00 a.m. ET at the offices of CIFC LLC 250 Park Avenue, 4th Floor, New York, New York 10177 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from other foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM ET on November 15, 2016. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 21030303003030000000 2 111616 as of August 19, 2016 (as it may be amended from time to time, the and CIFC Acquisition, LLC. may become payable to our named executive officers in connection with proxies if there are insufficient votes at the time of the Annual Meeting, or and adopt the Merger Agreement. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 4. To elect ten directors to serve on the board of directors of CIFC LLC until the next annual meeting of stockholders and until their successors have been duly elected or appointed and qualified. NOMINEES: FOR ALL NOMINEESO Paolo Amato O Ehud Barak WITHHOLD AUTHORITYO Jason Epstein FOR ALL NOMINEESO Peter Gleysteen O Andrew Intrater FOR ALL EXCEPTO Robert B. Machinist (See instructions below)O Marco Musetti O Daniel K. Schrupp O Jeffrey S. Serota O Stephen F. Smith INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 1. To authorize, approve and adopt the Agreement and Plan of Merger, dated “Merger Agreement”), by and among the Company, F.A.B. Holdings I LP 2. To approve, on an advisory (non-binding) basis, compensation that will or the merger contemplated by the Merger Agreement (the “Merger”). 3. To approve the proposal to adjourn the Annual Meeting from time to time, if necessary or appropriate to, among other things, solicit additional any adjournment thereof, to approve the proposal to authorize, approve 5. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers. 6. To approve the CIFC LLC Amended and Restated Share Option and Incentive Plan. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is October 12, 2016. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/16009/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS